                           Registration No. 333-77229

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 5 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                         ______________________________

                                  T REIT, INC.
        (Exact name of registrant as specified in governing instruments)

                              1551 N. Tustin Avenue
                                    Suite 650
                           Santa Ana, California 92705
                    (Address of principal executive offices)

                               Anthony W. Thompson
                              1551 N. Tustin Avenue
                                    Suite 650
                           Santa Ana, California 92705
                                 (877) 888-7348
                     (Name and address of agent for service)

                                 ______________

                       Copies to: Louis J. Rogers, Esquire
                               Hirschler Fleischer
                                  P. O. Box 500
                            Richmond, Virginia 23219
                                 (804) 771-9567

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

         The following is text to a sticker to be attached to the front cover page of the prospectus in a manner that will not obscure the Risk Factors:


         SUPPLEMENTAL INFORMATION - The Prospectus of T REIT, Inc. consists of this sticker, the Prospectus dated February 22, 2000, and Supplement No. 12, which supplements, modifies and supersedes some of the information contained in our Prospectus and supersedes the information contained in Supplement No. 11 dated November 20, 2001, Supplement No. 10 dated October 15, 2001, Supplement No. 9 dated September 14, 2001, Supplement No. 8 dated May 24, 2001, Supplement No. 7 dated May 11, 2001, Supplement No. 1 dated March 7, 2001, Supplement No. 5 dated December 20, 2000, Supplement No. 4 dated December 6, 2000, Supplement No. 3 dated November 29, 2000, Supplement No. 2 dated November 3, 2000 and Supplement No. 1 dated September 28, 2000. This sticker supplement summarizes Supplement No. 12 which updates information in our Prospectus regarding the status of our offering, extension of the offering period, deregistration of shares, property acquisitions and dispositions made to date, loans to our affiliates, excess leverage, an increase in our monthly distribution to our shareholders, the change in our independent accountants, new officer and director information, the change in our annual shareholder meeting date, our adoption of a share repurchase plan, and includes our audited financial statements as of December 31, 2000 and updated prior performance tables.

         This Post-Effective Amendment No. 5 consists of the following:



1. The above-described Sticker Supplement No. 12 dated November 30, 2001, to the Registrant's Prospectus dated February 22, 2000, included herewith, which will be affixed to the bottom of the cover page of the Registrant's Prospectus so that it will not obscure the risk factors on the cover page.

2. The Registrant's Final form of Prospectus dated February 22, 2000, previously filed pursuant to Rule 424(b)(3) on March 22, 2000, and refiled herewith.



3. Supplement No. 12 dated November 30, 2001 to the Registrant's Prospectus, included herewith, which will be delivered as an unattached document along with the Prospectus dated February 22, 2000.

4.       Part II, included herewith.

5.       Signatures, included herewith.

6.       Exhibits included herewith.

                                  T REIT, INC.

                             Dated February 22, 2000

                       INITIAL PUBLIC OFFERING PROSPECTUS

                                                                        [LOGO]

                                  T REIT, INC.

                                  Common Stock
                                 100,000 Shares
                        (minimum amount to break escrow)

         We are offering shares of common stock for $10.00 per share. We have not yet qualified as a REIT for federal income tax purposes but intend to do so for our first full taxable year.

         This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. You should consider carefully the information set forth in "Risk Factors" beginning on page 6 for a discussion of material risk factors relevant to an investment in our common stock, including but not limited to the following:

         . there will be no market for our common stock and you may not be able to resell your common stock at the offering price;
         . we are totally reliant on our advisor, which is an affiliate of three of our officers and directors, to manage our business and assets;
         . our officers and directors will be subject to substantial conflicts of interest;
         . we may incur substantial debt, which could hinder our ability to pay dividends to our shareholders; and
         . if we raise substantially less than the maximum offering, we will not be able to invest in a diverse portfolio of properties and the value of your investment will fluctuate with the performance at specific properties.

           This Offering                              Per Share             Total Minimum             Total Maximum
           -------------                              ---------             -------------             -------------
           Public Price ............................  $   10.00            $  1,000,000              $  100,000,000
       Selling Commissions .........................  $     .80            $     80,000              $    8,000,000
          Marketing and ............................
      Due Diligence Expenses .......................  $     .15            $     15,000              $    1,500,000
                                                     -----------         ---------------             ---------------
        Proceeds to T REIT                            $    9.05            $    905,000              $   90,500,000


         After payment of offering and acquisition expenses, we estimate that approximately 87.5% of the offering proceeds will be available for investments.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         The use of forecasts in this offering is prohibited. Any representation to the contrary and prediction, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares is prohibited.

         The securities dealers in this offering must sell the minimum number of securities offered, 100,000 shares, if any are sold. The securities dealers are required only to use their best efforts to sell the maximum number of securities offered, 10,000,000 shares. A securities dealer may not complete a sale of our shares to you until at least five business days after the date you receive a copy of the final prospectus. That securities dealer must also send you a confirmation of your purchase.

         .      We will sell shares until earlier of February 22, 2002, or the date on which the maximum offering has been sold.
         .      Your investment will be placed in an interest-bearing escrow account with PriVest Bank as escrow agent, until we have received and accepted subscriptions for at least 100,000 shares.
         .      If you are a resident of Pennsylvania, your investment will be placed in a separate interest-bearing escrow account with Privest Bank or escrow agent, until we have received and accepted subscriptions for at least 1,000,000 shares.
         .      If we do not sell 100,000 shares before February 22, 2001, this offering will be terminated and we will promptly refund your investment with interest and without deducting for escrow expenses.

                The Date of this Prospectus is February 22, 2000

                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
PROSPECTUS SUMMARY                                                                             1
         About Our Company                                                                     1
         About Our Business                                                                    1
         Our Advisor and the Dealer Manager                                                    1
         Summary Risk Factors                                                                  1
         This Offering                                                                         2
         Use of Proceeds                                                                       3
         Distributions                                                                         3
         Summary Financial Information                                                         3
         Compensation to Our Advisor and the Dealer Manager                                    3
RISK FACTORS                                                                                   5
         No Properties Owned; No Properties Identified For Investment                          5
         No Market for Our Common Stock                                                        5
         Total Reliance on Our Advisor                                                         5
         Conflicts of Interest                                                                 6
         Lack of Investment Diversification                                                    7
         Acquisition Risks                                                                     7
         Joint Venture Arrangements                                                            8
         Insufficient Reserves                                                                 8
         Borrowings May Increase Our Business Risks                                            8
         Our Ability to Change Policies Without a Shareholder Vote; No Limitation on Debt      9
         Limited Experience in Managing a REIT                                                10
         Possible Adverse Consequences of Limits on Ownership and Transfer of Our Shares      10
         Potential Anti-Takeover Effects                                                      10
         Dilution                                                                             11
         Negative Characteristics of Investments in Neighborhood Retail Centers               11
         Seller Financing by Our Company May Delay Liquidation or Reinvestment                12
         Negative Characteristics of Real Estate Investments                                  12
         Federal Income Tax Requirements                                                      14
         Effects of ERISA Regulations                                                         15
INVESTOR SUITABILITY STANDARDS                                                                15
         Ensuring Our Suitability Standards are Adhered To                                    17
ESTIMATED USE OF PROCEEDS OF THIS OFFERING                                                    18
OUR COMPANY                                                                                   19
INVESTMENT OBJECTIVES AND POLICIES                                                            19
         General                                                                              19
         Types of Investments                                                                 19
         Our Acquisition Standards                                                            20
         Property Acquisition                                                                 20
         Joint Ventures                                                                       21
         Description of Our Leases                                                            21
         Our Operating Partnership                                                            22
         Our Policies With Respect to Borrowing                                               22
         Sale or Disposition of Properties                                                    23
         Our Long Term Investment Objective                                                   23
         Changes in Our Investment Objectives                                                 23
         Investment Limitations                                                               24
         Making Loans and Investments in Mortgages                                            24
         Investment in Securities                                                             25
         Appraisals                                                                           25
         Other Policies                                                                       25
         Investing in States Without Personal Income Tax                                      26
MANAGEMENT OF OUR COMPANY                                                                     29
         General                                                                              29
         The Directors and Executive Officers                                                 29
         Committees of Our Board of Directors                                                 31
         Officer and Director Compensation                                                    32
OUR ADVISOR                                                                                   34
         Management                                                                           35
         The Advisory Agreement                                                               36
COMPENSATION TABLE                                                                            38
         Additional Payments for Additional Services                                          43
         Additional Important Information on Compensation to Our Affiliates                   44
PRIOR PERFORMANCE SUMMARY                                                                     45
         Prior Programs of Our Advisor                                                        45
CONFLICTS OF INTEREST                                                                         47
         Competition for the Time and Service of Our Advisor and Affiliates                   48
         Process for Resolution of Conflicting Opportunities                                  48
         Acquisitions From Our Advisor and Its Affiliates                                     48
         We May Purchase Properties From Persons With Whom Affiliates of Our
         Advisor Have Prior Business Relationships                                            49
         Our Advisor May Have Conflicting Fiduciary Obligations in the Event
         Our Company Acquires Properties with Our Advisor or Affiliates                       49
         Property Management Services will be Rendered by Our Advisor                         49
         Receipt of Commissions, Fees and Other Compensation by Our Advisor                   49
         Non-Arm's-Length Agreements; Conflicts; Competition                                  49
         Legal Counsel for Our Company and Our Advisor is the Same Law Firm                   49
         NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares       50
SUMMARY OF DIVIDEND REINVESTMENT PROGRAM                                                      51
         General                                                                              51
         Investment of Dividends                                                              51
         Participant Accounts, Fee, and Allocation of Shares                                  51
         Reports to Participants                                                              51
         Election to Participate or Terminate Participation                                   52
         Federal Income Tax Considerations                                                    52
         Amendments and Termination                                                           52

                                                                                               Page
                                                                                               ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS           53
         The Year 2000 Issue                                                                    53
PRINCIPAL SHAREHOLDERS                                                                          55
DESCRIPTION OF CAPITAL STOCK                                                                    56
         General                                                                                56
         Common Stock                                                                           56
         Shareholder Voting                                                                     56
         Preferred Stock                                                                        57
         Warrants Issued to the Dealer Manager in this Offering                                 57
         Issuance of Additional Securities and Debt Instruments                                 58
         Restrictions on Ownership and Transfer                                                 58
IMPORTANT PROVISIONS OF VIRGINIA CORPORATE LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS     60
         Our Articles of Incorporation and Bylaws                                               60
         Shareholders' Meetings                                                                 60
         Our Board of Directors                                                                 60
         Limitation of Liability and Indemnification                                            60
         Inspection of Books and Records                                                        62
         Restrictions on Roll-Up Transactions                                                   63
         Anti-takeover Provisions of the Virginia Stock Corporation Act                         64
         Dissolution or Termination of Our Company                                              64
         Transactions with Affiliates                                                           64
SHARES AVAILABLE FOR FUTURE SALE                                                                65
AGREEMENT OF LIMITED PARTNERSHIP                                                                65
         Management                                                                             65
         Transferability of Interests                                                           65
         Capital Contribution                                                                   65
         Redemption Rights                                                                      66
         Incentive Units                                                                        66
         Operations                                                                             67
         Distributions                                                                          68
         Allocations                                                                            68
         Term                                                                                   70
         Tax Matters                                                                            70
FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT                                         71
         Taxation of Our Company                                                                71
         Requirements for Qualification                                                         72
         Recordkeeping Requirements                                                             77
         Failure to Qualify                                                                     77
         Taxation of Taxable U.S. Shareholders                                                  77
         Taxation of U.S. Shareholders on the Disposition of the Common Stock                   78
         Capital Gains and Losses                                                               78
         Information Reporting Requirements and Backup Withholding                              78
         Taxation of Tax-Exempt Shareholders                                                    79
         Taxation of Non-U.S. Shareholders                                                      79
         Other Tax Consequences                                                                 81
ERISA CONSIDERATIONS                                                                            81
PLAN OF DISTRIBUTION                                                                            84
EXPERTS                                                                                         87
REPORTS TO SHAREHOLDERS                                                                         87
LEGAL MATTERS                                                                                   88
LEGAL PROCEEDINGS                                                                               88
ADDITIONAL INFORMATION                                                                          88
EXPERTS                                                                                         25
The below-referenced financial statements included in this Supplement to our prospectus and our Registration Statement, including the audited financial statements for the Christie
Street Property, the Northstar Crossing Property, the Thousand Oaks Property, and the
Pahrump Property, have been audited by Squar, Milner, Rechl & Williamson, LLP, independent auditors, as stated in their reports appearing in this Supplement to our prospectus, and is included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. All property acquisitions completed by our Company have been audited in accordance with SEC Rule S-X 3-14, with the exception of Seguin Corners shopping center and Plaza Del Rey shopping center. Our Company purchased tenancy in common interests in Seguin Corners and Plaza Del Rey shopping centers, which our Company considers to be insignificant with respect to the consolidated financial statements. However, our management is considering the applicability of SEC Rule 3-14 on these properties to comply
with SEC Rules and Regulations.                                                                 25
FINANCIAL INFORMATION                                                                           25
Audited Consolidated Financial Statements for 2000                                              25
Set forth below are the following audited consolidated financial statements for our Company
for the year ended December 31, 2000:                                                           25
1.   Independent Auditors' Report;                                                              25
2.   Consolidated Balance Sheet;                                                                25
3.   Consolidated Statement of Operations;                                                      25
4.   Consolidated Statement of Shareholders' Equity;                                            25
5.   Consolidated Statement of Cash Flows;                                                      25
6.   Notes to Consolidated Financial Statements; and                                            25
7.   Schedule III (Real Estate and Accumulated Depreciation).                                   25
[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]                                                      25
PRIOR PERFORMANCE TABLES                                                                        55
EXHIBIT A          Prior Performance Tables
EXHIBIT B            Subscription Agreement
EXHIBIT C     Dividend Reinvestment Program

                               PROSPECTUS SUMMARY

         This summary highlights selected information from this prospectus and does not contain all the information that is important to you. You should carefully read this entire prospectus, including the "Risk Factors" section beginning on page 6.

                                About Our Company

         We are a recently formed Virginia corporation. We have not yet qualified as a REIT for federal income tax purposes, but intend to do so for our first full taxable year.

         We will operate in an umbrella partnership REIT structure, in which our subsidiary operating partnership will own substantially all of the properties that we acquire. Our operating partnership will be T REIT L.P., a recently formed Virginia limited partnership, and we will be its sole general partner. Initially, we will own 100% of the ownership interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor, Triple Net Properties, LLC. References in this prospectus to "us," "we" or "our company" mean T REIT, Inc. and our operating partnership combined, unless the context otherwise requires.

         Our principal executive offices are located at 1551 N. Tustin Avenue, Suite 650, Santa Ana, California 92705.


                               About Our Business

         As of the date of this prospectus, we do not own any properties. We intend to acquire properties with the net proceeds of this offering. We generally intend to acquire existing office, industrial, retail and service properties, including neighborhood retail centers and properties leased to one or more tenants under net leases. Neighborhood retail centers are properties leased to one or more retail tenants that focus primarily on the sale of consumer goods and personal services for the daily living needs of the immediate neighborhood. Under net leases, our tenants generally will be responsible for paying operating expenses, real estate taxes, special assessments, sales and use taxes, utilities, insurance and repairs and maintenance related to the properties.

         We initially intend to acquire properties primarily in Alaska, Florida, Iowa, Michigan, Minnesota, Nevada, North Carolina, South Carolina, South Dakota, Tennessee, Texas, Virginia, Washington, Wisconsin and Wyoming, which we refer to as the focus states. We intend that a majority of the properties will be at least 75% leased on the acquisition date.

                       Our Advisor and the Dealer Manager

         Triple Net Properties, LLC is our advisor and will generally manage our business and assets. The advisor is affiliated with our company in that several of our officers and directors serve as officers and directors of the advisor and own approximately 36% of the outstanding ownership interest in our advisor. Our advisor was formed in April of 1998 to serve as an asset and property manager for real estate investment trusts, syndicated real estate limited partnerships, limited liability companies and similar real estate entities. In addition to our company, our advisor currently advises nine other entities that invest in various types of real estate with respect to the acquisition, management and disposition of their properties, which entities may compete with us for acquisition opportunities. Our advisor's principal offices are located at 1551
N. Tustin Avenue, Suite 650, Santa Ana, California 92705.

         An affiliate of our advisor, NNN Capital Corp., will assist us in selling our common stock under this prospectus by serving as the dealer manager of this offering. Since August of 1986, the dealer manager has helped various syndicated limited partnerships, limited liability companies and other real estate entities raise money to invest in real estate. The President of our company and our advisor, Anthony Thompson, currently owns 100% of the outstanding capital stock of the dealer manager.

                              Summary Risk Factors

         An investment in our common stock involves a number of risks. We urge you to carefully consider the matters discussed under "Risk Factors" beginning on page 6 before investing in our company. Such risks include, among several others, those described below. However, not all important risks are listed in this Summary, and you should consider carefully all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

        . There is no public market for our common stock and it will not be listed on a national exchange or market system. It is not likely that there will be an active trading market for our common stock. You may not be able to easily resell your shares or to resell your shares at a price that is equal to or greater than the price you paid for them.

        . As of the date of this prospectus, we do not own any properties and our advisor has not identified any properties for us to acquire. If we are unable to acquire suitable properties, or suffer a delay in making any acquisitions, we will not have any cash available for distribution to you as a shareholder.

        . To the extent we sell substantially less than the maximum number of shares, we will not have sufficient funds after payment of offering and related expenses to acquire a diverse portfolio of properties. The resulting lack of property and geographic diversification would materially increase the risk involved in purchasing our common stock.

        . We will rely on our advisor to manage our business and properties and the success of our business will depend on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or in our relationship with our advisor could disrupt the operation of our properties and materially decrease our earnings.

        . Our officers and directors will experience conflicts between the interests of our company and the interests of our advisor, the dealer manager and their affiliates. Many of the same persons who will serve as our officers, directors and employees are also officers, directors, employees or owners of our advisor, the dealer manager and their affiliates. Any existing or future agreements between us and our advisor, the dealer manager and their affiliates, including agreements relating to their compensation, were not and will not be reached through arm's-length negotiations. Such agreements may not solely reflect your interests as a shareholder of our company.

        . Our affiliated advisor also serves as an advisor to Western REIT, which is engaged in a business substantially similar to ours. Our affiliated advisor does and will serve in similar capacities for a number of entities and properties. These relationships will result in further conflicts of interest between our company and our officers and directors who work for our advisor. These and other conflicts may result in such officers and directors taking actions and making decisions that do not solely reflect your interests as a shareholder of our company.

        . Because the dealer manager is an affiliate of our company and our advisor, you cannot consider the dealer manager's due diligence investigation of our company to be an independent review of our company. That due diligence review may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

        . Our board of directors' ability to issue and set the terms of up to 10 million shares of preferred stock, without your approval, may deter or prevent a sale of our company in which you could profit.

        If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives will be substantially impaired. In turn, the value of your common stock and our distributions to you will be materially reduced. See "Risk Factors."

                                  This Offering

        We are offering for sale to the residents of the states listed in this prospectus a maximum of 10 million shares and a minimum of 100,000 shares of our common stock. The minimum number of shares you may purchase is 100, except in states which require a higher minimum purchase. This offering is being conducted on a "best efforts" basis, which means that the securities dealers participating in this offering are under no obligation to purchase any of the shares and, therefore, no specified dollar amount is guaranteed to be raised. If we do not sell 100,000 shares, we will return your investment to you plus interest and without deducting for escrow expenses.

         In addition, we expect to issue:

         . up to 250,000 shares upon the exercise of warrants granted to the dealer manager which warrants may be reallowed to broker-dealers participating in this offering.

         . up to 700,000 shares to shareholders who elect to participate in our dividend reinvestment program.

         . up to 800,000 shares to our officers, employees and directors under our two stock option plans.


                                 Use of Proceeds

         We will contribute the net proceeds of the sale of any common stock under this prospectus to our operating partnership in return for 100% of the initial interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor, which are described under "Agreement of Limited Partnership--Incentive Units." Our operating partnership will use the net proceeds to purchase suitable properties, to repay debt that we may assume when acquiring properties in exchange for units of limited partnership interest in our operating partnership and to pay the amounts due to our advisor and the dealer manager.

                                  Distributions

         As a REIT, we must distribute to our shareholders at least 95% of our annual taxable income, decreasing to 90% beginning in 2001. Because we have not identified any properties to acquire, we cannot give any assurances as to when or if we will make distributions. However, when we have acquired sufficient properties and such properties are generating sufficient cash flow, we intend to pay regular monthly distributions to our shareholders out of our cash available for distribution, in an amount determined by our board of directors. The continuation of distributions and the amount of the distributions depend upon a variety of factors, including:

         .  our cash available for distribution;

         .  our overall financial condition;

         .  our capital requirements;

         . the annual distribution requirements applicable to REITs under the federal income tax laws; and

         . such other considerations as our board of directors may deem relevant.

                          Summary Financial Information

         We are newly formed and do not have a history of operations.

               Compensation to Our Advisor and the Dealer Manager

         We will pay our advisor, the dealer manager and their affiliates substantial amounts for assisting us in this offering and sale of our common stock and for managing our business and assets.

         In connection with the sale of our common stock in this offering, the dealer manager will receive the following fees:

                                                                              Amount if           Amount if
           Description of Fee              Calculation of Fee               Minimum Sold        Maximum Sold
           ------------------              ------------------               ------------        ------------
 .    Selling Commission                8% of gross offering proceeds        $80,000             $8,000,000

 .    Marketing Support and Due         1.5% of gross offering proceeds      $15,000             $1,500,000
     Diligence Expense Reimbursement

                                                                             Amount if            Amount if
           Description of Fee                  Calculation of Fee           Minimum Sold        Maximum Sold
           ------------------                  ------------------           ------------        ------------
 .    Warrants to purchase common           one warrant for every forty        warrants to      warrants to purchase
     stock at a price of $12.00 per share  shares of stock sold by           purchase 2,500       250,000 shares
                                           broker-dealers in states that         shares
                                           permit such compensation

         In connection with the management of our business and properties, we will pay our advisor the following fees:

                                                                                 Amount if          Amount if
           Description of Fee                    Calculation of Fee            Minimum Sold        Maximum Sold
           ------------------                    ------------------            ------------        ------------
 .    Reimbursement of acquisition          estimated to be 0.5% of gross          $5,000              $500,000
     expenses                              offering proceeds

 .    Real estate commission                An affiliate of our advisor will
                                           serve as our broker in property
                                           acquisitions and may receive a real
                                           estate commission from the seller of
                                           a property equal to up to 2% of the
                                           purchase price of the property.

                                           The reimbursement of acquisition
                                           expenses and real estate commissions
                                           for one property cannot exceed 6% of
                                           the purchase price for that property.

 .    Asset management fee                  up to 1.5% of our average invested
                                           assets

 .    Return on incentive units of          Equal to 15% of the cashflow of our
     limited partnership interest in our   operating partnership after we have
     operating partnership                 received, and paid to our
                                           shareholders, the sum of:

                                           .    an 8% annual cumulative
                                                non-compounded return on the
                                                capital we invested in the
                                                operating partnership; and

                                           .    any shortfall in the recovery of
                                                the capital we invested in the
                                                operating partnership allocable
                                                to sold properties.

 .    Property management fee               5% of gross income generated by our
                                           properties


         Upon the disposition of any property, we will pay our advisor the following fees.

           Description of Fee                        Calculation of Fee
           ------------------                        ------------------
 .    Property disposition fee              Equal to the lesser of 3% of sale
                                           price or 50% of sales commission that
                                           would have been paid to third party
                                           sales broker

 .    Incentive distribution on the         Equal to 15% of the net proceeds of
     advisor's incentive limited           the sale of the property after we
     partnership interest                  have received, and paid to our
                                           shareholders, the sum of:

                                           .    the amount of capital we
                                                invested in our operating
                                                partnership allocable to such
                                                property;

                                           .    any shortfall in the recovery of
                                                our invested capital with
                                                respect to prior sales of
                                                properties; and

                                           .    any shortfall in our 8% annual
                                                cumulative, non-compounded
                                                return on the capital we
                                                invested in our operating
                                                partnership.

All of this compensation is more fully described under "Compensation Table."

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any of our common stock.

No Properties Owned; No Properties Identified For Investment

We currently own no properties and must acquire properties before we can generate income or pay distributions to you as a shareholder.

         As of the date of this prospectus, we do not own any properties. Our advisor has neither identified nor placed under contract any properties for us to acquire. We cannot give you any information as to the identification, location, operating histories, lease terms or other relevant economic and financial data regarding the properties that we will purchase with the net proceeds of this offering. We may experience a delay between your purchase of our shares and our purchase of properties. Such a delay will result in a delay in the benefits to you, if any, of an investment in our company, including the delay in the payment of any distributions to you as a shareholder.

         Our success is totally dependent on our ability to acquire properties. Thus, your investment is subject to the risks attendant to real estate acquisitions, such as:

         .   the risk that properties may not perform in accordance with expectations, including projected occupancy and rental rates;
         .   the risk that we may have overpaid for properties; and
         .   the risk that we may have underestimated the cost of improvements required to bring an acquired property up to standards established for its intended use or its intended market position.

         See "--Acquisition Risks."


No Market for Our Common Stock

The absence of a market for our common stock will make it difficult for you to sell your shares.

         There is no public market for our common stock and we have no plans to list our common stock on a stock exchange or market. You may not be able to resell your shares promptly or at a price that is at or above the price at which you purchased them. It is likely that there will not be an active trading market for our common stock. It may be difficult for you to find a buyer for your shares if you decide to sell them. The purchase price you pay for your shares may not be indicative of either the price at which the shares may trade if they were publicly traded on an exchange or the proceeds that you would receive if our company were liquidated or dissolved.

Total Reliance on Our Advisor

Our inability to find management to replace our advisor or a delay in finding such management would adversely impact our ability to operate the properties and, ultimately, our revenue.

         We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to the management of our company. Thus, the success of our business will depend in large part on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or problems in our relationship with our advisor could adversely impact the operation of our properties and, consequently, our cash flow and ability to make distributions to our shareholders.

         Either we or our advisor can terminate the advisory agreement upon 60 days' written notice to the other party, in which case no termination or other fee will be payable to our advisor. However, if the advisory agreement is terminated as a result of the advisor's merger into our company in connection with the listing of our shares on a national securities market or exchange, we will redeem the advisor's incentive units in our operating partnership for cash, or if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor pursuant to the "incentive distribution" and "incentive distribution upon dispositions" described under the heading "Compensation Table" if we liquidated all of our assets for their fair market value.

If our advisor cannot retain the services of its current key employees, their replacements may not manage our company as effectively as we anticipate the current key employees will.

         We depend on our advisor to retain its key officers and employees, but none of such individuals has an employment agreement with our advisor or its affiliates. Our advisor's key employees are Mr. Thompson, Mr. Maurer, Ms. Voorhies, Mr. McGregor and Mr. Gee. The loss of any of these individuals and our ability to find, or any delay in finding, replacements with equivalent skill and experience could adversely impact our ability to acquire properties and the operation of our properties. See "Management of Our Company," and "Our Advisor--Management."

Conflicts of Interest

         Throughout this section and other sections of this prospectus, references to affiliates of a person generally mean:

         . any person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other person;
         . any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other person;
         . any person directly or indirectly controlling, controlled by or under common control with such other person;
         . any executive officer, director, trustee or general partner of such other person; and
         . any legal entity for which such person acts as an executive officer, director, manager, trustee or general partner.

The conflicts of interests described below may mean our company will not be managed solely in your best interests as a shareholder.

         Many of our officers and directors and our advisor's officers will have conflicts of interest in managing our business and properties. Thus, they may make decisions or take actions that do not solely reflect your interests as a shareholder.

         Our advisor also advises Western REIT and other entities that may compete with our company or otherwise have similar business interests. All of our officers are also officers of our advisor and Western REIT. Our Chairman, Chief Executive Officer and President, Mr. Thompson, also serves as an officer of our advisor and Western REIT. In addition, several of our officers and directors own an interest in our advisor, the dealer manager or Western REIT. Mr. Thompson, our Chairman, CEO and President, currently owns 100% of our dealer manager, and Mr. Thompson, Mr. McGregor and Mr. Maurer collectively own approximately 36% of our advisor.

         As officers, directors and partial owners of entities with which we do business or with interests in competition with our own interests, our officers and directors will experience conflicts between their fiduciary obligations to our company and their fiduciary obligations to, and pecuniary interests in, our advisor, the dealer manager and their affiliated entities. This conflict of interest could:

         . limit the time and services that our officers and our advisor devote to our company, because they will be providing similar services to Western REIT and other real estate entities, and
         . impair our ability to compete for acquisition of properties with other real estate entities that are also advised by our advisor and its affiliates, including Western REIT.

         See "Conflicts of Interest--Competition for Time and Service of Our Advisor and Affiliates."

         If our advisor or its affiliates breach their fiduciary obligations to our company, or do not resolve conflicts of interest in the manner described in the section of this prospectus entitled "Conflicts of Interest--Process for

Resolution of Conflicting Opportunities," we may not meet our investment objectives, which could reduce our expected cash available for distribution to our shareholders.

The absence of arm's-length bargaining may mean that our agreements are not as favorable to you as a shareholder as they otherwise would have been.

         Any existing or future agreements between us and our advisor, the dealer manager or their affiliates were not and will not be reached through arm's-length negotiations. Thus, such agreements may not solely reflect your interests as a shareholder. For example, the advisory agreement, our agreement with the dealer manager and the terms of the compensation to our advisor and the dealer manager were not arrived at through arm's-length negotiations. The terms of such agreements and compensation may not solely reflect your interests as a shareholder and may be overly favorable to the other party to such agreements. See "Conflicts of Interest--Non-Arms Length Agreement; Conflicts; Competition" and "Our Advisor--The Advisor Agreement."

The business and financial due diligence investigation of our company was conducted by an affiliate. That investigation might not have been as thorough as an investigation conducted by an unaffiliated third party, and might not have uncovered facts that would be important to a potential investor.

         Because the dealer manager is an affiliate of our advisor and several of our officers and directors are officers, directors or owners of the dealer manager, you cannot consider the dealer manager's due diligence investigation of our company to be an independent review. The dealer manager's due diligence review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. See "Conflicts of Interest--NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares."

Lack of Investment Diversification

The affect of adverse conditions at specific properties will be magnified to the extent we are able to acquire only a limited number of properties.

         A lack of diversity in the properties in which we invest could increase your risk in investing in our company. To the extent that less than the maximum amount of this offering is sold, and until the maximum amount of this offering is sold, we will not be able to purchase a diverse portfolio of properties. In that event, our performance and the returns to you as a shareholder will depend directly on the success of that limited number of properties. Adverse conditions at that limited number of properties or in the location in which the properties exist would have a direct negative impact on your return as a shareholder.

Acquisition Risks

Our inability to find funding for acquisitions could prevent us from realizing our objectives and would adversely impact the amount of dividends we pay to our shareholders and the value your investment in our company generally.

         We may not be able to obtain financing to acquire properties, which would limit the number of properties we could acquire and subject your investment to further risk. As a REIT, we are required to distribute at least 95% of our taxable income to our shareholders in each taxable year, decreasing to 90% beginning in 2001, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. Other than the net proceeds of this offering, we have not identified sources of funding for future acquisitions. We cannot assure you that we will receive any proceeds from our dividend reinvestment program or, if we do, that such proceeds will be available to acquire properties.

Our potential ownership of properties with special modifications could cause us to incur substantial costs in remodeling, remarketing and re-leasing such properties.

         We may acquire properties that are designed or built primarily for a particular tenant or a specific type of use. If we are holding such a property on the termination of the lease and the tenant fails to renew or if the tenant defaults on its lease obligations, the property may not be readily marketable to a new tenant at all or without substantial capital improvements or remodeling. Such improvements may require us to sell such property at a below-market price or spend funds that would otherwise be available for distribution to you as a shareholder.

Competing for the acquisition of properties with others with superior financial resources could make it more difficult for us to acquire attractive properties and achieve our investment objectives.

         We compete for investment opportunities with entities with substantially greater financial resources. These entities may be able to accept more risk than we can manage wisely. This competition may limit the number of suitable investment opportunities offered to us. This competition may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire properties. In addition, we believe that competition from entities organized for purposes substantially similar to ours has increased and may increase in the future.

Joint Venture Arrangements

Any joint venture arrangements may not reflect solely our shareholders' best interests.

         The terms of any joint venture arrangements in which we acquire or hold properties or other investments may not solely reflect your interests as a shareholder. We may acquire an interest in a property through a joint venture or co-ownership arrangement with our advisor, one or more of our advisor's affiliates or unaffiliated third parties. In joint venture arrangements with our advisor or its affiliates, our advisor will have fiduciary duties to both our company and its affiliate participating in the joint venture. The terms of such joint venture or co-ownership arrangement may be more favorable to the co-owner than to you as a shareholder of our company.

Investingin properties through joint ventures subjects that investment to increased risk.

         Such joint venture investments may involve risks not otherwise present, including, for example:

         . the risk that our co-venturer, co-tenant or partner in an investment might become bankrupt;
         . the risk that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are inconsistent with our business interests or goals; or
         . the risk that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the applicable property to liabilities in excess of those otherwise contemplated and may have the effect of reducing our cash available for distribution. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in such property. See "Conflicts of Interest--Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties with Our Advisors or Affiliates," and "Investment Objectives and Policies--Joint Ventures."

Insufficient Reserves

Insufficient reserves may adversely impact our ability to fund our working capital needs.

         We may not be able to fund our working capital needs. As a REIT, we are required to distribute at least 95% of our taxable income to our shareholders in each taxable year, decreasing to 90% beginning in 2001. However, depending on the size of our operations, we will require a minimum amount of capital to fund our daily operations. Initially, we will not establish any reserves to fund our working capital needs. We may have to obtain financing from either affiliated or unaffiliated sources to meet such cash needs. There is no assurance that this financing will be available or, if available, that the terms will be acceptable to us.

Borrowings May Increase Our Business Risks

As we incur indebtedness, the risk associated with your investment in our company will increase.

         The risk associated with your investment in our company depends on, among other factors, the amount of debt we incur. We intend to incur indebtedness in connection with our acquisition of properties. We may also borrow for the purpose of maintaining our operations or funding our working capital needs. Lenders may require restrictions on future borrowings, distributions and operating policies. We also may incur indebtedness if necessary to satisfy the federal income tax requirement that we distribute at least 95% of our taxable income to our shareholders in each taxable year, decreasing to 90% beginning in 2001. Borrowing increases our business risks.

Debt service increases the expense of operations since we will be responsible for retiring the debt and paying the attendant interest, which may result in decreased cash available for distribution to you as a shareholder. In the event the fair market value of our properties were to increase, we could incur more debt without a commensurate increase in cash flow to service the debt. In addition, our directors can change our debt policy at any time without shareholder approval. See "Investment Objectives and Policies--Our Policies With Respect to Borrowing," and "Distribution Policy."

We may incur indebtedness secured by our properties, which may subject our properties to foreclosure.

         Incurring mortgage indebtedness increases the risk of possible loss. Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan. For federal tax purposes, any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage and, if the outstanding balance of the debt secured by the mortgage exceeds the basis of the property to our company, there could be taxable income upon a foreclosure. To the extent lenders require our company to cross-collateralize its properties, or its loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosures.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make cash distributions to our shareholders.

         Adverse economic conditions could result in higher interest rates which could increase debt service requirements on variable rate debt and could reduce the amounts available for distribution to you as a shareholder. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if we are in need of capital to repay indebtedness in accordance with its terms or otherwise, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Our use of hedging instruments to reduce the risks of increasing interest rates may cause us to incur costs if such hedges do not function as intended.

         We may employ a hedging strategy to attempt to limit the effects of changes in interest rates on our operations, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts. The use of these types of derivatives to hedge our assets and liabilities carries risks, including the risk that losses on a hedge position will reduce our cash available for distribution to you as a shareholder and that such losses may exceed the amount invested in such instruments. There is no perfect hedge and a hedge may not perform its intended use of offsetting losses. Moreover, with respect to the instruments we intend to use as hedges for our assets and liabilities, we will be exposed to the risk that the counterparties to the hedge investments may cease making markets and quoting prices in such hedge instruments, which may render us unable to enter into an offsetting transaction with respect to an open position.

Our Ability to Change Policies Without a Shareholder Vote; No Limitation on Debt

Most of our policies described in this prospectus, including the limits on debt, may be changed or removed by our board of directors at any time without a vote of the shareholders.

         Most of our major policies, including policies intended to protect you as a shareholder and the policies described in this prospectus with respect to acquisitions, financing, limitations on debt and investment limitations, have been determined by our board of directors and can be changed at any time without a vote of our shareholders or notice to you as a shareholder. Therefore, these policies and limitations may not be meaningful to protect your interests as a shareholder. See "Investment Objectives and Policies--Description of Our Leases," "--Our Policies With Respect to Borrowing," "--Changes in Our Investment Objectives," and "--Investment Limitations."

Limited Experience in Managing a REIT

Your investment in our company may not perform as well as an investment in a company with a management team that has more experience in managing a REIT.

         Our officers and directors, and the officers and directors of our advisor, have limited or no experience in managing the affairs of a REIT, which include complicated operations and tax issues. Your investment in our company may not perform as well as an investment in similar companies with management teams that have experience in operating REITs. See "Management of Our Company," and "Our Advisor."

Possible Adverse Consequences of Limits on Ownership and Transfer of Our Shares

The limitation on ownership of our common stock will prevent you from acquiring more than 9.9% of our stock and may force you to sell stock back to us.

         Our articles of incorporation limit direct and indirect ownership of our capital stock by any single shareholder to 9.9% of the number of outstanding shares of our common stock and 9.9% of the number of outstanding shares of our preferred stock of any class or series. We refer to this limitation as the ownership limit. Our articles of incorporation also prohibit transfers of our stock that would result in (1) our capital stock being beneficially owned by fewer than 100 persons, (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50% of our capital stock, applying broad attribution rules imposed by the federal income tax laws, (3) our company owning 10% or more of one of our tenants, or (4) before our common stock qualifies as a class of "publicly-offered securities," 25% or more of the common stock being owned by ERISA investors. If you acquire shares in excess of the ownership limit or the restrictions on transfer, we:

         .   will consider the transfer to be null and void;
         .   will not reflect the transaction on our books;
         .   may institute legal action to enjoin the transaction;
         .   will not pay dividends or other distributions to you with respect to those excess shares;
         .   will not recognize your voting rights for those excess shares; and
         .   will consider the excess shares held in trust for the benefit of a charitable beneficiary.

         You will be paid for such excess shares a price per share equal to the lesser of the price you paid or the "market price" of our stock. Unless our shares are then traded on a national securities exchange or trading system, the market price of such shares will be a price determined by our board of directors in good faith. If our shares are traded on a national securities exchange or trading system, the market price will be the average of the last sales prices or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

         If you acquire our stock in violation of the ownership limit or the restrictions on transfer described above:

         .   you may lose your power to dispose of the stock;
         .   you may not recognize profit from the sale of such stock if the
             "market price" of the stock increases; and
         .   you may incur a loss from the sale of such stock if the "market price" decreases.

         See "Description of Capital Stock--Restrictions on Ownership and Transfer."

Potential Anti-Takeover Effects

Limitations on share ownership and transfer may deter a sale of our company in which you could profit.

         The limits on ownership and transfer of our equity securities in our articles of incorporation may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for your common stock or otherwise be in your best interest as a shareholder. The ownership limit and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT and there is an affirmative vote of a majority of the votes entitled to be cast on such matter at a regular or special meeting of our shareholders to terminate our qualification as a REIT. See "Description of Capital Stock--Restrictions on Ownership and Transfer."

Our ability to issue preferred stock may also deter or prevent a sale of our company in which you could profit.

        Our ability to issue preferred stock and other securities without your approval could also deter or prevent someone from acquiring our company, even if a change in control were in your best interests as a shareholder. Our articles of incorporation authorize our board of directors to issue up to 10 million shares of preferred stock. Our board of directors may establish the preferences and rights of any issued preferred shares designed to prevent, or with the effect of preventing, someone from acquiring control of our company. See "Description of Capital Stock--Issuance of Additional Securities and Debt Instruments."

Virginia anti-takeover statutes may deter others from seeking to acquire our company and prevent you from making a profit in such transaction.

        Virginia law contains many provisions that are designed to prevent, or with the effect of preventing, someone from acquiring control of our company. These laws may delay or prevent offers to acquire our company and increase the difficulty of consummating any such offers, even if such a transaction would be in our shareholders' best interests. See "Important Provisions of Virginia Corporate Law and Our Articles of Incorporation and Bylaws."

Dilution

Your investment in our company will be diluted immediately by $0.95 per share.

        The offering price is $10.00 per share. After the payment of selling commission and marketing and due diligence expenses, we will receive $9.05 per share. As a result of these expenses, you will experience immediate dilution of $0.95 in book value per share or 9.5% of the offering price. To the extent that you do not participate in any future issuance of our securities, you will also experience dilution of your ownership percentage in our company.

Several potential events could cause the fair market and book value of your investment in our company to decline.

        Your investment in our company could be diluted by a number of factors, including:

        . future offerings of our securities, including issuances under our dividend reinvestment program and up to 10 million shares of any preferred stock that our board may authorize;
        . private issuances of our securities to other investors, including institutional investors;
        . issuances of our securities upon the exercise of warrants, including the warrants issued to our dealer manager in this offering, and options, including the officer, employee and director stock options; or
        . redemptions of units of limited partnership interest in our operating partnership in exchange for shares of common stock.

Negative Characteristics of Investments in Neighborhood Retail Centers

Generally

        If we acquire neighborhood retail centers, the following events could adversely affect our revenues and ability to make distributions to our shareholders:

        . the bankruptcy or insolvency, or a downturn in the business, of any anchor tenant, meaning any tenant occupying approximately 30% or more of the gross leasable area of a neighborhood retail center;
        . the failure of any anchor tenant to renew its lease when it expires;

        . the lease termination by an anchor tenant resulting in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction in the event an anchor tenant's lease is terminated;
        . the transfer by an anchor tenant of its lease to a new anchor tenant resulting in the decrease of customer traffic in the neighborhood retail center, the reduction in income generated by that center and the possibility that other tenants would be permitted to make reduced rental payments or to terminate their leases at the center; and
        . failure to lease space to tenants on terms which are attractive to the company.

        If any of these events were to occur, we could experience substantial difficulty in re-leasing any vacated space. Moreover, each of these developments could adversely affect our revenues and our ability to make expected distributions to you.

Restrictions on re-leasing space will make it difficult for us to find tenants for vacant space in neighborhood retail centers and may prevent us from meeting our revenue objectives with respect to those properties.

        We may have difficulty in re-leasing space in neighborhood retail centers because of the limited number of tenants that would find such lease attractive. Many, if not all, of our neighborhood retail center leases will contain provisions giving the tenant the exclusive right to sell a specific type of merchandise or provide a specific type of services within that neighborhood retail center or limiting the ability of other tenants to sell such merchandise or provide such services. When re-leasing space in a neighborhood retail center after a vacancy occurs, these "exclusives" will limit the number and types of prospective tenants for the vacant space.

Competition for tenants and customers may limit the amount of rent we can charge and prevent us from meeting our revenue objectives with respect to our properties.

        The construction of retail centers in locations competitive with our neighborhood retail centers could adversely affect our business by causing increased competition for customer traffic and tenants. This could result in decreased cash flow for tenants. This may also require us to make capital improvements to our properties to compete with other retail centers. This competition could limit the amounts of cash available for distributions to you.

Seller Financing by Our Company May Delay Liquidation or Reinvestment

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing for the purchaser of such property.

        If we liquidate our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as part payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property in lieu of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time. See "Investment Objectives and Policies--Sale or Disposition of Properties."

Negative Characteristics of Real Estate Investments

We depend on our tenants to pay rent, and their inability to pay rent may substantially reduce our revenues and cash available for distribution to our shareholders.

        Our investments in office, industrial, retail and service properties will be subject to varying degrees of risk that generally arise from the ownership of real estate. The underlying value of our properties and the income and ability to make distributions to you depend on the ability of the tenants of our properties to generate enough income in excess of their operating expenses to make their lease payments to us. Changes beyond our control may adversely affect our tenants' ability to make lease payments and consequently would substantially reduce both our income from operations and our ability to make distributions to you. These changes include, among others, the following:

        .   changes in national, regional or local economic conditions;
        .   changes in local market conditions or neighborhood characteristics;
            and
        .   changes in federal, state or local regulations and controls affecting rents, prices of goods, interest rates, fuel and energy consumption.

        Due to these changes or others, tenants and lease guarantors, if any, may be unable to make their lease payments. A default by a tenant, the failure of a tenant's guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the leased premises and our advisor's ability to successfully find a substitute tenant, have a materially adverse effect on our revenues and the value of our common stock or our cash available for distribution to our shareholders.

If we are unable to find tenants for our properties, or find replacement tenants when leases expire and are not renewed by the tenants, our revenues and cash available for distribution to our shareholders will be substantially reduced.

Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our shareholders.

        We may acquire properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could:

        .   make it more difficult for us to find tenants to lease our space;
        .   force us to lower our rental prices in order to lease space; and
        .   substantially reduce our revenues and cash available for
            distribution to our shareholders.

Lack of diversification and liquidity of real estate will make it difficult for us to sell underperforming properties or recover our investment in one or more properties.

        Our business will be subject to risks associated with investment solely in real estate. Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot assure you that we will be able to dispose of a property when we want or need to. Consequently, the sale price for any property may not recoup or exceed the amount of our investment.

Environmental laws governing properties we acquire may cause us to incur additional costs to comply with such laws.

        We may acquire properties that have unknown environmental problems or develop environmental problems after acquisition that could require substantial expenditures to remedy. Often, federal and state laws impose liability on property owners or operators for the clean-up or removal of hazardous substances on their properties even if the present owner did not know of, or was not responsible for, the contamination caused by the substances. In addition to the costs of clean-up, contamination can affect the value of a property, our ability to lease and sell the property, and our ability to borrow funds using the property as collateral. Environmental laws typically allow the government to place liens for such liabilities against affected properties, which liens would be senior in priority to other liens. Costs that we incur to remedy environmental problems would reduce our cash available for distribution to you as a shareholder.

Compliance with the Americans with Disabilities Act at our properties may cause us to incur additional costs.

        We may acquire properties that are not in compliance with the Americans with Disabilities Act of 1990. We would be required to pay for improvement to the properties to effect compliance with the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. We could be liable for violations of such laws and regulations by us or our tenants. State and federal laws in this area are constantly evolving, and could evolve to place a greater cost or burden on us as landlord of the properties we acquire.

Losses for which we either could not or did not obtain insurance will adversely affect our earnings.

        We could suffer a loss due to the cost to repair any damage to properties that are not insured or are underinsured. There are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes or acts of God, that are either uninsurable or not economically insurable. We may acquire properties that are located in areas where there exists a risk of earthquakes, floods or other acts of God. Generally, we will not obtain insurance for earthquakes, floods or other acts of God unless required by a lender or our advisor determines that such insurance is necessary and may be obtained on a cost-effective basis. If such a catastrophic event were to occur, or cause the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property. See "Investment Objectives and Policies--Description of Our Leases."

The recharacterization of any sale and leaseback transactions could cause us to lose properties without full compensation.

        If a seller/lessee in a sale and leaseback transaction in which we are the buyer/lessor declares bankruptcy, we could suffer a material loss due to recharacterization of our ownership of that property as financing. We intend to enter into sale and leaseback transactions, in which we will purchase a property from an entity and lease such property back to that same entity. In the event of the bankruptcy of a lessee in a sale leaseback transaction, the trustee in bankruptcy may seek to recharacterize the transaction as either a financing or as a joint venture. To the extent the sale and leaseback is treated as a financing, the lessee may be deemed the owner of the property and we would have the status of a creditor with respect to the property. We may not be able to reacquire the property and may not be adequately compensated for our loss of the property. Sale and leaseback transactions also may be recharacterized as financings for tax purposes, in which case we would not be allowed depreciation and other deductions with respect to the property.

Our investments in unimproved real property will take longer to produce returns and will be riskier than investments in developed property.

        Our board of directors has the discretion to invest up to 10% of our total assets in other types of property, including land, apartments or other residential property. In addition to the risks of real estate investments in general, an investment in unimproved real property is subject to additional risks, including the expense and delay which may be associated with rezoning the land for a higher use and the development and environmental concerns of governmental entities and/or community groups.

Federal Income Tax Requirements

Generally

        There are various federal income tax risks associated with an investment in our company. Although the provisions of the federal income tax laws relevant to an investment in our company are described generally in the section of this prospectus entitled "Federal Income Tax Consequences of Our Status as a REIT," you are strongly urged to consult your tax advisor concerning the effects of the federal income tax laws on an investment in our company and on your individual tax situation.

        We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes. Qualifying as a REIT will require us to meet several tests regarding the nature of our assets and income on an ongoing basis.

The REIT minimum distribution requirements may require us to borrow to make required distributions, which would increase the risk associated with your investment in our company.

        In order to qualify as a REIT, we must distribute each calendar year to our shareholders at least 95% of our taxable income, other than any net capital gain. The distribution requirement will decrease to 90% of taxable income beginning in 2001. To the extent that we distribute at least the required amount, but less than 100%, of our taxable income in a calendar year, we will incur federal corporate income tax on our undistributed taxable income. In addition, we will incur a 4% nondeductible excise tax if the actual amount we distribute to our shareholders in a calendar year is less than a minimum amount specified under federal income tax law. We intend to distribute all of our taxable income to our shareholders each year so that we will satisfy the distribution requirement and avoid corporate income tax and the 4% excise tax. However, we could be required to include earnings in our taxable income before we actually receive the related cash. That timing difference could require us to borrow funds to meet the distribution requirement and avoid corporate income tax and the 4% excise tax in a particular year. See "Federal Income Tax Consequences of Our Status as a REIT--Requirements for Qualification--Distribution Requirements."

Our failure to qualify as a REIT would subject us to corporate income tax and would materially impact our earnings.

        If we fail to qualify as a REIT in any year, we would pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available to be distributed to our shareholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our shareholders. Unless our failure to qualify as a REIT is excused under relief provisions of the federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we fail to qualify. See "Federal Income Tax Consequences of Our Status as a REIT--Failure to Qualify."

Effects of ERISA Regulations

Our common stock may not be a suitable investment for qualified pension and profit-sharing trusts.

        When considering an investment in our company with a portion of the assets of a qualified pension or profit-sharing trust, you should consider:

        . whether the investment satisfies the diversification requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), or other applicable restrictions imposed by ERISA; and
        . whether the investment is prudent and suitable, since we anticipate that initially there will be no market in which you can sell or otherwise dispose of our shares.

        We have not evaluated, and will not evaluate, whether an investment in our company is suitable for any particular employee benefit plan, but, subject to restrictions described in "ERISA Considerations," we will accept such entities as shareholders if an entity otherwise meets the suitability standards.

        If we are considered a "pension-held REIT," an investment in our company may produce unrelated business taxable income for a qualified pension or profit sharing trust, which may cause a qualified pension or profit sharing trust holding 10% or more of our stock to pay federal income tax on a portion of the distributions it receives from us. See "Federal Income Tax Consequences of Our Status as a REIT--Taxation of Tax-Exempt Shareholders."

        In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the federal tax laws, advisors to employee benefit plans should also consider the effect of the "plan asset" regulations issued by the Department of Labor. To avoid being subject to those regulations, our articles of incorporation prohibit ERISA investors from owning 25% or more of our common stock prior to the time that the common stock qualifies as a class of "publicly-offered securities." However, we cannot assure you that those provisions in our articles will be effective. See "ERISA Considerations."

INVESTOR SUITABILITY STANDARDS

        An investment in our company involves significant risk. An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity.

        We intend to offer our shares for sale to the residents of Arizona, California, Colorado, Connecticut, Florida, Georgia, Hawaii, Illinois, Indiana, Iowa, Kansas, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Nebraska, Nevada, New Jersey, North Carolina, North Dakota, Ohio, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming. We refer to these states as the sales states.

        Some of our sales states may have established suitability standards that are less rigorous than those described in this prospectus. We reserve the right to sell to investors in those states that meet such state's suitability standards but may not necessarily meet our suitability standards described in this prospectus. On the other hand, some of our sales states have established suitability standards for individual investors and subsequent transferees that are more rigorous than those set by our company. We must adhere to those state standards when selling to investors in such states.

        If you are an individual, including an individual beneficiary of a purchasing Individual Retirement Account, or if you are a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act, you must represent that you meet our investor suitability standards, as set forth in the Subscription Agreement attached as Exhibit B to this prospectus, including the following:

        (1) that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a minimum annual gross income of $45,000 and a net worth of not less than $45,000; or

        (2) that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a net worth of not less than $150,000.

        Net worth in all cases excludes home, home furnishings and automobiles.

        Several states have established suitability standards different from those we have established. In these states, shares will be sold only to investors who meet the special suitability standards set forth below:

        California: Investors must have either (1) a minimum net worth of at least $250,000 and a gross income of at least $65,000 or (2) a minimum net worth of at least $500,000.

        Iowa, Massachusetts and North Carolina: Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

        Ohio and Pennsylvania: An investor's investment in our common stock cannot exceed 10% of that investor's net worth.

        Because the minimum offering of shares of our common stock is less than $10 million, Pennsylvania investors are cautioned to evaluate carefully our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

        Tennessee: Investors must have (1) a minimum net worth of at least $250,000 and to have had during the last tax year and be expected to have during the current tax year a gross income of at least $65,000 or (2) a minimum net worth of at least $500,000.

        The minimum purchase is 100 shares of our common stock, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares, or $5,000. We will not permit transfers of less than the minimum required purchase. Only in very limited circumstances may you transfer, fractionalize or subdivide such shares so as to retain less than the minimum number of our shares. For purposes of satisfying the minimum investment requirement for our retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least $100. However, please note that your investment in our company will not, in itself, create a retirement plan for you and that, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After you have purchased the minimum investment, any additional investments must be made in increments of at least $100, except for purchases of shares under the dividend reinvestment program, which may be in lesser amounts.

Ensuring Our Suitability Standards are Adhered To

         In order to assure adherence to the suitability standards described above, requisite suitability standards must be met as set forth in the Subscription Agreement, including the Subscription Agreement Signature Page, which is attached as Exhibit B to this prospectus. We and each person selling common stock on our behalf are required to (1) make reasonable efforts to assure that each person purchasing our common stock is suitable in light of such person's age, educational level, knowledge of investments, financial means and other pertinent factors and (2) maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our agreements with the selling broker-dealers require such broker-dealers to (1) make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in our company is suitable for the investor and (2) transmit promptly to us all fully completed and duly executed Subscription Agreements.

         In addition, by signing the Subscription Agreement Signature Page attached to this prospectus as Exhibit B, you are representing and warranting to us that you have received a copy of this prospectus, that you agree to be bound by our amended and restated articles of incorporation, that you meet the net worth and annual gross income requirements described above and that you will comply with requirements of California law summarized in that Exhibit with respect to resale of shares of common stock. These representations and warranties help us to ensure that you are fully informed about an investment in our company and that we adhere to our suitability standards. In the event you or another shareholder or a regulatory authority attempted to hold our company liable because shareholders did not receive copies of this prospectus, were not adequately informed of the requirements of our articles of incorporation or because we failed to adhere to each state's investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability.

ESTIMATED USE OF PROCEEDS OF THIS OFFERING

         We will contribute the net proceeds of the sale of any common stock we offer under this prospectus to our operating partnership in return for 100% of the initial interests in our operating partnership, other than our advisor's incentive limited partnership interest. Our operating partnership will use the net proceeds to purchase suitable properties and to repay debt that we may assume when acquiring properties in exchange for units of limited partnership interest in our operating partnership and to pay the amounts due to our advisor and the dealer manager.

         The following table sets forth information concerning the estimated use of the gross proceeds of this offering. Many of the figures set forth below represent our best estimate since they cannot be precisely calculated at this time. Please note that in this table, the Maximum Offering column does not include up to 700,000 shares that may be issued under our dividend reinvestment program, up to 250,000 shares that may be issued under the exercise of warrants issued to our dealer manager in this offering, and up to 800,000 shares that may be issued under two stock option plans. The amounts shown for Gross Offering Proceeds do not reflect the possible discounts in commissions and other fees in connection with volume purchases.

                                                            Minimum Offering                Maximum Offering
                                                            ----------------                ----------------
                                                          Amount          Percent         Amount          Percent
                                                          ------          -------         ------          -------
Gross Offering Proceeds                                $    1,000,000        100%     $   100,000,000       100%
Less Public Offering Expenses:
     Selling Commissions                                       80,000          8%           8,000,000         8%
     Marketing Support and Due Diligence
       Reimbursement Fee                                       15,000        1.5%           1,500,000       1.5%
     Other Organizational and Offering Expenses                25,000        2.5%           2,500,000       2.5%
     Total Organizational and Offering Expenses               120,000         12%          12,000,000        12%
                                                       --------------   ---------     ---------------  ---------
Net Proceeds to Company                                $      880,000         88%     $    88,000,000        88%
                                                       --------------   ---------     ---------------  ---------
     Miscellaneous Acquisition Expenses                         5,000        0.5%             500,000       0.5%
                                                       --------------   ---------     ---------------  ---------
Amount Available for Investment in Properties          $      875,000       87.5%     $    87,500,000      87.5%
                                                       ==============   =========     ===============  =========

         The dealer manager may seek the assistance of other broker-dealers in selling our common stock and may reallow the selling commissions it receives to such broker-dealers.

         The total organizational and offering expenses that we will pay in connection with our company's formation and the offering and sale of shares of our common stock will be reasonable and will not exceed an amount equal to 15% of the proceeds raised in this offering.

                                   OUR COMPANY

         Some of the information you will find in this prospectus may contain "forward-looking" statements. You can identify such statements by the use of forward-looking words such as "may," "will," "anticipate," "expect," "estimate," "continue" or other similar words. These types of statements discuss future expectations or contain projections or estimates. When considering such forward-looking statements, you should keep in mind the following risk factors. These risk factors could cause our actual results to differ materially from those contained in any forward-looking statement.

         T REIT, Inc. was formed as a Virginia corporation in December of 1998 and intends to qualify as a real estate investment trust for federal income tax purposes. As of the date of this prospectus, we do not own any properties but anticipate acquiring properties with the net proceeds of this offering. We intend to invest in office, industrial, retail and service properties primarily in designated states throughout the United States. We may acquire neighborhood retail centers, which are properties designed for lease to one or more retail tenants that focus primarily on the sale of consumer goods and services to the immediate neighborhood. We may lease our properties to tenants under net leases. We may acquire retail and office properties in sale and leaseback transactions in which creditworthy tenants enter into net leases with our company.

         We plan to acquire properties primarily in the fifteen focus states, which are Alaska, Florida, Iowa, Michigan, Minnesota, Nevada, North Carolina, South Carolina, South Dakota, Tennessee, Texas, Virginia, Washington, Wisconsin and Wyoming. However, we may decide to acquire properties in other states.

         We will conduct business and own properties through our operating partnership, T REIT Operating Partnership, L.P., which was formed as a Virginia limited partnership in May of 1999. We will be the sole general partner of our operating partnership and will have control over the affairs of our operating partnership. We will contribute the net proceeds of this offering to our operating partnership in exchange for 100% of the initial capital and profits interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor. In the future, our operating partnership may issue units of limited partnership interest in exchange for suitable properties. Our operating partnership will use the net proceeds of this offering to purchase suitable properties and to repay debt secured by properties contributed to it in exchange for units of limited partnership interest.

         Our day to day operations will be managed by our advisor, Triple Net Properties, LLC, under an advisory agreement. Our advisor was formed in April of 1998 to serve as an asset and property manager for real estate investment trusts, syndicated real estate limited partnerships and limited liability companies and similar real estate entities.

INVESTMENT OBJECTIVES AND POLICIES

General

         Our board of directors has established written policies on investment objectives and borrowing. While it is our board's responsibility to monitor the administrative procedures, investment operations and performance of our company and our advisor to assure such policies are carried out, generally our board may change our policies or investment objectives at any time without a vote of our shareholders. The independent directors will review our investment policies at least annually to determine that our policies are in the best interests of our shareholders and will set forth their determinations in the minutes of the board meetings.

Types of Investments

         We intend to acquire office, industrial, retail and service properties, including neighborhood retail centers and single-user properties leased by generally creditworthy tenants under net leases.

         We may enter into sale and leaseback transactions, under which we will purchase a property from an entity and lease the property back to such entity under a net lease.

         "Net" leases typically require that tenants pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. We expect that most of our leases will be for terms of 10 to 15 years, but generally not less than 5 years, and may provide for a base minimum annual rent with periodic increases. We consider a tenant to be creditworthy when it has:

         . a corporate debt rating by Moody's or Standard & Poors of B or better;
         . a minimum tangible net worth equal to ten times one year's rental payments required under the terms of the lease; or
         . a guaranty for its payments under the lease by a guarantor with a minimum tangible net worth of $10 million.

         A majority of properties acquired will be at least 75% leased on the acquisition date. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for such property in cash or in units of limited partnership interest in our operating partnership. However, when we think it is prudent, we will incur indebtedness to acquire properties. On properties purchased on an all-cash basis, we may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties and increase our cash flow. We do not intend to incur indebtedness in excess of 60% of the aggregate fair market value of all our properties, as determined at the end of each calendar year beginning with our first full year of operations. Fair market value will be determined each year by an internal or independent certified appraiser and in a similar manner as the fair market determination at the time of purchase.

         Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase of properties and temporarily hold title to such properties for the purpose of facilitating the acquisition of such property, borrowing money or obtaining financing, completing construction of the property or for any other purpose related to our business. We may also acquire properties from entities advised by our advisor. Such acquisitions must be approved by a majority of our directors, including a majority of our independent directors. We currently do not have any plans to acquire a property or properties from our advisor, its affiliates or entities advised by our advisor.

Our Acquisition Standards

         We believe, based on our advisor's prior real estate experience, that we have the ability to identify quality properties capable of meeting our investment objectives. In evaluating potential acquisitions, the primary factor we will consider is the property's current and projected cash flow. We will also consider a number of other factors, including a property's:

         .  geographic location and type;
         .  construction quality and condition;
         .  potential for capital appreciation;
         . lease terms and rent roll, including the potential for rent increases;
         . potential for economic growth in the tax and regulatory environment of the community in which the property is located;
         .  potential for expanding the physical layout of the property;
         . occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;
         . prospects for liquidity through sale, financing or refinancing of the property;
         . competition from existing properties and the potential for the construction of new properties in the area; and
         . treatment under applicable federal, state and local tax and other laws and regulations.

Property Acquisition

         We anticipate acquiring fee simple and tenancy-in-common interests in real property and real property subject to long-term ground leases, although other methods of acquiring a property may be used when we consider it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use wholly owned subsidiaries of our operating partnership to acquire properties. Such wholly owned subsidiaries will be formed solely for the purpose of acquiring and/or financing a property or properties.

         We may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by our advisor. In such cases, we will be obligated to purchase the property at the completion of construction, provided that (1) the construction conforms to definitive plans, specifications and costs approved by us in advance and embodied in the construction contract and (2) agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We currently do not intend to construct or develop properties, or render any services in connection with such development or construction.

         If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. Such amount will be based on the estimated cost of such remodeling. In such instances, we will also have the right to review the lessee's books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated. If remodeling is required after the purchase of a property, our advisor or an affiliate may serve as construction manager for a fee no greater than the fee a third party would charge for such services.

Joint Ventures

         We may invest in general partnership, co-ownership and joint venture arrangements with other real estate programs formed by, sponsored by or affiliated with our advisor or an affiliate of our advisor if a majority of our independent directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and our shareholders. We may so invest with nonaffiliated third parties by following the general procedures to obtain approval of an acquisition.

         We will invest in general partnerships, co-ownership or joint venture arrangements with our advisor and its affiliates only when:

         .    there are no duplicate property management or other fees;
         .    the investment of each entity is on substantially the same terms and conditions; and
         .    we have a right of first refusal if our advisor or its affiliates wish to sell its interest in the property held in such arrangement.

         We may invest in general partnerships or joint venture arrangements with our advisor and its affiliates as co-owners of a property to allow us to increase our equity participation in such venture as additional proceeds of this offering are received, with the result that we will end up owning a larger equity percentage of the property. In addition, we will have the right to enter into co-ownership and joint venture arrangements with entities unaffiliated with our advisor and its affiliates.

         You should note that there is a potential risk that our company and the co-owner or its joint venture partner will be unable to agree on a matter material to the joint venture on joint venture decisions and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal.

Description of Our Leases

         We anticipate that many of our leases will be net leases with terms generally not less than five years, but typically ten to fifteen years. The leases with anchor tenants or tenants in single tenant properties or tenants occupying the largest percentage and more than 30% of the rentable space in any property will generally have initialterm of five to fifteen years, with one or more options to renew available to the lessee upon expiration of the initial term. By contrast, our smaller tenant leases will typically be for three to five year terms. Under our net leases, the tenant will pay us a predetermined minimum annual rent and, for neighborhood retail centers and similar properties, percentage rent if sales exceed predetermined levels. Some of our leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds.

         We anticipate that our tenants generally will be required to pay a share, either pro rata or fixed, of the real estate taxes, insurance, utilities and common area maintenance charges associated with the properties. We will require that each net lease tenant pay its share of the cost of the liability insurance covering the properties owned by our operating partnership or provide such coverage. The third party liability coverage will insure, among others, our operating partnership and our advisor. We will also require that each tenant obtain, at its own expense, property insurance naming our operating partnership as the insured party for fire and other casualty losses in an amount equal to the full value of such property. All such insurance must be approved by our advisor. In general, the net lease may be assigned or subleased with our operating partnership's prior written consent, but the original tenant will remain fully liable under the lease unless the assignee meets our income and net worth tests.

         Our board of directors controls our policies with respect to the terms of leases into which we may enter and may change those policies at any time without shareholder approval.

Our Operating Partnership

         We will conduct our business and own properties through our operating partnership. Our operating partnership will be governed by its Agreement of Limited Partnership, a copy of which may be obtained from us. As the sole general partner of our operating partnership, we will have control over the affairs of our operating partnership. We will delegate to our advisor the management of the day-to-day affairs of our operating partnership. We will contribute the net proceeds of this offering to our operating partnership in return for 100% of the initial capital and profits interest in our operating partnership, other than our advisor's incentive limited partnership interest that entitles it to share in operating cash flow and property sale proceeds above a threshold return to the company. Our operating partnership may issue additional units of limited partnership interest in the future in exchange for properties. The holders of these units will have the right to redeem their units for cash or shares of common stock on terms set forth in the Agreement of Limited Partnership. Our operating partnership will use the net proceeds to purchase suitable properties and may use a portion of the net proceeds to repay debt secured by properties contributed to our operating partnership in exchange for units of limited partnership interest.

Our Policies With Respect to Borrowing

         When we think it is appropriate, we will borrow funds to acquire or finance properties. We may later refinance or increase mortgage indebtedness by obtaining additional loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties for the purpose of increasing our cash flow and providing further diversification. We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 60% of all of our properties' combined fair market values, as determined at the end of each calendar year beginning with the first full year of operation. In addition, we anticipate that no property will be encumbered by secured indebtedness or financed by unsecured indebtedness in excess of 80% of its fair market value. Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. The maximum amount of such borrowings in relation to our net assets will not exceed 300%. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws.

         When incurring secured debt, we generally intend to incur only nonrecourse indebtedness, which means that the lenders' rights on our default generally will be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment. We do not intend to secure financing with cross-default or cross-collateralization provisions.

         Our board of directors controls our policies with respect to borrowing and may change such policies at any time without a vote of the shareholders.

Sale or Disposition of Properties

         Our advisor and our board of directors will determine whether a particular property should be sold or otherwise disposed of after consideration of relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

         In general, we intend to hold properties, prior to sale, for a minimum of four years. When appropriate to minimize our tax liabilities, we may structure the sale of a property as a "like-kind exchange" under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives without recognizing taxable gain on the sale. Furthermore, our general policy will be to reinvest into additional properties proceeds from the sale, financing, refinancing or other disposition of our properties that represent our initial investment in such property or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase our reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the total value of real estate assets that we own, and the cash flow derived from such assets.

         Despite this policy, our board of directors, in its discretion, may distribute to our shareholders all or a portion of the proceeds from the sale, financing, refinancing or other disposition of properties. In determining whether any of such proceeds should be distributed to our shareholders, our board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions and compliance with the REIT distribution requirements. Because we may reinvest such portion of the proceeds from the sale, financing or refinancing of our properties, we could hold our shareholders' capital indefinitely. However, the affirmative vote of shareholders controlling a majority of our outstanding shares of common stock may force us to liquidate our assets and dissolve.

         In connection with a sale of a property, our general preference will be to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to you as a shareholder, to the extent contemplated by our board of directors, may be delayed until such time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

Our Long Term Investment Objective

         Our long term investment objective is to provide you, the shareholder, with liquidity with respect to your investment by either having our common stock listed on a national stock exchange or quoted on a quotation system of a national securities association or merging with an entity whose shares are so listed or quoted. If we have not accomplished one of these objectives on or before the tenth anniversary of the date of this prospectus, we intend to submit for a vote of the shareholders at the next annual meeting a proposal to liquidate all of our properties in an orderly fashion and distribute the proceeds to our shareholders. We shall at that time submit to a vote of our shareholders a proposal to liquidate the company by selling the properties in an orderly fashion or continue operations.

Changes in Our Investment Objectives

         Our principal investment objectives are generally to invest, through our operating partnership, in office, industrial, retail and service properties. Our shareholders have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

Investment Limitations

         We do not intend to:

         . invest more than 10% of our total assets in unimproved real property, apartments, other residential property and real estate investments not contemplated herein;
         . invest in commodities or commodity future contracts, except for interest rate futures contracts used solely for purposes of hedging against changes in interest rates; or
         . operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940.

         As used above, "unimproved real property" means any investment with the following characteristics:

         .    an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;
         .    has no development or construction in process on such land; and
         .    no development or construction on such land is planned in good faith to commence on real land within one year.

         In addition, we have adopted the following investment policies:

         We will not issue redeemable equity securities.

         We will not issue our shares on a deferred payment basis or other similar arrangement.

         We will not issue debt securities unless the historical debt service coverage in the most recently completed fiscal year as adjusted for known charges is sufficient to properly service that higher level of debt.

         We will not engage in trading, as opposed to investment, activities.

         We will not engage in underwriting or the agency distribution of securities issued by others.

Making Loans and Investments in Mortgages

         We will not make loans to other entities or persons unless secured by mortgages. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. We will maintain their appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any shareholder at such shareholder's expense. In addition to the appraisal, we will obtain mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title.

         We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of our company, would exceed an amount equal to 85% of the appraised value of the property as determined by an appraisal from a certified independent appraiser, unless we find substantial justification due to the presence of other underwriting criteria. In no event will we invest in mortgage loans that exceed the appraised value of the property as of the date of the loans.

         All of our mortgage loans must provide for at least one of the following:

         . except for differences attributable to adjustable rate loans, equal periodic payments on a schedule that would be sufficient to fully amortize the loan over a 20 to 40 year period;
         . payments of interest only for a period of not greater than ten years with the remaining balance payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 30 year period; or

         . payment of a portion of stated interest currently and deferral of the remaining interest for a period not greater than five years, with the remaining principal and interest payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 35 year period.

         We will not invest in real estate contracts of sale otherwise known as land sale contracts.

         We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, any director, officer or any of their affiliates.

         We will not invest in subordinated secured indebtedness except where the amount of total indebtedness secured by that property does not exceed 85% of the appraised value of such property. In addition, the value of all such investments, as shown on their books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation, will not exceed 5% of our total assets.

Investment in Securities

         We will not invest in equity securities of another entity, other than our operating partnership or a wholly owned subsidiary, unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction approves the investment as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, any officer, director or affiliates must be approved by a majority of independent directors. We may purchase our own securities, when traded on a secondary market or on a national securities exchange or market, if a majority of the directors determine such purchase to be in our best interests. We will not invest in the securities of other entities for the purpose of exercising control over that entity.

Appraisals

         The purchase price for each property that we acquire must be approved by a majority of our independent directors and be based on the fair market value of the property. We will support the determination of the purchase price with an appraisal from an appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization. In cases in which a majority of the independent directors require, and in all cases in which we acquire property from our officers, directors, advisor or any affiliate of our officers, director or advisor, we will obtain an appraisal from an independent appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization and who will be selected by the independent directors.

Other Policies

         In determining whether to purchase a particular property, we may first obtain an option to purchase such property. We may forfeit the amount paid for the option, if any, if the property is not purchased.

         Assuming the maximum offering is sold, we generally do not intend to invest more than 20% of the gross proceeds of this offering in any one property, although we may do so with the approval of a majority of our board of directors.

         We will hold all funds, pending investment in properties, in readily marketable, interest-bearing securities which will allow us to continue to qualify as a REIT. Such investments will be highly liquid and provide for appropriate safety of principal and may include, but will not be limited to, investments such as Government National Mortgage Association certificates, U.S. government bonds, CDs, time deposits and other government securities.

         We do not intend to make distributions-in-kind, except for:

         . distributions of beneficial interest in a liquidating trust established for the dissolution of our company and the liquidation of our assets in accordance with the terms of the Virginia Stock Corporation Act; or

         . distributions of property which meet all of the following conditions:

              . our board of directors advises each shareholder of the risks associated with direct ownership of the property;

               . our board of directors offers each shareholder the election of receiving in-kind property distributions; and
               . our board of directors distributes in-kind property only to those shareholders who accept the directors' offer.

Investing in States Without Personal Income Tax

         We initially intend to invest in properties located in our focus states listed elsewhere in this prospectus. We will invest a portion of the net proceeds of this offering in states that have eliminated state personal income taxes. These states include Florida, Nevada, South Dakota, Tennessee, Texas, Washington, and Wyoming. We believe that we can profit by investing in these "income tax-free" states because of the general high rate of job and economic growth in these states. In addition, we believe that the economies of these states are benefited by the influx of retiring baby boomers who are looking for a tax friendly state in which to retire, where their pensions and investments will not be subjected to state income tax.

         Below is an analysis we have prepared showing long-term economic growth of the listed states with and without state income taxes. As summarized in the analysis, states without an income tax generally have experienced greater employment growth than states with income taxes. For example, Nevada, a state without personal income taxes, has experienced a 4.7% annual increase in employment, while Arizona, a state with a personal income tax, experienced only a 3.8% annual job growth, even though both states are located in the same general region. We believe that we will have a competitive advantage by investing a portion of the net proceeds of this offering in the tax-free states, which are experiencing employment gains in excess of the national average. Also, we believe that these states will experience greater than average economic growth, with the resulting need for office, industrial, retail and service properties.

         Although we believe that the absence of state income tax in these states is a partial cause of the economic growth in these states, there is limited or no evidence to suggest that the absence of state income tax favorably affects the markets for office, industrial, retail or service real estate. Other factors, such as the rate of development of these type properties, employment characteristics and other demographics, in these states would also affect these real estate markets.

  Analysis of Long-Term Employment Growth of States without State Income Taxes
       (Including comparison with selected states with state income taxes)

                                                 1998 Per
                                               Capita State    ----------------------------------  ----------------------
                                                 & Local               Employment (000's)               Annual Change
                                      State     Taxes as a     ----------------------------------  ----------------------
                                      Income       % of                                 1978-97       Change     Percent
                                      Tax(1)     Income(2)        1978(3)    1997(3)     Change       (000's)     Change
-------------------------------     ------------------------   ----------------------------------  ---------- -----------
United States                                      11.4%           96,089    129,518     33,429        1,759       1.6%
Large Sunbelt States:
   Florida                              No         10.6%            3,684      6,768      3,084          162       3.3%
   Texas                                No         10.5%            5,920      9,350      3,430          181       2.4%
   California                           Yes        12.0%           10,137     14,965      4,828          254       2.1%
Small Southwestern States:
   Nevada                               No         11.3%              357        847        490           26       4.7%
   Arizona                              Yes        11.0%            1,010      2,065      1,055           56       3.8%
Northwestern States:
   Washington                           No         11.8%            1,684      2,846      1,162           61       2.8%
   Oregon                               Yes        11.2%            1,149      1,631        482           25       1.9%
Small Midwestern States:
   South Dakota                         No         10.6%              318        381         63            3       1.0%
   Nebraska                             Yes        11.5%              742        883        141            7       0.9%
Other States:
   Alaska                               No          6.1%              162        291        129            7       3.1%
   Wyoming                              No          7.9%              203        238         35            2       8.0%

_____________________

     (1) Source: 1997 State Tax Handbook (All States) (Research Institute of America).

     (2) Source: The Tax Foundation, Washington, D.C.
(http://www.taxfoundation.org).

     (3) Source: U.S. Bureau of Labor Statistics (see http://recenter.tamm.edu).

DISTRIBUTION POLICY

         We intend to pay regular monthly distributions to our shareholders out of our cash available for distribution, in an amount determined by our board of directors. However, we reserve the right, at any time, instead to pay distributions on a quarterly basis. The commencement and continuation of distributions and the size of the distributions will depend upon a variety of factors, including:

         .  our cash available for distribution;
         .  our overall financial condition;
         .  our capital requirements;
         . the annual distribution requirements applicable to REITs under the federal income tax laws; and
         .  such other considerations as our board of directors deems relevant.

         We cannot assure you that we will make distributions. In order to qualify as a REIT for federal income tax purposes, among other things, we must distribute each taxable year at least 95% of our taxable income, other than net capital gain, which requirement will decrease to 90% of taxable income beginning in 2001.

         We will have a policy of avoiding, to the extent possible, the fluctuations in distributions that might result if distributions were based on actual cash received during the distribution period. To implement this policy, we may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution, to pay annualized distributions consistent with the distribution level established from time to time by our board of directors. Our ability to maintain this policy will depend upon the availability of cash flow and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, we cannot assure you that there will be cash flow available to pay distributions or that distributions will not fluctuate. If cash available for distribution is insufficient to pay such distributions to you as a shareholder, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs.

         To the extent that distributions to our shareholders are made out of our current or accumulated earnings and profits, such distributions will be taxable as ordinary dividend income. To the extent that our distributions exceed our current and accumulated earnings and profits, such amounts will constitute a return of capital to our shareholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain.

         Monthly distributions will be calculated with daily record and distribution declaration dates. However, our board of directors could, at any time, elect to pay distributions quarterly to reduce administrative costs. It will be our general policy, subject to applicable REIT rules, to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure you that we will be able to do so.

                            MANAGEMENT OF OUR COMPANY

General

         We operate under the direction of our board of directors, which is responsible for the overall management and control of our affairs. However, our board of directors has retained our advisor to manage our day-to-day affairs, subject to our board of directors' supervision. Under the Virginia Stock Corporation Act, each director is required to discharge his duties in accordance with his good faith business judgment of our best interest. At our board's first meeting, our articles of incorporation were reviewed and adopted by a majority of our board of directors, including a majority of the independent directors. As of the commencement of this offering, our board of directors will be comprised of five individuals, three of whom will be independent directors. We consider a director to be independent if he or she is not, and has not been in the last two years, associated, directly or indirectly, with our company or our advisor.

         The independent directors will determine, from time to time but at least annually, that the total fees and expenses of our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are our company's total assets, other than intangibles, calculated at cost before depreciation or other non-cash reserves, less total liabilities and computed at least quarterly on a constantly-applied basis. In addition, the independent directors will determine from time to time, but at least annually, that the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors will also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The independent directors will base each determination on the factors set forth below and other factors that they deem relevant. Such factors include:

         . the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;
         . the success of our advisor in generating opportunities that meet our investment objectives;
         . the rates charged to similar REITs and to investors other than REITs by advisors performing similar services;
         . additional revenues realized by our advisor and any affiliate through their relationship with us, including real estate commissions, servicing, and other fees, whether paid by us or by others with whom we do business;
         . the quality and extent of service and advice furnished by our advisor;
         . the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
         . the quality of our portfolio of properties in relationship to the investments generated by our advisor for its own account or for the account of other entities it advises.

         Each determination will be reflected in the minutes of the meetings of our board of directors.

         Anthony W. Thompson, Jack R. Maurer and Talle Voorhies have worked to found and organize our company. Mr. Thompson will serve as the Chairman of the Board of Directors, Chief Executive Officer and President of our company. Mr. Maurer will serve as the Secretary and Treasurer of our company. Ms. Voorhies serves as the Executive Vice President and Director of our advisor.

The Directors and Executive Officers

         Initially, our board of directors will consist of five members, three of whom will be independent. All of the directors will serve one-year terms or until the next annual meeting of the shareholders, whichever occurs first. The following table and biographical descriptions set forth information with respect to our officers and directors. Each of the officers and directors other than Mr. Thompson and Mr. Maurer will assume the positions indicated as of the effective date of the registration statement of which this prospectus is a part.

Name                            Age         Position
----                            ---         --------

Anthony W. Thompson        52    Chairman of the Board of Directors,
                                 Chief Executive Officer, President and Director

Debra Meyer Kirby          44    Independent Director

Warren H. James            58    Independent Director

James R. Nance             71    Independent Director

Sterling McGregor          42    Vice President and Director

Jack R. Maurer             56    Secretary and Treasurer

         Anthony W. ("Tony") Thompson is a co-founder of our advisor, Triple Net Properties, LLC, and has been its President since its inception in April of 1998. Before that time he was co-founder, co-owner, director and officer of a number of real estate investment entities trading under the name The TMP Companies including the TMP Group, Inc., a full-service real estate investment group founded in 1978. Mr. Thompson has been the President and co-owner of the dealer manager, NNN Capital Corp., formerly Cunningham Capital Corp. and TMP Capital Corp., since 1986 and is a registered securities principal with the NASD. He is a 1969 graduate of Sterling College with a Bachelor of Science degree in Economics. Mr. Thompson holds the professional designation of Chartered Life Underwriter and Chartered Financial Consultant from the American College. He is a member of the Sterling College Board of Trustees and UCLA's Athletic Fund Major Gifts Committee.

         Warren H. James has been a general partner of Wescon Properties, a southern California real estate developer and construction management company, since 1986. At Wescon, Mr. James has overseen the acquisition, management and construction of apartment communities, commercial office buildings and shopping centers in Los Angeles, Orange and Riverside Counties in Southern California. Prior to 1986, Mr. James served as Vice President of Gfeller Development Company, a developer of commercial and residential projects in Orange County, California, where he oversaw the development of a single family home project in Corona Del Mar, California, Vice President of Bear Brand Ranch Company, a developer of master planned communities, and Vice President of Operations at Foxx Development Corp., a developer and builder of residential communities. Mr. James also worked for approximately eight years with the Irvine Company, the largest owner of real estate in Orange County, including three years as Vice President of its home building division.

         James R. ("Jim") Nance retired as Senior Vice President-Agency of Jefferson-Pilot Financial, a life insurance company, in Greensboro, North Carolina, in 1992, after 41 years experience in the life insurance business. He served as an agent, Agency Manager and Agency Vice President before his appointment as Senior Vice President-Agency. As Senior Vice President, Mr. Nance was responsible for the 80 Agency Offices, 125 Sales Offices, and all sales and administrative personnel. His responsibilities included production, expenses, planning and budgeting for the Agency Department. Mr. Nance was a registered securities principal with the NASD from 1978 until 1992. Upon retiring, Mr. Nance returned to Amarillo, Texas, and assumed the position of Financial Manager of the Mary E. Harris Ranch, Inc., a 31,000 acre family ranch located near Clayton, New Mexico. After honorable discharge from the U.S. Navy in 1946, he attended the University of North Texas from 1948 until 1950. He graduated from Southern Methodist University's School of Insurance Marketing in 1953, the University of North Carolina's Executive Program in 1981, and holds the designation of Chartered Life Underwriter from the American College. During his career, Mr. Nance was active in community, civic, and church activities.

         Debra Meyer Kirby is President of & Kirby, Inc., a specialty firm focusing on tax deferred exchanges and real estate acquisitions which she founded in 1996. She is also Chief Executive Officer of the Kirby Group, which includes a sister corporation, Kirby Corporation of Virginia, Inc., founded in 1988 as a medical consulting firm. In this role she coordinates its strategic planning function and development of new services and programs. Ms. Kirby is also Executive Vice President of National Exchange Group, Inc., a qualified exchange intermediary. Ms. Kirby has 17 years of experience in transactional real estate and 12 years of experience in negotiating and managing multi-state real estate transactions within the corporate real estate development arena. From 1994 to 1996, she was a cofounder, principal and Executive Vice President of a qualified exchange intermediary, Capital Exchange Company,

Inc., performing strategic planning services and intermediary escrow services, identifying replacement properties. Prior to co-founding Capital Exchange Company, Inc., she served as Director of Real Estate for Circuit City Stores, Inc., one of the nation's largest retailers of brand name consumer electronics, computers, appliances and music software, for approximately six years. During her six years as Director, she served in positions ranging from oversight of all site acquisitions and business and legal negotiations for the development of Circuit City store locations east of the Mississippi River to Director of Real Estate Development forming Circuit City's self-development program through which she developed a number of power retail centers anchored by Circuit City Superstores. Ms. Kirby received a B.A. from Hamilton College and its coordinate Kirkland College, in Clinton, New York in 1977 and her J.D. from Wake Forest University in Winston-Salem, North Carolina in 1980. She was an associate in the commercial real estate litigation department of the Richmond law firm, Hirschler, Fleischer, Weinberg, Cox & Allen from 1980-1984.

         Sterling McGregor has been Vice President of Financial and Asset Management for our advisor, Triple Net Properties, LLC, since July 1998. Mr. McGregor has over 15 years of commercial real estate experience in debt and equity financing, asset management, due diligence, underwriting, acquisitions and restructuring loan portfolios. He recently managed several institutional quality portfolios for CB/Richard Ellis, L.J. Melody & Company, a CB Commercial Real Estate Company, both large commercial and mortgage banking operations, from December 1996 to July 1998 and Wells Fargo Bank, a diversified financial services company, from 1992 to September 1998. Prior experience includes mortgage banking for Metmor Financial, a subsidiary of MetLife, and acquisitions and due diligence for Arthur Andersen & Co., as well as Cal Fed Syndications, a publicly traded NYSE real estate investment trust. Mr. McGregor is a licensed California Real Estate Broker and a California Certified General Appraiser with a Bachelor of Business Management and Finance from Brigham Young University.

         Jack R. Maurer has served as Chief Financial Officer of our advisor, Triple Net Properties, LLC, since April 1998. Mr. Maurer has over 24 years of real estate financial management experience, including Chief Financial Officer and Controller positions in residential and commercial development and the banking industry. From 1986 to April 1998, he was a General Partner and Chief Financial Officer of Wescon Properties, where he was involved in finance, accounting and forecasting. He also participated in the development and construction management process, including due diligence, design development, municipal processing, construction, marketing, property management and investor services. Mr. Maurer's previous experience also includes experience with the national accounting firm of Kenneth Leventhal & Company, a leading provider of professional services to owners, developers, builders, operators and financiers of real estate.

Committees of Our Board of Directors

Acquisition Committee

         Each of our acquisitions must be approved by the acquisition committee or a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to our company and consistent with our investment objectives. Initially we will have an acquisition committee comprised of at least three members of our board of directors. A majority of the members of the acquisition committee will be independent directors. Our board of directors may establish additional acquisition committees from time to time based on property type or other relevant factors. Our advisor will recommend suitable properties for consideration by the appropriate acquisition committee or our board of directors from time to time. If the members of the acquisition committee unanimously approve a given acquisition, then our advisor will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the committee. If the acquisition committee does not approve a proposed acquisition, then the property may be presented to our full board of directors for consideration, who, by majority vote, may elect to acquire or reject the property. Properties may be acquired from our advisor or its affiliates or our officers and directors, provided that any interested or affiliated directors shall not vote on such an acquisition.

Audit Committee

         We will have an audit committee comprised of three directors, including at least two independent directors. The audit committee will:

         .    make recommendations to our board of directors concerning the engagement of independent public accountants;
         .    review the plans and results of the audit engagement with the independent public accountants;
         .    approve professional services provided by, and the independence of, the independent public accountants;
         .    consider the range of audit and non-audit fees; and
         .    consult with the independent public accountants regarding the adequacy of our internal accounting controls.


Executive Compensation Committee

         Our board of directors has established an executive compensation committee consisting of up to three directors, including at least two independent directors, to establish compensation policies and programs for our directors and executive officers. Initially, the members of our compensation committee will be Mr. Thompson, Ms. Kirby and Mr. James. The executive compensation committee will exercise all powers of our board of directors in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans, except for those which require actions by all of the directors under our articles of incorporation, bylaws or applicable law. Stock-based compensation plans will be administered by the board of directors if the members of the executive compensation committee do not qualify as "non-employee directors" within the meaning of the Exchange Act.

Officer and Director Compensation

         Our board of directors will determine the amount of compensation that we will pay to each director serving on our board of directors. Initially, all directors will receive a fee of $1,000 for attendance in person or by telephone at each quarterly meeting of the board. Initially such compensation, including fees for attending meetings, will not exceed $7,500 annually. Our independent directors will qualify for the independent director stock option plan under which our board of directors has authorized the issuance of options to acquire up to 100,000 shares of common stock over the five years following the commencement of this offering. In addition, officers or employees of our company will qualify for the employee stock option plan under which our board of directors has authorized the issuance of up to 700,000 shares over the five years following the commencement of this offering. Initially, we do not intend to pay cash compensation to any employees or officers.

Independent Director Stock Option Plan

         We will adopt the independent director stock option plan concurrently with the commencement of this offering. Only independent directors are eligible to participate in the independent director stock option plan.

         We have authorized and reserved a total of 100,000 shares of common stock for issuance under the independent director stock option plan.

         The independent director stock option plan provides for the grant of initial and subsequent options. Initial options are non-qualified stock options to purchase 5,000 shares of common stock at the applicable option exercise price described below granted to each independent director as of the date such individual becomes an independent director. Subsequent options are options to purchase 5,000 shares of common stock at the applicable option exercise price described below on the date of each annual shareholders' meeting to each independent director so long as the individual is still in office. As of the date of this prospectus, we have granted options to purchase 15,000 shares to the independent directors at price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee.

Officer and Employee Stock Option Plan

         We will adopt the officer and employee stock option plan concurrently with the commencement of this offering. All of our officers and employees are eligible to participate in the officer and employee stock option plan.

         We have authorized and reserved a total of 700,000 shares of common stock for issuance under the officer and employee stock option plan. Our board of directors, acting on the recommendation of the compensation committee, will have discretion to grant options to officers and employees effective as of each annual meeting of our shareholders. As of the date of this prospectus, we have granted our Chief Executive Officer and President, Mr. Thompson, options to purchase 45,000 shares at price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee. We have also granted our Vice President, Mr. McGregor, options to purchase 45,000 shares at price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee. We anticipate issuing the same number of options to each of these individuals, in addition to options that may be granted to other officers and employees, simultaneously with each annual shareholders' meeting.

Characteristics of Both Stock Option Plans

         Exercise Price: We will determine the option price, meaning the purchase price of our common stock under the options, as follows:

         . The option price under each option granted on or before the commencement of this offering is the price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee.
         . The option price under each option granted during this offering will be the greater of the price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee and the fair market value of our common stock as of the date of grant.
         . The option price under each option granted after the completion of this offering will be the fair market value of our common stock as of the date of grant.

         We will not grant options under either plan with exercise prices less than the fair market value for such options as of the date of the grant or in consideration for services rendered to our company that in the judgment of the independent directors has a fair market value less than the value of such option as of the date of the grant.

         Unless our shares are then traded on a national securities exchange or trading system, the fair market value of shares of our common stock will be a price determined by our board of directors in good faith. In determining the fair market value of our stock, the directors will consider several factors, including the price per share at which our shares are then being sold to the public, the price per share of common stock of comparable companies, our company's earnings and the value of our assets. If our common stock is traded on a national securities exchange or quotation system, the fair market value will be the average of the last sales price or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

         Vesting: Both of our stock option plans provide that persons holding options can exercise them as follows:

         . Options granted on or before the commencement of this offering are exercisable for one-third of the shares subject to the option on the date of grant, and will become exercisable for an additional one-third of such shares on each of the first and second anniversaries of the date of grant.
         . Options granted after the commencement of this offering will become exercisable in whole or in part on the second anniversary of the date of grant.
         . If an option holder dies or becomes disabled while an officer, director or member of the board, his options will be exercisable for one year after death or the disabling event.
         . Both of our stock option plans provide that if the vesting of any stock option would cause the aggregate of all vested stock options and warrants owned by our advisor, our dealer manager, their affiliates and our officers and directors to exceed ten percent of the total outstanding shares of our common stock, then such vesting will be delayed until the first date on which the vesting will not cause us to exceed this ten percent limit.
         . If options under more than one grant will vest on the same day, and the vesting of all of such options would cause us to exceed our ten percent limit, then such options will vest pro rata according to the total number of options scheduled to vest.
         . If an option holder ceases to serve the company in his or her capacity for any reason except death or disability, his or her options will be exercisable only for three months after the last date of service to our company.

         . No option granted under either stock option plan may be exercised after the tenth anniversary of the date of grant.
         . The option price for the options can be paid in cash or the surrender of common stock.

Notwithstanding any other provisions of either stock option plan to the contrary, we will not permit an option holder to exercise any option or options if the exercise thereof would jeopardize our status as a REIT under the federal income tax laws.

         Transferability: An option holder may not sell, pledge, assign or transfer any option in any manner otherwise than by will or the laws of descent or distribution.

         Change of Control or Dissolution: If a transaction, such as a reorganization or merger in which our company is the surviving entity, or a combination, recapitalization, reclassification, stock split, stock dividend or stock consolidation, occurs causing the outstanding shares of our common stock to be increased, decreased or changed into, or exchanged for, a different number or kind of our shares or securities, then we will make an appropriate adjustment in the number and kind of shares that may be issued in connection with options. We will also make a corresponding adjustment to the option exercise price with respect to options granted prior to any such change.

         Upon the dissolution or liquidation of our company, or upon a reorganization, merger or consolidation of our company with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our property, both stock option plans will terminate and any outstanding options will terminate and be forfeited. Notwithstanding the foregoing, our board of directors may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives, separately or in combinations:

         . the assumption by the successor corporation of the options already granted or the substitution by such corporation for such options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and option prices;
         . the continuation of either stock option plan by such successor corporation in which event such stock option plan and the options will continue in the manner and under the terms so provided; or
         . the payment in cash or shares in lieu of and in complete satisfaction of such options.

         Taxation: All options granted under both stock option plans are intended to be "non-qualified options," meaning that they are options not intended to qualify as incentive stock options under the federal income tax laws. For federal income tax purposes, an option recipient will not recognize ordinary income at the time an initial option or subsequent option is granted. The exercise of an option is a taxable event that will require an option holder to recognize, as ordinary income, the difference between the common stock's fair market value and the option price. We will be entitled to a federal income tax deduction on account of the exercise of an option equal to the ordinary income recognized by an option holder.

OUR ADVISOR

         Our advisor, Triple Net Properties, LLC, is primarily responsible for managing our day-to-day business affairs and assets and carrying out our board of directors' directives. Our advisor is a Virginia limited liability company that was formed in April of 1998 to advise syndicated limited partnerships, limited liability companies and other entities with respect to the acquisition, management and disposition of real estate assets. Currently, our advisor advises four entities that invest or have invested in properties located in California, Colorado, South Dakota, Nevada and Kansas. The advisor is affiliated with our company in that several of our officers and directors also serve as officers and directors of the advisor and own approximately 36% of the ownership interests in the advisor.

         Before the commencement of this offering, our advisor purchased 22,100 shares of our common stock at a price of $9.05 per share, which equals a total of $200,005. The advisor purchased those shares for cash and intends to hold such shares for as long as it serves as the advisor to our company.

Management

         The following table sets forth information with respect to our advisor's executive officers and board of managers:

Name                        Age  Position
----                        ---  --------

Anthony W. Thompson         53   President, Chief Executive Officer and Director

Jack R. Maurer              56   Chief Financial Officer and Director

Talle Voorhies              52   Executive Vice President and Director

Richard D. Gee              59   Managing Director

Don Ferrari                 62   Senior Marketing Director

Damian Gallagher            38   Senior Vice President of Capital Markets

Mary J. Holcomb             50   Vice President of Real Estate Services

Sterling McGregor           42   Vice President of Financial Management


         Anthony W. ("Tony") Thompson. Mr. Thompson's background is described under "Management of Our Company--The Directors and Executive Officers."

         Jack R. Maurer. Mr. Maurer's background is described under "Management of Our Company--The Directors and Executive Officers."

         Talle Voorhies has been Executive Vice President of Triple Net Properties, LLC since April of 1998 and is President and Financial Principal of the dealer manager. From December 1987 to January 1999, Ms. Voorhies worked with The TMP Group, Inc., where she served as Chief Administrative Officer and Vice President of Broker/Dealer Relations. She is responsible for communications with the broker-dealer network; due diligence activities, marketing and compliance; and Investor Services. Ms. Voorhies is a Registered Representative with the National Association of Securities Dealers.

         Richard D. Gee, has been Executive Vice President--Acquisitions for Triple Net Properties, LLC since June 1998. Mr. Gee has 25 years of real estate experience. From 1990 to May 1998, Mr. Gee acted as Managing Director and Partner for InterCapital Partners, a privately owned company engaged in developing and acquiring multi-family and retail real estate projects in California, Illinois and Texas. In this position he raised over $60 million of equity capital used to acquire and/or develop approximately 600,000 square feet of retail centers and 9,000 apartment units. He then sold the $230 million portfolio to two institutional buyers. Mr. Gee also has experience developing a publicly traded, master-limited partnership and a tax-exempt participating-bond fund with Shearson Lehman Brothers. Mr. Gee holds a degree in electrical engineering from the University of Miami.

         Don Ferrari has been Regional Marketing Director for our advisor since September of 1998. Prior to joining our advisor, he served as National Marketing Director of Ridgewood Power for seven years. He also served as President of Amador Financial, a real estate syndication company specializing in apartment buildings and retail strip malls. Mr. Ferrari has over 37 years experience in the securities industry where he specialized in mutual fund marketing and related financial planning products and services. Mr. Ferrari is recognized as a financial services public speaker by a number of groups including the International Association of Financial Planners and Investment Dealers Digest. He is a licensed real estate broker in California and a registered securities principal with the National Association of Securities Dealers. He holds a degree in organic chemistry from UC Berkeley.

         Damian Gallagher has been Senior Vice President of Capital Markets for our advisor and for the dealer manager since 1993. Since 1984, Mr. Gallagher has been involved in the investment/syndication industry. He is a Registered Representative with the National Association of Securities Dealers. Mr. Gallagher received a degree in Economics from UCLA in 1983.

         Mary J. Holcomb, Vice President of Real Estate Marketing and Finance, has been involved in all aspects of real estate and the financial industry for over 28 years. She spent 14 years with Home Federal Savings and Loan and managed four branch escrow offices, and 14 years as Chief Executive Officer and Manager of three independent escrow companies. Ms. Holcomb is responsible for acquisition and tenant-in-common escrows and exchanges, as well as interfacing with broker-dealers and investors. She has a real estate license and is a Senior Certified Escrow Officer.

         Sterling McGregor. Mr. McGregor's background is described under "Management of Our Company--The Directors and Executive Officers."

The Advisory Agreement

         Under the terms of the advisory agreement, our advisor generally

         .  has responsibility for day-to-day operations of our company;
         .  administers our bookkeeping and accounting functions;
         . serves as our consultant in connection with policy decisions to be made by our board of directors;
         . manages or causes to be managed our properties and other assets; and . renders other services as our board of directors deems appropriate.

Our advisor is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, our advisor will have a fiduciary duty to our Company's shareholders. A copy of the advisory agreement has been filed as an exhibit to the registration statement of which this prospectus is a part and you may obtain a copy from us.

         Expenses. Our advisor bears the expenses incurred by it in connection with performance of its duties under the advisory agreement, including employment expenses of its personnel, rent, telephone and equipment expenses and miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or other assets owned by us, excluding proposed acquisitions, or relating to its performance under the advisory agreement. We will reimburse our advisor for some expenses it incurs, including expenses related to proposed acquisitions and travel expenses. We will not reimburse our advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended exceed the greater of 2% of Average Invested Assets or 25% of net income for such year. If our advisor receives an incentive distribution, net income, for purposes of calculating operating expenses, will exclude any gain from the sale of our assets. Any amount exceeding the greater of 2% of Average Invested Assets or 25% of net income paid to our advisor during a fiscal quarter will be repaid to us within 60 days after the end of the fiscal year. We bear our own expenses for functions not required to be performed by our advisor under the advisory agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties and assets.

         Term. The advisory agreement, which was entered into by our company after our board of directors reviewed and evaluated the performance of our advisor and with the approval of a majority of independent directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. In determining whether to renew the advisory agreement, our board of directors will re-evaluate the performance of our advisor. The criteria used in such evaluation will be reflected in the minutes of our board of director's meetings.

         The advisory agreement may be terminated by our advisor or a majority of the independent directors upon 60 days' prior written notice without cause or penalty, in which case we will not be required to pay any termination fee. If the advisory agreement is terminated, the advisory agreement requires our advisor to cooperate with us and take all reasonable steps requested to assist the directors in making an orderly transition of all advisory functions. If the advisory agreement is terminated, our board of directors will determine that any successor advisor possess sufficient qualifications to:

         .   perform the advisory function for our company; and
         .   justify the compensation provided for in the contract with our company.

         If the advisory agreement is terminated as a result of the merger of our advisor into our company in connection with the listing of our shares on a national exchange or market, our advisor's incentive limited partnership interest will be redeemed for cash, or if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor pursuant to the "incentive distribution" and "incentive distribution upon dispositions" described under the heading "Compensation Table" if we liquidated all of our assets for their fair market value.

         Our Right of First Opportunity. The advisory agreement gives us the first opportunity to purchase any income-producing properties located in our focus states placed under contract by our advisor, provided that:

         .   we have funds available to make the purchase;
         .   our acquisition committee or board of directors votes to make the purchase within fourteen days of being offered such property by our advisor; and
         .   the property meets our acquisition criteria.

         Possible Merger. Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered "self-administered," because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third-party to perform management functions on its behalf. Accordingly, if we apply to have our shares listed for trading on a national stock exchange or included for quotation on a national market system, it may be in our best interest to become self-administered. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the merger of our advisor and our company and the termination of the advisory agreement, with the consideration in such merger and for such termination to be determined by our company and our advisor. In the event our advisor is merged into our company, many of our advisor's key employees will become employees of our company. While we would then be relieved of paying fees to our advisor under the advisory agreement, we would be required to pay the salaries of our advisor's employees, the rent and "overhead" associated with our advisor's office and related costs and expenses formerly absorbed by our advisor under the advisory agreement.

         Indemnification. We have agreed to indemnify our advisor, its managers, members and employees and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to acts or omissions of our advisor, provided that:

         . the indemnified person determined, in good faith, that the course of conduct which caused a loss or liability was in our best interest;
         . the indemnified person was acting on behalf of, or performing services for, our company;
         . such liability or loss was not the result of misconduct, negligence or a knowing violation of the criminal law or any federal or state securities laws; and
         . such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

         Other Services. In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, development, construction management, loan origination and servicing, property tax reduction and risk managing fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

COMPENSATION TABLE

         The Compensation Table below outlines all the compensation that we will pay to our advisor, the dealer manager and the broker-dealers participating in this offering during the stages in the life of our company and other payments that are subordinated to achieving the returns listed in the table. For ease of presentation and understanding, we have used defined terms in the table. Those terms have the following meanings:

         Average Invested Assets means, for any period, the average of the aggregate book value of our assets that are invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during such period.

         Invested Capital means the product of (1) the sum of (A) the total number of outstanding shares of our common stock and (B) the number of partnership units issued by our operating partnership to limited partners, other than our advisor, and (2) a dollar amount that initially will be $10.00 and that will be adjusted appropriately to reflect stock dividends, stock splits, or other changes in the capital structure of our company or our operating partnership, and, at our discretion, changes in the average price per share paid for our common stock and partnership units in our operating partnership after this offering. When a property is sold, Invested Capital will be reduced by the lesser of (1) the net sale proceeds available for distribution from such sale or
(2) the sum of (A) the portion of Invested Capital that initially was allocated to that property and (B) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

         Competitive Real Estate Commission means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

         Our advisor and its affiliates will not be compensated for any services other than those which have been fully disclosed in this Compensation Table. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by our advisor or the dealer manager for services rendered, our advisor and the dealer manager may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category. Except as expressly provided in the table, we shall not pay, directly or indirectly, a commission or fee to our advisor or its affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a company property.

                                 OFFERING STAGE

--------------------------------------------------------------------------------------------------------------------------
  Type of                                       Method of                                            Estimated
Compensation                                   Compensation                                           Amount
--------------------------------------------------------------------------------------------------------------------------
Selling             The dealer manager will receive 8% of the gross proceeds of this          Actual amount depends upon
Commissions         offering, or $0.80 for each share sold, and one warrant for every         the number of shares sold.
                    40 shares of common stock sold in this offering in states other           The dealer manager will
                    than Arizona, Missouri, Ohio or Tennessee. Each of these warrants         receive a total of $80,000
                    permits the holder to purchase one share of our common stock at a         if the minimum offering is
                    purchase price of $12.00 per share, or 120% of the offering price,        sold and $8,000,000 if the
                    prior to February 22, 2005. The dealer manager may reallow a              maximum offering is sold.
                    portion of the Selling Commissions and the warrants to
                    broker-dealers for each share they sell. Shares purchased under the dividend reinvestment program will be purchased without Selling
                    Commissions.
---------------------------------------------------------------------------------------------------------------------------

                                 OFFERING STAGE

-----------------------------------------------------------------------------------------------------------------------------
  Type of                                    Method of                                             Estimated
Compensation                                Compensation                                            Amount
-----------------------------------------------------------------------------------------------------------------------------
Marketing Support   We will pay the dealer manager an amount up to 1.5% of the             Actual amount depends upon the
Due Diligence       gross and proceeds of this offering to pay expenses associated with    number of shares sold. A total
Reimbursement Fee   marketing fees, wholesaling fees, expense reimbursements, bonuses      of $15,000 will be paid if the
                    and incentive compensation and volume discounts and to generally       minimum offering is sold and
                    reimburse the dealer manager for due diligence expenses. We will       $1,500,000 will be paid if the
                    not require the dealer manager to account for spending of amounts      maximum offering is sold.
                    comprising this fee. The dealer manager may reallow a portion of this fee to broker-dealers participating in this offering. We will not pay this fee with respect to shares purchased under the dividend reinvestment program.
-----------------------------------------------------------------------------------------------------------------------------

Other               Our advisor may advance, and we will reimburse it for,                 Actual amounts will be based
Organizational      organization and offering expenses incurred on our behalf in           on actual funds advanced.
and Offering        connection with this offering, including legal and accounting          We estimate that a total of
Expenses            fees, filing fees, printing costs and selling expenses.  We            $25,000 will be reimbursed
                    estimate such expenses will be approximately 2.5% of the net           if the minimum offering is
                    proceeds of this offering.                                             sold and $2,500,000 will be
                                                                                           reimbursed if the maximum
                                                                                           offering is sold.
-----------------------------------------------------------------------------------------------------------------------------

                                ACQUISITION STAGE

-----------------------------------------------------------------------------------------------------------------------------
  Type of                                    Method of                                            Estimated
Compensation                                Compensation                                           Amount
-----------------------------------------------------------------------------------------------------------------------------
Real Estate         In property acquisitions in which an affiliate of our advisor          Actual amounts depend on
Commission          the serves as our real estate broker, such affiliate may               the purchase price of
                    receive from the seller in such acquisitions a real estate             properties acquired.
                    commission of up to 2% of the purchase price of the property. Since any seller will attempt to set the selling price at an amount to cover the cost of real estate commissions, we, as purchaser, may be deemed to be indirectly paying such cost in the form of a higher price.
-----------------------------------------------------------------------------------------------------------------------------

Acquisition         We will reimburse our advisor for costs and expenses of                Actual amounts to be
Expenses            selecting, evaluating and acquiring properties, whether or not         reimbursed could be up to
                    actually acquired, including surveys, appraisals, title insurance      0.5% of gross offering
                    and escrow fees, legal and accounting fees and expenses,               proceeds; however, the
                    architectural and engineering reports, environmental and asbestos      amount that we will
                    audits, travel and communication expenses, non-refundable option       reimburse our advisor for
                    payments on properties not acquired and other related expenses         Acquisition Expenses when
                    payable to our advisor and its affiliates.  Interest shall be          added to Real Estate
                    paid on funds advanced at our advisor's actual cost of funds or        Commissions could be up to
                    as otherwise established by our board of directors.                    6% of the contract price of
                                                                                           the property.  If the
                                                                                           minimum offering is sold,
                                                                                           acquisition expenses are
                                                                                           estimated to be $5,000. If
                                                                                           the maximum offering is
                                                                                           sold, acquisition expenses
                                                                                           are estimated to be
------------------------------------------------------------------------------------------------------------------------------

                                 OFFERING STAGE

----------------------------------------------------------------------------------------------------------------------
     Type of                                    Method of                                         Estimated
   Compensation                                Compensation                                        Amount
----------------------------------------------------------------------------------------------------------------------
                                                                                           $500,000.
----------------------------------------------------------------------------------------------------------------------

                                               OPERATIONAL STAGE
-----------------------------------------------------------------------------------------------------------------------
     Type of                                     Method of                                     Estimated
   Compensation                                 Compensation                                    Amount
-----------------------------------------------------------------------------------------------------------------------
  Property          We will pay our advisor a Property Management Fee equal to       Actual amounts to be paid depend
  Management        5% of the gross income from the properties. This fee will        upon the gross  income of the
  Fee               be paid monthly.                                                 properties and, therefore, cannot
                                                                                     be determined at the present time.

-----------------------------------------------------------------------------------------------------------------------

Compensation         We will pay our advisor for other property-level services       Actual amounts to be received
for Services         including leasing fees, construction management fees, loan      depend upon the services provided
                     origination and servicing fees, property tax reduction fees     and, therefore, cannot be
                     and risk management fees. Such compensation will not exceed     determined at the present time.
                     the amount which would be paid to unaffiliated third
                     parties providing such services. All such compensation must be approved by a majority of our independent directors.

-----------------------------------------------------------------------------------------------------------------------

Reimbursable         We will reimburse our advisor for:                              Actual amounts are dependent upon
Expenses                                                                             results of operations.

                     . the cost to our advisor or its affiliates of goods and services used for and by us and obtained from unaffiliated parties and


                     . administrative services related to such goods and services limited to ministerial services such as typing, record keeping, preparing and disseminating company reports, preparing and maintaining records regarding shareholders, record keeping and administration of our dividend reinvestment program, preparing and disseminating responses to shareholder inquiries and other communications with shareholders and any other record keeping required.

-----------------------------------------------------------------------------------------------------------------------

                                               LIQUIDATION STAGE
-----------------------------------------------------------------------------------------------------------------------
      Type of                                    Method of                                     Estimated
   Compensation                                 Compensation                                    Amount
-----------------------------------------------------------------------------------------------------------------------
Property             We will pay our advisor, or one of its affiliates, a            Actual amounts to be
Disposition Fee      Property Disposition Fee out of net profits upon the sale       received depend upon the
                     of each of the properties, in an amount equal to the lesser     sale price of properties
                     of 3% of the property's contract sales price or 50% of a        and, therefore, cannot be
                     customary Competitive Real Estate Commission given the          determined at the present
                     circumstances surrounding the sale. The amount paid, when       time.
                     added to the sums paid to unaffiliated parties, shall not
                     exceed the lesser of the customary Competitive Real Estate
                     Commission or an amount equal to 6% of the contracted for
                     sales price. Payment of such fees shall be made only if our advisor provides a substantial amount of services in
                     connection with the sale of the property. We will pay the
                     Property Disposition Fee on all dispositions of properties, whether made in the ordinary course of business, upon
                     liquidation or otherwise.

-----------------------------------------------------------------------------------------------------------------------

                                             SUBORDINATED PAYMENTS
-----------------------------------------------------------------------------------------------------------------------
      Type of                                    Method of                                     Estimated
   Compensation                                 Compensation                                    Amount
-----------------------------------------------------------------------------------------------------------------------
 Asset Management    We will pay our advisor an Asset Management Fee of up to        Actual amounts are dependent upon
 Management          1.5% of the Average Invested Assets. The Asset Management       the actual amounts that We invest
 Fee                 Fee will be paid or accrue quarterly, but will not be paid      in assets and, therefore, cannot
                     until our shareholders have received distributions equal to     be determined at this time.
                     a cumulative, noncompounded rate of 8% per annum on their
                     investment in our company. If the fee is not paid in any
                     quarter, it will accrue and be paid once the shareholders
                     have received a cumulative 8% return.

-----------------------------------------------------------------------------------------------------------------------

Incentive            Our operating partnership will pay an incentive                 Actual amounts to be received
Distribution         distribution to our advisor equal to 15% of our operating       depend upon results of operations
                     partnership's operating cash flow after our company has         and the actual amounts that we
                     received, and paid to our shareholders, the sum of:             invest in properties and,
                                                                                     therefore, cannot be determined at
                     .   an 8% cumulative, non-compounded return on our Invested     the present time.
                         Capital, and

                     .   any remaining shortfall in the recovery of our Invested
                         Capital with respect to prior sales of properties.

                     If there is a shortfall in that 8% return at the end of any calendar year and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause the cumulative 8% return threshold to be met. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

-----------------------------------------------------------------------------------------------------------------------
Incentive            Our operating partnership will pay an incentive                 Actual amounts to be received
Distribution         distribution upon the sale of a property equal to 15% of        depend upon the sale price of
Upon                 the net proceeds from the sale after our company has            properties and, therefore, cannot
Dispositions         received, and paid to our shareholders, the sum of              be determined at the present time.

                     . our Invested Capital that initially was allocated to that property,

                     .   any remaining shortfall in the recovery of our Invested
                         Capital with respect to prior sales of properties, and

                     .   any remaining shortfall in the 8% return on Invested
                         Capital.

                     If we and, in turn, our shareholders have not received a return of our Invested Capital or if there is a shortfall in the 8% return after the sale of the last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our shareholders to receive a full return of the our Invested Capital and a full distribution of the 8% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

-----------------------------------------------------------------------------------------------------------------------

Additional Payments for Additional Services

        In extraordinary circumstances fully justified to the official or agency administering the state securities laws, our advisor and its affiliates may provide other goods and services to our company if all of the following criteria are met:

        .     the goods or services must be necessary to our prudent operation;
              and

        . the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee we would be required to pay to independent parties rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by our advisor or its affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms.

        Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by our advisor or its affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of our properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

Limitations on Reimbursements

        No reimbursement to our advisor or its affiliates is permitted for items such as rent, depreciation, utilities, capital equipment, salaries, fringe benefits and other administrative items of any controlling persons of our advisor, its affiliates or any other supervisory personnel except in those instances in which our board of directors believes it to be in our best interest that our advisor or its affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for our company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for our advisor similar to those of chairman or member of the board of directors, president or executive vice president, or those entities or individuals holding 5% or more of the stock of our advisor or a person having the power to direct or cause the direction of our advisor, whether through ownership of voting securities, by contract or otherwise. Despite the foregoing, and subject to the approval of our board of directors, including a majority of the independent directors, we may reimburse our advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. Our advisor has informed us that it believes that its employees and the employees of its affiliates and controlling persons who perform services for which reimbursement is allowed under clause (b) above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

Limitation on Acquisition-Related Compensation

        The total of all real estate commissions and acquisition fees and expenses paid in connection with our purchase of a property may not exceed an amount equal to 6% of the contract purchase price for the property.

Limitation on Operating Expenses

        In the absence of a satisfactory showing to the contrary, our total operating expenses will be deemed to be excessive if, in any fiscal year, they exceed the greater of:

        .     2% of our Average Invested Assets or
        .     25% of our net income for such year.

The independent directors have a fiduciary responsibility to limit such expenses to amounts that do not exceed these limitations.

        Within 60 days after the end of any fiscal quarter for which our total operating expenses for the 12 months then ended exceeded the greater of 2% of our Average Invested Assets or 25% of net income, we will send to our shareholders a written disclosure of such fact.

        Our advisor will reimburse our company at the end of the 12 month period the amount by which the aggregate annual expenses paid or incurred by our company exceed the limitations provided above.

        Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under generally accepted accounting principles, including the fees we pay to our advisor, such as the Incentive Distribution referred to in the Compensation Table. However, total operating expenses do not include:

        .     the expenses we incur in raising capital such as organizational and offering expenses, legal, audit, accounting, registration and other fees, printing and other expenses, and tax incurring in connection with the issuance, distribution, transfer and
              registration of our shares;
        .     interest payment;
        .     taxes;
        .     non-cash expenditures such as depreciation, amortization and bad debt reserves; and
        .     acquisition and disposition fees, acquisition expenses, real estate commissions on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property, including the Incentive Distribution Upon Disposition referred to in the Compensation Table.

Additional Important Information on Compensation to Our Affiliates

        Our advisor and its affiliates will be involved in determining the types and structure of the transactions in which we participate. Our advisor may benefit from our acquiring properties, retaining ownership of our properties or leveraging our properties, while it may be in your best interest as a shareholder for us to buy, sell or hold such property on an unleveraged basis. Furthermore, our advisor's receipt and retention of many of the fees it receives and reimbursements depends upon our company making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with the interest of our shareholders to earn income on their investment in shares and may result in our entering into transactions that do not solely reflect your interest as a shareholder. The independent directors must approve all transactions between us and our advisor or its affiliates.

PRIOR PERFORMANCE SUMMARY

         The information presented in this section represents the historical experience of real estate programs managed by our advisor. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

         Our advisor has served as manager or sponsor of a total of nine real estate investment entities. These real estate investment entities and the year in which their offerings were commenced and/or completed are as follows:

         1.       Telluride Barstow, LLC (commenced and completed in 1998)
         2. Truckee River Office Tower, LLC (commenced in 1998 and completed in 1999)
         3. Western Real Estate Investment Trust (commenced in 1998, not completed)
         4. Yerington Shopping Center, LLC (commenced in 1998 and completed in 1999)
         5.       NNN Fund VIII, LLC (commenced in 1999, not completed)
         6.       NNN Town & Country, LLC (commenced in 1999, not completed)
         7.       NNN "A" Credit TIC, LLC (commenced in 1999, not completed)
         8.       NNN Exchange Fund, LLC (commenced in 1999, not completed)
         9.       NNN Redevelopment Fund, LLC (commenced in 1999, not completed)

         These nine programs constitute the "prior advisor programs." The prior performance tables included in Exhibit A attached hereto set forth information regarding these prior advisor programs as of the dates indicated with respect to:

         .        experience in raising and investing funds (Table I);
         .        compensation to the sponsor (Table II); and
         .        annual operating results of the prior advisor programs (Table
                  III).

         No information is given as to results of completed programs or sales or dispositions of property because, to date, none of the prior programs have sold any of their properties.

Prior Programs of Our Advisor

         Our advisor sponsored the prior advisor programs. The total amount of funds raised from all investors in the offerings of the prior advisor programs, as of December 31, 1999, was approximately $42,364,873, and the total number of investors in all such entities was approximately 587.

         The prior advisor programs have acquired a total of fifteen properties in California, Colorado, South Dakota, Nevada, Kansas and Hawaii.

         The aggregate dollar amount of the acquisition and development costs of the properties purchased by the prior advisor programs, as of December 31, 1999, was approximately $130,158,201. Of the aggregate amount, approximately 21% was spent on acquiring office buildings, and approximately 79% was spent on retail properties.

         All of these funds were spent on existing or used properties. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior advisor programs as of December 31, 1999:

                      Type of Property                      Existing
                      ----------------                      --------

                      Office                              $ 26,836,396

                      Retail                               103,321,805
                                                          ------------
                      Total                               $130,158,201
                                                          ============

         Each of the prior advisor programs and the properties that they have acquired are described below.

         Telluride Barstow, LLC, a Virginia limited liability company, was formed by our advisor in 1998 to acquire Barstow Road Shopping Center, a community shopping center in Barstow, California. Our advisor is the managing member of Telluride Barstow, LLC, which acquired this shopping center in May of 1998. The center includes approximately 77,950 square feet of leasable space and, as of December 31, 1999, was approximately 100% occupied.

         Truckee River Office Tower, LLC, a Virginia limited liability company, was formed by our advisor in August of 1998 to acquire Truckee River Office Tower, a 15-story office and parking facility located in downtown Reno, Nevada. Our advisor is the managing member of Truckee River Office Tower, LLC, which closed on the purchase of the office tower on December 1, 1998. The property contains approximately 137,572 square feet of Class-B office space and, as of December 31, 1999, was approximately 72% occupied. The building was developed in 1981 by casino operator, Harrah's, which currently leases over 40% of the space.

         Yerington Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in December of 1998 to acquire Yerington Plaza Shopping Center, a neighborhood shopping center in Yerington, Nevada, about 80 miles southeast of Reno, Nevada. The Plaza includes approximately 55,531 square feet of leasable space and, as of December 31, 1999, was approximately 94% occupied. Our advisor is the managing member of Yerington Shopping Center, LLC, which closed the private placement of its equity interests and acquired the shopping center on March 8, 1999.

         NNN Fund VIII, LLC, a Virginia limited liability company, was formed by our advisor and has acquired three properties. The Belmont Shopping Center, Pueblo, Colorado was acquired on June 11, 1999; the Village Fashion Center in Wichita, Kansas was acquired on June 18, 1999; and the Palm Court Shopping Center was acquired on August 3, 1999. The Belmont Shopping Center is a retail shopping center containing approximately 81,289 square feet of leasable space. As of December 31, 1999, the Belmont Shopping Center was approximately 99% occupied. The Village Fashion Center is a retail shopping center containing approximately 129,973 square feet of leasable space. As of December 31, 1999, the Village Fashion Center was approximately 79% occupied. The Palm Court Shopping Center is a retail shopping center containing approximately 266,641 square feet of leasable space. As of December 31, 1999, the Palm Court Shopping Center was approximately 83% occupied.

         NNN Town & Country, LLC, a Virginia limited liability company, was formed by our advisor in May of 1999, to acquire the Town & Country Shopping Center, a retail shopping center in Sacramento, California, which it acquired on July 1, 1999. The Town & Country shopping center includes approximately 239,645 square feet of leasable space, and as of December 31, 1999, was approximately 89% occupied. Our advisor is the managing member of NNN Town & Country, LLC.

         NNN `A" Credit TIC, LLC, a Virginia limited liability company, was formed by our advisory in July of 1999 to acquire the Pueblo Shopping Center in Pueblo, Colorado. Our advisory is the managing member of NNN `A' Credit TIC, LLC, which closed on the acquisition of the Pueblo Shopping Center on November 3, 1999. The retail shopping center contains approximately 106,264 square feet of retail space and was approximately 96% occupied as of December 31, 1999.

         NNN Redevelopment Fund, LLC, a Virginia limited liability company, was formed by our advisory in August of 1999 to acquire the Bank One Building in Colorado Springs, Colorado. Our advisory is the managing member of NNN Redevelopment Fund, LLC, which closed on the acquisition of the Bank One Building on November 22, 1999. The building contains approximately 129,427 square feet of office space and was approximately 64% occupied as of December 31, 1999.

         NNN Exchange Fund III, LLC, a Virginia limited liability company, was formed by our advisory in September of 1999 to acquire the County Fair retail center in Woodland, California. Our advisory is the managing member of NNN Exchange Fund III, LLC, which closed on the acquisition of the County Fair on December 15, 1999. The retail shopping center contains approximately 403,063 square feet of retail space and was approximately 88% occupied as of December 31, 1999.

         Western Real Estate Investment Trust, a Virginia corporation, was formed by our advisor in July of 1998 and intends to qualify as a REIT for federal income tax purposes. Western REIT is currently engaged in an ongoing best efforts private placement of $50,000,000 of its common stock. Western REIT was formed to acquire office and industrial properties and retail shopping centers with the proceeds of its private placement. Our advisor manages the properties owned by Western REIT and serves as the general partner of Western REIT's operating partnership subsidiary. Western REIT's ongoing best efforts private placement is being conducted by the dealer manager.

         Western REIT currently owns the following properties:

         The Kress Energy Center is an office building located in the downtown central business district of Wichita, Kansas. This six-story, historically registered building with approximately 57,693 leasable square feet was originally constructed in 1930. As of December 31, 1999, the building was approximately 88% occupied.

         The Phelan Village Shopping Center is an approximately 58,619 square foot shopping center in Phelan, California built in 1989. Western REIT acquired this property on October 16, 1998. As of December 31, 1999, Phelan Village was approximately 97% occupied.

         The Century Plaza East Shopping Center is a retail shopping center located in East Lancaster, California, which is near Palmdale, California. The center includes approximately 121,192 square feet and, as of December 31, 1999, was approximately 89% occupied.

         The Bryant Ranch Shopping Center is an approximately 93,892 square foot neighborhood shopping center located in Yorba Linda, California, which is in Orange County. Western REIT acquired this property on December 1, 1998 and, as of December 31, 1999, the center was approximately 91% leased.

         The Huron Mall Shopping Center is approximately 208,650 square foot neighborhood shopping center in Huron, South Dakota. Western REIT acquired this property on December 31, 1999 and, as of that date, the property was approximately 74% leased.

         The Crossroads Shopping Center is a retail shopping center in Kona, Hawaii, built in 1996. Western REIT acquired a leasehold interest in this property on July 31, 1999. The center includes approximately 74,973 square feet of space and is anchored by a Safeway grocery store. As of December 31, 1999, the center was approximately 100% leased.

         None of these prior programs has liquidated or sold any of its real properties to date and, accordingly, no assurance can be made that prior programs will ultimately be successful in meeting their investment objectives. The information set forth above should not be considered indicative of results to be expected from our company.

         Potential investors are encouraged to examine the prior performance tables attached as Exhibit A to this prospectus for more detailed information regarding the prior experience of our advisor. In addition, upon request, prospective investors may obtain from our advisor without charge copies of offering materials and any reports prepared in connection with any of the prior advisor programs. Any such request should be directed to our advisor. Additionally, Table VI contained in Part II of the registration statement of which this prospectus is a part gives additional information relating to properties acquired by the prior advisor programs. We will furnish, without charge, copies of such table upon request.


CONFLICTS OF INTEREST

         Our management will be subject to various conflicts of interest arising out of our relationship with our advisor, the dealer manager and their affiliates. All agreements and arrangements, including those relating to compensation, between us and our advisor, the dealer manager and their affiliates are not the result of arm's-length negotiations. The limitations on our advisor described below have been adopted to control when we enter into transactions with our advisor, the dealer manager and their affiliates. With respect to the conflicts of interest described herein, our advisor, the dealer manager and their affiliates have informed us that they will endeavor to balance their interests with our interests.

         We believe that the compensation paid to our advisor or its affiliates under the advisory agreement is on terms no less favorable to our company than those customary for similar services performed by independent firms in the relevant geographic areas.

Competition for the Time and Service of Our Advisor and Affiliates

         Our company relies on our advisor and its affiliates to manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of our company and our advisor. Affiliates of our advisor have conflicts of interest in allocating management time, services and functions among various existing real estate programs, including the prior advisor programs, and any future real estate programs or business ventures that they may organize or serve. Our advisor and its affiliates have informed us that they believe they have sufficient staff to be fully capable of discharging their responsibilities in connection with various real estate programs and other business ventures.

Process for Resolution of Conflicting Opportunities

         Our advisor has sponsored privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. Therefore, our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs. The advisory agreement gives us the first opportunity to buy income-producing properties located in our focus states placed under contract by our advisor or its affiliates, provided that:

         .    we have funds available to make the purchase;

         . our board of directors or appropriate acquisition committee votes to make the purchase within fourteen days of being offered such property by our advisor; and

         .    the property meets our acquisition criteria.

Other factors that may be considered in connection with the decisions as to the suitability of the property for investment include:

         . the effect of the acquisition on the diversification of our portfolio;

         .    the amount of funds we have available for investment;

         .    cash flow; and

         . the estimated income tax effects of the purchase and subsequent disposition.

The independent directors must, by majority vote, approve all actions by our advisor or its affiliates that present potential conflicts with our company.

         We believe that the three factors, including the obligations of our advisor and its affiliates to present to us any income-producing investment opportunities that could be suitable for our company, will help to lessen the competition or conflicts with respect to the acquisition of properties.

Acquisitions From Our Advisor and Its Affiliates

         We may acquire properties from our advisor, our directors or officers or their affiliates. The prices we pay for such properties will not be the subject of arm's-length negotiations. However, we will not acquire a property from our advisor or any affiliate, including our officers and directors, unless a competent independent appraiser confirms that our purchase price is equal to or less than the property's fair market value and a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction and the purchase price are fair, reasonable and in our best interests. There can be no absolute assurance that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property to our company exceed such property's current appraised value.

We May Purchase Properties From Persons With Whom Affiliates of Our Advisor Have Prior Business Relationships

         We may purchase properties from sellers with whom our advisor or its affiliates have purchased properties in the past and may purchase properties in the future. If we purchase properties from such sellers, our advisor will experience a conflict between the current interests of our company and its interests in preserving any ongoing business relationship with such seller. Our board of directors will not, and our advisor has informed us that it will not, consummate such purchases in a manner that would effect a breach of any fiduciary obligations to our company.

Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties with Our Advisor or Affiliates

         Our advisor may advise us to acquire an interest in a property through a joint venture or co-ownership arrangement with our advisor or its affiliates. In such instance, our advisor will have a fiduciary duty to our company, our shareholders and the affiliate participating in the joint venture or co-ownership arrangement. In order to minimize the likelihood of a conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in such co-ownership or joint venture arrangements in various respects. In addition, the advisory agreement provides that a majority of the independent directors not otherwise interested in the transaction must determine that the transaction is on terms and conditions no less favorable than from unaffiliated third parties and is fair and reasonable to our company.

Property Management Services will be Rendered by Our Advisor

         Our advisor will provide property and asset management services to our company and other entities, some of whom may be in competition with our company. Our advisor will render these services to our company for the price and on the terms we would expect from an unaffiliated third party and in a manner consistent with customary business practices. Our advisor has informed us that it believes that it has sufficient personnel and other required resources to discharge all responsibilities to the various properties that it manages and will manage in the future.

Receipt of Commissions, Fees and Other Compensation by Our Advisor

         Our advisor and its affiliates have received and will continue to receive the compensation as described in "Compensation Table." Many of the fees described under "Compensation Table" are based on acquisitions or asset value and are payable to our advisor despite the lack of cash available to make distributions to our shareholders. To that extent, our advisor benefits from our retaining ownership of properties and leveraging our properties, while our shareholders may be better served by our disposing of a property or holding a property on an unleveraged basis. Furthermore, our advisor's receipt and retention of many of the fees and reimbursements it receives from us are dependent upon our making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with your interest in earning income on your investment in the shares.

Non-Arm's-Length Agreements; Conflicts; Competition

         The agreements and arrangements, including those relating to compensation, between our company, our advisor and its affiliates are not the result of arm's-length negotiations, but are expected to approximate the terms of arm's-length transactions. While we will not make loans to our advisor or its affiliates, we may borrow money from our advisor or its affiliates for various business purposes, including working capital requirements, but only if a majority of our board of directors, including a majority of the independent directors, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances. Our advisor and its affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services. However, no rebates or "give-ups" may be received by our advisor or its affiliates, nor may our advisor or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the advisory agreement.

Legal Counsel for Our Company and Our Advisor is the Same Law Firm

         Hirschler, Fleischer, Weinberg, Cox & Allen, a Professional Corporation acts as legal counsel to our advisor and some of its affiliates and also is expected to represent us with respect to matters of real estate law. Hirschler is not acting as counsel for the shareholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Hirschler may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Hirschler may inadvertently act in derogation of the interest of parties which could affect us and, therefore, our shareholders' ability to meet our investment objectives.

NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares

         NNN Capital Corp., a securities dealer affiliated with Anthony W. Thompson, the Chairman of the Board, President and Chief Executive Officer of our company and the President and Chief Executive Officer of our advisor, is participating as the dealer manager in this offering. The dealer manager is entitled to the Selling Commissions, Marketing Support and Due Diligence Reimbursement Fee and warrants based on the number of shares sold in many states, which may be retained or reallowed to broker-dealers participating in this offering. The dealer manager may be subject to a conflict of interest, which may arise out of its participation in this offering and its affiliation with Mr. Thompson, in performing independent "due diligence" with respect to our company. Any review of our structure, formation or operation performed by the dealer manager will be conducted as if it was an independent review; however, because the dealer manager is our affiliate, such review cannot be considered to represent an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Therefore, this offering will not necessarily have the independent review typically conducted by an underwriter or managing broker-dealer.

SUMMARY OF DIVIDEND REINVESTMENT PROGRAM

         We have adopted a dividend reinvestment program under which our shareholders may elect to have their cash dividends reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of the dividend reinvestment program, which is attached to this prospectus as Exhibit C.

General

         Shareholders who have received a copy of this prospectus and participate in this offering can elect to participate in and purchase shares through the dividend reinvestment program at any time and will not need to receive a separate prospectus relating solely to the dividend reinvestment program. A person who becomes a shareholder otherwise than by participating in this offering may purchase shares through the dividend reinvestment program only after receipt of a separate prospectus relating solely to the dividend reinvestment program.

         Until the earlier to occur of the termination of this offering and the sale of all the shares reserved for issuance under the dividend reinvestment program, the purchase price for shares purchased under the dividend reinvestment program will be the greater of $9.05 and the fair market value of a share of our common stock as of the date of reinvestment.

Investment of Dividends

         Dividends will be used to purchase shares on behalf of the participants from our company. All such dividends shall be invested in shares within 30 days after such payment date. Any dividends not so invested will be returned to the participants in the dividend reinvestment program.

         As of the date of this prospectus, participants will not have the option to make voluntary contributions to the dividend reinvestment program to purchase shares in excess of the amount of shares that can be purchased with their dividends. The board of directors reserves the right, however, to amend the dividend reinvestment program in the future to permit voluntary contributions to the dividend reinvestment program by participants, to the extent consistent with our objective of qualifying as a REIT.

Participant Accounts, Fee, and Allocation of Shares

         For each participant in the dividend reinvestment program, we will maintain a record which shall reflect for each dividend period the dividends received by us on behalf of such participant. Any interest earned on such dividends will be retained by us to defray costs relating to the dividend reinvestment program.

         We will use the aggregate amount of dividends to all participants for each dividend period to purchase shares for the participants. If the aggregate amount of dividends to participants exceeds the amount required to purchase all shares then available for purchase, our company will purchase all available shares and will return all remaining dividends to the participants within 30 days after the date such dividends are made. We will allocate the purchased shares among the participants based on the portion of the aggregate dividends received on behalf of each participant, as reflected in our records. The ownership of the shares purchased under the dividend reinvestment program shall be reflected on our books.

         Shares acquired under the dividend reinvestment program will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering.

         The allocation of shares among participants may result in the ownership of fractional shares, computed to four decimal places.

Reports to Participants

         Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant:

         .     the dividends reinvested during the year;
         .     the number of shares purchased during the year;
         .     the per share purchase price for such shares;

         . the total administrative charge retained by us on behalf of each participant; and
         . the total number of shares purchased on behalf of the participant under the dividend reinvestment program.

         Tax information with respect to income earned on shares under the dividend reinvestment program for the calendar year will be sent to each participant.

Election to Participate or Terminate Participation

         Shareholders who purchase shares in this offering may become participants in the dividend reinvestment program by making a written election to participate on their Subscription Agreements at the time they subscribe for shares. Any other shareholder who receives a copy of this prospectus or a separate prospectus relating solely to the dividend reinvestment program and who has not previously elected to participate in the dividend reinvestment program may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to us of such shareholder's desire to participate in the dividend reinvestment program. Participation in the dividend reinvestment program will commence with the next dividend made after receipt of the participant's notice, provided it is received at least ten days prior to the record date for such dividend. Subject to the preceding sentence, the election to participate in the dividend reinvestment program will apply to all dividends attributable to the dividend period in which the shareholder made such written election to participate in the dividend reinvestment program and to all dividends. Participants will be able to terminate their participation in the dividend reinvestment program at any time without penalty by delivering written notice to us no less than ten days prior to the next record date. We may also terminate the dividend reinvestment program for any reason at any time, upon ten days' prior written notice to all participants.

         A participant who chooses to terminate participation in the dividend reinvestment program must terminate his or her entire participation in the dividend reinvestment program and will not be allowed to terminate in part. If the dividend reinvestment program is terminated, we will update our stock records to account for all whole shares purchased by the participant(s) in the dividend reinvestment program, and if any fractional shares exist, we may either
(a) send you a check in payment for any fractional shares in your account based on the then-current market price for the shares, or (b) credit your stock ownership account with any such fractional shares. There are no fees associated with a participant's terminating his interest in the dividend reinvestment program or our termination of the dividend reinvestment program. A participant in the dividend reinvestment program who terminates his interest in the dividend reinvestment program will be allowed to participate in the dividend reinvestment program again by notifying us and completing any required forms.

         We reserve the right to prohibit an employee benefit plan or other entity subject to ERISA from participating in the dividend reinvestment program.

Federal Income Tax Considerations

         Shareholders subject to federal income taxation who elect to participate in the dividend reinvestment program will incur tax liability for dividends reinvested under the dividend reinvestment program even though they will receive no related cash. Specifically, shareholders will be treated as if they have received the dividend from our company and then applied such dividend to purchase shares in the dividend reinvestment program. A shareholder who reinvests dividends will be taxed on distributions from our company as ordinary income to the extent such distributions are made out of our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain.

Amendments and Termination

         We reserve the right to amend any aspect of the dividend reinvestment program without the consent of shareholders, provided that notice of any material amendment is sent to participants at least 30 days prior to the effective date of that amendment. We also reserve the right to terminate the dividend reinvestment program for any reason at any time by ten days' prior written notice of termination to all participants. We may terminate a participant's participation in the dividend reinvestment program immediately if in our judgment such participant's participation jeopardizes in any way our status as a REIT.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         As of the date of this prospectus, we had not yet commenced active operations. Subscription proceeds may be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of Selling Commissions and other fees and expenses. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of properties.

         As of the date of this prospectus, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property. The number of properties that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.

         We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the operation of our properties.

         Until required for the acquisition, development or operation of properties, we will keep the net proceeds of this offering in short-term, liquid investments. We expect the majority of leases for the properties that we will acquire will be net leases that require the tenant to pay operating expenses. Thus, we do not anticipate establishing a permanent reserve for maintenance and repairs of our properties.

The Year 2000 Issue

         Many computer systems in use today were designed and developed using two digits, rather than four, to specify the year. As a result, such systems will recognize the year 2000 as "00." This could cause many computer applications to fail completely or to create erroneous results unless corrective measures are taken. We recognize the need to ensure that our operations will not be adversely impacted by year 2000 related failures. The systems on which we will rely are owned and maintained by our advisor and, to a more limited extent, our dealer manger. Over the past 18 months, our advisor and our dealer manager have jointly engaged in an analysis and remediation of their year 2000 exposure. Although neither the advisor nor the dealer manager was adversely affected by the change to the year 2000, there can be no assurance that year 2000 problems will not occur in the future.

         The advisor and the dealer manager have determined that all of their systems are year 2000 compliant. The advisor and dealer manager reached this conclusion as a result of a three-phase year 2000 plan, which they conducted jointly. The first phase was the identification of information technology and other systems that could be affected by the change to the year 2000, the second phase was evaluating and modifying those systems to ensure they are year 2000 compliant, and the third phase is testing the modified systems and contingency planning for worst case scenarios.

         Identification of Systems: In the first phase of the year 2000 plan, the advisor and the dealer manager identified critical and non-critical systems that could be affected by the change to the year 2000. Among the critical systems were the computer-based investor reporting and accounting and property management software. The identification of systems was completed by June 30, 1998.

         Evaluation and Implementation: In the second phase, the advisor and dealer manager evaluated the systems identified in the first phase and crafted modifications or other remedies that would prevent the systems from being adversely affected by the change to the year 2000. Next, the advisor and dealer manager implemented those modifications. Key steps in phase two included:

         .     the purchase and installation in June of 1998 of new hardware or software for the accounting, property management, word
               processing, e-mail and internet access systems from reputable vendors, many of whom certified the product's year 2000
               compliance;
         .     the purchase and installation of new telephone systems; and
         .     the completion of the dealer manager's year 2000 review required by the NASD.

In addition, in connection with the financial audit for each fiscal year performed by the advisor's independent certified public accountants, the advisor is reviewed for year 2000 compliance. The second phase was completed by February 28, 1999.

         Testing and Contingency Planning: The testing of critical and non-critical systems at the advisor and dealer manager began in January of 1999 and was concluded prior to the end of 1999. In this phase, the advisor, in connection with external consultants and internal information systems personnel, performed various functions, including:

         . the engagement of three external consulting firms to thoroughly review and test the investor reporting systems and the new accounting and property management system;
         . the regular updating and testing for compliance all computer hardware and software with a focus on critical testing of their investor database and accounting systems; and
         . overseeing the certification from the landlord of the office space that the computer systems used in the office building are year 2000 compliant.

         If any of the advisor's or dealer manager's systems were affected by the change to the year 2000, the reasonable worst case scenario would be a complete failure of the system hardware for their critical systems. However, throughout the contingency planning phases, the advisor and dealer manager have discovered that even complete system failure could remedied or replaced promptly. The advisor and dealer manager routinely "back up" and save in hard copy important databases and system applications.

         Throughout the course of the three phases of the advisor's and dealer manager's year 2000 plan, they have collectively spent approximately $65,000 in connection with year 2000 compliance. Approximately $55,000 of these total costs were incurred in the ordinary course of business for system upgrades and other modifications made for primary reasons other than year 2000 risk.

PRINCIPAL SHAREHOLDERS

         Before the commencement of this offering, our advisor purchased 22,100 shares of our common stock for approximately $200,005, which is equivalent to $9.05 per share and is net of selling commissions and marketing allowance and due diligence reimbursement fees.

         None of the officers and directors of our company or our advisor have committed to purchasing shares in this offering. However, such individuals are not precluded from purchasing shares in this offering, and may do so at the offering price of $10.00 net of the selling commissions and the marketing allowance and due diligence reimbursement fee. We do not contemplate that any such person will own beneficially in excess of 5% of our shares. None of the purchases by the officers and directors of our company and our advisor will count toward the minimum offering needed to break escrow. The following table sets forth the expected ownership of our shares of common stock by owners we expect to hold more than 5% of our shares and their percentage ownership of our company assuming the minimum and maximum number of shares are sold.


                                   Number of Shares
                               Beneficially Owned as of       Percent         Percent
                                 Commencement of this       if Minimum      if Maximum
                  Name                Offering                is Sold         is Sold
                  ----                --------                -------         -------
Triple Net Properties LLC              22,100                  22.1%            2.21%

DESCRIPTION OF CAPITAL STOCK

General

         The following statements with respect to our capital stock are subject to the provisions of our articles of incorporation and bylaws as in effect as of the date of this prospectus. You should be aware that, while accurate, these statements do not purport to be complete, or to give full effect to the terms of the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

         Under our articles of incorporation, we have 50,000,000 authorized shares of common stock, $.01 par value per share, available. We have authorized the issuance of 11,050,000 shares of common stock in connection with this offering. The common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to redemption.

         Holders of our common stock:

         .     are entitled to receive dividends when and as declared by our board of directors after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding;
         .     are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or
               involuntary liquidation or dissolution of our company; and
         .     do not have preemptive rights.

         Initially, we will serve as our own transfer agent for the common stock.

Shareholder Voting

         Except as otherwise provided, all shares of common stock shall have equal voting rights. Shareholders do not have cumulative voting rights. The voting rights per share of our equity securities issued in the future shall be established by our board of directors. The shareholders purchasing shares in this offering will not have preemptive rights to purchase any securities issued by us in the future.

         All elections for directors shall be decided, without the need for concurrence by our board of directors, by the affirmative vote of a majority of votes cast at a meeting, provided that a quorum, defined as a majority of the aggregate number of votes entitled to be cast thereon, is present. Any or all directors may be removed, with or without cause and without the necessity for concurrence by our board of directors, by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at an annual or special meeting called for the purpose of removing directors. All other questions shall be decided by a majority of the votes cast at a meeting.

         Our articles of incorporation provide that all of the matters listed below require the affirmative vote of a majority of our shareholders:

         .     amend our articles of incorporation, including, by way of
               illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment
               restrictions, except for amendments with respect to
               authorizations of series of preferred stock and amendments which do not adversely affect the rights, preferences and privileges of our shareholders;
         .     sell all or substantially all of our assets other than in the ordinary course of our business;
         .     cause a merger or reorganization of our company;
         .     dissolve or liquidate our company; or
         .     take any action to disqualify our company as a REIT or otherwise revoke our election to be taxed as a REIT.

         Our articles of incorporation further provide that, without the necessity for concurrence by our board of directors our shareholders may:

         .     amend our articles of incorporation;
         .     remove any or all of our directors; or
         .     dissolve or liquidate our company.

         Each shareholder entitled to vote on a matter may do so at a meeting in person, by written proxy or by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast or without a meeting by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast. Any such signed writing or written consent must be received by the board of directors prior to the date on which the vote is taken.

         Pursuant to Virginia law, if no meeting is held, 100% of the shareholders must consent in writing.

Preferred Stock

         Our articles of incorporation authorize our board of directors without further shareholder action to provide for the issuance of up to 10 million shares of preferred stock, in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as our board of directors shall approve. As of the date of this prospectus, there are no preferred shares outstanding and we have no present plans to issue any preferred shares.

Warrants Issued to the Dealer Manager in this Offering

         We have agreed to issue and sell to the dealer manager one warrant to purchase one share of common stock for every 40 shares sold by the dealer manager in this offering in any state other than Arizona, Missouri, Ohio or Tennessee, up to a maximum of 250,000 warrants to purchase an equivalent number of shares. The dealer manager has agreed to pay our company $0.0008 for each warrant. The warrants will be issued on a quarterly basis commencing 60 days after the date on which the shares are first sold under this offering. The dealer manager may retain or reallow warrants to the broker-dealers participating in this offering, unless prohibited by either federal or state securities laws.

         The holder of a warrant will be entitled to purchase one share from our company at a price of $12.00, or 120% of the public offering price per share, during the time period beginning on the first anniversary of the effective date of this offering and ending on the fifth anniversary of the effective date of this offering. A warrant may not be exercised unless the shares to be issued upon the exercise of the warrant have been registered or are exempt from registration in the state of residence of the holder of the warrant or if a prospectus required under the laws of such state cannot be delivered to the buyer on our behalf. Notwithstanding the foregoing, no warrants will be exercisable until one year from the date of issuance. In addition, holders of warrants may not exercise the warrants to the extent such exercise would jeopardize our status as a REIT under the federal tax laws.

         The terms of the warrants, including the exercise price and the number and type of securities issuable upon exercise of a warrant and the number of such warrants, may be adjusted pro rata in the event of stock dividends, subdivisions, combinations and reclassification of shares or the issuance to shareholder of rights, options or warrants entitling them to purchase shares or securities convertible into shares. The terms of the warrants also may be adjusted if we engage in a merger or consolidation transactions or if all or substantially all of our assets are sold. Warrants are not transferable or assignable except by the dealer manager, the broker-dealers participating in this offering, their successors in interest, or to individuals who are both officers and directors of such a person or licensed representatives of the dealer manager or a participating broker-dealer. Exercise of these warrants will be under the terms and conditions detailed in this prospectus, in the dealer manager agreement and in the warrant.

         Holders of warrants do not have the rights of shareholders and may not vote on company matters and are not entitled to receive distributions.

Issuance of Additional Securities and Debt Instruments

         Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to shareholders, as part of a private or public offering or as part of other financial arrangements.

Restrictions on Ownership and Transfer

         In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year. The requirements concerning the ownership of our outstanding capital stock are more fully described under the heading "Federal Income Tax Consequences of Our Status as a REIT--Requirements for Qualification."

         Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our articles of incorporation, subject to the exceptions described below, provide that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.9% of:

         .    the number of outstanding shares of our common stock; or
         .    the number of outstanding shares of our preferred stock of any class or series of preferred stock.

         Our articles of incorporation provide that, subject to the exceptions described below, any transfer of common or preferred stock that would:

         . result in any person owning, directly or indirectly, shares of our common or preferred stock in excess of 9.9% of the outstanding shares of common stock or any class or series of preferred stock;
         . result in our common and preferred stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;
         . result in our company being "closely held" under the federal income tax laws;
         . cause our company to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property, under the federal income tax laws; or
         . before our common stock qualifies as a class of "publicly-offered securities," result in 25% or more of our common stock being owned by ERISA investors;

will be null and void, and the intended transferee will acquire no rights in such shares of stock. In addition, such shares will be designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of common stock or preferred stock to our company for registration in the name of the trust. We will designate the trustee, but he will not be affiliated with our company. The beneficiary of a trust will be one or more charitable organizations that are named by our company.

         Shares-in-trust will remain shares of issued and outstanding common stock or preferred stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

         Our articles of incorporation require that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

         . the price per share such prohibited owner paid for the shares of common stock or preferred stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or
         . the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute any amounts received by the trust in excess of the amounts to be paid to the prohibited owner to the beneficiary.

         The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

         . the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or
         . the market price per share on the date that our company, or our designee, accepts such offer.

         We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

         "Market price" on any date means the average of the closing prices for the five consecutive trading days ending on such date. The "closing price" refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

         If you acquire or attempt to acquire shares of our common or preferred stock in violation of the foregoing restrictions, or if you owned shares of common or preferred stock that were transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

         If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of common and preferred stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

         The ownership limit generally will not apply to the acquisition of shares of common or preferred stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limit. However, the ownership limit will continue to apply until:

         . our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT; and
         . there is an affirmative vote of a majority of the number of shares of outstanding common and preferred stock entitled to vote on such matter at a regular or special meeting of our shareholders.

         All certificates representing shares of common or preferred stock will bear a legend referring to the restrictions described above.

         The ownership limit in our articles of incorporation may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares of common stock or otherwise be in your interest as a shareholder.

IMPORTANT PROVISIONS OF VIRGINIA CORPORATE LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS

         The following is a summary of some important provisions of Virginia corporate law, our articles of incorporation and our bylaws in effect as of the date of this prospectus, and is qualified in its entirety by reference to Virginia law and to such documents, copies of which may be obtained from our company.

Our Articles of Incorporation and Bylaws

         Shareholder rights and related matters are governed by the Virginia Stock Corporation Act, our articles of incorporation and bylaws. Provisions of our articles of incorporation and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Shareholders' Meetings

         An annual meeting of our shareholders will be held upon reasonable notice and within a reasonable period, not less than 30 days, following delivery of the annual report, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our shareholders may be called by the President or a majority of our board of directors, and shall be called by the President upon written request of shareholders holding in the aggregate at least 10% of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we shall provide all shareholders, within ten days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our shareholders. At any meeting of the shareholders, each shareholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares shall constitute a quorum, and the majority vote of our shareholders will be binding on all of our shareholders.

Our Board of Directors

         Our articles of incorporation provide that the number of directors of our company may not be fewer than three and that a majority of the directors shall be independent directors. This provision may only be amended by a vote of a majority of our shareholders. Our bylaws provide that the initial number of directors shall be five. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled by the vote of a majority of the remaining directors. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors shall nominate a replacement. Vacancies occurring as a result of the removal of a director by our shareholders shall be filled by a majority vote of our shareholders. Any director may resign at any time and may be removed with or without cause by our shareholders owning at least a majority of the outstanding shares.

         Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the shareholders. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of shareholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Limitation of Liability and Indemnification

         Subject to the conditions set forth below, our articles of incorporation provide that we will indemnify and hold harmless our directors, officers, advisors or their affiliates against any and all losses or liabilities reasonably incurred by our directors, officers, advisors or any of their affiliates in connection with or by reason of any act or omission performed or omitted to be performed on our behalf.

         Under articles of incorporation, our company shall indemnify any of our directors, officers or advisors or any of their affiliates for any liability or loss suffered by such party seeking indemnification nor shall we hold harmless any of our directors, officers or advisors or any of their affiliates loss or liability suffered by our company, provided, that:

         . the party seeking indemnification was acting on behalf of or performing services on the part of our company;
         . our directors, officers, or our advisor or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of our company;
         . such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our shareholders; and
         .   such liability or loss was not the result of:
             . negligence or misconduct by our officers or directors, excluding the independent directors or our advisor or their affiliates; or
             . gross negligence or willful misconduct by the independent directors.

         Our articles of incorporation further provide that our company shall indemnify and hold harmless any of our directors, officers, our advisor or any of their affiliates who is or was serving at our request as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent and subject to the same conditions as set forth above.

         Our company shall not indemnify any of our directors, officers, or our advisor or any of their affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

         . there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;
         . such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or
         . a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

         We may advance amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

         . the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;
         . the legal action is initiated by a third party who is not a shareholder of our company or the legal action is initiated by a shareholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;
         . the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and
         . the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

         Authorizations of payments shall be made by a majority vote of a quorum of disinterested directors.

         Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify under our articles of incorporation shall be made by a majority vote of a quorum consisting of disinterested directors.

         We may purchase and maintain insurance to indemnify it against the liability assumed by it in accordance with our articles of incorporation.

         The indemnification provided in our articles of incorporation is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by our company or others, with respect to claims, issues, or matters in relation to which our company would not have obligation or right to indemnify such person under the provisions of our articles of incorporation.

         To the extent that the indemnification may apply to liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

Defenses Available

         There are defenses available to our directors and officers and our advisor under Virginia corporate law in the event of a shareholder action against them. One such defense is the "business judgment rule." Under the business judgment rule, a director or officer may contend that he or she performed the action giving rise to the shareholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of our company. The directors and officers also are entitled to rely on information, opinions, reports or records prepared by experts, including accountants, consultants and counsel, who were selected with reasonable care.

Inspection of Books and Records

         Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our articles of incorporation and any amendments to our articles of incorporation.

         Any shareholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our shareholders along with the number of shares held by each of them. We will make the shareholder list available for inspection by any shareholder or his or her agent at our principal office upon the request of the shareholder.

         We will update, or cause to be updated, the shareholder list at least quarterly to reflect changes in the information contained therein.

         We will mail a copy of the shareholder list to any shareholder requesting the shareholder list within ten days of the request. The copy of the shareholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the shareholder list.

         The purposes for which a shareholder may request a copy of the shareholder list include, without limitation, matters relating to shareholders' voting rights and the exercise of shareholders' rights under federal proxy laws.

         If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the shareholder list as requested, our advisor and our board of directors will be liable to any shareholder requesting the list for the costs, including attorneys' fees, incurred by that shareholder for compelling the production of the shareholder list, and for actual damages suffered by any shareholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the shareholder list is to secure such list of shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of our company. We may require that the shareholder requesting the shareholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the shareholder's interests in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and shall not in any way limit, other remedies available to shareholders under federal law, or the laws of any state.

         The list may not be sold for commercial purposes.

Restrictions on Roll-Up Transactions

         In connection with a proposed "roll-up transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent appraiser will clearly state that the engagement is for the benefit of our company and our shareholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to the shareholders in connection with a proposed roll-up transaction.

         In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to shareholders who vote against the proposal a choice of:

         . accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or
         .   one of the following:
             . remaining shareholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or
             . receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

         Our company is prohibited from participating in any proposed roll-up transaction:

         . which would result in the shareholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our articles of incorporation, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company;
         . which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;
         . in which our shareholder's rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our articles of incorporation and described in "Inspection of Books and Records," above; or

         . in which our company would bear any of the costs of the roll-up transaction if our shareholders do not approve the roll-up transaction.


Anti-takeover Provisions of the Virginia Stock Corporation Act

         The Virginia Stock Corporation Act contains anti-takeover provisions regarding affiliated transactions, control share acquisitions and the adoption of shareholder rights plans. In general, the Virginia Stock Corporation Act's affiliated transactions provisions prevent a Virginia corporation from engaging in an affiliated transaction with an interested shareholder, unless approved by a majority of the disinterested directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder. Generally, this provision would prevent us from engaging in a transaction with any person owning more than 10% of any class of voting securities of our company unless a majority of the disinterested directors on our board of directors and holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder approved the transaction.

         Under the control share acquisitions provisions of the Virginia Stock Corporation Act, shares acquired in a control share acquisition, which means a transaction that increases the voting strength of the person acquiring such shares above statutory thresholds in director elections, generally have no voting rights unless granted by a majority of the outstanding voting stock not owned by such acquiring person. If such voting rights are granted and the acquiring person controls 50% or more of the voting power, all shareholders, other than the acquiring person, are entitled to receive fair value for their shares. If such voting rights are not granted, the corporation may, if authorized by its articles of incorporation or bylaws, purchase the acquiring person's shares at their cost to the acquiring person. As permitted by the Virginia Stock Corporation Act, we have included a provision in our bylaws that opts our company out of the control share acquisition statute. Our bylaws, however, may be amended by our board of directors without shareholder approval.

         Finally, the shareholder rights plan provisions of the Virginia Stock Corporation Act permit our board of directors to adopt a shareholder rights plan that could render a hostile takeover prohibitively expensive if our board of directors determines that such a takeover is not in our best interests. The existence of the shareholder rights plan provisions of the Virginia Stock Corporation Act, as well as the affiliated transactions and control share acquisition provisions, could delay or prevent a change in control of our company, impede a merger, consolidation or other business combination involving our company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Dissolution or Termination of Our Company

         We are an infinite-life corporation which may be dissolved under the procedures explained in the Virginia Stock Corporation Act at any time by the affirmative vote of a majority of our shareholders and without the necessity of the concurrence of our board of directors. If, before the tenth anniversary of the date of this prospectus, our common stock is not listed on a national stock exchange or quoted on a quotation system of a national securities association or we have not merged with an entity whose shares are so listed or quoted, we intend to submit for a vote of the shareholders at the next annual meeting a proposal to liquidate all of our properties in an orderly fashion and distribute the proceeds to our shareholders. Our operating partnership will terminate on December 31, 2050, unless its term is extended in accordance with the Virginia Revised Uniform Limited Partnership Act.

Transactions with Affiliates

         We have established restrictions upon dealings between our company, our advisor and any of their officers, directors or affiliates in our articles of incorporation and elsewhere. The Virginia Stock Corporation Act also governs such transactions. In particular, unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction determines that the transaction is fair and reasonable to our company and is on terms and conditions no less favorable than from unaffiliated third parties, our company may not:

         .   borrow money from or sell property to our advisor, any officer, director or affiliates of our advisor or our company; and
         .   enter into any other transaction with our advisor, any officer, director or affiliates of our advisor or our company.

         Under the Virginia Stock Corporation Act, each director is required to discharge his duties in accordance with his good faith business judgment of the best interest of our company. In addition, Virginia law provides that a transaction with our company in which a director or officer of our company has a direct or indirect interest is not voidable by us solely because of the directors' or officers' interest in the transaction if:

         .   the material facts of the transaction and interest are disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors; or
         .   the material facts of the transaction and interest are disclosed to or known by our shareholders and the transaction is authorized approved or ratified by the disinterested shareholders; or
         .   the transaction is established to be fair to our company.

SHARES AVAILABLE FOR FUTURE SALE

         All of the shares of common stock offered and sold by this prospectus will be freely tradable under the federal securities laws, except shares held by affiliates of our company, such as officers and directors. We may issue up to 700,000 shares in connection with our dividend reinvestment program and up to 250,000 shares in connection with the exercise of the warrants issued to our dealer manager in this offering. In addition, we may issue up to 800,000 shares upon exercise of the options granted under two stock option plans.

AGREEMENT OF LIMITED PARTNERSHIP

         The following description of the Agreement of Limited Partnership is a summary of the provisions that may be included in the Agreement of Limited Partnership when a party other than our company and our advisor is admitted as a partner of our operating partnership. Our operating partnership may issue units of limited partnership interest in exchange for interests in properties, thus creating additional limited partners in our operating partnership.

Management

         Our operating partnership has been organized as a Virginia limited partnership under the terms of the Agreement of Limited Partnership. As the sole general partner of our operating partnership, we will have full, exclusive and complete responsibility and discretion in the management and control of it. When and if additional limited partners are admitted, they will have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership. However, any amendment to the Agreement of Limited Partnership that would affect the limited partners' redemption rights described below would require the consent of limited partners holding more than 50% of the units of limited partnership interest held by such partners.

Transferability of Interests

         It is anticipated that our company may not voluntarily withdraw from our operating partnership or transfer or assign our interest in our operating partnership unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to our company contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership. Except in the limited situations described in the Agreement of Limited Partnership, it is anticipated that the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, which consent we may withhold in our sole discretion.

Capital Contribution

         We will contribute to our operating partnership all the net proceeds of the offering as an initial capital contribution in exchange for 100% of the initial interests in our operating partnership, other than our advisor's incentive limited partnership interest. The Agreement of Limited Partnership provides that if our operating partnership requires additional funds at any time or from time to time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the Agreement of Limited Partnership, it is anticipated that we generally will be obligated to contribute the proceeds of a securities offering as additional capital to our operating partnership.

Moreover, we will be authorized to cause our operating partnership to issue partnership interests for less than fair market value if our company has concluded in good faith that such issuance is in the best interests of our company and our operating partnership. If we so contribute additional capital to our operating partnership, we will receive additional units of limited partnership interest of our operating partnership and our percentage interest in our operating partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our operating partnership at the time of such contributions. Conversely, the percentage interests of any limited partners will be decreased on a proportionate basis in the event of additional capital contributions by our company. In addition, if we contribute additional capital to our operating partnership, we will revalue the property of our operating partnership to its fair market value, as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the Agreement of Limited Partnership if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights

         Under the Agreement of Limited Partnership, it is anticipated that any limited partners, other than our advisor, will receive redemption rights, which will enable them to cause our operating partnership to redeem their units of limited partnership interests in our operating partnership in exchange for cash or, at our option, common stock on a one-for-one basis. The redemption price will be paid in cash, at our discretion, or if the issuance of common stock to the redeeming limited partner would:

         . result in any person owning, directly or indirectly, stock in excess of the ownership limit;
         . result in our shares of capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;
         . result in our company being "closely held" under the federal income tax laws;
         .    cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property; or
         .    cause the acquisition of common stock by such redeeming limited partner to be "integrated" with any other distribution of common stock for purposes of complying with the Securities Act.

         A limited partner may exercise the redemption rights at any time after one year following the date on which he received such units of limited partnership interest in our operating partnership, provided that a limited partner may not exercise the redemption right for fewer than 1,000 units or, if such limited partner holds fewer than 1,000 units, all of the units held by such limited partner. In addition, a limited partner may not exercise the redemption right more than two times annually.

         The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting or increasing the ownership interests of the limited partners or our shareholders.

Incentive Units

         Our operating partnership will issue 100 units of incentive limited partnership interest to our advisor. The incentive units will entitle our advisor to receive an incentive distribution equal to 15% of our operating partnership's operating cash flow after our company has received, and paid to our shareholders, the sum of:

         .    an 8% cumulative, non-compounded return on our Invested Capital;
              and
         . any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of our operating partnership's properties.

         Invested Capital will equal the product of:

         . the sum of (1) the number of shares of common stock that we issue, including any shares actually issued through the dividend reinvestment program, the director stock options, or the warrants issued to the dealer manager in this offering and (2) the number of partnership units issued by our operating partnership to limited partners other than our advisor; and

         . a dollar amount that initially will be $10.00 and that will be adjusted appropriately to reflect stock dividends, stock splits, or other changes in the capital structure of our company or our operating partnership, and, at our discretion, changes in the average price per share paid for our common stock and partnership units in our operating partnership after this offering.

When a property is sold, Invested Capital will be reduced by the lesser of: the net sale proceeds available for distributions; or the sum of (1) the portion of Invested Capital that initially was allocated to that property and (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

         If there is a shortfall in the 8% return on Invested Capital at the end of any calendar year and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause the cumulative 8% return threshold to be met. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

         The incentive units also will entitle our advisor to receive an incentive distribution equal to 15% of the net proceeds of the sale of a property after our company has received, and paid to the shareholders, the sum of:

         .    our Invested Capital that initially was allocated to the property sold;
         .    any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties; and
         .    any remaining shortfall in the 8% return.

         If we and, in turn, our shareholders have not received a return of our Invested Capital or if there is a shortfall in the 8% return after the sale of the operating partnership's last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our shareholders to receive a full return of our Invested Capital and a full distribution of the 8% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

         If the advisory agreement is terminated as a result of the merger of our advisor into our company in connection with the listing of our shares on a national exchange or market, our advisor's incentive limited partnership interest will be redeemed for cash, or if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor pursuant to the "incentive distribution" and "incentive distribution upon dispositions" described under the heading "Compensation Table" if we liquidated all of our assets for their fair market value. The advisory agreement may be terminated by our advisor or a majority of the independent directors upon 60 days' prior written notice without cause or penalty, in which case we will not be required to pay any termination fee.

Operations

         The Agreement of Limited Partnership requires that our operating partnership be operated in a manner that will enable our company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than any federal income tax liability associated with our retained capital gains, and to ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of the federal income tax laws.

         In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership will pay all administrative costs and expenses of our company, including:

         .    all expenses relating to our formation and continuity of
              existence;
         .    all expenses relating to our public offering;
         .    all expenses associated with the preparation and filing of any periodic reports under federal, state or local laws or regulations;

         . all expenses associated with compliance with laws, rules and regulations promulgated by any regulatory body; and
         . all other operating or administrative costs incurred by our company in the ordinary course of business on behalf of our operating partnership.

Distributions

         The Agreement of Limited Partnership provides that our operating partnership will distribute to the partners cash from operations, including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership's property in connection with the liquidation of our operating partnership, on a quarterly or, at the election of our company, more frequent basis. In our sole discretion, we will determine the amounts of such distributions. Distributions of cash from operations will be made first to our company until we have received an 8% cumulative, non-compounded return on our Invested Capital plus any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of our operating partnership's properties. Any remaining cash from operations will be distributed 85% to us and 15% to our advisor. The net sale proceeds from the sale of one of our operating partnership's properties will be distributed 100% to us until we have received an amount equal to the sum of (1) our Invested Capital that initially was allocated to that property, (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties, and (3) any remaining shortfall in our 8% return. Any remaining net sale proceeds will be distributed 85% to us and 15% to our advisor.

         Notwithstanding the foregoing, if there is a shortfall in the distribution of the 8% return to us at the end of any calendar year and the advisor previously has received incentive distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause our 8% return to be met.

         Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. Notwithstanding the foregoing, if we have not received a full return of our Invested Capital or there is a shortfall in our 8% return when the operating partnership's last property has been sold and the advisor previously has received distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause a full return of our Invested Capital and a full distribution of our 8% return.

Allocations

         Operating Income. Operating income of our operating partnership will be allocated as follows:

         (1) First, 100% to our company to the extent operating losses previously allocated 100% to us pursuant to clause (3) under Operating Losses below and losses from property sales previously allocated 100% to us pursuant to clause (2) under Losses from Capital Transactions below;

         (2) Second, 85% to our company and 15% to our advisor to the extent of operating losses and losses from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (2) under Operating Losses below and clause (1) under Losses from Capital Transactions below;

         (3) Third, 100% to our company until we have been allocated operating income and gain from property sales in an amount equal to the distributions to us of our 8% return on Invested Capital;

         (4) Fourth, 85% to our company and 15% to our advisor until the advisor has been allocated operating income and gain from property sales in an amount equal to the cash from operations and net sale proceeds distributed to the advisor; and

         (5) Thereafter, any remaining operating income will be allocated 100% to our company.

         Operating Losses. Operating losses of our operating partnership will be allocated as follows:

         (1) First, 100% to our company to the extent of operating income previously allocated 100% to us pursuant to clause (5) under Operating Income above;

         (2) Second, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (4) under Operating Income above and clause (4) under Gains from Capital Transactions below; and

         (3) Thereafter, any remaining operating losses will be allocated 100% to our company.

         All depreciation and amortization deductions of our operating partnership will be allocated 100% to our company.

         Gains from Capital Transactions. Gains from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

         (1) First, 100% to our company to the extent of operating losses and losses from property sales previously allocated 100% to us pursuant to clause (3) under Operating Losses above and clause
               (2) under Losses from Capital Transactions below;

         (2) Second, 85% to our company and 15% to our advisor to the extent of operating losses and losses from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (2) under Operating Losses above and clause (1) under Losses from Capital Transactions below;

         (3) Third, 100% to our company until we have been allocated an aggregate amount equal to the sum of (A) any depreciation or amortization recapture associated with the operating partnership's investment in the property, (B) the amount by which our Invested Capital allocable to the property sold exceeds the operating partnership's investment in the property, (C) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties that is distributed to us in connection with the sale of the property, and (D) any remaining shortfall in our 8% return that is distributed to us in connection with the sale of the property; and

         (4) Thereafter, any remaining gain will be allocated 85% to our company and 15% to our advisor.

         Losses from Capital Transactions. Losses from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

         (1) First, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (4) under Operating Income above and clause (4) under Gains from Capital Transactions above; and

         (2) Thereafter, any remaining loss will be allocated 100% to our company.

         Gains from Terminating Capital Transactions. Gains from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

         (1) First, to our company until our aggregate capital account balance equals the sum of (A) the Invested Capital and (B) the cumulative 8% return that has not previously been distributed; and

         (2) Thereafter, any remaining gain will be allocated 85% to our company and 15% to our advisor.

         Losses from Terminating Capital Transactions. Losses from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

         (1) First, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clauses

              (2) and (4) under "Operating Income" above and clause (4) under "Gains from Capital Transactions" above; and

         (2) Thereafter, any remaining loss will be allocated 100% to our company.

         Notwithstanding the foregoing, to the extent that our advisor is required to repay distributions to the operating partnership, the allocations will be adjusted to reflect such repayment.

         All allocations are subject to compliance with the provisions of the federal income tax laws.

Term

         Our operating partnership will continue until December 31, 2050, or until sooner dissolved upon the bankruptcy, dissolution or withdrawal of our company, unless the limited partners elect to continue our operating partnership; the sale or other disposition of all or substantially all the assets of our operating partnership; or the election by the general partner.

Tax Matters

         Under the Agreement of Limited Partnership, we will be the tax matters partner of our operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the federal income tax laws on behalf of our operating partnership.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

         This section summarizes the federal income tax issues that you, as a prospective shareholder, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, except to the extent discussed in "--Taxation of Tax-Exempt Shareholders" below, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations, except to the extent discussed in "--Taxation of Non-U.S. Shareholders" below, among others.

         The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

         We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

         We currently have in effect an election to be taxed as an S corporation for federal income tax purposes. Effective on the day prior to the closing of the offering, we plan to revoke our election to be taxed as an S corporation. We plan to elect to be taxed as a REIT under the federal income tax laws commencing with our short taxable year beginning on the day before the closing of the offering and ending on December 31, 2000. We believe that, commencing with such short taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders, which laws are highly technical and complex.

         Hunton & Williams, our counsel, has given us an opinion that we will qualify as a REIT under the federal income tax laws beginning with our short taxable year beginning on the day before the closing of this offering and ending on December 31, 2000, and that our organization and proposed method of operation will enable us to continue to qualify as a REIT. You should be aware that Hunton & Williams' opinion is not binding upon the Internal Revenue Service or any court. In addition, Hunton & Williams' opinion is based on specified assumptions and on the factual representations we have made, all of which are described in Hunton & Williams' opinion.

         Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Hunton & Williams will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Hunton & Williams can assure you that we will satisfy those tests.

         If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the "double taxation," which means taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

         . we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned;
         . we may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to our shareholders;

         . we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;
         . we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;
         . if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "--Requirements for Qualification--Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability;
         . if we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;
         . we may elect to retain and pay income tax on our net long-term capital gain; and
         . if we acquire any asset from a C corporation, or a corporation generally subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis determined by reference to the C corporation's basis in the asset, we will pay tax at the highest regular corporate rate if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset. The rule described in this paragraph will apply assuming that we make an election under IRS Notice 88-19 upon our acquisition of an asset from a C corporation.


Requirements for Qualification

         A REIT is a corporation, trust, or association that meets the following requirements:

         (1)   it is managed by one or more trustees or directors;
         (2) its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;
         (3) it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;
         (4) it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;
         (5) at least 100 persons are beneficial owners of its shares or ownership certificates;
         (6) not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;
         (7) it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;
         (8) it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and
         (9) it meets other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our taxable year ending December 31, 2001.

         If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6 above, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

         We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our articles of incorporation restrict the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our articles of incorporation restricting the ownership and transfer of our stock are described in "Description of Capital Stock--Restrictions on Ownership and Transfer."

         A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our "qualified REIT subsidiaries" will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of our company. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.

         In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our operating partnership will be treated as assets and gross income of our company for purposes of applying the requirements described in this prospectus.

Income Tests

         We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test includes:

         .    "rents from real property;"
         .    interest on debt secured by mortgages on real property or on interests in real property; and
         .    dividends or other distributions on and gain from the sale of shares in other REITs.

         Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test described above, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those tests to our company.

Rents and Interest

         Rent that we receive from our tenants will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

         . The amount of rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.
         . Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, known as a related party tenant.
         . If the rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as "rents from real property." We generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, we may render a de minimis amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property.

         We do not expect to charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person. In addition, we do not anticipate receiving rent from a related party tenant, and we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not lease any of our properties to a related party tenant. We also do not anticipate that we will receive rent attributable to the personal property leased in connection with a lease of our real property that exceeds 15% of the total rent received under the lease. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not allow the rent attributable to personal property leased in connection with a lease of our real property to exceed 15% of the total rent received under the lease. Finally, we do not expect to furnish or render, other than under the 1% de minimis rule described above, "non-customary" services to our tenants other than through an independent contractor, and we have represented that, to the extent that the provision of such services would jeopardize our REIT status, we will not provide such services to our tenants other than through an independent contractor.

         If our rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent we receive under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Furthermore, if either (1) the rent we receive under a lease of our property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent we receive under such lease would qualify as "rents from real property." In that case, if the rent we receive under such lease, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Finally, if the rent we receive under a lease of our property does not qualify as "rents from real property" because we furnish non-customary services to the tenant under such lease, other than through a qualifying independent contractor or under the 1% de minimis exception described above, none of the rent we receive from the related property would qualify as "rents from real property." In that case, if the rent we receive from such property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status.

         To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as "rents from real property." However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as "rents from real property," but instead will be qualifying income for purposes of the 95% gross income test. We may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests.

         For purposes of the 75% and 95% gross income tests, the term "interest" generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term "interest" generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the secured property or a percentage of the appreciation in the property's value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

Hedging Transactions

         From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, or options to purchase such items, futures and forward contracts, and options. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry assets that are qualifying real estate-related assets under the federal income tax laws, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Failure to Satisfy Income Tests

         If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

         . our failure to meet such tests is due to reasonable cause and not due to willful neglect;
         . we attach a schedule of the sources of our income to our tax return; and
         . any incorrect information on the schedule was not due to fraud with intent to evade tax.

         We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "--Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Prohibited Transaction Rules

         A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business."

Asset Tests

         To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

         .    cash or cash items, including receivables specified in the federal tax laws;
         .    government securities;
         .    interests in mortgages on real property;
         .    stock of other REITs;
         .    investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or
         .    interest in real property, including leaseholds and options to acquire real property and leaseholds.

         The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer's outstanding voting securities. For purposes of both components of the second asset test, "securities" does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.

         We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

         Recently enacted legislation (the "Tax Bill") allows us to own up to 100% of the stock of taxable REIT subsidiaries ("TRSs"), which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a TRS. In addition, the Tax Bill prevents us from owning more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Prior to the effective date of the Tax Bill, we only are prohibited from owning more than 10% of the voting stock of a taxable subsidiary. Overall, no more than 20% of our assets can consist of securities of TRSs under the Tax Bill. The TRS provisions of the Tax Bill apply for taxable years beginning after December 31, 2000.

         If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements

         To qualify as a REIT, each taxable year, we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

         . the sum of (1) 95% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and (2) 95% of our after-tax net income, if any, from foreclosure property; minus
         .  the sum of specified items of non-cash income.

         We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration. Under the Tax Bill, the 95% distribution requirement discussed above was reduced to 90% for taxable years beginning after December 31, 2000.

         We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our shareholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

         .  85% of our REIT ordinary income for such year;
         . 95% of our REIT capital gain income for such year; and . any undistributed taxable income from prior periods;

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

         From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the calendar quarter in which it was due. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

         We may be able to correct a failure to meet the distribution requirements for a year by paying "deficiency dividends" to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

         We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

Failure to Qualify

         If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid out to shareholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our shareholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

         As long as we qualify as a REIT, a taxable "U.S. shareholder" must take into account distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain as ordinary income. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of our common stock that for U.S. federal income tax purposes is:

         .  a citizen or resident of the United States;
         . a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;
         . an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or
         . any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

         A U.S. shareholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its common stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. A corporate U.S. shareholder, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

         We may elect to retain and pay income tax on the net long-term capital gain that it receives in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid.

The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

         If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of the a U.S. shareholder's common stock, the U.S. shareholder will not incur tax on the distribution. Instead, such distribution will reduce the adjusted basis of the common stock. A U.S. shareholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. shareholder's adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

Taxation of U.S. Shareholders on the Disposition of the Common Stock

         In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common stock as long-term capital gain or loss if the U.S. shareholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder generally must treat any loss upon a sale or exchange of common stock held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss a U.S. shareholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. shareholder purchases other shares of common stock within 30 days before or after the disposition.

Capital Gains and Losses

         A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

         We will report to our shareholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions unless such holder either:

         . is a corporation or comes within another exempt category and, when required, demonstrates this fact; or
         . provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

         A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us. The Treasury Department has issued final regulations regarding the backup withholding rules as applied to non-U.S. shareholders. Those regulations alter the current system of backup withholding compliance and are effective for distributions made after December 31, 2000.

Taxation of Tax-Exempt Shareholders

         Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of the common stock with debt, a portion of the income that they receive from us would constitute unrelated business taxable income under the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if our company were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

         . the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;
         . we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and
         . either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Shareholders

         The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge those non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

         A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions. A non-U.S. shareholder may also be subject to the 30% branch profits tax We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

         . a lower treaty rate applies and the non-U.S. shareholder files the required form evidencing eligibility for that reduced rate with us; or
         . the non-U.S. shareholder files an IRS Form 4224 with us claiming that the distribution is effectively connected income.

         The U.S. Treasury Department has issued final regulations that modify the manner in which we will comply with the withholding requirements. Those regulations are effective for distributions made after December 31, 2000.

         A non-U.S. shareholder will not incur tax on a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

         We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

         For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of "U.S. real property interests" under special provisions of the federal income tax laws. The term "U.S. real property interests" includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder will receive a credit against its tax liability for the amount we withhold.

         A non-U.S. shareholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

         . the gain is effectively connected with the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

         . the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.


Other Tax Consequences

         We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the federal income tax laws that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of either ERISA or the prohibited transaction provisions of the federal income tax laws or, to the extent not preempted, state law that may be relevant to particular employee benefit plan shareholders, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of the federal income tax laws, and governmental plans and church plans that are exempt from ERISA and the prohibited transaction provisions of the federal income tax laws but that may be subject to state law requirements, in light of their particular circumstances.

         In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan, fiduciaries should consider, among other things, whether the investment:

         . will be in accordance with the documents and instruments covering the investments by such plan;

         . will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

         .    will result in unrelated business taxable income to the plan;

         .    will provide sufficient liquidity; and

         .    is prudent under the general ERISA standards.

         In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the federal income tax laws prohibit a wide range of transactions involving the assets of the plan and persons who have specified relationships to the plan, who are "parties in interest" within the meaning of ERISA and, "disqualified persons" within the meaning of the federal income tax laws. Thus, a designated plan fiduciary considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a direct or indirect prohibited transaction. The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or plan not subject to Title I of ERISA may only make investments that are authorized by the appropriate governing documents, not prohibited under the prohibited transaction provisions of the federal income tax laws and permitted under applicable state law.

         The Department of Labor has issued final regulations that provide guidance on the definition of plan assets under ERISA. Under the regulations, if a plan acquires an equity interest in an entity which is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan's assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity's underlying assets unless an exception from the plan asset regulations applies.

         The regulations define a publicly-offered security as a security that is:

         .    "widely-held;"
         .    "freely-transferable;" and
         .    either part of a class of securities registered under Section
              12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 190 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act.

         The regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. Although we anticipate that upon completion of the sale of the maximum offering, our common stock will be "widely held," our common stock will not be widely held until we sell shares to 100 or more independent investors.

         The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

         . any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;
         . any requirement that advance notice of a transfer or assignment be given to the issuer;
         . any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and
         . any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

         We believe that the restrictions imposed under our articles of incorporation on the ownership and transfer of our common stock will not result in the failure of our common stock to be "freely transferable." We also are not aware of any other facts or circumstances limiting the transferability of our common stock that are not enumerated in the regulations as those not affecting free transferability. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

         One exception to the regulations provides that the assets of a plan or ERISA investor, which is a person acting on behalf of or using the assets of a plan, will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA investors. We refer to this as the "insignificant participation exception". Because our common stock will not be "widely held" until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of "publicly-offered securities" or we qualify for another exception to the regulations, other than the insignificant participation exception, our articles of incorporation will prohibit ERISA investors from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Accordingly, our assets should not be deemed to be "plan assets" of any plan, IRA, or plan not subject to Title I of ERISA that invests in our common stock.

         If the underlying assets of our company were treated by the Department of Labor as "plan assets," the management of our company would be treated as fiduciaries with respect to plan shareholders and the prohibited transaction restrictions of ERISA and the federal income tax laws would apply unless an exception under ERISA were to apply. If the underlying assets of our company were treated as "plan assets," an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company and expose the fiduciary of the plan to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

         If a prohibited transaction were to occur, the federal income tax laws and ERISA would impose an excise tax equal to 15% of the amount involved and authorize the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not "corrected." Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of plan shareholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the federal income tax laws. In that event, the IRA owner generally would be taxed on the fair market value of all the assets in the IRA as of the first day of the owner's taxable year in which the prohibited transaction occurred.

PLAN OF DISTRIBUTION

         The total of 11,050,000 shares registered in this offering includes:

         .    a maximum of 10 million shares offered to residents of our sales states;
         .    up to 700,000 shares offered to our shareholders under our dividend reinvestment program;
         .    up to 250,000 shares issuable upon exercise of the warrants issued to our dealer manager in this offering; and
         .    up to 800,000 shares issuable under two stock option plans.

         The 10 million shares offered to residents of our sales states are being offered through NNN Capital Corp., our dealer manager, a registered broker-dealer affiliated with our advisor, and unaffiliated broker-dealers. NNN Capital Corp. recently changed its name from Cunningham Capital Corp. and has also operated under the name TMP Capital Corp. The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.

         Our advisor purchased 22,100 shares of our common stock prior to the commencement of this offering to the public, at a price of $9.05 per share, which equals a total of $200,005. Our advisor purchased such shares for cash and intends to hold such shares for as long as it serves as the advisor to our company. Any shares sold to the advisor will not count toward the minimum amount of shares required to break escrow, except with respect to the separate escrow account for subscriptions from residents of Pennsylvania described in this prospectus. In addition, neither the dealer manager or any other broker dealer will receive any compensation with respect to shares sold to our advisor.

         Our board of directors and the dealer manager have determined the offering price of the shares. When determining the offering price, our board considered primarily the per share offering prices in similar offerings conducted by companies formed for the purpose of acquiring properties similar to the properties we seek to acquire. Because we do not own any assets as of the commencement of this offering and have no historical earnings, the offering price is not related to the company's historical book value or earnings.

         Except as provided below, the dealer manager will receive commissions of 8% of the gross offering proceeds. In addition, we may reimburse the expenses incurred by the dealer manager and nonaffiliated dealers for actual marketing support and due diligence purposes in the maximum amount of 1.5% of the gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. The dealer manager will also receive one warrant for each 40 shares sold during this offering in states other than Arizona, Missouri, Ohio and Tennessee. The dealer manager may reallow these warrants to broker-dealers participating in this offering, subject to federal and state securities laws. Each warrant will entitle the holder to purchase one share from our company at a price of $12.00 during the period commencing on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. The shares issuable upon exercise of the warrants are being registered as part of this offering. For the life of these warrants, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price for the common stock without assuming the risk of ownership, with a resulting dilution in your interest and the interests of other shareholders. Moreover, the holders of these warrants might be expected to exercise them at a time when we would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the warrants.

         The dealer manager may authorize other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the dealer manager may reallow its commissions in the amount of up to 8% of the gross offering proceeds and part or all of its warrants to such participating broker-dealers.

         We have agreed to indemnify the participating broker-dealers, including the dealer manager, against liabilities arising under the Securities Act unless such liability arises from information in this prospectus relating to the dealer manager and supplied by the dealer manager. Causes of action resulting from violations of federal or state securities laws shall be governed by such law.

         The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any shares will be sold.

         Our advisor and its affiliates may at their option purchase shares offered hereby at the public offering price, net of the Selling Commission and Marketing Support and Due Diligence Reimbursement Fee in which case they have advised us that they would expect to hold such shares as shareholders for investment and not for distribution. We will not pay any Selling Commissions in connection with any shares purchased by our advisor.

         Payment for shares should be made by check payable to "Privest Bank, as Escrow Agent for T REIT, Inc." Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of his purchase. Except for purchase under the dividend reinvestment program, all accepted subscriptions will be for whole shares and for not less than 100 shares, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500.

         Except as noted below, subscription proceeds will be placed in interest-bearing accounts with the escrow agent until subscriptions for at least the minimum offering of 100,000 shares aggregating at least $1,000,000 have been received and accepted by us. Neither the shares purchased by our officers, employees or directors under the option plans nor the shares purchased by our advisor or its affiliates will be counted in calculating the minimum offering. Subscription proceeds held in the escrow accounts will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. Subscribers may not withdraw funds from the escrow account.

         Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest bearing escrow account with the escrow agent until subscriptions for at least 1,000,000 shares from all sources, including the shares purchased by our officers, employees, directors pursuant to options or otherwise and shares purchased by our advisor and its affiliates, aggregating at least $10 million have been received and accepted by us. If we have not received and accepted subscriptions for 1,000,000 shares by the end of the 120-day escrow periods (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within 10 calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within 10 calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within 15 calendar days after receipt of the investor's request.

         If subscriptions for at least 100,000 shares have not been received and accepted by February 22, 2001, the escrow agent will promptly so notify us and this offering will be terminated. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. No later than ten business days after rejection of a subscription, the escrow agent will refund and return all monies to rejected subscribers and any interest earned thereon without deducting escrow expenses. In the event that a subscriber fails to remit an executed IRS Form W-9 to the escrow agent prior to the date the escrow agent returns the subscriber's funds, the escrow agent will be required to withhold from such funds 31% of the earnings attributable to such subscriber in accordance with Internal Revenue Service regulations. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.

         Initial subscribers may be admitted as shareholders of our company and the payments transferred from escrow to us at any time after we have received and accepted the minimum offering.

         After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be admitted as shareholders of our company periodically, but not less often than quarterly. Escrowed proceeds will be released to us on the date that the applicable shareholder is admitted to our company.

         The dealer manager may sell shares to our advisor, its officers, directors and affiliates, to retirement plans of broker-dealers participating in this offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the Selling Commission and Marketing Support and Due Diligence Reimbursement Fees in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds to our company from such sales will be identical to our net proceeds from other sales of shares.

         In connection with sales of 25,000 or more shares to a "purchaser", as defined below, investors may agree with their registered representatives to reduce the amount of selling commissions payable to participating broker-dealers. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels:

                                      Purchase           Selling      Marketing and     Net Proceeds
             Dollar Volume              Price          Commissions    Due Diligence      to Company
          of Shares Purchased         Per Share         Per Share     Fee Per Share      Per Share
          -------------------         ---------         ---------     -------------      ---------
         $250,000-$499,999              $9.75             $0.55          $0.15             $9.05
         $500,000-$999,999              $9.60             $0.40          $0.15             $9.05
         $1,000,000-$1,999,999          $9.45             $0.25          $0.15             $9.05
         $2,000,000-$5,000,000          $9.30             $0.10          $0.15             $9.05
         Over $5,000,000                $9.25             $0.05          $0.15             $9.05

         For example, if an investor purchases 100,000 shares in our company, he would pay $945,000 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $25,000, or $0.25 per share, and we would receive net proceeds of $905,000, or $9.05 per Share. Our net proceeds will not be affected by volume discounts.

         Because all investors will be deemed to have contributed the same amount per share to our company for purposes of distributions of cash available for distribution, an investor qualifying for a volume discount will receive a higher return on his investment in our company than investors who do not qualify for such discount.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single "purchaser."

         For the purposes of such volume discounts, the term "purchaser" includes:

         . an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

         . a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

         . an employees' trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and

         .    all commingled trust funds maintained by a given bank.

         Notwithstanding the above, in connection with volume sales made to investors in our company, the dealer manager may, in its sole discretion, waive the "purchaser" requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the dealer manager, the dealer manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

         California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of the California corporate securities laws. Under these laws, volume discounts can be made available to California residents only in accordance with the following conditions:

         .    there can be no variance in the net proceeds to our company from the sale of the shares to different purchasers of the same offering;
         .    all purchasers of the shares must be informed of the availability of quantity discounts;
         .    the same volume discounts must be allowed to all purchasers of shares which are part of the offering;
         .    the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;
         .    the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and
         .    no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

         Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and the dealer manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to our company will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

         Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

EXPERTS

         The balance sheet of T REIT, Inc. as of December 31, 1999 included in this prospectus and elsewhere in this registration statement, has been audited by Haskell & White LLP, independent auditors, as stated in their report appearing in this prospectus and elsewhere in this registration statement, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


REPORTS TO SHAREHOLDERS

         We intend to furnish our shareholders with annual reports containing consolidated financial statements audited by its independent certified public accountants.

LEGAL MATTERS

         The validity of the shares offered by this prospectus will be passed upon by Hunton & Williams, Richmond, Virginia. Hirschler, Fleischer, Weinberg, Cox & Allen will advise us with respect to real estate law and other matters.

LEGAL PROCEEDINGS

         None of our company, our operating partnership or our advisor is currently involved in any material litigation nor, to their knowledge, is any material litigation threatened against any of them.

ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-11 of which this prospectus is a part under the Securities Act with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

         The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the Securities and Exchange Commission can be inspected and copies obtained from the Securities and Exchange Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Securities and Exchange
Commission: 7 World Trade Center, 13/th/ Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the Securities and Exchange Commission. The address of such site is http://www.sec.gov.

                                  T REIT, INC.
                        (A Development Stage Enterprise)

                                Table of Contents

                                                                           Page
                                                                           ----
Report of Independent Auditors                                              F-2

Financial Statements

     Balance Sheet as of December 31, 1999                                  F-3

     Notes to Balance Sheet                                                 F-4

                         REPORT OF INDEPENDENT AUDITORS



To the Stockholder
T REIT, Inc.
(A Development Stage Enterprise)

We have audited the accompanying balance sheet of T REIT, Inc. (A Development Stage Enterprise) (the "Company") as of December 31, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of December 31, 1999, in conformity with generally accepted accounting principles.


                                                 /s/ HASKELL & WHITE LLP

Irvine, California
February 14, 2000

                                  T REIT, INC.
                        (A Development Stage Enterprise)

                                  Balance Sheet
                             As of December 31, 1999


                                     ASSETS

     Cash                                                               $    100
                                                                        --------

                  Total assets                                          $    100
                                                                        ========


                              STOCKHOLDER'S EQUITY

     Common stock, $.01 par value, 1,000 authorized,
        10 shares issued and outstanding (Note 2)                       $    100
                                                                        --------

                  Total stockholder's equity                            $    100
                                                                        ========


                    See Accompanying Notes to Balance Sheet

                                  T REIT, INC.
                        (A Development Stage Enterprise)

                             Notes to Balance Sheet

                             As of December 31, 1999

1.     Business and Organizational Structure

       T REIT, Inc. (a Development Stage Enterprise) (the "Company") was incorporated in December 1998 under the laws of the Commonwealth of Virginia. When the Company has met the qualification requirements, it intends to elect to be treated as a real estate investment trust for federal income tax purposes. The Company was incorporated to raise capital and acquire ownership interests in office, industrial, retail and service properties, including single user retail and office properties rented to tenants under net leases. As of December 31, 1999, the Company does not own any properties.

       The Company intends to operate in an umbrella partnership REIT structure, in which its subsidiary operating partnership will own substantially all of the properties that the Company acquires. The Company will be the sole general partner of our operating partnership, T REIT L.P., a Virginia limited partnership.

       The activities to date have focused primarily on raising capital and establishing a corporate infrastructure to support planned operations. Accordingly, the Company is considered to be a development stage enterprise as of December 31, 1999.

2.     Subsequent Events

       The Company is planning to commence an initial public offering in which it intends to sell a minimum of 100,000 shares of its common stock and a maximum of 10 million shares of its common stock for $10 per share. The Company also intends to amend its articles of incorporation to increase the number of authorized shares of common stock from 1,000 to 50,000,000.

       Concurrent with the commencement of the initial public offering, the Company intends to grant 105,000 options to purchase its common stock to directors at $9.05 per share.

                                    EXHIBIT A

                            PRIOR PERFORMANCE TABLES

         The following Prior Performance Tables (the "Tables") provide information relating to all prior real estate investment programs sponsored by our advisor ("Prior Programs").

         As a prospective investor, you should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "PRIOR PERFORMANCE SUMMARY" elsewhere in this prospectus.

         AS AN INVESTOR IN OUR COMPANY, YOU WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

         Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with policy decisions to be made by our board of directors, managing or causing to be managed our properties, and rendering other services as our board of directors deems necessary. The financial results of the Prior Programs thus provide an indication of our advisor's performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

         The following tables are included herein:

         Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

         Table II - Compensation to Sponsor (in Dollars)

         Table III - Annual Operating Results of Prior Programs

         Table IV (Results of completed programs) and Table V (sales or disposals of property) have been omitted since none of the Prior Programs have sold any of their properties to date.

         Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the registration statement which our Company has filed with the Securities and Exchange Commission. As described above, no Prior Program has sold or disposed of any property held by it. We will provide to you copies of any or all information concerning the Prior Programs at no charge upon request.

                                     TABLE I
              EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                                December 31, 1999

                                                                                        Truckee       Yerington       NNN
                                                           Telluride                  River Office    Shopping     Fund VIII,
                                                          Barstow, LLC  WREIT, INC.    Tower, LLC    Center, LLC      LLC
                                                          ------------  -----------   ------------   -----------   ----------
Dollar Amount Offered                                     $1,620,000    $50,000,000    $5,550,000    $1,625,000    $8,000,000
                                                          ==========    ===========    ==========    ==========    ==========
Dollar Amount Raised                                       1,620,000      8,220,815     5,550,000     1,599,063     7,904,800
                                                          ==========    ===========    ==========    ==========    ==========
Percentage Amount Raised                                       100.0%          16.4%        100.0%         98.4%         98.8%
                                                          ==========    ===========    ==========    ==========    ==========
Less Offering Expenses:
   Selling Commissions & Discounts to Affiliates                10.0%           8.0%         10.0%         10.0%         10.0%
   Organization & Offering Expenses (1)                          2.5%           4.5%          3.0%          4.9%          3.0%
   Due Diligence Allowance (2)                                   1.5%           0.5%          0.5%          0.5%          0.5%
Reserves                                                         3.6%           1.5%          3.7%          7.8%          8.9%
                                                          ----------    -----------    ----------    ----------    ----------
   Percent Available for Investment                             82.4%          85.5%         82.8%         76.8%         77.6%
Acquisition Cost:
   Cash Down Payment                                            75.6%          83.0%         73.7%         70.1%         70.7%
   Loan Fees                                                     5.3%           2.5%          5.1%          2.0%          2.4%
   Acquisition Fees Paid to Affiliates                           1.5%           0.0%          4.0%          4.5%          4.5%
                                                          ----------    -----------    ----------    ----------    ----------
Total Acquisition Cost                                          82.4%          85.5%         82.8%         76.8%         76.6%
                                                          ==========    ===========    ==========    ==========    ==========

Percent Leveraged                                                 71%            75%           75%           75%           75%

Date Offering Began                                         1-Jun-98       1-Jul-98     21-Aug-98     15-Dec-98     22-Feb-99
Date Offering Ended                                        16-Dec-98           Open     15-Jul-99     31-Aug-99          Open

Length of Offering (days)                                        198           Open           328           260          Open

Days to Invest 90% of Amount Available for
Investment (Measured from Beginning of Offering)                  46            N/A           102            83           180

Number of Investors                                               14            215            67            11           114

                                                                                           NNN
                                                                NNN           NNN       Exchange          NNN
                                                               Town &     `A' Credit    Fund III,    Redevelopment
                                                            Country, LLC   TIC, LLC        LLC         Fund, LLC
                                                            ------------  ----------   -----------  --------------
Dollar Amount Offered                                       $7,200,000    $4,500,000   $10,000,000    $8,000,000
                                                            ==========    ==========   ===========    ==========
Dollar Amount Raised                                         7,073,000     1,708,750     4,165,695     3,522,750
                                                            ==========    ==========   ===========    ==========
Percentage Amount Raised                                          98.2%         38.0%         41.7%         44.0%
                                                            ==========    ==========   ===========    ==========
Less Offering Expenses:
   Selling Commissions & Discounts to Affiliates                  10.0%         10.0%         10.0%         10.0%
   Organization & Offering Expenses (1)                            3.0%          3.5%          3.5%          3.5%
   Due Diligence Allowance (2)                                     0.5%          0.5%          0.5%          0.5%
Reserves                                                           2.0%          6.1%         10.5%          9.5%
                                                            ----------    ----------   -----------    ----------
   Percent Available for Investment                               84.5%         79.9%         75.5%         76.5%
Acquisition Cost:
   Cash Down Payment                                              74.3%         73.8%         69.0%         69.5%
   Loan Fees                                                       5.7%          2.1%          2.0%          2.5%
   Acquisition Fees Paid to Affiliates                             4.5%          4.0%          4.5%          4.5%
                                                            ----------    ----------   -----------    ----------
Total Acquisition Cost                                            84.5%         79.9%         75.5%         76.5%
                                                            ==========    ==========   ===========    ==========

Percent Leveraged                                                   75%           75%           77%           69%

Date Offering Began                                          10-May-99     10-Aug-99     15-Sep-99     27-Aug-99
Date Offering Ended                                               Open          Open          Open          Open

Length of Offering (days)                                         Open          Open          Open          Open

Days to Invest 90% of Amount Available for
Investment (Measured from Beginning of Offering)                    43           N/A           N/A           N/A

Number of Investors                                                 61            13            16            56

Notes:
-----
 (1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

 (2) Nonaccountable due diligence reimbursement to Sponsor and other members of the Selling Group.

                                    TABLE II
                       COMPENSATION TO SPONSOR (UNAUDITED)
                                December 31, 1999

                                                                            Truckee                                  NNN
                                                 Telluride                River Office  Yerington        NNN        Town &
                                                  Barstow,      WREIT,       Tower,      Shopping     Fund VIII,   Country
                                                    LLC          INC.         LLC       Center, LLC      LLC         LLC
                                                 ----------   ----------   ----------   ----------    ----------  ----------
Date Offering Commenced                           1-Jun-98     1-Jul-98    21-Aug-98    15-Dec-98     22-Feb-99   10-May-99
Dollar Amount Raised
   to Sponsor from Proceeds of Offering          $1,620,000   $8,220,815   $5,550,000   $1,599,063    $7,904,800  $7,073,000
                                                 ==========   ==========   ==========   ==========    ==========  ==========

Amounts Paid to Sponsor from Proceeds of
Offering:
   Selling Commissions to Selling Group          $  162,000   $  657,665     $529,948   $  159,906    $  790,480  $  707,300
     Members
   Organization & Marketing Expenses                 64,000      369,937      166,500       78,354       237,144     212,190
   Due Diligence Allowance                               --      123,312       30,000        7,995        39,524      35,365
   Acquisition Fees                                  25,000           --      220,000       75,000       355,716     318,285
                                                 ----------   ----------   ---------    ----------    ----------  ----------
   Totals                                        $  251,000   $1,150,914   $  946,448   $  321,256    $1,422,864  $1,273,140
                                                 ==========   ==========   ==========   ==========    ==========  ==========

Dollar Amount of Cash Generated from
   Operations Before Deducting Payments
    to Sponsor                                   $  343,842   $1,079,057   $1,010,455   $  138,330    $  650,348     583,310
                                                 ==========   ==========   ==========   ==========    ==========  ==========

Amounts Paid to Sponsor from Operations-
    Year 1998
   Property Management Fees                      $   27,506   $   26,103   $    9,390
   Asset Management Fees                             14,550       26,932        6,781
   Leasing Commissions                                   --           --           --
                                                 ----------   ----------   ----------   ----------    ---------   ----------
   Totals                                        $   42,056   $   53,035   $   16,171          N/A           N/A         N/A
                                                 ==========   ==========   ==========   ==========    ==========  ==========
Amounts Paid to Sponsor from Operations-
   Year Ending December 31, 1999
     Property Management Fees                    $   39,936   $  193,174   $  129,204   $   17,599    $   74,766  $   86,309
     Asset Management Fees                           41,741      119,017       80,500        6,264       155,585      80,000
     Leasing Commissions                                 --       70,481       45,922           --            --      18,538
                                                 ----------   ----------   ----------   ----------    ----------  ----------
     Totals                                      $   81,677   $  382,672   $  255,626   $   23,863    $  230,351  $  184,847
                                                 ==========   ==========   ==========   ==========    ==========  ==========
                                                                              NNN           NNN
                                                                 NNN        Exchange    Redevelop-       Total
                                                              'A' Credit   Fund III,       ment           All
                                                               TIC, LLC       LLC       Fund, LLC      Programs
                                                              ----------   ----------   ----------    -----------
Date Offering Commenced                                        10-Aug-99    15-Sep-99    27-Aug-99
Dollar Amount Raised
   to Sponsor from Proceeds of Offering                       $1,708,750   $4,165,695   $3,522,750    $42,364,873
                                                              ==========   ==========   ==========    ===========

Amounts Paid to Sponsor from Proceeds of
Offering:
   Selling Commissions to Selling Group                       $  170,875   $  416,570     $352,275    $ 4,047,019
     Members
   Organization & Marketing Expenses                              59,806      145,799      123,296      1,506,027
   Due Diligence Allowance                                         8,544       20,828       17,614        288,183
   Acquisition Fees                                               68,350      187,456      158,524      1,408,331
                                                              ----------   ----------    ---------    -----------
   Totals                                                        307,575      770,654      651,709      7,249,559
                                                              ==========   ==========   ==========    ===========

Dollar Amount of Cash Generated from
   Operations Before Deducting Payments
    to Sponsor                                                    91,723       75,658      103,693      4,083,011
                                                              ==========   ==========   ==========    ===========

Amounts Paid to Sponsor from Operations-
    Year 1998
   Property Management Fees                                                                           $        --
   Asset Management Fees                                                                                       --
   Leasing Commissions                                                                                         --
                                                              ----------   ----------   ----------    -----------
   Totals                                                            N/A          N/A          N/A    $        --
                                                              ==========   ==========   ==========    ===========


Amounts Paid to Sponsor from Operations -
   Year Ending December 31, 1999
     Property Management Fees                                      7,885        8,701        7,164        571,333
     Asset Management Fees                                        11,343       10,983       14,234        519,667
     Leasing Commissions                                                                                  134,941
                                                              ----------   ----------   ----------    -----------
     Totals                                                   $   19,228   $   19,684   $   21,398    $ 1,225,941
                                                              ==========   ==========   ==========    ===========

                                    TABLE III
              1998 OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)

                                                                                   Truckee
                                                                                    River
                                                    Telluride                       Office           Total
                                                    Bardtow,          WREIT,        Tower,            All
                                                      LLC              INC.          LLC            Programs
                                                   ----------      -----------   ------------     ------------
Gross Revenues                                     $ 497,240       $  594,158    $   195,692      $ 1,287,090
Profit on Sale of Properties                              --               --             --               --
Less: Operating Expenses                             209,494          258,680         42,840          511,014
 Interest Expense                                    177,908          208,078         88,346          474,332
 Depreciation                                         47,183           77,537         15,417          140,137
                                                   ----------      -----------   ------------     ------------
Net Income - GAAP Basis                            $  62,655       $   49,863    $    49,089      $   161,607
                                                   ==========      ===========   ============     ============

Taxable Income From:
 Operations                                           62,655           49,863         49,089          161,607
 Gain on Sale                                             --               --             --               --
Cash Generated From:
 Operations                                          109,838          127,400         64,506          301,744
 Sales                                                    --               --             --               --
 Refinancing                                              --               --             --               --
                                                   ----------      -----------   ------------     ------------
Cash Generated From Operations, Sales &
 Refinancing                                       $ 109,838       $  127,400    $    64,506      $   301,744
                                                   ==========      ===========   ============     ============
Less Cash Distributions to Investors From:
 Operating Cash Flow                                  77,052           89,971             --          167,023
 Sales & Refinancing                                      --               --             --               --
 Other                                                    --               --             --               --
                                                   ----------      -----------   ------------     ------------
Cash Generated (Deficiency) after Cash
 Distributions                                        32,786           37,429         64,506          134,721
Less Special Items (not including Sales &
 Refinancing)                                             --               --             --               --
                                                   ----------      -----------                    ------------
Cash Generated (Deficiency) after Cash
 Distributions and Special Items                   $  32,786           37,429    $    64,506      $   134,721
                                                   ==========      ===========   ===========      ============

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
 Ordinary Income (Loss)
 -- from operations                                $   38.68       $    14.73    $      8.84      $     62.25
 -- from recapture                                        --               --             --               --
 Capital Gain (Loss)                                      --               --             --               --
Cash Distributions to Investors
 Sources (on GAAP basis)
 -- Investment Income                              $   47.56       $    26.57    $        --      $     74.14
 -- Return of Capital                                     --               --             --               --
 Sources (on Cash basis)
 -- Sales                                                 --               --             --               --
 -- Refinancing                                           --               --             --               --
 -- Operations                                     $   47.56       $    14.18    $        --      $     61.75
 -- Other                                                 --               --             --               --
Amount remaining invested in program
 properties as of 12-31-98                               100%             100%           100%             100%

Notes:
------
(1) Operating results are shown for 1998 only because all programs started in 1998.

              1999 OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)

                                                                                                   Yerington        NNN
                                                        Telluride                     Truckee       Shopping       Fund
                                                        Barstow,        WREIT,      River Office     Center,       VIII,
                                                           LLC           INC.        Tower, LLC       LLC          LLC
                                                     --------------  ------------  -------------  -----------  ------------
Gross Revenues                                          $721,168     $4,726,712     $2,598,280     $ 393,367    $1,821,793
Profit on Sale of Properties                                  --
Less: Operating Expenses                                 366,116      1,904,986        999,301        90,371       896,924
      Interest Expense                                   244,781      2,305,776        924,827       188,529       504,872
      Depreciation                                        97,330        707,842        366,688        67,598       227,102
                                                        --------     ----------     ----------     ---------    ----------
Net Income - GAAP Basis                                 $ 12,941     $ (191,892)    $  307,464     $  46,869    $  192,895
                                                        ========     ==========     ==========     =========    ==========

Taxable Income From:
      Operations                                          12,941       (191,892)       307,464        46,869       192,895
      Gain on Sale                                            --             --             --
Cash Generated From:
      Operations                                         110,271        515,950        674,152       114,467       419,997
      Sales                                                   --             --             --
      Refinancing                                             --        526,326             --
                                                        --------     ----------     ----------     ---------    ----------
Cash Generated From Operations, Sales & Refinancing     $110,271     $1,042,276     $  674,152     $ 114,467    $  419,997
                                                        ========     ==========     ==========     =========    ==========
Less: Cash Distributions to Investors From:
   Operating Cash Flow                                  $172,748     $  543,543     $  420,271     $ 106,326    $  210,592
   Sales & Refinancing                                                       --
   Other                                                                     --
                                                        --------     ----------     ----------     ---------    ----------
Cash Generated (Deficiency) after Cash Distributions     (62,477)       498,733        253,881         8,141       209,406
Less: Special Items (not including
  Sales & Refinancing)                                                       --
                                                        --------     ----------     ----------     ---------    ----------
Cash Generated (Deficiency) after
 Cash  Distributions and Special Items                  $(62,477)    $  498,733     $  253,881     $   8,141    $  209,406
                                                        ========     ==========     ==========     =========    ==========

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
      Ordinary Income (Loss)
      -- from operations                                $   7.99     $   (23.34)    $    55.40     $   29.31    $    24.40
      -- from recapture
      Capital Gain (Loss)
Cash Distributions to Investors
      Sources (on GAAP basis)
      -- Investment Income
      -- Return of Capital
   Sources (on Cash basis)
      -- Sales
      -- Refinancing
      -- Operations                                     $ 106.63     $    66.12     $    75.72     $  66.49     $    26.64


                                                          NNN                        NNN
                                                         Town &        NNN `A'     Exchange           NNN             Total
                                                        Country,       Credit      Fund III,     Redevelopment         All
                                                          LLC         TIC, LLC        LLC          Fund, LLC         Programs
                                                      ------------  ------------  -----------   --------------    -------------
Gross Revenues                                         $1,727,435      157,783      119,731         143,284        $12,409,553
Profit on Sale of Properties                                                                                                --
Less: Operating Expenses                                  404,167       51,239       14,938          46,345          4,774,387
      Interest Expense                                    924,805       34,049       48,819          14,644          5,191,101
      Depreciation                                        284,211       17,127                       21,056          1,788,954
                                                       ----------    ---------     --------       ---------        -----------
Net Income - GAAP Basis                                $  114,252    $  55,368     $ 55,974       $  61,239        $   655,110
                                                       ==========    =========     ========       =========        ===========

Taxable Income From:
      Operations                                          114,252       55,368       55,974          61,239            655,110
      Gain on Sale                                                                                                          --
Cash Generated From:                                                                                                        --
      Operations                                          398,463       72,495       55,974          82,295          2,444,064
      Sales                                                                                                                 --
      Refinancing                                                                                                      526,326
                                                       ----------    ---------     --------       ---------       ------------
Cash Generated From Operations, Sales & Refinancing    $  398,463    $  72,495     $ 55,974       $  82,295       $  2,970,390
                                                       ==========    =========     ========       =========       ============
Less: Cash Distributions to Investors From:
   Operating Cash Flow                                 $  173,253        8,927           --             286       $  1,635,946
   Sales & Refinancing                                                                                                      --
   Other                                                                                                                    --
                                                       ----------    ---------     --------       ---------       ------------
Cash Generated (Deficiency) after Cash Distributions      225,210       63,568       55,974          82,009          1,334,445
Less: Special Items (not including
  Sales & Refinancing)                                                                                                      --
                                                       ----------    ---------     --------       ---------       ------------
Cash Generated (Deficiency) after
 Cash  Distributions and Special Items                 $  225,210    $  63,568     $ 55,974       $  82,009       $  1,334,445
                                                       ==========    =========     ========       =========       ============

Tax and Distribution Data Per $1,000 Invested                                                                               --
Federal Income Tax Results:                                                                                                 --
      Ordinary Income (Loss)
      -- from operations                               $    16.15    $   32.40     $  13.44       $  17.38        $     173.13
      -- from recapture                                                                                                     --
      Capital Gain (Loss)                                                                                                   --
Cash Distributions to Investors                                                                                             --
      Sources (on GAAP basis)                                                                                               --
      -- Investment Income                                                                                                  --
      -- Return of Capital                                                                                                  --
   Sources (on Cash basis)                                                                                                  --
      -- Sales                                                                                                              --
      -- Refinancing                                                                                                        --
      -- Operations                                    $    24.49    $    5.22     $     --       $   0.08        $     371.41


                                    EXHIBIT B

                             SUBSCRIPTION AGREEMENT

To:    T REIT, Inc.
       1551 N. Tustin Avenue, Suite 650
       Santa Ana, California  92705

Ladies and Gentlemen:

         The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") in T REIT, Inc., a Virginia corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Privest Bank, as Escrow Agent for T REIT, Inc."

         Except as specifically provided in "Special Notice of Pennsylvania Residents Only," payments for Shares will be held in an interest-bearing escrow account until the Company has received and accepted subscriptions for an aggregate of 100,000 Shares ($1,000,000), at which time Privest Bank will release the proceeds to the Company. If the Company does not sell 100,000 Shares before February 22, 2001, the offering will be terminated and the Company will refund all the monies in escrow (plus interest and without deducting for escrow expenses) proportionately to investors.

         I hereby acknowledge receipt of the Prospectus for the offering of the Shares dated February 22, 2000 (the "Prospectus").

         I agree that if this subscription is accepted, it will be held, together with the accompanying payment, and disbursed on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. In addition, I understand and agree that subscriptions are irrevocable, and I will not have the right to cancel or rescind my subscription, except as required under applicable law.

         Any person selling Shares on behalf of the Company may not complete a sale of Shares to me until at least five business days after the date that I receive a copy of the final prospectus. Moreover, any person selling Shares on behalf of the Company must send me a confirmation of my purchase.

         Prospective investors are hereby advised of the following:

         (a) The assignability and transferability of the Shares is restricted and will be governed by the Amended and Restated Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

         (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

         (c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate their investment in the Shares.

                 SPECIAL NOTICE FOR SOUTH DAKOTA RESIDENTS ONLY

         This subscription is made pursuant to, and is subject to, the terms and conditions of the registration approved by the director of the Division of Securities of the State of South Dakota for T REIT, Inc. under the date of February 22, 2000.

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY

         In connection with secondary trading of the Shares, the Commissioner of the State of California Department of Corporations will withhold the Section 25104(h) exemption which permits secondary trading of the Shares for 18 months from the date of qualification of the Shares.

                 SPECIAL NOTICE FOR PENNSYLVANIA RESIDENTS ONLY

         The Company will not admit Pennsylvania investors as shareholders until it has received and accepted subscriptions for 1,000,000 shares ($10 million) of common stock from all sources. The Company will place the funds representing subscriptions for shares from Pennsylvania investors in an interest-bearing escrow account with Privest Bank as escrow agent, until it has received and accepted subscriptions for shares for gross offering proceeds of at least $10 million. If the Company has not received and accepted subscriptions for 1,000,000 shares by the end of a 120-day escrow periods (with the initial 120-day escrow period commencing upon the effectiveness of the offering), the Company will notify Pennsylvania investors in writing by certified mail within 10 calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within 10 calendar days after receipt of the notification, the Company must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within 15 calendar days after receipt of the investor's request.

         The escrow agent will release the funds received from Pennsylvania investors to the Company from the escrow account immediately after subscriptions for at least $10 million have been received from all sources. The Company will include subscriptions from Pennsylvania investors in determining whether subscriptions for 1,000,000 shares have been obtained.

         Because the minimum offering of shares is less than $10 million, Pennsylvania investors are cautioned to evaluate carefully the Company's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

                       STANDARD REGISTRATION REQUIREMENTS

      The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

(1)   INDIVIDUAL: One signature required.

(2)   JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

(3)   TENANTS IN COMMON: All parties must sign.

(4)   COMMUNITY PROPERTY: Only one investor signature required.

(5)   PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature Page.

(6) TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

(7) COMPANY: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner") has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

(8) CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designation of the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

(9) IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

(10)  KEOGH (HR 10): Same rules as those applicable to IRAs.

(11)  UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT
      (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

              INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                     TO T REIT, INC. SUBSCRIPTION AGREEMENT


--------------------------------------------------------------------------------
INVESTMENT                Please follow these instructions carefully. Failure to
INSTRUCTIONS              do so may result in the rejection of your
                          subscription. All information on the Subscription
                          Agreement Signature Page should be completed as
                          follows:
--------------------------------------------------------------------------------
1.   INVESTMENT           A minimum investment of $1,000 (100 Shares) is
                          required, except for Minnesota which requires a $2,500
                          (250 Shares) minimum investment, and North Carolina
                          which requires a $5,000 (500 Shares) minimum
                          investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE
                          SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE
                          ORDER OF "PRIVEST BANK, AS ESCROW AGENT FOR T REIT,
                          INC." Shares may be purchased only by persons meeting
                          the standards set forth under the Section of the
                          Prospectus entitled "INVESTOR SUITABILITY STANDARDS."
                          Please indicate the state in which the sale was made.
--------------------------------------------------------------------------------
2.   TYPE OF              Please check the appropriate box to indicate the type
     OWNERSHIP            of entity or type of individuals subscribing.
--------------------------------------------------------------------------------
3.   REGISTRATION         Please enter the exact name in which the Shares are to
     NAME AND             be held. For joint tenants with right of survivorship
     ADDRES               or tenants in common, include the names of both
                          investors. In the case of partnerships or
                          corporations, include the name of an individual to
                          whom correspondence will be addressed. Trusts should
                          include the name of the trustee. All investors must
                          complete the space provided for taxpayer
                          identification number or social security number. By
                          signing in Section 6, the investor is certifying that
                          this number is correct. Enter the mailing address and
                          telephone numbers of the registered owner of this
                          investment. In the case of a Qualified Plan or trust,
                          this will be the address of the trustee. Indicate the
                          birthday and occupation of the registered owner unless
                          the registered owner is a partnership, corporation or
                          trust.
--------------------------------------------------------------------------------
4.   INVESTOR NAME        Complete this Section only if the investor's name and
     AND ADDRESS          address is different from the registration name and
                          address provided in Section 4. If the Shares are
                          registered in the name of a trust, enter the name,
                          address, telephone number, social security number,
                          birth date and occupation of the beneficial owner of
                          the trust.
----------------------------------- --------------------------------------------
5.   SUBSCRIBER           Please separately initial each representation made by
     SIGNATURE            the investor where indicated. Except in the case of
                          fiduciary accounts, the investor may not grant any
                          person a power of attorney to make such
                          representations on his or her behalf. Each investor
                          must sign and date this Section. If title is to be
                          held jointly, all parties must sign. If the registered
                          owner is a partnership, corporation or trust, a
                          general partner, officer or trustee of the entity must
                          sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO
                          BE NOTARIZED.
--------------------------------------------------------------------------------
6.   ADDITIONAL           Please check if you plan to make one or more
     INVESTMENTS          additional investments in the Company. All additional
                          investments must be increments of at least $100 (10
                          Shares). If additional investments in the Company are made, the investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement
                          Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription
                          Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement
                          Signature Page may receive a commission not to exceed
                          8% of any such additional investments in the Company.

--------------------------------------------------------------------------------
7.   DISTRIBUTIONS     a.   DIVIDEND REINVESTMENT PLAN: By electing the Dividend
                            Reinvestment Program, the investor elects to reinvest dividends in the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

                       b.   DIVIDEND ADDRESS: If cash dividends are to be sent
                            to an address other than that provided in Section 5 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
--------------------------------------------------------------------------------
8.   BROKER-DEALER     This Section is to be completed by the Registered
                       Representative. Please complete all BROKER-DEALER
                       information contained in Section 8 including suitability
                       certification. SIGNATURE PAGE MUST BE SIGNED BY AN
                       AUTHORIZED REPRESENTATIVE.
--------------------------------------------------------------------------------


     The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

                IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                           PLEASE CALL 1-877-888-7348

                                  T REIT, INC.
                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1.          INVESTMENT

    ----------------------------------------------------
                                                                          Make Investment Check Payable to:
                                                                    Privest Bank as Escrow Agent for T REIT, Inc.
           ___________________     __________________        --------------------------------------------------------
               # of Shares          Total $ Invested
                                                               [_] Initial Investment (Minimum $1,000) (except in
                 (#Shares x $10.00 = $ Invested)                      Minnesota, which requires a minimum
              Minimum purchase 100 Shares or $1,000                   investment of $2,500, and North Carolina
                                                                      which requires a minimum investment of $5,000)
               (250 Shares or $2,500 in Minnesota)             [_] Additional Investment (Minimum $100.00)
                                                                   State in which sale was made ____________________
    ----------------------------------------------------     --------------------------------------------------------

2.          ADDITIONAL INVESTMENTS

     Please check if you plan to make additional investments in the Corporation   [_]
     (If additional investments are made, please include social security number or other taxpayer identification number on your check.)
     (All additional investments must be made in increments of at least $100.00 except purchases pursuant to the Dividend Reinvestment Program, which may be made in lesser amounts.)

3.          TYPE OF OWNERSHIP

     [_] Individual (01)                                                   [_] IRA (06)
     [_] Joint Tenants With Right of Survivorship (02)                     [_] Keogh (10)
     [_] Community Property (03)                                           [_] Qualified Pension Plan (11)
     [_] Tenants in Common (04)                                            [_] Qualified Profit Sharing Plan (12)
     [_]Custodian:  A Custodian for____________ under the Uniform          [_] Other Trust____________________
     [_] Gift to Minors Act or the Uniform Transfers to Minors Act of          For the Benefit of _______________
         the State of _________________________________(08)                [_] Partnership (15)
     [_] Other_____________________________________________

4.          REGISTRATION NAME AND ADDRESS

     Please print name(s) in which Shares are to be registered. Include trust name, if applicable.

      [_] Mr. [_] Mrs. [_] Ms. [_] MD  [_] Ph.D. [_] DDS  [_] Other_________________    Taxpayer Identification Number

  ----------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------    Social Security Number

  ----------------------------------------------------------------------------------

  Street Address  ------------------------------------------------------------------------------------------------------
  or P.O. Box
                  ------------------------------------------------------------------------------------------------------

                  -----------------------------             --------------------------                 -----------------
  City                                              State                                    Zip Code
                  -----------------------------             --------------------------                 -----------------

  Home            -----------------------------     Business      ------------------------------------------------------
  Telephone No.    (    )                           Telephone No.  (    )
                  -----------------------------                   ------------------------------------------------------

                  --------------------------------                   ---------------------------------------------------
  Birth Date                                        Occupation
                  --------------------------------                   ---------------------------------------------------

                  ----------------------------------------------
  Email Address
                  ----------------------------------------------

5.            INVESTOR NAME AND ADDRESS

   (Complete only if different from registration name and address).
   [_] Mr. [_] Mrs. [_] Ms. [_] MD [_] Ph.D. [_] DDS [_] Other___________

   Name                                                               Social Security Number
   ---------------------------------------------------------------

   ---------------------------------------------------------------

   Street Address  ----------------------------------------------------------------------------------------
   or P.O. Box
                   ----------------------------------------------------------------------------------------

   City            ---------------------------       State  ------------------    Zip Code  ---------------

                   ---------------------------              ------------------              ---------------

   Home            ---------------------------       Business        --------------------------------------
   Telephone No.   (    )                            Telephone No.   (    )
                   ---------------------------                       --------------------------------------

                   ------------------------------                    --------------------------------------
   Birth Date                                        Occupation
                   ------------------------------                    --------------------------------------

6.            INVESTOR SIGNATURE

   Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

   (a)   I have received the Prospectus                                             ________       ________
                                                                                    Initials       Initials

   (b)   I accept and agree to be bound by the terms and conditions of the
         Amended and Restated Articles of Incorporation.                            ________       ________
                                                                                    Initials       Initials

   (c) I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more, or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "INVESTOR SUITABILITY STANDARDS". ________ ________ Initials
         Initials

   (d)   I am purchasing the Shares for my own account.                             ________       ________
                                                                                    Initials       Initials

   (e)   I acknowledge that the Shares are not liquid.                              ________       ________
                                                                                    Initials       Initials

   (f)   If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations
         of the State of California, except as permitted in the Commissioner's
         Rules, and I understand that my Shares, or any document evidencing my
         Shares, will bear a legend reflecting the substance of the foregoing
         understanding.                                                             ________       ________
                                                                                    Initials       Initials

I declare that the information supplied above is true and correct and may be relied upon the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

            BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS
                     UNDER FEDERAL OR STATE SECURITIES LAWS.

     ------------------------------------------             ----------------------------------------------             -------------

     ------------------------------------------             ----------------------------------------------             -------------
          Signature of Investor or Trustee                      Signature of Joint Owner, if applicable                     Date


                                  (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN).

7.             DISTRIBUTIONS


   7(a). Check the following box to participate in the Dividend Reinvestment Program.    [_]

   7(b). Complete following section only to direct distributions to a party other than registered owner:

                   -----------------------------------------------------------------------------------------------------------------
   Name
                   -----------------------------------------------------------------------------------------------------------------

                   -----------------------------------------------------------------------------------------------------------------
   Account Number
                   -----------------------------------------------------------------------------------------------------------------
   Street Address
   or P.O. Box     -----------------------------------------------------------------------------------------------------------------

                   ----------------------------------             ---------------------------                    -------------------
             City                                         State                                       Zip Code
                   ----------------------------------             ---------------------------                    -------------------

8.             BROKER-DEALER

                 (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

   The Broker-Dealer or authorized representative must sign below to complete the subscription. The Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the Section of the Prospectus entitled "INVESTOR SUITABILITY STANDARDS" and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and/or the Participating Broker-Dealer Agreement.

                         ---------------------------------------------------------                          ------------------------
   Broker-Dealer Name                                                                        Telephone No.
                         ---------------------------------------------------------                          ------------------------

                         -----------------------------------------------------------------------------------------------------------
   Broker-Dealer Street
   Address or P.O. Box
                         -----------------------------------------------------------------------------------------------------------

                         ----------------------------              ---------------------------                   -------------------
                  City                                     State                                     Zip Code
                         ----------------------------              ---------------------------                   -------------------

                         ----------------------------------------------                              -------------------------------
   Registered                                                                         Telephone No.
   Representative Name   ----------------------------------------------                              -------------------------------

                         -----------------------------------------------------------------------------------------------------------
   Reg. Rep. Street
   Address or P.O. Box   -----------------------------------------------------------------------------------------------------------

                         ----------------------------              ---------------------------                   -------------------
                  City                                     State                                     Zip Code
                         ----------------------------              ---------------------------                   -------------------

   ----------------------------------------------------------------       ----------------------------------------------------------

   ----------------------------------------------------------------       ----------------------------------------------------------
               Broker-Dealer Signature, if applicable                          Registered Representative Signature

 Please mail completed Subscription Agreement (with all signatures) and check(s)
                                 made payable to

                       Privest Bank, as Escrow Agent for:
                                  T REIT, Inc.
                                 1-877-888-7348
                        1551 N. Tustin Avenue, Suite 650
                           Santa Ana, California 92705

                                    EXHIBIT C


                                  T REIT, INC.



                          DIVIDEND REINVESTMENT PROGRAM



         The Dividend Reinvestment Program (the "DRIP") for T REIT, Inc., a Virginia corporation (the "Company"), offers to holders of the Company's common stock, $.01 par value per share (the "Common Stock") the opportunity to purchase, through reinvestment of dividends, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

         The DRIP will be implemented in connection with the registered initial public offering of 11,050,000 shares of the Company's Common Stock (the "Initial Offering"), of which amount 700,000 shares will be registered and reserved for distribution pursuant to the DRIP.

         Dividends reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share (the "DRIP Price") equal to the greater of (i) $9.05 or (ii) 95% of the "Market Price" (as defined below) of the stock until all 700,000 shares reserved initially for the DRIP (the "Initial DRIP Shares") have been purchased or until the termination of the initial public offering, whichever occurs first. Thereafter, the Company may in its sole discretion effect additional registrations of common stock for use in the DRIP. In any case, the per share purchase price under the DRIP for such additionally acquired shares will equal the DRIP Price. For purposes of the DRIP, "Market Price" means:

         . the average sale price for our stock on the applicable distribution date, as reported on the New York Stock Exchange or another principal national securities exchange on which our stock is listed; or
         . if our stock is not listed on such an exchange, the average quoted price for our stock on the applicable distribution date, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or another principal automated quotations system on which our stock is quoted; or
         . if our stock is not listed or quoted on any such exchange or system, the average of the closing bid and asked prices for our stock on the applicable distribution date, as furnished by a professional market maker making a market in our stock selected by our board of directors; or
         . if no professional market maker makes a market in our stock, a price determined by our board of directors in good faith.

The DRIP

         The DRIP provides you with a simple and convenient way to invest your cash dividends in additional shares of Common Stock. As a participant in the DRIP, you may purchase shares at the DRIP Price until all 700,000 Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. The Company may, in its sole discretion, effect registration of additional shares of Common Stock for issuance under the DRIP.

         You receive free custodial service for the shares you hold through the DRIP.

         Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the DRIP Shares provide the Company with funds for general corporate purposes.

Eligibility

         Holders of record of Common Stock are eligible to participate in the DRIP with respect to any whole number of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

         The Company may refuse participation in the DRIP to shareholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

         As of the date of this Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the "DRIP Administrator"), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and sends statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating shareholder.

Enrollment

         You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with this Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of this Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.

         Your participation in the DRIP will begin with the first dividend payment after your signed enrollment form is received, provided such form is received on or before ten days prior to the record date established for that dividend. If your enrollment form is received after the record date for any dividend and before payment of that dividend, that dividend will be paid to you in cash and reinvestment of your dividends will not begin until the next dividend payment date.

Costs

         Purchases under the DRIP will not be subject to Selling Commissions or the Marketing and Due Diligence Reimbursement Fee. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on dividends on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP. If you ask that your dividend reinvestment program shares be sold, you will pay certain charges as explained in "Certificates for Shares" below.

Purchases and Price of Shares

         Common Stock dividends will be invested within 30 days after the date on which Common Stock dividends are paid each quarter (the "Investment Date"). Payment dates for Common Stock dividends will be ordinarily on or about the last calendar day of March, June, September and December, but may be changed from time to time in the sole discretion of the Company. Any dividends not so invested will be returned to participants in the DRIP.

         You become an owner of shares purchased under the DRIP as of the Investment Date. Dividends paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Dividends will be paid on both full and fractional shares held in your account and are automatically reinvested.

         Reinvested Distributions. The Company will use the aggregate amount of dividends to all participants for each dividend period to purchase shares for the participants. If the aggregate amount of dividends to participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining dividends to the participants within 30 days after the date such dividends are made. The Company will allocate the purchased shares among the participants based on the portion of the aggregate dividends received on behalf of each participant, as reflected in the books.

         You may elect dividend reinvestment with respect to any whole number of shares registered in your name on the records of the Company. Specify on the enrollment form the number of shares for which you want dividends reinvested. Dividends on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your dividends on these shares (less any required withholding tax) and the DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the DRIP Price.

         Optional Cash Purchases. Until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Dividends on Shares Held in the DRIP

         Dividends paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Dividends will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

         You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the dividends reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or Plan Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Certificates for Shares

         Within 90 days after the end of the fiscal year, the Company will issue certificates evidencing ownership of shares purchased under the DRIP during the prior fiscal year. The ownership of shares purchased under the DRIP will be in book-entry form prior to the issuance of certificates. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP. The Company reserves the right to delay the production and/or dissemination of actual certificates in any given year, in which case it will continue to evidence ownership of shares purchased in the DRIP in book entry form.

         Certificates for any number of whole shares credited to your account will be issued in your name. Certificates for fractional shares will not be issued. Should you want your certificates issued in a different name, you must notify the DRIP Administrator in writing and comply with applicable transfer requirements. If you wish to sell any whole shares credited to your account under the DRIP, you will have the option of either (i) receiving a certificate for such whole number of shares and arranging for the sale yourself, or (ii) requesting that such shares held in your account be sold, in which case the shares will be sold on the open market as soon as practicable. Brokerage commissions on such sales will not be paid by the Company and will be deducted from the sales proceeds. If you wish to pledge shares credited to your account, you must first have the certificate for those shares issued in your name.

Termination of Participation

         You may discontinue reinvestment of dividends under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next record date. A notice of termination received by the

DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

         If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

         A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

         The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute "plan assets" of such plans.

Amendment and Termination of the DRIP

         The Board of Directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of participants or other shareholders, provided that written notice of any material amendment is sent to participants at least 10 days prior to the effective date thereof. You will be notified if the DRIP is terminated or materially amended. The Board of Directors may also terminate any participant's participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a REIT under the Code.

Voting of Shares Held Under the DRIP

         You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

         Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its shareholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Under the DRIP

         The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant's account upon a participant's death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

         All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator's duty to give notice. Participants must promptly notify the DRIP Administrator of any change in address.

         You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

         The Company reserves the right, without notice to participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

         The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment programs. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

         Reinvested Dividends. Shareholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their dividends in cash but rather to have their dividends reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a shareholder purchases shares through the DRIP at a discount to fair market value, the shareholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A shareholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

         Receipt of Share Certificates and Cash. You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

                           E N R O L L M E N T  F O R M
                           ----------------------------

                                  T REIT, INC.

                          DIVIDEND REINVESTMENT PROGRAM

To Join the Dividend Reinvestment Program:

     (l) Complete this card. Be sure to include your social security or tax identification number and signature.

     (2)  Staple or tape the card closed so that your signature is enclosed.

     Please indicate your participation below. Return this card only if you wish to participate in the DRIP.

     I hereby appoint T REIT, Inc. (the "Company") (or any successor), acting as DRIP Administrator, as my agent to receive cash dividends that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such dividends to the purchase of full shares and fractional interests in shares of the Common Stock.

     I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

_____________  Yes, I would like to participate in the Dividend Reinvestment
               Program for ____ of my shares of Common Stock (you may elect dividend reinvestment only with respect to a whole number of shares).


________________________________    ____________________________________________
Signature                           Date


________________________________    ____________________________________________
Please Print Full Legal Name(s)     Social Security or Tax Identification Number


If your shares are held of record by a broker or nominee, you must make appropriate arrangements with the broker or nominee to participate in the DRIP.

                              [outside back cover]


                                   TREIT, INC.

                                     [LOGO]

                                 1-877-85T-REIT
                                (1-877-858-7348)


                     Dealer Prospectus Delivery Requirements

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      Advised by Triple Net Properties, LLC
               1551 N. Tustin Ave, Suite 650, Santa Ana, CA 92705
                       714-667-8252       Fax: 714-667-6843
                                www.1031NNN.com*

                  *Our web site is not part of this prospectus.

                                  T REIT, INC.

                    Supplement No. 12 dated November 30, 2001
                   to the Prospectus dated February 22, 2000

     This Supplement No. 12 supplements, modifies and supersedes some of the information contained in our prospectus dated February 22, 2000, and supercedes Supplement No. 11 dated November 20, 2001, Supplement No. 10 dated October 15, 2001, Supplement No. 9 dated September 14, 2001, Supplement No. 8 dated May 24, 2001, Supplement No. 7 dated May 11, 2001, Supplement No. 1 dated March 7, 2001, Supplement No. 5 dated December 20, 2000, Supplement No. 4 dated December 6, 2000, Supplement No. 3 dated November 29, 2000, Supplement No. 2 dated November 3, 2000, and Supplement No. 1 dated September 28, 2000. Unless we define a term in this Supplement No. 12, you should rely on our prospectus for the meaning of any defined terms. References in this Supplement No. 12 to "us," "we," or "our company" mean T REIT, Inc. and T REIT L.P., unless the context otherwise requires.

                             STATUS OF OUR OFFERING
                             ----------------------

General

     On May 17, 1999, we filed a Registration Statement on Form S-11 which was declared effective on February 22, 2000 with the Securities and Exchange Commission, pursuant to which we registered 11,750,000 shares of our common stock. Of the 11,750,000 shares registered, we offered 10,000,000 shares to the public on a "best efforts" basis, 700,000 shares for distribution to our shareholders participating in our dividend reinvestment program, 250,000 shares issuable upon the exercise of warrants granted to certain broker-dealers in connection with this offering, and 800,000 shares issuable upon exercise of options granted to our officers, directors and employees under two stock option plans.

     We commenced operations on June 29, 2000, upon the acceptance of subscriptions for the minimum offering amount of $1,000,000 and the escrow of subscriptions (other than funds received from Pennsylvania investors) terminated. By May 3, 2001, we had accepted subscriptions for the minimum amount required under applicable Pennsylvania law ($10,000,000) and the escrow of subscriptions received from Pennsylvania investors terminated.

     As of November 28, 2001, we had offered 10,000,000 and sold 2,164,515 shares available for distribution to the public on a "best efforts" basis, issued an additional 32,942 to shareholders participating in our dividend reinvestment program, resulting in gross proceeds of approximately $21,896,919. In addition, we issued 7,642 warrants to broker-dealers participating in this offering and 65,000 options to our officers, directors and employees under our two stock option plans. None of these warrants or options have been exercised. After taking into account cash used in connection with the acquisition of real estate properties, loans to affiliates, and payment of selling commissions, marketing support and due diligence reimbursement fees, we had approximately $4,581,589 to invest in properties as of November 28, 2001.


Extension of the Offering Period

     Our board of directors has determined that it is in our best interest to extend our offering period through May 31, 2002 or the date on which we have sold the adjusted maximum offering amount, as described below, whichever shall occur first.

Deregistration of Shares

     We have deregistered 5,000,000 of our shares previously available for distribution to the public on a "best efforts" basis in this offering, which is the amount of shares that we do not believe can be sold between November 28, 2001 and May 31, 2002, the offering termination date. With the deregistration of these shares, we are offering a maximum of 6,750,000 shares or $67,500,000 (the adjusted maximum offering amount) as follows: 5,000,000 shares available for distribution to the public on a "best efforts" basis, 700,000 shares for distribution under our dividend reinvestment program, 250,000 shares issuable in connection with warrants granted to broker-dealers, and 800,000 shares issuable in connection with options granted under our stock option plans.

Subsequent State Registrations

     In addition to the states listed in the prospectus, we have registered the offering in Alaska, Arkansas, Idaho, Kentucky, Louisiana, Montana, New Mexico, Oklahoma, and Rhode Island. We are also in the process of registering the offering in Alabama.

             FEES AND EXPENSES PAID IN CONNECTION WITH OUR OFFERING
             ------------------------------------------------------

Selling Commissions

     NNN Capital Corp., the dealer manager, will receive 8% of the gross proceeds of this offering, or $0.80 for each share sold, and may reallow a portion of the selling commissions to broker-dealers participating in this offering. The dealer manager will not receive any selling commissions for shares sold under our dividend reinvestment program. As of November 28, 2001, we had incurred approximately $1,697,037 in selling commissions due to the dealer manager, a portion of which has been paid to participating broker-dealers as commissions.

     The prospectus also provides that the dealer manager will receive one warrant for every 40 shares of common stock sold in this offering in states other than Arizona, Missouri, Ohio, or Tennessee, and may reallow a portion of the warrants to broker-dealers participating in this offering. The dealer manager will not receive any warrants for shares sold under our dividend reinvestment program. Each warrant entitles the holder to purchase one share of our common stock at a price of $12.00. As of November 28, 2001, there were 7,642 warrants outstanding.

Marketing Support and Due Diligence Reimbursement Fee

     We will pay the dealer manager an amount up to 1.5% of the gross proceeds of this offering, or up to $0.15 for each share sold, to pay expenses associated with marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts and generally to reimburse the dealer manager for due diligence expenses. We will not require the dealer manager to account for spending of amounts comprising this fee.

     The dealer manager may reallow a portion of this fee to broker-dealers participating in this offering. As of November 28, 2001, we had incurred approximately $318,194 in marketing support and due diligence reimbursement fees to the dealer manager, a portion of which has been reallowed to participating broker-dealers.

Other Organizational and Offering Expenses

     Our advisor may advance, and we will reimburse it for, organizational and offering expenses incurred on our behalf in connection with this offering, including legal, accounting and filing fees, printing costs and selling expenses. As of November 28, 2001, we had incurred approximately $539,970 in other organizational and offering expenses.

                     PROPERTY ACQUISITIONS AND DISPOSITIONS
                     --------------------------------------

Christie Street Office Building, Lufkin, Texas

     On September 26, 2000, we purchased the Christie Street Office Building, a 17,141 square foot Class C office building in Lufkin, Texas from Robert C. Parker and Carolyn de la Fuente Parker under an agreement of sale and purchase. The sellers were not affiliated with our company or our advisor. We paid a total of $1,250,000 for the office building, and approximately $5,137 in additional acquisition expenses such as attorneys' fees, recording fees and other closing costs. Our acquisition cost represents approximately $73 per square foot of rentable space.

     The property could not be readily financed with a traditional lender because of the short-term lease with the current tenant. The sellers agreed to finance a portion of the purchase price by delivery to the sellers of a note in the principal amount of $750,000. The note bore interest at 9%, was fully amortized over 20 years and was secured by a first mortgage on the property. There were no loan fees or similar costs attached with the loan. The loan could not be assumed by any future owner and there was no discount for an early payoff. The monthly payment was $6,748 with a late fee of 5% after 10 days. The payment included escrows for taxes and insurance.

     The Christie Street Office Building, which was built in 1984 for the State of Texas, consists of a single one-story building containing approximately 20,000 gross square feet, approximately 5,000 square feet of which the State of Texas itself built in 1990, on two parcels of land totaling 1.78 acres. The building includes approximately 17,141 square feet of rentable space. The property has approximately 95 parking stalls with 6 handicap-parking spaces and is located in flood zone C, an area of minimal flooding. The office building is located on the northwest corner of Christie Street and Route 287, the major business loop for Lufkin. The office building is located approximately one-half mile from the major shopping area in Lufkin at the corner of Route 287 and Highway 59. Adjoining land use consists of various commercial and service users. A funeral home is located across the street and a medical clinic is next door along with the police and fire departments.

     Lufkin, Texas is the commercial hub of a 12 county rural market region, serving over 300,000 residents. Lufkin has a population of 30,791 and is located approximately 100 miles northeast of Houston and approximately 150 miles southeast of Dallas.

     We retained Triple Net Properties Realty, Inc., an affiliate of our advisor, to manage and lease the property. We paid Triple Net Properties Realty a property management fee equal to 5% of the gross income from the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

     On November 13, 2001, we sold the Christie Street Office Building for $1,050,000. In connection with the sale, we provided seller financing in the form of a promissory note in the amount of $595,000. The note is secured by a first deed of trust on the Christie Street Office Building, bears interest at 8.5% and is amortized over 25 years. Monthly payments of principal and interest total $4,791. The note matures on November 1, 2006. We expect to sell this note, at par, prior to maturity.

     We have further agreed, as part of the sale transaction, to guarantee lease payments in the amount of $20,000 per month for a period of five years under a Master Lease agreement with an effective date of November 13, 2001. We are obligated to make lease payments to the lessor only in the event the sub-lessee fails to make the lease payments. In addition, we are further obligated to pay a pro rata share of lease commissions and tenant improvements in the event the premises are re-leased prior to November 13,

2006. In addition, our advisor has agreed to indemnify us against any future losses under the Master Lease, which indemnification is evidenced by an Indemnity Agreement, also dated November 13, 2001.

     As of November 28, 2001, this property was 100% occupied by the State of Texas Department of Human Services, which provides welfare, child and family protection services. The State has leased the property since 1984 on a short-term (two years or less) lease. The current lease commenced on September 1, 2000 and terminates on August 31, 2002. The current rent is $20,000 per month during the lease term. The Department of Human Services is not empowered by the State to execute a lease with a term exceeding two years.

     The Department of Human Services may terminate the lease if it loses state funding or if the landlord does not cure covenant defaults after 30 days notice by the Department of Human Services or if the building does not conform to the provisions of the Americans with Disabilities Act of 1990, which requirement we believe has been met. The Department of Human Services pays for utilities and janitorial services associated with the property.

     The sale of the Christie Street Office Building resulted in an initial loss to us of approximately $225,000 before the refund of a $50,000 real estate commission by Triple Net Properties Realty, Inc. and a refund from our advisor of asset management fees totaling approximately $156,000. Following the refund of the commission and asset management fees the net loss is approximately $19,000. Net cash flow realized from the operation of Christie Street Office Building during the holding period amounted to approximately $125,000.

     The Christie Street Office Building was disposed of in anticipation of our plan to concentrate on larger, institutional quality assets within MSAs with populations of 500,000 or more.

Northstar Crossing Shopping Center, Garland, Texas

     On October 26, 2000, we purchased the Northstar Crossing Shopping Center, a shopping center in Garland, Texas containing 67,560 net rentable square feet, from CMF Capital Company, LLC under an agreement of sale and purchase. The seller is not affiliated with our company or our advisor. We paid a total of $3,930,000 for the shopping center, and approximately $15,548 in additional acquisition expenses such as attorneys' fees, recording fees and other closing costs. Our acquisition cost represents approximately $58 per square foot of rentable space.

     In connection with the purchase of the shopping center, Fair Oak, LLC, an entity affiliated with GE Capital Realty Group, Inc., provided a short-term acquisition loan in the amount of $2,695,000. The promissory note evidencing the loan provides for monthly interest only payments commencing December 1, 2000 at a rate of 3.5% over the GECC Composite Commercial Paper Rate, currently 2.99%. The note is secured by a first mortgage on the property. There are no loan fees or similar costs attached with the loan. Under the terms of the note, the GECC Composite Commercial Paper Rate is the average interest expense on the principal amount of the GECC Composite Commercial Paper outstanding for General Electric Capital Corporation's full fiscal month preceding the interest billing month. Fair Oak will determine the GECC Composite Commercial Paper Rate and evidence the rate by a certificate issued by an authorized employee of Fair Oak.

     GECC Composite Commercial Paper is General Electric Capital Corporation's outstanding commercial paper for terms of 12 months or less from sources within the United States but excluding the current portion of General Electric Capital Corporation's long term debt and its borrowings and interest expense. Average interest expense is the percentage obtained by dividing the interest expense on the GECC Composite Commercial Paper for the current fiscal month by the average daily principal amount of GECC Composite Commercial Paper outstanding during that fiscal month divided by the actual number of days in the fiscal month and multiplied by the actual number of days in the calendar year.

     A final payment of the principal amount of the note, together with all accrued but unpaid interest thereon, and late charges, if any, was due on or before July 26, 2001; however, pursuant to an agreement with the lender, we continue to make payments on the loan according to the original terms. During October, 2001, we entered into negotiations with a new lender, Column Financial, a CS First Boston company, to refinance the property. On October 19, 2001, we executed a loan commitment with Column Financial in the amount of $2,900,000. The loan commitment provides for a fixed rate equal to the greater of 7.50% or a spread of 3.15% over the 10-year Treasury yield at the time of pre-closing or at a time in accordance with a separate rate lock agreement, if applicable. Monthly principal and interest payments will be based on a 25-year amortization schedule, due in 10 years. The loan will be secured by a first lien on and perfected security interest in the property, rents, and all personal property connected with the use of the proceeds of the loan. We will incur application, report and commitment fees of approximately $60,000, less refund of any unused amounts, not including additional charges for closing costs. Fair Oaks LLC provided us with a notice of default dated November 16, 2001 on the original $2,695,000 short-term acquisition loan to preserve its rights, but indicated a willingness to forbear any further action in order to facilitate our obtaining the new loan. We expect the new loan to be funded in early December, 2001, but there are no assurances that Fair Oaks will continue to exercise forbearance.


     We received a notice of default from CMF Capital Company LLC dated November 16, 2001, with respect to the October 26, 2000 agreement of sale and purchase regarding an obligation to pay $10,596 in common area maintenance charges, taxes and insurance for 2000. Under the agreement of sale and purchase, a pro rata allocation of such charges was to be made between CMF Capital Company and us by the third party property manager at the time of the year-end 2000 reconciliations for such charges, typically performed during the first quarter of 2001. We contend that this pro rata allocation is incorrect and we are negotiating with the third party property manager to correct this deficiency. In addition, the third party property manager was to collect such charges from tenants in a timely manner, thereby allowing us to in turn remit the proper pro rata allocation of such charges to CMF Capital Company. We contend that the third party manager has not collected such charges in a timely manner, as evidenced by its performing year-end 2000 reconciliations for such charges in September 2001, and we are negotiating with the third party property manager to correct this deficiency as well.

     The Northstar Crossing Shopping Center was built in 1986 and consists of three one-story brick and glass buildings containing 67,560 rentable square feet. Two of the buildings adjoin either side of a United Artists Cinema. The third building is a 32,383 square foot free standing facility currently occupied by Gold's Gym. CMF Capital Company does not own or operate the building in which the United Artists Cinema is located, and we did not acquire it as part of our purchase of the shopping center.

     The shopping center is situated on 6.8 acres inclusive of the site occupied by the United Artists Cinema building. It has surface parking for approximately 855 cars and is located on the southeast corner of Belt Line Road and North Garland Road just south of the George W. Bush Tollway, also known as State Highway 190, which is the outer loop tollway system connecting all of the major suburbs in the northern area of the Dallas/Ft. Worth metroplex.

     The property has 18 tenant spaces and is anchored by Gold's Gym, which is the only tenant occupying more than 10% of the total rentable square footage. With exception of Nationwide Insurance, the remaining tenants of the shopping center are local tenants. As of November 28, 2001, the shopping center was 88% occupied. The following table shows the shopping center's occupancy rate for each of the last five years.


     Year Ending                                 Occupancy
     December 31,                                 Rate (%)
     ------------                                 --------
         2000....................................   89%
         1999....................................   82%
         1998....................................   86%
         1997....................................   (1)
         1996....................................   (1)

------------
(1)  Not available.


      A total of 59,480 square feet was leased to 13 tenants at this property as of November 28, 2001. The following table provides certain information with respect to the leases at this property with these tenants.



-------------------------------------------------------------------------------------------------------------------------
                                                                                              Current
                                                                                                Base
                                   Rentable                                 Renewal            Annual         Rent per
Lessee                            Square Feet         Lease Ends            Options             Rent        Square Foot
-------------------------------------------------------------------------------------------------------------------------
LA Hair Studio                       1,455         September 2003           1-3 yrs.        $   15,278        $ 10.50
-------------------------------------------------------------------------------------------------------------------------
Family Practice                      1,800         Month-to-month           None            $   14,760        $  8.20
-------------------------------------------------------------------------------------------------------------------------
Vision Source                        1,384         May 2006                 1-5 yrs.        $   18,684        $ 13.50
-------------------------------------------------------------------------------------------------------------------------
Nickelrama                           6,250         November 2006            1-5 yrs.        $   65,625        $ 10.50
-------------------------------------------------------------------------------------------------------------------------
Southwestern Bell                    1,233         March 2006               None            $   16,029        $ 13.00
-------------------------------------------------------------------------------------------------------------------------
Garland Spine Center                 3,500         July, 2008               None            $   35,000        $ 10.00
-------------------------------------------------------------------------------------------------------------------------
Salis Pizza                          2,400         April 2005               1-5 yrs.        $   24,000        $ 10.00
-------------------------------------------------------------------------------------------------------------------------
Nationwide Insurance                 1,500         July 2003                None            $   16,800        $ 11.20
-------------------------------------------------------------------------------------------------------------------------
Baber Printing                       2,400         September 2006           1-3 yrs.        $   19,800        $  8.25
-------------------------------------------------------------------------------------------------------------------------
All American Driving                 1,230         July 2002                1-3 yrs.        $   12,300        $ 10.00
-------------------------------------------------------------------------------------------------------------------------
Northstar Animal Clinic              3,020         January 2007             1-5 yrs.        $   34,790        $ 11.52
-------------------------------------------------------------------------------------------------------------------------
Gold's Gym                          32,383         August 2015              2-5 yrs.        $  242,873        $  7.50
-------------------------------------------------------------------------------------------------------------------------
The Nail Salon                         925         April 2006               None            $    9,250        $ 10.00
-------------------------------------------------------------------------------------------------------------------------


      The following table provides certain information with respect to lease expirations over the next 10 years at this shopping center.

----------------------------------------------------------------------------------------------------------------------------
                                                                                Percent of Total
                                                                                Building Rentable       Percent of Gross
                                       Rentable                                     Sq. Ft.            Annual Base Rent
                     Number of          Sq. Ft.            Base Annual           Represented by          Represented by
    Year Ending       Leases         of Expiring            Rent of                Expiring           Expiring Leases (%)
   December 31,      Expiring           Leases          Expiring Leases           Leases (%)                  (1)
----------------------------------------------------------------------------------------------------------------------------
     2001               1               1,800               $  14,760               2.66%                    2.81%
----------------------------------------------------------------------------------------------------------------------------
     2002               1               1,230               $  12,300               1.82%                    2.34%
----------------------------------------------------------------------------------------------------------------------------
     2003               2               2,955               $  32,078               4.37%                    6.11%
----------------------------------------------------------------------------------------------------------------------------
     2004               0                   0               $       0               0.00%                    0.00%
----------------------------------------------------------------------------------------------------------------------------
     2005               1               2,400               $  24,000               3.55%                    4.57%
----------------------------------------------------------------------------------------------------------------------------
     2006               4               9,792               $ 109,588              14.49%                   20.87%
----------------------------------------------------------------------------------------------------------------------------
     2007               1               3,020               $  34,790               4.47%                    6.62%
----------------------------------------------------------------------------------------------------------------------------
     2008               1               3,500               $  35,000               5.18%                    6.66%
----------------------------------------------------------------------------------------------------------------------------
     2009               0                   0               $       0               0.00%                    0.00%
----------------------------------------------------------------------------------------------------------------------------

     2010               0                   0               $       0               0.00%                    0.00%
----------------------------------------------------------------------------------------------------------------------------

------------
(1) These amounts are based on the respective property's current base annual rent, which may increase under the terms of the lease applicable to the respective property.

      The following table shows the shopping center's average annual rent per square foot for each of the last five years.

                                                                   Average
Year Ending                                                      Annual Rent
December 31,                                                     Per Sq. Ft.
------------                                                     -----------
   2000.........................................................    $7.10
   1999.........................................................    $7.10
   1998.........................................................    $8.65
   1997.........................................................      (1)
   1996.........................................................      (1)

----------
(1)  Not available.

      At the time we purchased the shopping center, the building that Gold's Gym currently occupies was in the process of being remodeled. The cost for this remodeling was anticipated to be approximately $958,724 with $201,638 already disbursed before our purchase of the property. In connection with this remodeling, we received at closing a credit in the amount of $787,322 from the seller. This amount represents the remaining tenant improvement balance of $757,086 for the building in which Gold's Gym is located plus a construction supervision management fee of approximately $30,000 payable to Trammell Crow Company, the property manager for the seller. Under the terms of its lease, Gold's Gym is responsible for any cost of overruns related to parking lot modifications and tenant improvements. We do not anticipate making any additional significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, the majority of tenants would be obligated to pay a substantial portion of any monies spent under the provisions of their respective leases.

      For federal income tax purposes, our depreciable basis in this property is approximately $3,144,000. When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements on estimated useful lives of 40 and 15 years, respectively. The real estate tax rate for the year ending December 31, 2001 is approximately 2.651% and real estate taxes on the property will be approximately $104,185.

      We retained Triple Net Properties Realty to provide supervisory management services at the property. We pay Triple Net Properties Realty a property management fee equal to 5% of gross income from the property. Under the terms of a submanagement agreement, Triple Net Properties Realty has retained Corrigan Real Estate Services to provide local management services, including leasing and managing the property. Triple Net Properties Realty pays Corrigan Real Estate Services a property management fee equal to 3% of gross income from the property plus an amount not to exceed $1,000 per month for accounting and reporting changes. Corrigan Real Estate Services is not affiliated with our company or advisor.

Garland, Texas
--------------

      Garland, Texas is a community located approximately 15 miles northeast of downtown Dallas. Garland is the ninth largest city in Texas with a population of over 200,000.

Plaza del Rey Shopping Center - Guadalupe County, Seguin, Texas

      On November 17, 2000, our wholly-owned subsidiary, TREIT - PDR, LLC, a single-member Virginia limited liability company, purchased the Plaza del Ray Shopping Center and simultaneously transferred an aggregate 83.5% undivided tenant in common interest in the property to two other tenants in common, one of which is Lake Air Mall - PDR, LLC, a Virginia limited liability company, whose sole member is NNN Lake Air Mall, L.P., an affiliate of our advisor who purchased a 19% undivided interest in the property. TREIT - PDR, LLC retained a 16.5% undivided tenant in common interest in the property. The property was purchased from CMF Capital Company L.L.C., a Delaware limited liability company under a Purchase and Sale Agreement dated November 6, 2000. The seller was not an affiliate of our company or our advisor. We paid a total of $833,250 for our 16.5% undivided interest in the shopping center. The total purchase price for the shopping center for all tenants in common was $5,050,000. In addition, the total acquisition expenses such as attorneys' and recording fees and other closing costs were approximately $11,681. Our acquisition cost represents approximately $40 per square foot of rentable space.

      In connection with the purchase of Plaza del Rey, Fair Oak, LLC, an entity affiliated with GE Capital Realty Group, Inc., provided a short-term acquisition loan in the amount of $3,995,000. The promissory note evidencing the loan provides for monthly interest only payments commencing January 1, 2001, at a rate of 3.5% over the GECC Composite Commercial Paper Rate, currently 2.99%. The note was due and payable in November, 2001 and is prepayable without penalty in whole or in part upon 10 days prior written notice. The note is secured by a first mortgage on the property. There are no loan fees or similar costs attached with the loan. The loan may not be assumed by any future purchaser.

      Under the terms of the note, the GECC Composite Commercial Paper Rate is the average interest expense on the principal amount of the GECC Composite Commercial Paper outstanding for General Electric Capital Corporation's full fiscal month preceding the interest billing month. Fair Oaks will determine the GECC Composite Commercial Paper Rate and evidence the rate by a certificate issued by an authorized employee of Fair Oak.

      GECC Composite Commercial Paper is General Electric Capital Corporation's outstanding commercial paper for terms of 12 months or less from sources within the United States but excluding the current portion of General Electric Capital Corporation's long term debt and its borrowings and interest expense. Average interest expense is the percentage obtained by dividing the interest expense on the GECC Composite Commercial Paper for the current fiscal month by the average daily principal amount of GECC Composite Commercial Paper outstanding during that fiscal month divided by the actual number of days in the fiscal month and multiplied by the actual number of days in the calendar year.

      A final payment of the principal amount of the note, together with all accrued but unpaid interest thereon, and late charges, if any, was due on or before November 16, 2001. Pursuant to an agreement with the lender, we continue to make payments on the loan according to the original terms. We are conducting negotiations with prospective new lenders to refinance the property, but have not yet executed a loan commitment. Fair Oaks LLC provided us with a notice of default dated November 16, 2001 on the original $3,995,000 short-term acquisition loan to preserve its rights, but indicated a willingness to forbear any further action in order to facilitate our obtaining a new loan. We anticipate executing a loan commitment in early December, 2001, but we can provide no assurances that Fair Oaks will continue to exercise forbearance. Although T REIT-PDR, LLC owns a 16.5% undivided tenant in common interest in the property, T REIT-PDR, LLC is jointly and severally liable on the entire note payable balance.

      We received a notice of default from CMF Capital Company LLC dated November 16, 2001 with respect to the November 6, 2000 agreement of sale and purchase regarding an obligation to pay $19,066 in common area maintenance charges, taxes and insurance for 2000. Under the agreement of sale and purchase, a pro rata allocation of such charges was to be made between CMF Capital Company and us by the third party property manager at the time of the year-end 2000 reconciliations for such charges, typically performed during the first quarter of 2001. We contend that this pro rata allocation is incorrect and we are negotiating with the third party property manager to correct this deficiency. In addition, the third party property manager was to collect such charges from tenants in a timely manner, thereby allowing us to in turn remit the proper pro rata allocation of such charges to CMF Capital Company. We contend that the third party manager has not collected such charges in a timely manner, as evidenced by its performing year-end 2000 reconciliations for such charges in June, 2001, and we are negotiating with the third party property manager to correct this deficiency as well.

      Plaza del Rey Shopping Center is a 126,322 square foot shopping center, in Guadalupe County, City of Seguin, Texas, which is a suburb of San Antonio. As of November 28, 2001, Plaza del Rey Shopping Center was approximately 92% occupied, with numerous national tenants, including Subway, Goodwill, Aaron's Rents, Dollar General, Blockbuster Video, Merle Norman Cosmetics, Kentucky Fried Chicken and Popeye's Chicken, as well as various local tenants.

      All of the leases will expire during the next several years, with over 25% of the leases expiring in 2006. The anchor tenants include Goodwill, Aaron's Rents and Dollar General. Goodwill leases 11,038 square feet and their lease expires in July, 2009, Aaron's Rents leases 23,408 square feet and their lease expires in May, 2007 and Dollar General leases 10,000 square feet and their lease expires in September, 2004.

      Plaza del Rey Shopping Center was built in 1975 and consists of one linear shaped strip center building and three out-parcel buildings on 14.454 acres, including one available pad site. The property has approximately 125,494 net rentable square feet. The property has approximately 1,000 parking stalls, including 14 that are designated for handicap use. The property is located at 130 State Highway 123 Bypass at the southwest corner of Court Street (U.S. Highway 90) and State Highway 123 in Seguin, Texas.

      The property has 29 tenant spaces and is anchored by Aaron's Rents, which is the only tenant occupying more than 18% of the total rentable square footage. Only 8 of the tenants are national tenants. As of November 28, 2001, the shopping center was approximately 92% occupied with 5 vacant spaces.

      A total of 115,210 square feet was leased to 24 tenants at this property as of November 28, 2001. The following table provides certain information with respect to the leases at this property with these tenants.

-------------------------------------------------------------------------------------------------------------------------------
                                                                               Current
                                                                                 Base
                                       Rentable                                 Annual         Rent per       Changes to Rent
             Lessee                   Square Feet          Lease Ends            Rent        Square Foot      per Square Foot
-------------------------------------------------------------------------------------------------------------------------------
CDG Management                          10,000          January 2006            $87,800          $8.78              N/A
-------------------------------------------------------------------------------------------------------------------------------
Blockbuster Video                        6,500          September 2005          $84,540         $13.01              N/A
-------------------------------------------------------------------------------------------------------------------------------
Clark D. Colville                        1,657          Month to month          $21,541         $13.00              N/A
-------------------------------------------------------------------------------------------------------------------------------
Dean Zincone, MD                         2,400          March 2004              $24,480         $10.20              N/A
-------------------------------------------------------------------------------------------------------------------------------
Dollar General                          10,000          September 2004          $30,000          $3.00              N/A
-------------------------------------------------------------------------------------------------------------------------------
Edward D. Jones & Company                  900          October 2005            $12,000         $13.33         11/01-$14.67
                                                                                                               11/02-$16.00
-------------------------------------------------------------------------------------------------------------------------------

Goodwill Industries                     11,038          July 2009               $66,228          $6.00              N/A
-------------------------------------------------------------------------------------------------------------------------------
Aaron's Rents                           23,408          May 2007                $55,945          $2.39          5/02-$2.63
-------------------------------------------------------------------------------------------------------------------------------
Hills Jewelers                           1,830          May 2006                $13,725          $7.50          6/02-$ 8.50
                                                                                                                6/03-$ 9.50
                                                                                                                6/04-$10.50
                                                                                                                6/05-$11.50
-------------------------------------------------------------------------------------------------------------------------------
Kentucky Fried Chicken                   2,400          May 2003                $36,000         $15.00              N/A
-------------------------------------------------------------------------------------------------------------------------------
Merle Norman Cosmetics                     600          March 2003               $5,400          $9.00         11/02-$10.00
-------------------------------------------------------------------------------------------------------------------------------
Mr. Gatti's Pizza                        5,717          August 2004             $48,594          $8.50          8/03-$9.00
-------------------------------------------------------------------------------------------------------------------------------
Popeyes Chicken                          3,000          October 2020            $58,320         $19.44         11/05-$21.84
                                                                                                               11/10-$22.08
                                                                                                               11/15-$26.50
-------------------------------------------------------------------------------------------------------------------------------
Postal Plus                              1,773          August 2003             $17,730         $10.00              N/A
-------------------------------------------------------------------------------------------------------------------------------
Professional Therapy Services            1,585          July 2004               $17,435         $11.00          8/02-$12.00
                                                                                                                8/03-$13.00
-------------------------------------------------------------------------------------------------------------------------------
Randolph Brooks                            ATM          December 2006            $8,400            N/A              N/A
-------------------------------------------------------------------------------------------------------------------------------
Maple Tree Fashion                       1,426          August 2006             $15,686         $11.00              N/A
-------------------------------------------------------------------------------------------------------------------------------
Rent-Buy                                 6,200          April 2004              $34,467          $5.56          5/03-$5.84
-------------------------------------------------------------------------------------------------------------------------------
Seguin Fitness                           8,645          June 2006               $51,870          $6.00              N/A
-------------------------------------------------------------------------------------------------------------------------------
Seguin Gift & Gourmet                    1,400          August 2002             $16,128         $11.52              N/A
-------------------------------------------------------------------------------------------------------------------------------
Seguin Nail Salon                        1,190          October 2005            $10,710          $9.00         11/02-$10.00
-------------------------------------------------------------------------------------------------------------------------------
Subway                                   1,520          August 2005             $15,808         $10.40          9/02-$11.40
                                                                                                               11/03-$11.00
-------------------------------------------------------------------------------------------------------------------------------
US Dollar Mart                          10,400          November 2006           $66,040          $6.35              N/A
-------------------------------------------------------------------------------------------------------------------------------
Valerie's Hair Gallery                   1,621          October 2005            $16,956         $10.46         11/02-$11.47
                                                                                                               11/03-$12.47
-------------------------------------------------------------------------------------------------------------------------------

      The following table provides certain information with respect to lease expirations over the next 10 years at this shopping center.

-------------------------------------------------------------------------------------------------------------------------------
                                                                                        Percent of Total      Percent of Gross
                          Number            Rentable Sq.                               Building Rentable      Annual Base Rent
                            of                 Ft. of              Base Annual               Sq. Ft.           Represented by
    Year Ending           Leases              Expiring               Rent of             Represented by       Expiring Leases
   December 31,          Expiring              Leases          Expiring Leases (1)    Expiring Leases (%)          (%)(1)
-------------------------------------------------------------------------------------------------------------------------------
     2001                    0                      0             $      0                    0.00%                 0.00%
----------------------------------------------------------------------------------------------------------------------------
     2002                    0                      0             $      0                    0.00%                 0.00%
-------------------------------------------------------------------------------------------------------------------------------
     2003                    3                  4,773             $ 59,130                    3.81%                 7.25%
-------------------------------------------------------------------------------------------------------------------------------
     2004                    4                 25,902             $154,976                   20.64%                19.00%
-------------------------------------------------------------------------------------------------------------------------------
     2005                    5                 11,731             $140,013                    9.35%                17.16%
-------------------------------------------------------------------------------------------------------------------------------
     2006                    6                 32,301             $243,521                   25.74%                29.85%
-------------------------------------------------------------------------------------------------------------------------------
     2007                    1                 23,408             $ 55,945                   18.65%                 6.86%
-------------------------------------------------------------------------------------------------------------------------------
     2008                    0                      0             $      0                    0.00%                 0.00%
-------------------------------------------------------------------------------------------------------------------------------
     2009                    1                 11,038             $ 66,228                    8.80%                 8.12%
-------------------------------------------------------------------------------------------------------------------------------
     2010                    0                      0             $      0                    0.00%                 0.00%
-------------------------------------------------------------------------------------------------------------------------------

-----------------
(1) These amounts are based on the respective property's current base annual rent, which may increase under the terms of the lease applicable to the respective property.

      The following table provides certain information with respect to year-end average rents and occupancy for the past five years:


------------------------------------------------------------------------------------------------------------------------------
                                       December       December      December       December        November          5-Year
                                         1996           1997          1998           1999            2000           Average
------------------------------------------------------------------------------------------------------------------------------
Average In-Place Rent/SF                 $7.18         $7.23          $7.61          $7.77           $8.51           $7.66
------------------------------------------------------------------------------------------------------------------------------
Average Occupancy                        75.1%         75.1%          77.0%          74.6%           72.2%           74.8%
------------------------------------------------------------------------------------------------------------------------------

      We do not anticipate making any significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, the majority of the tenants would be obligated to pay for such improvements under the provisions of their respective leases.

      For federal income tax purposes, our depreciable basis in this property is approximately $667,048. When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements on estimated useful lives of 40 and 15 years, respectively. The real estate tax rate for the year ending December 31, 2001 will be approximately 2.4285% and real estate taxes on the property are approximately $109,727.

     We retained Triple Net Properties Realty, Inc. to provide supervisory management services at the property. We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of gross income from the property. Under the terms of a sub-management agreement, Triple Net Properties Realty, Inc. has retained Trammell Crow Company to provide local management services, including leasing and managing the property. Triple Net Properties Realty, Inc. pays Trammell Crow a property management fee equal to 3.5% of gross income from the property. Trammell Crow is not affiliated with our company or our advisor.

Seguin Corners Shopping Center - Seguin, Texas

     On November 22, 2000, our wholly-owned subsidiary, TREIT - Seguin, LLC, a single-member, Virginia limited liability company, purchased the Seguin Corners Shopping Center and simultaneously transferred an aggregate 74% undivided interest to 2 other tenants in common, one of which is Lake Air Mall - Seguin, LLC, a Virginia limited liability company, whose sole member is NNN Lake Air Mall, L.P., an affiliate of our advisor who purchased a 10% interest in the property. TREIT - Seguin, LLC retained a 26% undivided tenant in common interest in the property. The property was purchased from S-SI Seguin, LP, a Texas limited partnership under an Agreement for Purchase and Sale of Real Property and Escrow Instructions dated October 6, 2000. The seller was not an affiliate of our company or our advisor. We paid a total of $637,000 for our 26% undivided interest in the shopping center. The total purchase price for the shopping center for all tenants in common was $2,450,000. In addition, the total acquisition expenses such as attorneys' and recording fees and other closing costs were $21,878. Our acquisition cost represents approximately $118 per square foot of rentable space.

      In connection with the purchase of the shopping center, Bank of America allowed a loan assumption of an existing loan in the original principal amount of $1,735,000. The note was paid down at closing to

$545,000 with no exit fee. The note bears a floating interest rate priced at 215 basis points over the 30 day LIBOR rate with a loan maturity date of September 1, 2003. The current interest rate is 4.34%.

      Seguin Corners Shopping Center is a 21,455 square foot neighborhood strip retail center located in Seguin, Texas, a suburb of San Antonio. As of November 28, 2001, Seguin Corners Shopping Center was 100% occupied with ten tenants. There are seven national tenants, including Dollar Tree, Sally's, Great Clips, Friedman's, Bath & Body Works, Cato and H&R Block, which lease approximately 17,150 square feet. Additionally, there are three regional tenants, including Oasis Tan, Fancy Nails and Cigarettes Cheaper, which lease the remaining 3,850 square feet.

      Six of the ten tenants signed five-year leases in 1999 and most of these leases have two five-year extensions. One tenant, Friedman's Jewelers, has a three-year lease that expires in 2002. Bath and Body Works, the third largest tenant, signed a ten-year lease in 1999, with two five-year extensions. Cigarettes Cheaper signed a three-year lease in early 2000 with three two-year extensions. The final tenant, H&R Block signed a five-year lease in early 2000 with two five-year extensions.

      Seguin Corners Shopping Center, which was built in 1999 for the previous owners, SI Seguin, LP, a Texas limited partnership, consists of a single one-story building, containing approximately 21,000 rentable square feet on a
3.25 acre parcel of land. The property has 118 parking stalls, including six that are designated for handicap use. The property is located at 596 South Highway 123 in Seguin, Texas. The shopping center is positioned directly adjacent to the east of the Wal-Mart Supercenter at the intersection of Highway 123 and State Highway 466.

      The following table provides certain information with respect to the leases at this property with these tenants.

-----------------------------------------------------------------------------------------------------------------------------------
                                                       Rentable                                    Current Base        Rent per
                    Lessee                            Square Feet              Lease Ends            Annual Rent      Square Foot
-----------------------------------------------------------------------------------------------------------------------------------

Dollar Tree                                             4,200                 October 2004            $44,100          $10.50
-----------------------------------------------------------------------------------------------------------------------------------
Sally Beauty                                            1,400                 October 2004            $14,910          $10.65
-----------------------------------------------------------------------------------------------------------------------------------
Great Clips                                             1,400                November 2004            $19,600          $14.00
-----------------------------------------------------------------------------------------------------------------------------------
Tanning Salon                                           1,400                November 2004            $19,600          $14.00
-----------------------------------------------------------------------------------------------------------------------------------
Friedman's Jewelers                                     1,400                November 2002            $20,650          $14.75
-----------------------------------------------------------------------------------------------------------------------------------
Fancy Nails                                             1,050                     May 2006            $16,800          $16.00
-----------------------------------------------------------------------------------------------------------------------------------
Bath & Body Works                                       2,450                 January 2010            $26,950          $11.00
-----------------------------------------------------------------------------------------------------------------------------------
Cato                                                    3,640                 January 2004            $35,490           $9.75
-----------------------------------------------------------------------------------------------------------------------------------
H & R Block                                             2,660                December 2005            $37,240          $14.00
-----------------------------------------------------------------------------------------------------------------------------------
Cigarettes Cheaper                                      1,400                    July 2003            $22,400          $16.00
-----------------------------------------------------------------------------------------------------------------------------------

      The following table provides certain information with respect to lease expirations over the next 10 years at this shopping center.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        Percent of Total
                                                                                            Building
                                                                  Rentable Sq.              Rentable             Percent of Gross
                                              Rentable Sq.        Base Annual               Sq. Ft.              Annual Base Rent
                              Number of          Ft. of             Rent of               Represented             Represented by
      Year Ending              Leases           Expiring        Expiring Leases        by Expiring Leases        Expiring Leases
      December 31,            Expiring           Leases               (1)                      (%)                    (%)(1)
-----------------------------------------------------------------------------------------------------------------------------------
          2001                     0                  0          $      0                        0.00%                   0.00%
-----------------------------------------------------------------------------------------------------------------------------------
          2002                     1              1,400          $ 20,650                        6.67%                   8.01%
-----------------------------------------------------------------------------------------------------------------------------------
          2003                     1              1,400          $ 22,400                        6.67%                   8.69%
-----------------------------------------------------------------------------------------------------------------------------------
          2004                     5             12,040          $133,700                       57.33%                  51.87%
-----------------------------------------------------------------------------------------------------------------------------------
          2005                     1              2,660          $ 37,240                       12.67%                  14.45%
-----------------------------------------------------------------------------------------------------------------------------------
          2006                     1              1,050          $ 16,800                        5.00%                   6.52%
-----------------------------------------------------------------------------------------------------------------------------------
          2007                     0                  0          $      0                        0.00%                   0.00%
-----------------------------------------------------------------------------------------------------------------------------------
          2008                     0                  0          $      0                        0.00%                   0.00%
-----------------------------------------------------------------------------------------------------------------------------------
          2009                     0                  0          $      0                        0.00%                   0.00%
-----------------------------------------------------------------------------------------------------------------------------------
          2010                     1              2,450          $ 26,950                       11.67%                  10.46%
-----------------------------------------------------------------------------------------------------------------------------------

(1) These amounts are based on the respective property's current base annual rent, which may increase under the terms of the lease applicable to the respective property.

      We do not anticipate making any additional significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, all of the tenants would be obligated to pay for such improvements under the provisions of their respective leases.

      For federal income tax purposes, our depreciable basis in this property is approximately $512,824. When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements on estimated useful lives of 40 and 15 years, respectively. The real estate tax rate for the year ending December 31, 2001 is approximately 2.4285% and real estate taxes on the property will be approximately $46,114. The property was assessed as land only in 1999.

     We retained Triple Net Properties Realty, Inc. to provide supervisory management services at the property. We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of gross income from the property. Under the terms of a sub-management agreement, Triple Net Properties Realty, Inc. has retained Trammell Crow Company to provide local management services, including leasing and managing the property. Triple Net Properties Realty, Inc. pays Trammell Crow a property management fee equal to 3.5% of gross income from the property. Trammell Crow is not affiliated with our company or our advisor.

Seguin, Texas

      Seguin, Texas is a suburb of San Antonio, Texas, which is strategically located in South Central Texas on Interstate Highway 10. San Antonio, the tenth largest city in the United States, is thirty minutes west of Seguin via IH-10. Austin, the state capital, is conveniently accessible 50 miles to the north by State Highway 123 and Interstate Highway 35. The ports of Houston and Corpus Christi are nearly equal distance from Seguin. The population of Seguin is approximately 30,000 and includes a diverse work force. Major employers for the area include Motorola, the Seguin ISD, Structural Metals, Tyson Foods, HEB Food Stores and The Guadalupe Valley Hospital.

      Seguin serves as a secondary market to the San Antonio MSA. Seguin has experienced moderate growth over the past couple of years while the majority of the growth has occurred outside the city limits. The four dominant shopping centers in the area are King Plaza, Plaza del Rey, the Wal-Mart Supercenter and Seguin Corners. Because we own interest in two of the four dominant shopping centers, we will compete with ourselves for tenants.

Thousand Oaks Center - San Antonio, Texas

     On December 6, 2000, we purchased Thousand Oaks Center. The property was purchased from CMF Capital Company, L.L.C., a Delaware limited liability company, and a subsidiary of GE Capital Real Estate, under an Agreement for Purchase and Sale dated October 26, 2000. The seller was not an affiliate of our company or our advisor. We paid a total of $13,000,000 for this property. In addition, we paid approximately $16,052 for acquisition expenses such as attorneys' and recording fees and other closing costs. Our acquisition cost represents approximately $80 per square foot of rentable space.

      In connection with the purchase of Thousand Oaks Center, Fair Oak, LLC, a Delaware limited liability company provided a short-term acquisition loan in the amount of $10,837,500. The note is secured by a first mortgage on the property. There are no loan fees or similar costs attached with the loan. The loan may not be assumed by any future purchaser. The promissory note evidencing the loan provides that the Company shall pay to the lender interest only accrued at a rate of 3.5% over the GECC Composite Commercial Paper Rate, currently 2.99% for the period from December 6, 2001 through to and including December 31, 2000. Beginning February 1, 2001 and continuing through June 1, 2001, the Company shall pay to lender interest only accrued at the Contract Index Rate for the preceding calendar month on the first day of each month.

      Under the terms of the note, the GECC Composite Commercial Paper Rate is the average interest expense on the principal amount of the GECC Composite Commercial Paper outstanding for General Electric Capital Corporation's full fiscal month preceding the interest billing month. Fair Oaks will determine the GECC Composite Commercial Paper Rate and evidence the rate by a certificate issued by an authorized employee of Fair Oak.

      GECC Composite Commercial Paper is General Electric Capital Corporation's outstanding commercial paper for terms of 12 months or less from sources within the United States but excluding the current portion of General Electric Capital Corporation's long term debt and its borrowings and interest expense. Average interest expense is the percentage obtained by dividing the interest expense on the GECC Composite Commercial Paper for the current fiscal month by the average daily principal amount of GECC Composite Commercial Paper outstanding during that fiscal month divided by the actual number of days in the fiscal month and multiplied by the actual number of days in the calendar year.

      A final payment of the principal amount of the note, together with all accrued but unpaid interest thereon, and late charges, if any, was due on or before July 26, 2001. Pursuant to an agreement with the lender, we continue to make payments on the loan according to the original terms. During October, 2001, we entered into negotiations with a new lender, Column Financial, a CS First Boston company, to refinance the property. On October 19, 2001, we executed a loan commitment with Column Financial in the amount of $8,750,000. The loan commitment provides for a floating interest rate for the first 90 days of the loan term equal to the greater of 6.50% or a spread of 3.50% over the 30-day LIBOR rounded up to the nearest .0625% and reset each month. At any time within the first 90 days, the company will have the right to notify the lender of an intent to pay off the loan, upon which notification the lender will grant an additional 60 days under the same terms to effect the payoff. In this event, an exit fee equal to 1.00% of the loan principal will be due the lender. After the 90 day period and absent notification of an intent to pay off the loan, the floating interest rate will be equal to the greater of 7.50% or a spread of 3.50% over the 30-day LIBOR rounded up to the nearest
 .0625%, reset each month. Monthly payments will be interest-only during the loan's entire two-year term. The loan term may be extended for one year under the terms in effect after the initial 90-day period at our option upon payment of a fee equal to either a) 1.00% of the loan principal balance, or b) 0.50% of the loan principal balance and 0.50% increases in both the spread over LIBOR and minimum loan rate. The loan will be secured by a first lien on and perfected security interest in the property, rents, and all personal property connected with the use of the proceeds of the loan. We will incur origination, commitment and report fees of approximately $127,000, not including additional charges for closing costs. Fair Oaks LLC provided us with a notice of default dated November 16, 2001 on the original $10,837,500 short-term acquisition loan to preserve its rights, but indicated a willingness to forbear any further action in order to facilitate our obtaining the new loan. We expect the new loan to be funded in early December, 2001, but there is no assurance that Fair Oaks will continue to exercise forbearance.

      We received a notice of default from CMF Capital Company LLC dated November 16, 2001 with respect to the November 6, 2000 Agreement of Sale and Purchase regarding an obligation to pay $110,541 in common area maintenance charges, taxes and insurance for 2000. Under the agreement of sale and purchase, a pro rata allocation of such charges was to be made between CMF Capital Company and us by the third party property manager at the time of the year-end 2000 reconciliations for such charges, typically performed during the first quarter of 2001. We contend that this pro rata allocation is incorrect and is negotiating with the third party property manager to correct this deficiency. In addition, the third party property manager was to collect such charges from tenants in a timely manner, thereby allowing the Company to in turn remit the proper pro rata allocation of such charges to CMF Capital Company. We contend that the third party manager has not collected such charges in a timely manner, as evidenced by its performing year-end 2000 reconciliations for such charges in June, 2001, and is negotiating with the third party property manager to correct this deficiency as well.

      Thousand Oaks Center is a Class "A" neighborhood center, located in San Antonio, Texas, containing 162,864 net rentable square feet. As of November 28, 2001, Thousand Oaks Center was anchored by H.E.B. Food Store and approximately 91% occupied with numerous other national tenants, including Bealls Department Store, Blockbuster Video, Taco Cabana, Papa John's Pizza, GNC, Fantastic Sam's, and Factory 2U, as well as various local tenants. Approximately 75% of the leases will expire during the next five years.

      Thousand Oaks Center is located at 2915 Thousand Oaks Drive at the northeast corner of Thousand Oaks and Jones Maltsberger Road in San Antonio, Texas. The property was built in 1986 and consists of an "L" shaped configuration of one story interconnected retail buildings on approximately
16.956 acres. In addition, there is a pad site that is ground leased by Taco Cabana. The site is rectangular shaped with four access drives, two each on Thousand Oaks Drive and Jones Maltsberger Road. The site does not include the immediate corner occupied by a bank and two restaurants. Thousand Oaks Center has approximately 1,100 parking stalls, including 14 that are designated for handicap use, which is within ADA guidelines.

      H.E.B. Food Store, the anchor tenant, occupies more than 40% of the total rentable square footage. As of November 28, 2001, the shopping center was approximately 91% occupied with 5 vacant spaces.

      A total of 147,391 square feet was leased to 17 tenants at this property as of November 28, 2001. The following table provides certain information with respect to the leases at this property with these tenants.


----------------------------------------------------------------------------------------------------------------------------------
                                                                              Current                           Changes to Rent
                                        Rentable                                Base             Rent per            per
Lessee                                 Square Feet       Lease Ends          Annual Rent       Square Foot        Square Foot
----------------------------------------------------------------------------------------------------------------------------------
Slater White Cleaner                      1,008           April 2002           $12,600           $12.50           N/A
----------------------------------------------------------------------------------------------------------------------------------
Luisalon                                  1,278           March 2004           $17,253           $13.50           4/02 - $14.00
----------------------------------------------------------------------------------------------------------------------------------
GNC                                       1,441           August 2005          $21,975           $15.25           9/02 - $15.50
                                                                                                                  9/03 - $15.75
                                                                                                                  9/04 - $16.00
----------------------------------------------------------------------------------------------------------------------------------
Citibank Financial                        2,081           March 2006           $29,134           $14.00           N/A
----------------------------------------------------------------------------------------------------------------------------------
Tan `N Salon                              1,363           March 2006           $23,171           $17.00           6/04 - $18.00
----------------------------------------------------------------------------------------------------------------------------------
Mail Boxes etc.                           1,518           October 2004         $24,288           $16.00           N/A
----------------------------------------------------------------------------------------------------------------------------------
Robert Chaffin, DDS                       1,607           January 2007         $23,141           $14.40           1/05 - $15.75
----------------------------------------------------------------------------------------------------------------------------------
Fantastic Sam's                           1,740           September 2004       $28,710           $16.50           9/02 - $17.50
----------------------------------------------------------------------------------------------------------------------------------
Pet Care Center                           2,400           November 2003        $33,600           $14.00           N/A
----------------------------------------------------------------------------------------------------------------------------------
Taco Cabana                               3,345           September 2014      $105,800           $31.63           10/04 - $36.37
                                                                                                                  10/09 - $41.83
----------------------------------------------------------------------------------------------------------------------------------
Papa John's Pizza                         3,348           July 2006            $45,198           $13.50           N/A
----------------------------------------------------------------------------------------------------------------------------------
Allison's Hallmark                        4,182           January 2002         $50,184           $12.00           N/A
----------------------------------------------------------------------------------------------------------------------------------
Blockbuster Video                         5,916           June 2005            $68,394           $11.56           N/A
----------------------------------------------------------------------------------------------------------------------------------
Christian Faith Center                   13,209           September 2002      $105,678            $8.00           N/A
----------------------------------------------------------------------------------------------------------------------------------
Factory 2U                               15,143           February 2005       $117,358            $7.75           N/A
----------------------------------------------------------------------------------------------------------------------------------
Beall's                                  22,131           January 2010        $100,000            $4.52           2/05 - $7.50
----------------------------------------------------------------------------------------------------------------------------------
HEB Food Store                           65,681           August 2014         $478,158            $7.28           N/A
----------------------------------------------------------------------------------------------------------------------------------

      The following table provides certain information with respect to lease expirations over the next 10 years at this shopping center.

-------------------------------------------------------------------------------------------------------------------------------
                                                                                     Percent of Total
                                                                                         Building            Percent of Gross
                                             Rentable Sq.          Base Annual           Rentable            Annual Base Rent
                        Number of               Ft. of               Rent of              Sq. Ft.             Represented by
  Year Ending            Leases                Expiring             Expiring           Represented by        Expiring Leases
  December 31,          Expiring                Leases             Leases (1)       Expiring Leases (%)          (%)(1)
-------------------------------------------------------------------------------------------------------------------------------
        2001               0                           0           $      0                   0.00%                  0.00%
-------------------------------------------------------------------------------------------------------------------------------
        2002               3                      18,399           $168,456                  11.30%                 13.11%
-------------------------------------------------------------------------------------------------------------------------------
        2003               1                       2,400           $ 33,600                   1.47%                  2.62%
-------------------------------------------------------------------------------------------------------------------------------
        2004               3                       4,536           $ 70,251                   2.79%                  5.47%
-------------------------------------------------------------------------------------------------------------------------------
        2005               3                      22,500           $207,727                  13.82%                 16.17%
-------------------------------------------------------------------------------------------------------------------------------
        2006               3                       6,792           $ 97,503                   4.17%                  7.59%
-------------------------------------------------------------------------------------------------------------------------------
        2007               1                       1,607           $ 23,141                   0.99%                  1.80%
-------------------------------------------------------------------------------------------------------------------------------
        2008               0                           0           $      0                   0.00%                  0.00%
-------------------------------------------------------------------------------------------------------------------------------
        2009               0                           0           $      0                   0.00%                  0.00%
-------------------------------------------------------------------------------------------------------------------------------
        2010               1                      22,131           $100,000                  13.59%                  7.78%
-------------------------------------------------------------------------------------------------------------------------------

(1) These amounts are based on the respective property's current base annual rent, which may increase under the terms of the lease applicable to the respective property.

      We do not anticipate making any additional significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, the majority of the tenants would be obligated to pay for such improvements under the provisions of their respective leases.

     For federal income tax purposes, our depreciable basis in this property is approximately $10,400,000. When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements on estimated useful lives of 40 and 15 years, respectively. The real estate tax rate for the year ending December 31, 2001 is approximately 3.2425% and real estate taxes on the property will be approximately $421,528.


     We have retained Triple Net Properties Realty, Inc. to provide supervisory management services at the property. We will pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of gross income from the property. Under the terms of a sub-management agreement, Triple Net Properties Realty, Inc. has retained Trammell Crow Company to provide local management services, including leasing and managing the property. Triple Net Properties Realty, Inc. will pay Trammell Crow a property management fee equal to 3.5% of gross income from the property. Trammell Crow is not affiliated with our company or our advisor.

San Antonio, Texas
------------------

     The San Antonio MSA includes Bexar, Comal, Guadalupe, and Wilson Counties, covering 3,338 square miles in South Central Texas. Located approximately 200 miles west of Houston and 275 miles southwest of Dallas, San Antonio is the county seat of Bexar County, which is home to approximately 88% of the MSA's 1.5 million residents. San Antonio has experienced an average population growth of approximately 2% per year over the past 20 years.

     There are 3 other properties, which compete with Thousand Oaks Center, including King Plaza, Five Courts and Adobe Creek Shopping Center. King Plaza is also anchored by a H.E.B. Food Store. The other competitors do not have anchor stores.

Pahrump Valley Shopping Center - Pahrump, Nevada

     On May 11, 2001, our wholly-owned subsidiary, TREIT - Pahrump, LLC, a single-member, Virginia limited liability company purchased Pahrump Valley Junction Shopping Center. The property was purchased from Drummer Boy Holdings, LLC, a Delaware limited liability company, under a Purchase and Sale Agreement dated August 24, 2000. The seller was not an affiliate of our company or our advisor. We paid a total of $17,150,000 for this property. In addition, we paid approximately $48,689 for acquisition expenses such as attorneys' fees, recording fees and other closing costs. Our acquisition cost represents approximately $163 per square foot of rentable space.

     The purchase price included: (i) the assumption of an existing loan from General American Life Insurance Company of approximately $12,435,000 with a fixed interest rate of 7.25% and maturing in 2009; and (ii) a cash payment of approximately $4,605,000. We borrowed a total of $1,500,000 to pay the cash portion of the purchase price. Of this total amount, we borrowed $505,000 from our advisor pursuant to a promissory note dated May 10, 2001. Under the terms of this unsecured note, we were obligated to repay the principal amount plus interest at the rate of 12% per annum on or before December 10, 2001. We borrowed the remaining $995,000 from NNN 2004 Notes Program, LLC pursuant to a promissory note dated May 10, 2001. Under the terms of this note we were obligated to repay the principal amount plus interest at the rate of 11% per annum on or before October 31, 2004. Our advisor guaranteed payment of this note. The two related party notes have been paid in full.

     Pahrump Valley Junction Shopping Center is a grocery anchored neighborhood center located in Pahrump, Nevada, containing approximately 105,721 rentable square feet and sixteen rentable units. As of November 28, 2001, the shopping center was anchored by Albertsons and Sav-on Drugs and approximately 99% occupied with numerous other national tenants, including CellularOne, Mailboxes, Etc., and Hollywood Video, as well as various local tenants. Approximately 75% of the leases will expire during the next five years.

     Pahrump Valley Junction Shopping Center is located at 20-250 South Highway 160 in Pahrump, Nevada. The property has approximately 792 parking stalls, including 23 that are designated for handicap use, which is within ADA guidelines.

     Albertsons, an anchor tenant, occupies more than 59% of the total rentable square footage, and has accounts for $998,928 or about 60% of the property's total base annual rental income. Sav-on Drugs, also an anchor tenant, occupies approximately 16% of the property's total rentable square footage and accounts for $245,000 or about 15% of the property's total annual base rental income. As of November 28, 2001, the shopping center was approximately 98% occupied with two vacant spaces. The following table shows the shopping center's occupancy rate for each of the last five years.


Year Ending
December 31,                                           Occupancy Rate (%)
------------                                       -------------------------
   2000...........................................           100%
   1999........................................... Information not available
   1998........................................... Information not available
   1997........................................... Information not available
   1996........................................... Information not available


      A total of 103,457 square feet was leased to 14 tenants at this property as of November 28, 2001. The following table provides certain information with respect to the leases at this property with these tenants.


----------------------------------------------------------------------------------------------------------------------------
                                Rentable                                                                     Changes to
                                 Square                             Current Base         Rent per             Rent per
      Lessee                      Feet             Lease Ends        Annual Rent        Square Foot          Square Foot
----------------------------------------------------------------------------------------------------------------------------
Albertsons                       62,433            March 2003         $998,928            $16.00            Fixed $10,555
----------------------------------------------------------------------------------------------------------------------------
Sav-on                           17,089            March 2003         $245,000            $14.34            Fixed $10,555
----------------------------------------------------------------------------------------------------------------------------
E-Z Money                         1,200           October 2004        $ 20,130            $16.78               Annual CPI
----------------------------------------------------------------------------------------------------------------------------
Cigarettes Cheaper!               1,125            April 2002         $ 20,048            $17.82             Annual Fixed
----------------------------------------------------------------------------------------------------------------------------
Kay's Fashions                    1,233            March 2004         $ 18,845            $15.28               Annual CPI
----------------------------------------------------------------------------------------------------------------------------
CellularOne                         994           August 2004         $ 19,036            $19.15               Annual CPI
----------------------------------------------------------------------------------------------------------------------------
Allstate Insurance                1,047          December 2004        $ 16,918            $16.16             Annual Fixed
----------------------------------------------------------------------------------------------------------------------------
Port of Subs                      1,320            June 2003          $ 25,124            $19.03               Annual CPI
----------------------------------------------------------------------------------------------------------------------------
Ultimate Disc. Health             1,560           August 2003         $ 27,639            $17.72               Annual CPI
----------------------------------------------------------------------------------------------------------------------------
Mailboxes, Etc.                   1,200           October 2003        $ 22,270            $18.56               Annual CPI
----------------------------------------------------------------------------------------------------------------------------
K Fashions #2                     1,200            March 2004         $ 17,712            $14.76               Annual CPI
----------------------------------------------------------------------------------------------------------------------------
Canyon Rentals                    2,600           August 2003         $ 45,965            $17.68               Annual CPI
----------------------------------------------------------------------------------------------------------------------------
Round Table Pizza                 3,800          September 2008       $ 66,152            $17.41            30 Months CPI
----------------------------------------------------------------------------------------------------------------------------
Hollywood Video                   6,656          November 2008        $118,144            $17.75              5 Years CPI
----------------------------------------------------------------------------------------------------------------------------

      The following table provides certain information with respect to lease expirations over the next 10 years at this shopping center.


----------------------------------------------------------------------------------------------------------------------------
                                                                                                         Percent of Gross
                                                                                    Percent of              Annual Base
                                         Rentable Sq.        Base Annual           Total Building               Rent
                         Number of          Ft. of              Rent              Rentable Sq. Ft.         Represented by
   Year Ending            Leases           Expiring          of Expiring           Represented by         Expiring Leases
   December 31,          Expiring           Leases           Leases (1)         Expiring Leases (%)            (%)(1)
----------------------------------------------------------------------------------------------------------------------------
       2001                 0                 0              $      0                  0.00%                   0.00%
----------------------------------------------------------------------------------------------------------------------------
       2002                 1             1,125              $ 20,048                  1.06%                   1.22%
----------------------------------------------------------------------------------------------------------------------------
       2003                 4             6,680              $120,999                  6.32%                   7.28%
----------------------------------------------------------------------------------------------------------------------------
       2004                 5             5,674              $ 92,641                  5.37%                   5.98%
----------------------------------------------------------------------------------------------------------------------------
       2005                 0                 0              $      0                  0.00%                   0.00%
----------------------------------------------------------------------------------------------------------------------------
       2006                 0                 0              $      0                  0.00%                   0.00%
----------------------------------------------------------------------------------------------------------------------------
       2007                 0                 0              $      0                  0.00%                   0.00%
----------------------------------------------------------------------------------------------------------------------------
       2008                 2            10,456              $184,296                  9.89%                  11.09%
----------------------------------------------------------------------------------------------------------------------------
       2009                 0                 0              $      0                  0.00%                   0.00%
----------------------------------------------------------------------------------------------------------------------------
       2010                 0                 0              $      0                  0.00%                   0.00%
----------------------------------------------------------------------------------------------------------------------------

(1) These amounts are based on the respective property's current base annual rent, which may increase under the terms of the lease applicable to the respective property.

      The following table shows the shopping center's average annual rent per square foot for each of the last five years:

                                                      Average
Year Ending                                         Annual Rent
December 31,                                        Per Sq. Ft.
------------                                        -----------
   2000.........................................       $15.93
   1999.........................................    Information not available
   1998.........................................    Information not available
   1997.........................................    Information not available
   1996.........................................    Information not available

      We do not anticipate making any additional significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, the majority of the tenants would be obligated to pay for such improvements under the provisions of their respective leases.

      For federal income tax purposes, our depreciable basis in this property is approximately $12,989,356. When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements on estimated useful lives of 40 and 15 years, respectively. The real estate tax rate for the year ending December 31, 2001 is approximately 3.2991% and real estate taxes on the property will be approximately $80,844.


     We retained Triple Net Properties Realty, Inc. to provide supervisory management services at the property. We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of gross income from the property. Under the terms of a sub-management agreement, Triple Net Properties Realty, Inc. retained Commercial Realty Capital to provide local management services, including leasing and managing the property. Triple Net Properties Realty, Inc. pays Commercial Realty Capital a property management fee equal to $1,500 per month. Commercial Realty Capital is not affiliated with our company or our advisor.

Pahrump, Nevada
---------------

      Pahrump, Nevada has a population of approximately 29,000 and is growing by approximately 4,000 new residents each year, many of them second home owners and retirees. Pahrump has experienced the highest influx of retirees in the nation over the past nine years. Escaping from the higher taxes and colder climates in California, retirees choose Pahrump where they can get more for their money. Low taxes and affordable housing are major draws to Pahrump. The State of Nevada has no state income tax. Property taxes average approximately 1% of the sales price and local sales taxes average approximately 6.75%. The average home price is approximately $88,000.

Trademark Building - Reno, Nevada

     On September 4, 2001, our wholly-owned subsidiary, TREIT - Reno Trademark, LLC, a single-member Nevada limited liability company, purchased a forty percent (40%) undivided tenant in common interest in the Trademark Building in Reno, Nevada from Kilroy Realty, L.P., a Delaware limited partnership, under a Purchase and Sale Agreement dated April 16, 2001. The remaining sixty percent (60%) of the Trademark Building was purchased by NNN Reno Trademark, LLC, an affiliate of our advisor. The seller was not an affiliate of our company or our advisor. The total purchase price for the Trademark Building was $7,296,110. We paid $2,851,622 for our share of the Trademark Building. In addition, total acquisition expenses such as attorneys' and recording fees and other closing costs were $24,607. Our acquisition cost represents approximately $98 per rentable square foot.

      The purchase price included: (1) a cash payment of approximately $4,596,000; and (2) a first mortgage loan from Greenwich Capital Financial Products of approximately $2,700,000 with a variable monthly interest rate, which will be charged at a rate equal to the sum of (a) the Index Rate of the 30-Day LIBOR; and (b) the "Spread". The "Spread" means (i) 2.45% during the first six months of the term; and (ii) 2.70% during the second six months of the term and maturing in September 2002. T REIT - Reno Trademark, LLC, will be jointly and severally liable for the entire loan, along with the other tenants in common.

      The Trademark Building, which was constructed in 1998, is an approximately 75,257 square foot industrial building situated on a 7.55 acre site in Reno, Nevada. The property features 219 spaces of onsite parking, with a parking ratio of 3/1000. The property is 100% leased on a "triple net" basis by Memec, Inc., a subsidiary of Schroder Ventures, a European investment group. The facility will be used for the warehousing and distribution of micro-chips. The lease with Memec is a fifteen-year lease, which will expire on January 31, 2013.

      The following table provides certain information with respect to the lease at the Trademark Building with this tenant.


                          Rentable                            Current Base         Rent Per        Changes to Rent Per
      Lessee             Square Feet        Lease Ends         Annual Rent        Square Foot          Square Foot
-------------------------------------------------------------------------------------------------------------------------
    Memec, Inc.            75,257             1/31/13           $748,272             $9.94         9% every 36 months

      The following table shows the property's average annual rent per square foot for each of the last five years:


                                                             Average
Year Ending                                                Annual Rent
December 31,                                               Per Sq. Ft.
------------                                               -----------
  2001.................................................       $9.96
  2000.................................................       $9.12
  1999.................................................       $9.12
  1998.................................................       $9.12
  1997.................................................  Information not
                                                            available

      Memec, Inc. is a wholly owned subsidiary of Memec, LLC, the third largest distributor of electronic components in the world, serving suppliers and consumers of proprietary semiconductor products. Memec, LLC is a wholly-owned subsidiary of Schroder Ventures, a European investment group. Schroder Ventures is an international network of entities providing management, advisory and consultancy services to their funds. Schroder Ventures raised its first funds with outside capital in 1983 and there are now 25 buy-out and venture capital funds with committed capital of over $7 billion. Schroder Ventures is not a guarantor under the lease with Memec.

      We do not anticipate making any additional significant repairs or improvements to the Trademark Building over the next several years. However, if we were to make any repairs, the tenant would be obligated to pay for such improvements under the provisions of its lease. The Trademark Building property includes additional land that may be suitable for expansion. The tenant has expressed an interest in possibly expanding during the next three to five years. If the tenant decided to expand on terms that are satisfactory to us and the other purchasers, the net rental income from the property should increase over time. However, there is no assurance that the tenant will, in fact, choose to expand. In addition, even if such an expansion does occur, there will be considerable expense, including construction and build-out costs. It is unclear at this date who would bear such costs and the economic impact of such costs on the economic benefit of the expansion.

      For federal income tax purposes, our depreciable basis in the Trademark Building will be approximately $2,168,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements on estimated useful life of 40 and 15 years, respectively. The real estate tax rate for the year ended December 31, 2000 was approximately 3.45% and real estate taxes on the Trademark Building were approximately $67,000.

     We retained Triple Net Properties Realty, Inc. to provide supervisory management services for the Trademark Building. We pay Triple Net Properties Realty, Inc. a property management fee equal to 4% of gross income from the Trademark Building.

Reno, Nevada
------------

      Reno is located in Washoe County in northern Nevada, which covers approximately 6,342 square miles. Interstate highways connect Reno with several major western U.S. cities. From Reno, Interstate 80 heads west 133 miles to Sacramento and 230 miles to San Francisco, and heads east 526 miles to Salt Lake City and 1,015 miles to Denver. Highway 395 heads north from Reno 586 miles to Portland and 758 miles to Seattle, and heads south 441 miles to Las Vegas and 475 miles to Los Angeles.

      Reno is a community that includes single family residential, multi-family and employment centers, connected by 26 miles of bike paths supported by extensive recreational facilities with miles of linear parks and a 25-acre lake. Low taxes and affordable housing are major draws to Reno. The State of

Nevada has no state income tax. Property taxes average approximately 1% of the sales price and local sales taxes average are approximately 6.75%.

Fees Paid in Connection with the Acquisition of Properties

Fees Related to Acquisition of Christie Street Office Building
--------------------------------------------------------------

Acquisition Expenses
--------------------

      We paid for costs and expenses of selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $5,137 as of November 28, 2001.

Property Management Fee
-----------------------

     We paid Triple Net Properties Realty a property management fee equal to 5% of the gross income from Christie Street Office Building; however, a portion of this fee may be re-allowed to third-party property manager. This fee was paid monthly. Our property management of the Christie Street Office Building ended with its sale on November 13, 2001. As of that date, we had incurred approximately $13,167 in property management fees.


Real Estate Commission
----------------------

     The seller of the Christie Street Office Building paid a real estate commission of $50,000 to Triple Net Properties Realty, all of which was refundable upon the disposition of this property.

Fees Related to Acquisition of Northstar Crossing Shopping Center
-----------------------------------------------------------------

Acquisition Expenses
--------------------

      We paid for costs and expenses of selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $15,548 as of November 28, 2001.

Property Management Fee
-----------------------

      We pay Triple Net Properties Realty a property management fee equal to 5% of the gross income from the Northstar Shopping Center; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. As of November 28, 2001, we had incurred $28,052 in property management fees with $14,020 of that amount re-allowed to a non-affiliated third party property manager.

Real Estate Commission
----------------------

      The seller of the Northstar Shopping Center paid a real estate commission of $80,000 to Triple Net Properties Realty.

Fees Paid in Connection with the Acquisition of Plaza del Rey
--------------------------------------------------------------

Acquisition Expenses
--------------------

      We paid for costs and expenses of selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $7,636 as of November 28, 2001.

Property Management Fee
-----------------------

      We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from the Plaza del Rey Shopping Center; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. As of November 28, 2001, we had incurred approximately $33,694 in property management fees with $22,731 of that amount re-allowed to a non-affiliated third party property manager.

Real Estate Commission
----------------------

      The seller of the Plaza del Rey Shopping Center paid a real estate commission of $350,000 to Triple Net Properties Realty, Inc., which re-allowed $79,800 to a non-affiliated third party.

Fees Paid in Connection with the Acquisition of Seguin Corners
---------------------------------------------------------------

Acquisition Expenses
--------------------

      We paid for costs and expenses of selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $10,155 as of November 28, 2001.

Property Management Fee
-----------------------

      We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from the Seguin Corners Shopping Center; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. As of November 28, 2001, we had incurred approximately $12,433 in property management fees with $8,426 of that amount re-allowed to a non-affiliated third party property manager.

Real Estate Commission
----------------------

      The seller of the Seguin Corners Shopping Center paid a real estate commission of $150,000 to Triple Net Properties Realty, Inc., which reallowed $34,200 to a non-affiliated third party.

Fees Paid in Connection with the Acquisition of Thousand Oaks Center
---------------------------------------------------------------------

Acquisition Expenses
--------------------

      We paid for costs and expenses of selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $16,052 as of November 28, 2001.

Property Management Fee
-----------------------

      We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from Thousand Oaks Center; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. As of November 28, 2001, we had incurred approximately $63,958 in property management fees with $43,873 of that amount re-allowed to a non-affiliated third party property manager.

Real Estate Commission
----------------------

      The seller of Thousand Oaks Center paid a real estate commission of $250,000 to Triple Net Properties Realty, Inc.

Fees Paid in Connection with the Acquisition of Pahrump Valley Junction Shopping
--------------------------------------------------------------------------------
Center
------

Acquisition Expenses
--------------------

      We paid for costs and expenses of selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $48,689 as of November 28, 2001.

Property Management Fee
-----------------------

      We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from Pahrump Valley Junction Shopping Center; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. As of November 28, 2001, we had incurred approximately $38,506 in property management fees.

Real Estate Commission
----------------------

      The seller of Pahrump Valley Junction Shopping Center paid a real estate commission of $150,000 to Triple Net Properties Realty, Inc.

Fees Paid in Connection with the Acquisition of the Trademark Building
-----------------------------------------------------------------------

Acquisition Expenses
--------------------

      We paid for costs and expenses of selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $8,118 as of November 28, 2001.

Property Management Fee
-----------------------

     We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from the Trademark Building; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. As of November 28, 2001, we had incurred approximately $7,790 in property management fees.

Real Estate Commission
----------------------

      The seller of Trademark Building paid a real estate commission of $305,296 to Triple Net Properties Realty, Inc.

Fees Paid in Connection with the Disposition of Properties

Fees Paid in Connection with the Disposition of Christie Street Office Building
-------------------------------------------------------------------------------


Disposition Expenses
--------------------

         We incurred approximately $7,987 for closing costs and other expenses related to the sale of this property.

Real Estate Commission

         We paid real estate commissions totaling $52,500 (5.0% of the sale price) to two unaffiliated, third party real brokerage firms, CB Richard Ellis and MacLaughlin & Company for arranging for the sale of this property.
Other Fees and Expenses

Compensation for Services
-------------------------

      We pay our advisor or an affiliate of our advisor for other property-level services, including leasing fees, construction management fees, loan origination and servicing fees, property tax reduction fees and risk management fees. Such compensation will not exceed the amount which would be paid to unaffiliated third parties providing such services. As of November 28, 2001, we had not incurred any fees for such services.

Reimbursable Expenses
---------------------

      We will reimburse our advisor for:

     . the cost to our advisor or its affiliates of goods and services used for and by us and obtained from unaffiliated parties; and

     . administrative services related to such goods and services limited to ministerial services such as typing, record keeping, preparing and disseminating company reports, preparing and maintaining records regarding shareholders, record keeping and administration of our dividend reinvestment program, preparing and disseminating responses to shareholder inquiries and other communications with shareholders and any other record keeping required.

      As of November 28, 2001 we had not incurred any reimbursable expenses payable to our advisor.

Potential Property Acquisitions

      We currently are considering several potential property acquisitions. Our decision to acquire one or more of these properties will generally depend upon:


     . our receipt of a satisfactory environmental survey and property appraisal for each property;

     . no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

     . our receipt of sufficient financing, either through the net proceeds from this offering or satisfactory debt financing.

      There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that we will acquire any additional properties.

                         ADDITIONAL COMPANY INFORMATION
                         ------------------------------

Distribution Policy

      Our board of directors approved payment of monthly distributions to our shareholders, with the first distribution paid on August 1, 2000. The current monthly distribution rate is $.06875 per share, which is equivalent to an annual rate of $.825 per share, or 8.25% of the offering price of $10.00 per share.


      The continuation of distributions and the distribution rate will depend upon several factors, including:

     .    our cash available for distributions;

     .    our overall financial condition;

     .    our capital requirements;

     . the annual distribution requirements applicable to REITs under the federal income tax laws; and

     .    such other considerations as our board of directors deems relevant.


Loans to Affiliates

      In December 2000, we advanced $900,000 to W REIT, L.P., an affiliated entity, supported by a note receivable secured by a first mortgage with interest at 12% and maturity in June 2001. W REIT used the proceeds to retire debt on the real estate property serving as collateral for the note. In addition, we advanced $430,000 to W REIT in March 2001, subject to the same terms and conditions as the previous note. W REIT is in the process of refinancing the property, and we believe such refinancing will result in our being paid in full. During 2000, we also advanced $50,000 to W REIT with interest at 12% and maturity in June 2001. The original notes and the $50,000 advance matured in June 2001 and have been extended through December 31, 2001.

      As of September 30, 2001, we had a real estate deposit in the amount of $258,000 pertaining to the proposed acquisition of a single tenant office/service building located in Temecula, California known as the County Center Drive Building. Under certain circumstances, such deposits may be nonrefundable. In November 2001, we converted our deposit on the County Center Drive Building to a note receivable of the same amount to NNN County Center Drive LLC, an affiliated entity, with interest at 12% due in January 2002. NNN County Center Drive LLC used the proceeds to assist with the purchase of the real estate serving as collateral for the note. We expect the note to be paid in full with interest on the due date.

Excess Leverage

      As of November 26, 2001 our board of directors voted to amend our policy regarding the use of leverage, to provide that aggregate borrowings, both secured and unsecured, will not exceed 70% of the properties' combined fair market value, as determined as the end of each calendar year beginning with the first full year of operation, which will end on December 31, 2001. As of November 28, 2001, our total leverage for all of our properties is approximately 68%. We anticipate that at the end of this first full year of operation, our leverage will be at or below 70%.


Resignation of an Officer and Affiliated Director

      Sterling McGregor resigned as Vice President and Director of our company on February 7, 2001 to accept employment with another company. Mr. McGregor left our company on good terms and had no disagreements with our company on any matter relating to its operations, policies or practices. Pursuant to our Articles of Incorporation, we are required to have a board of directors of at least three and no more than nine members. Our Articles of Incorporation further require that a majority of the board of directors be independent directors. Although Mr. McGregor has resigned his positions with our company, we are still in compliance with our Articles of Incorporation.

      Our board of directors accepted the resignation of Mr. McGregor at its meeting on February 23, 2001 and has postponed the appointment of a successor until a suitable candidate can be located.

Reelection of Directors

      At the annual meeting of shareholders on May 8, 2001, Anthony W. Thompson, James R. Nance, and Warren H. James were reelected to our board of directors. Debra M. Kirby declined to stand for reelection, thus her term as director expired and she is no longer a member of our board of directors.

Update on Management of our Advisor

      The following information updates as of November 28, 2001, information concerning our advisor's executive officers and board of managers:

Members of our advisor's board of managers include:
---------------------------------------------------

     Anthony W. "Tony" Thompson, Chairman, President and CEO, is a co-founder of our advisor and has been its President since its inception in April of 1998. Before that time he was co-founder, co-owner, director, and officer of a number of real estate investment entities trading under the name The TMP Companies, including the TMP Group, Inc., a full-service real estate investment group founded in 1978. Mr. Thompson has been the President and co-owner of the dealer manager, NNN Capital Corp., formerly Cunningham Capital Corp. and TMP Capital Corp., since 1986 and is a registered securities principal with the NASD. He is a 1969 graduate of Sterling College with a Bachelor of Science degree in Economics. Mr. Thompson holds the professional designation of Chartered Life Underwriter and Chartered Financial Consultant from the American College. He is a member of the Sterling College Board of Trustees, UCLA's Athletic Fund Major Gifts Committee and the Advisory Board of American International Bank.

      Daniel R. ("Dan") Baker, Board Member, is President and sole stockholder in Sugar Oak Corporation, a 23-employee firm which provides asset management, construction management, property management, real estate development, and through its subsidiary Sugar Oak Realty, commercial real estate brokerage, leasing, and consulting services. Baker is also Director, President and CEO of Union Land and Management Company and Director and Vice President of Coastal American Corporation. The combined asset value of these two firms exceeds $75 million. As principal, Baker has developed office buildings, retail centers, and residential subdivisions with a total market value in excess of $30 million. In addition, Baker is a Founding Director of the Bank of the Potomac, and Director of F&M Bank Northern Virginia. A graduate cum laude of Harvard College with a degree in Government, Baker participates in numerous community organizations.


      Talle Voorhies, Board Member and Executive Vice President, was previously with the TMP Group, Inc., from December 1987 to January 1999, where she served as Chief Administrative Officer and Vice President of Broker/Dealer Relations. She is responsible for communications with the broker-dealers network, due diligence activities, marketing and compliance, and investor services. Ms. Voorhies is Vice President and Financial Principal of the dealer manager, and she is a Registered Representative and Financial Principal with the NASD.

      Jack R. Maurer, CPA, Board Member and Chief Financial Officer, has served as Chief Financial Officer of our advisor since April 1998. Mr. Maurer has over 27 years of real estate financial management experience, including Chief Financial Officer and Controller positions in residential and commercial development and the banking industry. From 1986 to April 1998, he was a General Partner and CFO of Wescon Properties, where he was involved in finance, accounting and forecasting. He has also participated in the development and construction management process, including due diligence, design development, municipal processing, construction, marketing, property management and investor services. His previous experience also includes the national accounting firm of Kenneth Leventhal and Company, a leading provider of professional services to owners, developers, builders, operators and financiers of real estate. Mr. Maurer is a Registered Operations and Financial Principal with the NASD.

      The officers, senior management, and key employees of our advisor are charged with carrying out the board of advisor's directives and are charged with managing the day to day affairs of our company. The officers, senior management and key employees of our advisor include:

     Anthony W. ("Tony") Thompson President and CEO. Mr. Thompson's background is described above.

     Talle Voorhies, Executive Vice President. Ms. Voorhies' background is described above.

     Jack R. Maurer, CPA, Chief Financial Officer. Mr. Maurer's background is described above.

      Damian Gallagher, National Director of Capital Markets, was with the TMP Group for six years. He received a degree in Economics from UCLA in 1983. Since 1984, Gallagher has been involved in the investment/syndication industry, coordinating the syndication of over $200 million of real estate. He is a Registered Representative with the NASD.

      Richard T. Hutton, Jr., CPA, Vice President of Property Management, oversees the management of our advisor's and its affiliates' growing real estate portfolio and property management staff. Mr. Hutton has over 15 years experience in real estate accounting, finance and property operations including construction, development, acquisitions, dispositions, and management of shopping centers, industrial parks, office buildings, and apartment complexes. Hutton's previous experience includes serving as Controller for the TMP Group, Inc., from November 1997 to April of 1999; Summit Commercial, a

Highridge Company that owns and acquires retail real estate, from May of 1996 to November of 1997; and Brooks Resources Corporation, a resort developer and operator in Bend, Oregon, from September of 1992 to November of 1993. A graduate of Claremont McKenna College, Hutton's background also includes public accounting and licensure as a California Certified Public Accountant.

      Don Ferrari, National REIT Marketing Director, has been with our advisor since September of 1998. Mr. Ferrari was previously National Marketing Director of Ridgewood Power for seven years. He also served as President of Amador Financial, a real estate syndication company specializing in apartment buildings and retail strip malls. Mr. Ferrari has over 37 years in the securities industry where he specialized in mutual fund marketing and related financial planning products and services. Mr. Ferrari is recognized as a financial services public speaker by a number of groups such as the International Association of Financial Planners and Investment Dealers Digest. He is a licensed real estate broker in California and holds a degree in organic chemistry from UC Berkeley. Mr. Ferrari is a registered representative with the NASD.

      Gregory R. Hill, Senior Vice President of Eastern Markets, is responsible for raising capital from the Eastern United States. Mr. Hill has been actively involved in the securities business since 1978, specializing in real estate exclusively since 1981. Prior to joining our advisor in January, 2000, Mr. Hill was a wholesaler for Inland Securities Corporation for 14 years where he raised approximately $150 million to fund real estate acquisitions and operations. He received his bachelor's degree from Brown University and holds General Securities and Registered Investment Advisor licenses with the NASD.

      Glenn Agnew, Senior Vice President of Midwestern Markets, is responsible for raising capital from the Midwestern United States. Agnew has been in the wholesale securities industry since 1982, dealing with both oil & gas and real estate syndication. Prior to joining our advisor in January, 2000, Mr. Agnew was a wholesaler for Inland Securities Corporation for 12 years where he raised approximately $350 million to fund real estate acquisitions and operations. Mr. Agnew has Series 22, 63, 65 and 7 licenses through the NASD and received his bachelor's degree from East Central University in Ada, Oklahoma.

      Michael B. Upton, Vice President of Marketing, is Senior Partner of Upton Affiliates, an innovative financial services firm which provides tax planning, money management, financial security sales, and 1031 exchange opportunities. Author of Make Wealth Less Taxing, Mr. Upton is a guest financial columnist for the Orange County Register, several Apartment Association Magazines, and The Findley Report, as well as an executive member of the National Speakers Association. He is a licensed insurance agent and a registered representative with the NASD. Mr. Upton has degrees in Economics and Finance from Millikin University.

      Rick Stein, CSM, Director of Retail Operations, a Certified Shopping Center Manager, received his MBA from the University of Connecticut. His areas of expertise are in retail operations, marketing, development and construction. He has served as General Manager for Eagle Rock Plaza, River Village, Hollywood Galaxy, and Ports O'Call Village in San Pedro, California. Mr. Stein spent two years in Sao Paulo, Brazil as Director, Retail Operations for COMPASS.

      Gary Ruhl, Regional Director of Real Estate Finance, is responsible for debt financing of all our advisor's and its affiliates' real estate assets (outside of California), both acquisitions and refinancing existing properties. In addition, he assists with equity placements for affiliates of our advisor through his extensive commercial real estate contacts throughout the United States. He has over 10 years of capital markets experience including the origination and closing of over $350 million in debt transactions and over $600 million in potential equity placements. His special area of expertise is the placement of debt transactions with Wall Street investment banks for inclusion in CMBS and their sale in the secondary market. Mr. Ruhl is a graduate of Miami University in Oxford, Ohio.

      Michael Frieman, Senior Asset Manager, manages our advisor's Rocky Mountain and Texas portfolio. He has more than 25 years of experience in the field of commercial real estate with experience ranging from property management to commercial real estate appraisal to brokerage. During the early 1990's, Mr. Frieman was a consultant at Coopers & Lybrand in the RTC and REIT analysis practices and after obtaining his MBA was the Manager of Real Estate Programs for the State of Colorado. A licensed Colorado Real Estate Broker, Mr. Frieman holds a Bachelor of Arts degree from Ithaca College in New York and an MBA from the Burns School of Real Estate & Construction Management at the University of Denver.

      Colin K. Lam, Controller, holds a MBA degree from the University of California, Irvine and a BS from the Chinese University of Hong Kong. He has 10 years of accounting experience, including 5 years of experience with World Premier Investments, Inc., a real estate investment company, where he prepared financial statements, tax returns, CAM reconciliations, and management reports for a portfolio of shopping centers and restaurants. He has administered payroll and employee benefit programs, and supervised accounting and sales teams. In addition, Mr. Lam's experience encompasses computer hardware, software, and networking as well as the field of marketing and publications.

      James A'Hearn, Portfolio Controller, has over 11 years of real estate accounting and property management experience. His previous experience includes 4 years with Legacy Partners Commercial, Inc. and 4 years with Koll Management Services, Inc., where he was involved with financial reporting, budgeting, CAM reconciliation, transitioning new projects, computer software conversions and accounting team supervision related to commercial and industrial buildings. Mr. A'Hearn holds a BS in accounting from San Diego State University. His past experience also includes public accounting.

      Stephen Corea, Vice President of Real Estate Finance, has 15 years of experience in real estate asset management, acquisitions, dispositions and finance, including eight years as Vice President in Bank of America's REO and Private Banking Divisions. He is a USC graduate with a Bachelor of Science Degree in Real Estate Finance.

      Richard D. Gee, formerly Executive Vice President and member of our advisor's board of managers, resigned in February, 2001 to pursue other opportunities. Mary J. Holcomb, formerly Vice President of Real Estate Services of our advisor, was terminated in March, 2001.

Change of Annual Meeting Date

      Our board of directors unanimously approved an amendment to the Bylaws moving the annual meeting of our shareholders from March until May of each year.


Triple Net Properties Realty, Inc.

      On February 28, 2001, we executed an agreement with Triple Net Properties Realty, Inc., an affiliate of our advisor, regarding the payment of real estate commissions in connection with properties we acquire. In this agreement, we agree that the real estate commission received by Triple Net Properties Realty in connection with any of our acquisitions will not exceed 2% of the purchase price of such acquisition, in accordance with representations set forth in our prospectus. In addition, Triple Net Properties Realty agreed to repay us $45,286 as reimbursement for excessive real estate commissions that it inadvertently received in connection with the acquisitions of Plaza del Rey Shopping Center and Seguin Corners Shopping Center.

                        ADOPTION OF SHARE REPURCHASE PLAN
                        ---------------------------------

      Effective May 24, 2001, we adopted the Share Repurchase Plan attached as Exhibit A. Our Share Repurchase Plan may, subject to restrictions, provide eligible investors with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

     . During the offering period at $9.05 per share. This is a reduction of $0.95 from the $10.00 offering price per share, reflecting the elimination of selling commissions, due diligence, and marketing support fees and expenses.

     . During periods in which we are not engaged in a public offering of shares, we will determine the repurchase price for shares from time to time based on the value of our underlying assets, as determined periodically. We will announce any price adjustment and the time period of its effectiveness on a regular basis.

      A shareholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our Share Repurchase Plan. Also, a shareholder electing to offer shares for sale to us must offer at least twenty-five percent (25%) of the total number of his or her shares.

      We will make repurchases under the Share Repurchase Plan, if requested, on or about the last day of each calendar quarter on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares repurchased during any consecutive 12-month period to five percent (5%) of the number of shares outstanding at the beginning of such 12-month period.

      Funding for our Share Repurchase Plan will come exclusively from proceeds we receive from the sale of shares under our dividend reinvestment plan and up to $100,000 per calendar quarter from the public offering of our shares.

      Our board of directors, in its sole discretion, may amend or terminate the Share Repurchase Plan.

      We cannot guarantee that the funds set aside for the Share Repurchase Plan will be sufficient to accommodate all requests made each calendar quarter. If sufficient funds are not available when repurchase is requested, the shareholder may withdraw the request or leave the request in place for repurchase in a subsequent quarter when sufficient funds are available.

      Shareholders are not required to sell their shares to us. The Share Repurchase Plan is only intended to provide interim liquidity for shareholders until a liquidity event occurs, such as the listing of shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

      Shares we purchase under the Share Repurchase Plan will be permanently retired and will not be available for reissuance.

                             INDEPENDENT ACCOUNTANTS
                             -----------------------

      We were notified on July 11, 2000, by Haskell & White, LLP, our independent accountant, that it had resigned as our independent accountant. Haskell & White provided an independent auditors report on our balance sheet dated as of December 31, 1999, and Haskell & White's report is included in our registration statement on Form S-11 declared effective by the Securities & Exchange Commission on February 22, 2000. Haskell & White's report on that balance sheet did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. We do not have, and have not had, any disagreements with Haskell & White on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. In addition, Haskell & White has informed us in writing they did not have any disagreements with us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

      On September 18, 2000, we engaged Squar, Milner, Reehl & Williamson, LLP as our independent accountant and Squar Milner accepted such appointment. The decision to engage Squar Milner was approved by our board of directors on the recommendation of its audit committee.

      We had no relationship with Squar Milner during the two years ended December 31, 1999 and 1998, or the subsequent interim periods prior to and including September 18, 2000.


EXPERTS

         The below-referenced financial statements included in this supplement to our prospectus and our registration statement, including the audited Historical Statements of Revenue and Direct Operating Expenses for the Christie Street Property, the Northstar Crossing Property, the Thousand Oaks Property, the Pahrump Property, and the Trademark Building Property have been audited by Squar, Milner, Reehl & Williamson, LLP, independent auditors, as stated in their reports appearing in this supplement to our prospectus, and is included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         All property acquisitions completed by us have been audited in accordance with SEC Rule S-X 3-14, with the exception of Seguin Corners Shopping Center and Plaza Del Rey Shopping Center. We purchased tenancy in common interests in Seguin Corners and Plaza Del Rey shopping centers, which we consider to be insignificant with respect to the consolidated financial statements. Accordingly, we believe that audits in accordance with SEC Rule 3-14 on these properties are not required to maintain compliance with SEC Rules and Regulations.

FINANCIAL INFORMATION

               Audited Consolidated Financial Statements for 2000

         Set forth below are the following audited consolidated financial statements for our company for the year ended December 31, 2000:

1.       Independent Auditors' Report,
2.       Consolidated Balance Sheet;
3.       Consolidated Statement of Operations;
4.       Consolidated Statement of Shareholders' Equity;
5.       Consolidated Statement of Cash Flows;
6.       Notes to Consolidated Financial Statements; and
7.       Schedule III (Real Estate and Accumulated Depreciation)




                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
T REIT, Inc.

         We have audited the accompanying consolidated balance sheet of T REIT, Inc., a Virginia corporation, and subsidiary (the "Company"), as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of T REIT, Inc., as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule III entitled "Real Estate and Accumulated Depreciation", when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Squar, Milner, Reehl & Williamson, LLP

Newport Beach, California
March 13, 2001

                                  T REIT, INC.

                           CONSOLIDATED BALANCE SHEET
                                December 31, 2000

                                     Assets
                                     ------

Real estate operating properties:
  Land                                                                    $ 4,763,737
  Buildings and improvements                                               15,010,455
                                                                          -----------
                                                                           19,774,192

  Less accumulated depreciation and amortization                              (38,373)
                                                                          -----------
                                                                           19,735,819
Cash and cash equivalents                                                     248,077
Restricted cash                                                               211,000
Real estate deposits                                                          323,240
Accounts receivable                                                           103,469
Note receivable from related party                                            950,000
                                                                          -----------
                                                                          $21,571,605
                                                                          ===========

                      Liabilities and Shareholders' Equity
                      ------------------------------------

Accounts payable and accrued liabilities                                  $ 1,093,228
Security deposits and prepaid rent                                             95,393
Common stock subscription deposit                                             211,000
Notes payable                                                              15,078,808
                                                                          -----------
                                                                           16,478,429

Commitments and contingencies

Shareholders' equity:
  Common stock, $.01 par value; 10,000,000 shares authorized;
   664,271 and 100 shares issued and outstanding at December 31, 2000           6,643
  Additional paid-in capital, net of offering costs                         5,187,315
  Accumulated deficit                                                        (100,782)
                                                                          -----------
                                                                            5,093,176
                                                                          -----------
                                                                          $21,571,605
                                                                          ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                  T REIT, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2000

Revenues

  Rental income                                                                  $ 250,111
  Interest income                                                                   48,510
                                                                                 ---------
                                                                                   298,621
Expenses
  Rental expenses                                                                   60,638
  General and administrative                                                       102,300
  Organizational                                                                    29,888
  Depreciation and amortization                                                     38,373
  Interest                                                                         168,204
                                                                                 ---------
                                                                                   399,403
                                                                                 ---------
Net loss                                                                         $(100,782)
                                                                                 =========
Basic and diluted loss per share                                                 $    (.44)
                                                                                 =========
Weighted average number of common shares outstanding, basic and
 diluted                                                                           228,269
                                                                                 =========

   The accompanying notes are an integral part of these consolidated financial statements.

                                  T REIT, INC.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                      For the Year Ended December 31, 2000

                                               Number                     Additional
                                                 of            Par         Paid-in      Accumulated
                                               Shares         Value        Capital        Deficit          Total
BALANCE - December 31, 1999                        100     $       1     $        99   $         --    $        100
Redemption of common stock                        (100)           (1)            (99)            --            (100)
Issuance of common stock                       664,271         6,643       5,336,522             --       5,343,165
Distributions                                       --            --        (149,207)            --        (149,207)
Net Loss                                            --            --              --       (100,782)       (100,782)
                                           -----------     ---------     -----------   ------------    ------------
BALANCE - December 31, 2000                    664,271     $   6,643     $ 5,187,315   $   (100,782)   $  5,093,176
                                           ===========     =========     ===========   ============    ============

The accompanying notes are an integral part of these consolidated financial statements.

                                  T REIT, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      For the Year Ended December 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                              $  (100,782)
Adjustments to reconcile net loss to net cash provided by
 operating activities
  Depreciation and amortization                                                             38,373
  Change in operating assets and liabilities:
    Accounts receivable                                                                   (103,469)
    Accounts payable and accrued expenses                                                  349,087
    Security deposits and prepaid rent                                                      95,393
                                                                                       -----------
Net cash provided by operating activities                                                  278,602

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate properties                                                      (3,951,243)
Issuance of note receivable from related party                                            (950,000)
Real estate deposits                                                                      (323,240)
                                                                                       -----------
Net cash used in investing activities                                                   (5,224,483)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net                                              5,343,065
Distributions                                                                             (149,207)
                                                                                       -----------
Net cash provided by financing activities                                                5,193,858
                                                                                       -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                  247,977

CASH AND CASH EQUIVALENTS--beginning of year                                                   100
                                                                                       -----------

CASH AND CASH EQUIVALENTS--end of year                                                 $   248,077
                                                                                       ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:

  Interest                                                                             $    69,153
                                                                                       ===========
 NON-CASH INVESTING AND FINANCING:

  Purchase of real estate properties with debt                                         $15,078,808
                                                                                       ===========
  Purchase of real estate with accrued liabilities, net of
   repayments                                                                          $   744,141
                                                                                       ===========

   The accompanying notes are an integral part of these consolidated financial statements.

                                  T REIT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000

1.   ORGANIZATION

     T REIT, Inc. (the "Company") was formed in December 1998 in the Commonwealth of Virginia and operates as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. The Company is in the business of acquiring existing office, industrial, retail and service properties located in several states. As of December 31, 2000, the Company has acquired three properties and two tenancy in common interests and has entered into an agreement to purchase an additional property (See Note 10). The Company acquires properties through its operating partnership, T REIT, L.P., which is wholly-owned by the Company.

     The Company is externally advised by Triple Net Properties, LLC (the "Advisor"), which is primarily responsible for managing the day-to-day operations and assets of the Company. The Advisory Agreement dated February 22, 2000, between the Company and the Advisor is for a one-year term, subject to successive renewals (See Note 9).

     Pursuant to a registration statement on Form S-11 (the "Registration Statement") under the Securities Act of 1933, as amended, the Company is offering for sale up to 10,000,000 shares of its common stock (the "Shares", and collectively the "Offering") at an Offering price of $10 per Share. The Registration Statement was declared effective on February 22, 2000. The Offering will terminate on the earlier of February 22, 2002, or the date on which the maximum number of shares have been sold.

     The accompanying consolidated financial statements of the Company have been prepared assuming that the Company continues in its present form. As of December 31, 1999, the Company operated as a Development Stage Enterprise. Effective September 26, 2000, the Company completed its first property acquisition and thus commenced its planned principal operations. In the fourth quarter of 2000, the Company purchased two additional properties and two tenancy in common interests. As of December 31, 2000, the Company has not generated sufficient cash flow to support its operations, has an accumulated deficit of approximately $100,000, does not have a cash reserve dedicated to fund capital expenditures, and historically has been supported by Offering proceeds. As such, all dividends distributed through December 31, 2000 are effectively a return of capital to the investor as the Company has not generated any profits to support such dividends.

     The Company has debt associated with property acquisitions in the amount of approximately $14.2 million becoming due and payable in 2001. Management believes that, inclusive of proposed future acquisitions, the Company will generate sufficient cash flow in the year ending December 31, 2001 to fund operations and any declared dividends. In the opinion of Management, the Company will be successful in refinancing into long-term mortgages all property debt maturing during 2001. Management also believes that, to the extent (if any) that the Company is not successful in generating operations sufficient to meet its cash flow requirements, the Company can secure a line of credit to finance any cash flow deficits. Accordingly, the Company's continuation in its present form is dependent upon its ability to achieve positive cash flow from operations and secure permanent financing of its real estate properties as needed. Subsequent to December 31, 2000 and through March 13, 2001, the Company has recorded an additional $1,835,000 in gross Offering proceeds.

     In the event Management's plans are not attained, the Company's financial condition could be adversely impacted to a material extent.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The summary of significant accounting policies presented below is designed to assist in understanding the Company's consolidated financial statements. Such financial statements and accompanying notes are the representations of Company management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

                                  T REIT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000

Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and T REIT, L.P. All significant intercompany accounts and transactions have been eliminated in consolidation.

Real Estate Operating Properties

     Real estate operating properties are held for investment and carried at cost less accumulated depreciation. Cost includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized; the cost of maintenance and repairs is charged to expense as incurred.

     Depreciation is generally provided on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 15 to 40 years. When depreciable property is retired or disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

     Impairment losses are recorded on long lived assets used in operations when indicators of impairment are present and the assets' carrying amount is greater than the sum of the future undiscounted cash flows (excluding interest) estimated to be generated by those assets. As of December 31, 2000, no indicators of impairment existed and, thus, no impairment losses have been recorded.

     The Company follows the provisions of Financial Accounting Standards Board's Emerging Issues Task Force 97-11, "Accounting for Internal Costs Related to Real Estate Property Acquisitions." Accordingly, the Company does not capitalize its internal acquisition costs incurred in conjunction with the identification and acquisition of properties to be held for investment.

Cash and Cash Equivalents

     Certificates of deposit and short-term investments with remaining maturities of three months or less when acquired are considered cash equivalents.

Allowance for Uncollectible Receivable

     Management believes that all accounts receivable will be collected by the Company; accordingly, the accompanying December 31, 2000 financial statements do not include an allowance for uncollectible accounts.

Concentration of Credit Risk

     Financial instruments that potentially subject the Company to a concentration of credit risk are primarily cash investments and accounts receivable from tenants. Cash is generally invested in investment-grade short-term instruments and the amount of credit exposure to any one commercial issuer is limited. Concentration of credit risk with respect to accounts receivable from tenants is limited. The Company performs credit evaluations of prospective tenants, and security deposits are obtained.

Other Concentrations

     The entire portfolio of real estate properties purchased in 2000 is located in the State of Texas. Accordingly, there is a geographic concentration of risk subject to fluctuations in the State's economy. Additionally, two tenants account for 16% and 8%, respectively, of the Company's annualized base rental income. No other single tenant accounted for a significant portion of the Company's rental income.

                                  T REIT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2000


Fair Value of Financial Instruments

     The Company believes that the December 31, 2000 interest rates associated with mortgages payable approximate the market interest rates for these types of debt instruments and as such, the carrying amount of the mortgages payable approximate their fair value.

     The carrying amount of the note receivable, cash and cash equivalents, restricted cash, accounts receivable, and accounts payable and accrued liabilities, approximate fair value because of the relatively short maturity of these instruments.

Rental Income

     Rental income is recognized on a straight-line basis over the related lease term. As a result, deferred rent is created when rental income is recognized during "free rent" periods of a lease. Deferred rent is not significant at December 31, 2000.

Income Taxes

     The Company intends to qualify as a real estate investment trust for federal income tax purposes. As a REIT, the Company is generally not subject to income taxes. To maintain its REIT status, the Company is required to distribute annually as dividends at least 95% of its REIT taxable income, as defined by the Internal Revenue Code ("IRC"), to its shareholders, among other requirements. Effective January 1, 2001, the 95% dividend requirement has been reduced to 90%. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and Federal income and excise taxes on its undistributed income.

Per Share Data

     The company reports earnings per share pursuant to Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"). Basic loss per share attributable for all periods presented is computed by dividing the loss to common stockholders by the weighted average number of common shares and potential common stock outstanding during the period. Diluted loss per share is anti-dilutive since the Company incurred a loss for the year ended December 31, 2000.

Use of Estimates

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of the assets and liabilities as of December 31, 2000, and revenues and expenses for the year then ended. Actual results could differ from those estimates.

Stock Options and Similar Equity Instruments

     The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). For employee compensatory stock options that will eventually vest, compensation expense is recognized during the periods in which the related employee services are rendered. Such expense is generally measured by determining the excess, if any, of the grant date estimated fair market value of the underlying stock over the amount to be paid by the employee in conformity with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Compensatory stock options and similar equity instruments issued to non-employees in exchange for goods or services are accounted for based on the estimated fair market value of (1) the goods or services received or (2) the

                                  T REIT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2000


equity instrument issued, whichever is more reliably measurable. This accounting policy is in conformity with SFAS 123.

Recently Issued Accounting Pronouncements

     The Financial Accounting Standards Board has issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted by the Company during the quarter ending March 31, 2001. At that time, the Company will be required to report the fair value of derivative instruments, and reflect adjustments to the carrying amount of hedged transactions as gains or losses. Management has not determined whether the requirements of such pronouncements (as amended) will have a significant impact on its financial position or results of operations.

3.   REAL ESTATE OPERATING PROPERTIES

     During the year 2000, the Company acquired one office building, two shopping centers and a tenancy in common interest in two additional shopping centers. The Company generally allocates the purchase price between land and buildings at a rate of 90% and 10% for office buildings and 75% and 25% for shopping centers.

     On September 26, 2000, the Company acquired the Christie Street Office Building, a 17,141 square foot Class C office building in Lufkin, Texas. The purchase price of $1,250,000 consisted of cash and a note payable to the seller in the amounts of $500,000 and $750,000, respectively. The seller is not affiliated with the Company or the Advisor and the building was 100% occupied at December 31, 2000.

     On October 26, 2000, the Company purchased the Northstar Crossing Shopping Center, located in Garland, Texas containing 67,500 rentable square feet. The located in purchase price of $3,930,000 consisted of cash and a note payable to an affiliate of the seller in the amounts of $1,235,000 and $2,695,000, respectively. The seller is not affiliated with the Company or the Advisor and the building was 83% occupied at December 31, 2000.

     On December 6, 2000, the Company also acquired the Thousand Oaks Shopping Center, located in San Antonio, Texas containing 162,864 rentable square feet. The purchase price of $13,000,000 consisted of cash and a note payable to an affiliate of the seller in the amounts of $2,162,500 and $10,837,500, respectively. The seller is not affiliated with the Company or the Advisor and the building was 89% occupied at December 31, 2000.

     Through purchases and simultaneous sales, the Company acquired a tenancy in common interest in both Plaza Del Rey Shopping Center, a shopping center in Seguin, Texas containing 126,322 rentable square feet, and Seguin Shopping Center, a shopping center in Seguin, Texas containing 21,000 rentable square feet, on November 17, 2000 and November 22, 2000, respectively. Plaza Del Rey's total purchase price of $5,050,000 consisted of cash and a note payable to an affiliate of the seller in the amounts of $1,055,000 and $3,995,000, respectively. Seguin's total purchase price of $2,450,000 consisted of cash and a note payable to an affiliate of the seller in the amounts of $1,905,000 and $545,000, respectively. The Company's percentage of ownership in Plaza Del Rey and Seguin is 16.5% and 26.0%, respectively, and the Company's portion of the purchase price and debt is $833,250 and $659,175 for Plaza Del Rey and $637,000 and $141,700 for Seguin Shopping Center, respectively. Plaza Del Rey and Seguin were 77% and 100% occupied at December 31, 2000, respectively.

     The Company's properties are leased to tenants under operating leases with terms ranging from 3 to 25 years. The minimum future lease payments to be received from noncancelable leases for each of the next five years ending December 31 and thereafter, are summarized as follows:

                    2001                              $ 2,771,147
                    2002                                2,505,555
                    2003                                2,169,930

                                  T REIT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2000

              2004                                       1,965,670
              2005                                       1,525,814
             Thereafter                                 10,131,418
                                                       -----------
                                                       $21,069,534
                                                       ===========


     A certain amount of the Company's rental income is from tenant's with leases which are subject to contingent rent provisions. These contingent rents are subject to the tenant achieving periodic revenues in excess of specified levels. For the year ended December 31, 2000, the amount of contingent rent earned by the Company is not significant.

4.   COMMON STOCK SUBSCRIPTION DEPOSITS

     The Company has subscription deposits in the amount of $211,000 in an interest bearing escrow account, which represents funds from the sale of Company common stock under the Registration Statement in the Commonwealth of Pennsylvania. Pennsylvania law prohibits the Company from disbursing such funds until at least 1,000,000 shares are issued by the Company. If the Company has not received and accepted subscriptions for 1,000,000 shares by the end of each 120 day escrow period, the investor is entitled to request a refund of the initial investment and any accrued interest.

5.   NOTE RECEIVABLE FROM RELATED PARTY

     In December 2000, the Company advanced $900,000 to W REIT, L.P., an affiliated entity, based on a note receivable with interest at 12%, maturity in June 2001 and is secured by a first mortgage. W REIT, L.P. used the proceeds to retire debt on the real estate property serving as collateral for the note. In addition, the Company advanced $430,000 to W REIT, L.P. in March 2001 subject to the same terms and conditions as the previous note. W REIT, L.P. is planning to refinance such property in June 2001 and management believes such refinancing will result in the Company being paid in full.

     During 2000, the Company also advanced W REIT, L.P. $50,000 which is to be repaid to the Company in June 2001.

6.   STOCK OFFERING COSTS

     As of December 31, 2000, the Company sold 664,271 shares of common stock, including 22,100 shares issued to the Advisor at $9.05 per share. Aggregate gross proceeds before Offering costs and selling commissions approximate $6,611,000.

     Pursuant to the Registration Statement discussed in Note 1, the Company is offering the Shares to the residents of thirty six states. In connection with the Offering, the Company incurred $1,267,000 of costs related to the issuance and distribution of the Shares. Such amount includes a total of approximately $615,000 paid to the dealer manager (a related party--see Note 13), principally comprised of sales commissions, underwriting discounts, and certain fees. As described in Note 9, an additional $87,000 was paid to the Advisor.

     The Shares can be offered to affiliates (officers, directors and brokers) at a discounted price of $9.05 per share. The Registration Statement also provides that broker-dealers are entitled to one warrant for every forty shares sold in states that permit such compensation (See Note 13).

                                  T REIT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2000

7.   NOTES PAYABLE

     The Company's notes payable at December 31, 2000 consist of the following:

     Note payable to an individual, secured by a first deed of
       trust, interest is fixed at 9%. Principal and interest due in
       September, 2020 ...........................................................      $    745,433

     Note payable to an affiliate ("lender") of the seller, secured by a first trust deed on the respective property with a variable interest rate at the lender's Composite Commercial paper rate plus 3.5%
       (10.24% as of December 31, 2000):
     Principal and interest due July 2001 ........................................         2,695,000

     Principal and interest due June 2001 ........................................        10,837,500

     Principal and interest due in December 2001 .................................           659,175

     Note payable to a financial institution, secured by a first deed of trust, current interest at 8.9%. Principal and
       interest due in September 2003 ............................................           141,700
                                                                                      --------------
                                                                                        $ 15,078,808
                                                                                      ==============

     The principal payments due on notes payable for each of the next five years ending December 31 and thereafter are summarized as follows:

                  2001 ....................................    $14,206,154
                  2002 ....................................         15,837
                  2003 ....................................        159,023
                  2004 ....................................         18,764
                  2005 ....................................         20,708
                  Thereafter ..............................        658,322
                                                               -----------
                                                               $15,078,808
                                                               ===========

8.   ORGANIZATIONAL COSTS

     The Company complies with Statement of Position 98-5, "Reporting the Costs of Start-Up Activities," which requires that all costs incurred during the formation and start-up of the Company be expensed as incurred. The Company incurred and expensed approximately $30,000 of organizational costs during the year ended December 31, 2000.

9.   ADVISORY FEES

     The Advisor is primarily responsible for managing the Company's day-to-day business affairs and assets and carrying out the board of director's directives. Several of the Company's officers and directors serve in that same capacity for the Advisor, and own approximately 36% of the equity interest in the Advisor. The Advisor is a Virginia limited liability company that was formed in April of 1998 to advise syndicated limited partnerships, limited liability companies, and other entities regarding the acquisition, management and disposition of real estate assets. The Advisor currently advises seventeen entities that have invested in properties located in California, Colorado, South Dakota, Nevada and Kansas.

                                  T REIT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2000

     Before the commencement of the Offering, the Advisor purchased 22,100 shares of Company common stock at a price of $9.05 per share for approximately $200,000 in cash. The Advisor intends to retain such shares while serving as the advisor to the Company.

     The Advisor bears the expenses incurred in connection with supervising, monitoring and inspecting real property or other assets owned by the Company (excluding proposed acquisitions) or otherwise relating to its duties under the Advisory Agreement. Such expenses include employing its personnel, rent, telephone, equipment, and other administrative expenses. The Company reimburses the Advisor for certain expenses incurred, including those related to proposed acquisitions and travel expenses. However, the Company will not reimburse the Advisor for any operating expenses that, in any four consecutive fiscal quarters, exceed the greater of 2% of Average Invested Assets (as defined) or 25% of net income for such year. If the Advisor receives an incentive distribution, net income (for purposes of calculating operating expenses) excludes any gain from the sale of assets. Any amount exceeding the greater of 2% of Average Invested Assets or 25% of net income paid to the Advisor during a fiscal quarter will be repaid to the Company within 60 days after the end of the fiscal year. The Company bears its own expenses for functions not required to be performed by the Advisor under the Advisory Agreement, which generally include capital raising and financing activities, corporate governance matters, and other activities not directly related to real estate properties and other assets.

     The Advisor is compensated by the Company for its services through a series of fees pursuant to the Advisory Agreement with the Company. In addition to fee compensation, the Advisor is reimbursed organizational and offering costs and expenses it incurs on behalf of the Company. As of December 31, 2000, the fees and cost reimbursements of approximately $87,000 have been paid by the Company to the Advisor from offering proceeds and no amounts are currently due the Advisor.

     The Advisory may receive an annual Asset Management Fee of up to 1.5% of the Average Invested Assets. This fee will be paid or accrue quarterly, but will not be paid until the Shareholders have received distributions equal to a cumulative non-compounded rate of 8% per annum on their investment in the Company. If the fee is not paid in any quarter, it will accrue and be paid once the Shareholders have received a cumulative 8% return. The Advisor is entitled to receive property management fees for management and leasing services. Such fees may not exceed 5% of the gross revenue earned by the Company on properties managed. Asset Management Fees and property management fees paid to the Advisor by the Company for the year ended December 31, 2000 were not significant.

     Approximately $835,000 was earned by the Advisor and affiliates of the Advisor in connection with the Company's acquisition of properties during the year ended December 31, 2000.

10.  PROPOSED ACQUISITION

     As of December 31, 2000, the Company had real estate deposits of approximately $323,000. Of this amount, approximately $120,000 was refunded to the Company subsequent to December 31, 2000, and the remaining balance of $200,000 pertained to a nonrefundable deposit on a proposed acquisition of a shopping center in the city of Pahrump, Nevada containing 105,721 rentable square feet; the anchored tenants are Albertsons, Save-on Drugs and Hollywood Video.

11.  DIVIDEND REINVESTMENT PROGRAM

     Effective with the offering, the Company adopted the Dividend Reinvestment Program (the "DRIP") which allows Company stockholders to purchase $0.01 par value per share Common Stock ("Common Stock"), through reinvestment of dividends, subject to certain conditions. The Company has registered and reserved 700,000 shares for distribution pursuant to the DRIP.

         Dividends reinvested pursuant to the DRIP are applied to the purchase of shares of Common Stock at a price per share (the "DRIP Price") equal to the greater of (i) $9.05 or (ii) 95% of the Market Price (as defined in the Dividend Reinvestment Program) until 700,000 shares have been purchased or until the termination of the offering, whichever occurs first. Thereafter, the Company may in its sole discretion effect additional registrations of common

                                  T REIT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2000

stock for use in the DRIP. The per share purchase price for any such additionally acquired shares will equal the DRIP Price. As of December 31, 2000, the company has sold 4,644 shares of common stock under the DRIP for a total of approximately $42,000.

12.  STOCK OPTION PLANS

     Effective with the offering, the Company authorized and reserved a total of 100,000 shares of common stock for issuance under the Independent Director Stock Option Plan.

     The Independent Director Stock Option Plan provides for the grant of initial and subsequent options. Initial options are non-qualified stock options to purchase 5,000 shares of common stock at the applicable option exercise price described below granted to each independent director. Subsequent options are options to purchase 5,000 shares of common stock at the applicable option exercise price described below on the date of each annual shareholders' meeting to each independent director so long as the individual is still in office. As of December 31, 2000, the Company granted options to purchase 15,000 shares to independent directors at an exercise price of $9.05 (the Offering price less the dealer manager's selling commission, marketing support, and due diligence reimbursement fee). Such options vest on the grant date. As of December 31, 2000, none of the options under the Independent Director Stock Option Plan have been exercised.

     Also effective with the Offering, the Company authorized and reserved a total of 700,000 shares of common stock for issuance under the Officer and Employee Stock Option Plan (the "Officer/Employee Plan"). Acting on the recommendation of the compensation committee, the Board of Directors has the discretion to grant options to officers and employees effective as of each annual shareholders meeting. Options granted under the Officer/Employee Plan must be exercised within 90 days of terminating employment with the Company. As of December 31, 2000, the Company granted their CEO and President Anthony W. Thompson options to purchase 45,000 shares at an exercise price per share of $9.05. The Company also granted their Vice President, Sterling McGregor, options to purchase 45,000 shares under the same terms as the options granted to Anthony
W. Thompson. These 90,000 options vest two years after the grant date. As of December 31, 2000, none of the options under the Officer/Employee Plan have been exercised. Options granted under both plans described above have a ten-year life.

     A summary of the aggregate stock option activity under both of the above plans during the year ended December 31, 2000 is presented below:

     Options outstanding -- beginning of year ..........................................            --
     Options granted ...................................................................       105,000
     Options forfeited .................................................................            --
     Options exercised .................................................................            --
                                                                                           -----------

     Options outstanding -- end of year ................................................       105,000
                                                                                           ===========

     Weighted average exercise price of options outstanding at end of year .............   $      9.05
                                                                                           ===========
     Weighted average grant-date fair value of options granted during the year .........   $   164,000
                                                                                           ===========
     Weighted average fair value of options granted during the year when exercise
      price exceeded the grant-date market price .......................................   $        --
                                                                                           ===========
     Weighted average exercise price of options forfeited during the year ..............   $      9.05
                                                                                           ===========
     Exercisable options -- end of year ................................................        15,000
                                                                                           ===========

                                  T REIT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2000


         Weighted average remaining contractual life (in years) of options outstanding
           at end of year                                                                               9
                                                                                                ==========

         At December 31, 2000, options for a total of 15,000 shares were exercisable at $9.05 per share.

         In February 2001, Sterling McGregor terminated his employment with the Company and effectively forfeited the 45,000 options described above.

         Stock options granted to employees are accounted for using the intrinsic value method of APB 25. Under APB 25, there was no compensation expense related to such options for the year ended December 31, 2000. If the fair value method of accounting had been applied to such options, the Company's reported net loss and loss per share (excluding forfeited stock options described above) would have been as follows for the years ended December 31, 2000:

         Net loss, as reported                                                                  $(101,000)
                                                                                                ==========

         Net loss, pro forma                                                                    $(154,000)
                                                                                                ==========

         Basic and diluted loss per share, as reported                                          $    (.44)
                                                                                                ==========

         Basic and diluted loss per share, pro forma                                            $    (.67)
                                                                                                ==========

         The above pro forma effect of applying SFAS 123 is not necessarily representative of the impact on reported net income or loss for future years.

         The fair value was estimated using the Black-Scholes stock option pricing model based on the exercise price per share, the market price of the Company's common stock, and the weighted-average assumptions set forth below:

         Expected life ...............................                 2.0 years

         Estimated volatility ........................                 22%

         Risk-free interest rate .....................                 5.1%

         Dividends ...................................                 8.0%

         Volatility has been estimated based on reviewing the stock-price history of comparable publicly held REITS.

13.      EQUITY SECURITIES

         The Company has agreed to sell to the dealer manager, NNN Capital Corp. (a related party, wholly owned by Chief Executive Officer, Anthony Thompson), one warrant to purchase one share of common stock for every 40 shares of common stock sold by the dealer manager in any state other than Arizona, Missouri, Ohio, or Tennessee, up to a maximum of 250,000 warrants to purchase an equivalent number of shares. The dealer manager has agreed

                                  T REIT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2000

to pay the Company $0.0008 for each warrant. The warrants are issued on a quarterly basis commencing 60 days after the date the shares are first sold under the Offering. Except where prohibited by securities laws, the dealer manager may retain or distribute such warrants to broker-dealers participating in the offering.

         The holder of a warrant is entitled to purchase one share of common stock at anytime from the Company at a price of $12.00 per share, at any time from February 22, 2001 to February 2005. A warrant may not be exercised unless the shares to be issued upon the exercise of the warrant have been registered or are exempt from registration in the state of residence of the warrant owner, or if a prospectus required under the laws of such state cannot be delivered to the buyer by the Company. Warrants are not exercisable until one year from the date of issuance. In addition, holders of warrants may not exercise the warrants to the extent such exercise would jeopardize the Company's status as a REIT under the federal tax laws.

         The terms of the warrants (including the exercise price, the number and type of securities issuable upon their exercise, and the number of such warrants) may be adjusted pro-rata in the event of stock dividends, subdivisions, combinations and reclassification of shares or the issuance to stockholders of securities entitling them to purchase shares or securities convertible into shares. The terms of the warrants also may be adjusted if the Company engages in a merger or consolidation transaction or if all or substantially all of the assets are sold. Warrants are not transferable or assignable except by the dealer manager, the broker-dealers participating in the offering, or to individuals who are both officers and directors or licensed representatives of such entities. Exercise of the warrants is governed by the terms and conditions set forth in the dealer manager agreement and in the warrant.

         The Company applied the fair value method of accounting for the warrants in accordance with SFAS 123 and determined that the impact on the financial statements as of December 31, 2000 was not significant.

         Warrant holders who are not shareholders may not vote on Company matters and are not entitled to receive distributions.

         As of December 31, 2000, the Company issued 664,271 shares of common stock, including 22,100 shares issued to the Advisor at $9.05 per share. Aggregate gross proceeds before offering costs and selling commissions approximated $6,610,000.

                                  SCHEDULE III
                                  T REIT, INC.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 2000

                                                                     Gross Amount at which
                              Initial Costs to Company             arried at Close of Period
                                          Buildings and                    Buildings and                   Accumulated      Date
Description*    Encumbrance      Land     Improvements      Land          Improvements           Total    Depreciation   Constructed
------------    -----------      ----     ------------      ----          ------------           -----    ------------   -----------
Christie
Street, TX      $   745,433   $  125,193   $ 1,129,944  $  125,193        $ 1,129,944        $ 1,255,137     $ 8,463        1984
Northstar
Crossing, TX      2,695,000      982,768     2,949,780     982,768          2,949,780          3,932,548      15,781        1986
Plaza Del
Rey, TX          10,837,500      209,782       602,603     209,783            602,603            812,386       2,066        1976
Seguin
Corner, TX          659,175      160,855       472,714     160,855            472,714            633,569       1,517        1999
Thousand
Oaks, TX            141,700    3,285,138     9,855,414   3,285,138          9,855,414         13,140,552      10,546        1986
                -----------   ----------   -----------  ----------        -----------        -----------    --------
                $15,078,808   $4,763,736   $15,010,455  $4,763,737        $15,010,455        $19,744,192     $38,373

                               Maximum Life on which
                              Depreciation in Latest
                    Date        Income Statement is
Description       Acquired           Computed

Christie
Street, TX          2000                39
Northstar
Crossing, TX        2000                39
Plaza Del
Rey, TX             2000                39
Seguin
Corner, TX          2000                39
Thousand
Oaks, TX            2000                39

     (a) The changes in total real estate for the year ended December 31, 2000 are as follows:

         Balance at beginning of period                           $           --
         Acquisitions                                                 19,774,192
                                                                   -------------
         Balance at end of period                                  $  19,774,192
                                                                   =============

     (b) The changes in accumulated depreciation for the year ended December 31, 2000:

         Balance at beginning of period                            $          --
         Additions -- depreciation expense                         $      38,373
                                                                   -------------
         Balance at end of period                                  $      38,373
                                                                   =============

__________
* All properties are shopping centers, with the exception of Christie Street which is an office building.

                   Financial Statements of Acquired Properties

     Set forth below are audited Historical Statements of Revenue and Direct Operating Expenses providing information concerning the following properties acquired by the Company: (i) the Christie Street Building, (ii) Northstar Crossing Shopping Center, (iii) Thousand Oaks Shopping Center, (iv) Pahrump Valley Junction Shopping Center and (v) The Trademark Building Property. Unaudited pro forma financial information prepared in connection with these acquisitions is available upon request.

                         AUDITED FINANCIAL STATEMENT OF
                                       THE
                            CHRISTIE STREET BUILDING

     We filed a Form 8-K dated September 26, 2000 on October 11, 2000 with regard to the acquisition of Christie Street Office Building without the requisite financial information. Accordingly, we filed a Form 8-K/A on December 11, 2000 to include the following financial information:

     1.   Independent Auditors' Report,

     2. Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 1999 And for the Unaudited Nine-Month Periods Ended September 30, 2000 and 1999, and

     3. Note to Historical Statements of Revenues And Direct Operating Expenses For the Year Ended December 31, 1999 And for the Unaudited Nine-Month Periods Ended September 30, 2000 and 1999.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of T REIT, Inc.:

         We have audited the accompanying historical statement of revenues and direct operating expenses (the "historical statement") of the Christie Street Property (the "Property") for the year ended December 31, 1999. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying historical statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commissions, and are not intended to be a complete presentation of the Property's revenues and expenses.

         In our opinion, the December 31, 1999 historical statement presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Property for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

         The accompanying historical statements of revenues and direct operating expenses for the unaudited nine-month periods ended September 30, 2000 and 1999 were not audited by us and, accordingly, we express no opinion or any other form of assurance on them.


/s/ Squar, Milner, Reehl & Williamson, LLP

October 6, 2000
Newport Beach, California

                          THE CHRISTIE STREET PROPERTY
                        HISTORICAL STATEMENTS OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 1999
   And for the Unaudited Nine-Month Periods Ended September 30, 2000 and 1999


                                            For the Nine Months Ended       For the
                                             September 30 (unaudited)     Year Ended
                                            -------------------------
                                                                         December 31,

                                                2000          1999            1999
                                             ---------     ---------       ---------
RENTAL REVENUES                              $ 180,000     $ 180,000       $ 240,000

DIRECT OPERATING EXPENSES

       Gardening and landscaping                   900         1,080           1,320
       Insurance                                 1,180         1,094           1,458
       Property taxes and assessments           13,728        13,841          18,455
       General maintenance                       5,435         2,586           2,683
                                             ---------     ---------       ---------
       Total direct operating expenses          21,243        18,601          23,916
                                             ---------     ---------       ---------

EXCESS OF REVENUES OVER DIRECT
OPERATING EXPENSES                           $ 158,757     $ 161,399       $ 216,084
                                             =========     =========       =========

See accompanying note to historical statements of revenues and direct operating expenses.

                          THE CHRISTIE STREET PROPERTY
                  NOTE TO THE HISTORICAL STATEMENTS OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 1999
   And for the Unaudited Nine-Month Periods Ended September 30, 2000 and 1999

NOTE 1 - Basis of Presentation

     The historical statement of revenues and direct operating expenses relates to the Christie Street Property (the "Property") which was acquired by T REIT, Inc. on September 26, 2000 from an unaffiliated third party. The Property is located in Lufkin, Texas.

     Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statement of revenues and direct operating expenses relates to the operations of the Property and has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization of the Property. Consequently, the excess of revenues over direct operating expenses as presented is not intended to be either a complete presentation of the Property's historical revenues and expenses or comparable to the proposed future operations of the Property.

The Property is leased to the state of Texas (the "State") under an operating lease which currently expires on August 31, 2002, unless extended or terminated earlier in accordance with its terms. The State generally pays for all utilities and janitorial expenses associated with the Property. Future minimum rents are $240,000, $240,000 and $160,000 for the years ending December 31, 2000 and 2001, and the eight months ending August 31, 2002, respectively.

In the opinion of management, all adjustments considered necessary for a fair presentation of the historical statements of revenues and direct operating expenses for the unaudited nine-month periods ended September 30, 2000 and 1999 have been included, and all such adjustments are of a normal recurring nature. The excess of revenues over direct operating expenses for the unaudited nine-month period ended September 30, 2000 is not necessarily indicative of the excess revenues over direct operating expenses that can be expected for the year ending December 31, 2000.

                         AUDITED FINANCIAL STATEMENT OF
                         THE NORTHSTAR CROSSING PROPERTY
                         AND THE THOUSAND OAKS PROPERTY

     We filed a Form 8-K dated October 26, 2000 on November 13, 2000 with regard to the acquisition of the Northstar Crossing Shopping Center without the requisite financial information. We filed a Form 8-K dated December 6, 2000 on December 20, 2000 with regard to the acquisition of Thousand Oaks Shopping Center without the requisite financial information. Accordingly, we filed a Form 8-K/A on February 27, 2001 to include the following financial information:

Northstar Crossing Property
---------------------------

     1.   Independent Auditors' Report,

     2. Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 1999 And for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999, and

     3. Note to Historical Statements of Revenues And Direct Operating Expenses For the Year Ended December 31, 1999 And for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999.

Thousand Oaks Property
----------------------

     1.   Independent Auditors' Report,

     2. Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 1999 And for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999, and

     3. Notes to Historical Statements of Revenues And Direct Operating Expenses For the Year Ended December 31, 1999 And for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of T REIT, Inc.:

     We have audited the accompanying historical statement of revenues and direct operating expenses (the "historical statement") of the Northstar Crossing Property (the "Property") for the year ended December 31, 1999. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying historical statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commissions, and are not intended to be a complete presentation of the Property's revenues and expenses.

     In our opinion, the December 31, 1999 historical statement presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Property for the year ended December 31, 1999, in conformity with generally accepted accounting principles.

     The accompanying historical statements of revenues and direct operating expenses for the unaudited ten-month periods ended October 31, 2000 and 1999 were not audited by us and, accordingly, we express no opinion or other form of assurance on them.


/s/ Squar, Milner, Reehl & Williamson, LLP

February 9, 2001
Newport Beach, California

                         THE NORTHSTAR CROSSING PROPERTY
                        HISTORICAL STATEMENTS OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 1999
    And for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999


                                          For the Ten Months Ended    For the Year

                                           October 31 (unaudited)         Ended
                                         -------------------------

                                                                      December 31,

                                              2000         1999            1999
                                         ------------  -----------      ---------
REVENUES
   Rental Income, net                      $ 400,166    $ 288,911       $ 346,591
   Expense Reimbursements                    105,250       57,325          68,790
                                           ---------    ---------       ---------
                                             505,416      346,236         415,381

DIRECT OPERATING EXPENSES
   Utilities                                   8,717       11,566          13,663
   Insurance                                   7,307        6,009           7,211
   Property taxes and assessments             54,167       48,423          58,108
   Repair and maintenance                     57,469       52,338          57,231
   General and administrative                  5,608        5,948           7,258
                                           ---------    ---------       ---------
     Total direct operating expenses        133,268       124,284         143,471
                                           ---------    ---------       ---------

EXCESS OF REVENUES OVER DIRECT
OPERATING EXPENSES                         $ 372,148    $ 221,952       $ 271,910
                                           =========    =========       =========


See accompanying notes to historical statements of revenues and direct operating expenses.

                         THE NORTHSTAR CROSSING PROPERTY
                 NOTES TO THE HISTORICAL STATEMENTS OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 1999

NOTE 1 - Basis of Presentation

The historical statements of revenues and direct operating expenses relate to the Northstar Crossing Property (the "Property") which was acquired by T REIT, Inc. on October 26, 2000 from an unaffiliated third party. The Property is located in Garland, Texas.

     Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statement of revenues and direct operating expenses relates to the operations of the Property and has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, management fees, depreciation and amortization of the Property. Consequently, the excess of revenues over direct operating expenses as presented is not intended to be either a complete presentation of the Property's historical revenues and expenses or comparable to the proposed future operations of the Property.

The Property contains 67,000 of net rentable square feet and has eighteen tenant spaces. As of December 31, 1999, Northstar Athletic occupied approximately 47% of the total square footage and its annual rental income of approximately $150,000 represented approximately 43% of the Property's annual rental income. In March 2000, Gold's Gym replaced Northstar Athletic under an operating lease that expires in December 2015. Nickelroma occupied approximately 9% of the total square footage and its annual income of approximately $44,000 represented approximately 13% of the Property's annual rental income.

In the opinion of management, all adjustments considered necessary for a fair presentation of the historical statements of revenues and direct operating expenses for the unaudited ten-month periods ended October 31, 2000 and 1999 have been included, and all such adjustments are of a normal recurring nature. The excess of revenues over direct operating expenses for the unaudited ten-month period ended October 31, 2000 is not necessarily indicative of the excess revenues over direct operating expenses that can be expected for the year ending December 31, 2000.

NOTE 2 - Future Minimum Rental Income

Future minimum rents to be received under non-cancelable operating leases with tenants for the years ending December 31 are:

                            Year                   Rent
                     --------------------    ------------------
                     2000                          $   498,000
                     2001                          $   545,000
                     2002                          $   478,000
                     2003                          $   431,000
                     2004                          $   407,000
                     Thereafter                    $ 3,515,000

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of T REIT, Inc.:

     We have audited the accompanying historical statement of revenues and direct operating expenses (the "historical statement") of the Thousand Oaks Property (the "Property") for the year ended December 31, 1999. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying historical statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and are not intended to be a complete presentation of the Property's revenues and expenses.

     In our opinion, the December 31, 1999 historical statement presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Property for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

     The accompanying historical statements of revenues and direct operating expenses for the ten-month periods ended October 31, 2000 and 1999 were not audited by us and, accordingly, we express no opinion or any other form of assurance on them.

/s/ Squar, Milner, Reehl & Williamson, LLP

February 9, 2001
Newport Beach, California

                           THE THOUSAND OAKS PROPERTY
                        HISTORICAL STATEMENTS OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                         For the Year Ended December 31, 1999
     And for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999

                                                For the Ten Months Ended          For the Year

                                                 October 31 (unaudited)              Ended
                                             --------------------------------
                                                                                  December 31,

                                                  2000              1999              1999
                                             --------------    --------------    --------------
REVENUES
   Rental income, net                         $  1,041,732      $    915,206      $  1,097,729
   Expense reimbursement                           241,148           198,971           238,766
                                              ------------      ------------      ------------

                                                 1,282,880         1,114,177         1,336,495

DIRECT OPERATING EXPENSES
   Utilities                                        19,940            19,570            23,780
   Insurance                                        15,839            15,358            18,429
   Property taxes and assessments                  189,368           168,347           202,016
   Repair and maintenance                           59,658            65,799            77,906
   General and administrative                          942             4,806             5,477
                                              ------------      ------------      ------------
     Total direct operating expenses               285,747           273,880           327,608
                                              ------------      ------------      ------------

EXCESS OF REVENUES OVER DIRECT
  OPERATING EXPENSES                          $    997,133      $    840,297      $  1,008,887
                                              ============      ============      ============


See accompanying notes to historical statements of revenues and direct operating expenses.

                           THE THOUSAND OAKS PROPERTY
                 NOTES TO THE HISTORICAL STATEMENTS OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 1999

NOTE 1 - Basis of Presentation

The historical statements of revenues and direct operating expenses relate to the Thousand Oaks Property (the "Property") which was acquired by T REIT, Inc. on December 6, 2000 from an unaffiliated third party. The Property is located in San Antonio, Texas.

         Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statement of revenues and direct operating expenses relate to the operations of the Property and have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statements. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, management fees, depreciation and amortization of the Property. Consequently, the excess of revenues over direct operating expenses as presented is not intended to be either a complete presentation of the Property's historical revenues and expenses or comparable to the proposed future operations of the Property.

The Property contains approximately 163,000 net rentable square feet and has seventeen leasable units. H.E.B. Food Store ("H.E.B") is the anchor tenant and the Property is occupied by numerous other national tenants including Bealls department store, Blockbuster Video, Taco Cabana, Papa John's, GNC, and Fantastic Sams. As of December 31, 1999 H.E.B occupies approximately 40% of the total rentable square footage and its rental income of approximately $470,000 represents approximately 40% of the annual rental income of the Property. The H.E.B lease currently expires in 2014. Bealls department store and Taco Cabana occupied approximately 14% and 2%, respectively, of the total square footage and their annual rental income of approximately $154,000 and $117,000 represented approximately 14% and 10%, respectively, of the Property's annual rental income.

In the opinion of management, all adjustments considered necessary for a fair presentation of the historical statements of revenues and direct operating expenses for the unaudited ten-month periods ended October 31, 2000 and 1999 have been included, and all such adjustments are of a normal recurring nature. The excess of revenues over direct operating expenses for the unaudited ten-month period ended October 31, 2000 is not necessarily indicative of the excess revenues over direct operating expenses that can be expected for the year ending December 31, 2000.

NOTE 2 - Future Minimum Rental Income

Future minimum rents to be received under non-cancelable operating leases with tenants for the years ending December 31:

                      Year               Rent
                 ----------------   ---------------
                  2000                $ 1,249,000
                  2001                $ 1,192,000
                  2002                $ 1,135,000
                  2003                $ 1,051,000
                  2004                $ 1,012,000
                  Thereafter          $ 6,590,000

                         AUDITED FINANCIAL STATEMENT OF
                     PAHRUMP VALLEY JUNCTION SHOPPING CENTER

We filed a Form 8-K dated May 11, 2001 on May 25, 2001 with regard to the acquisition of Pahrump Valley Junction Shopping Center, including the following financial information:

       1.   Independent Auditors' Report,

       2. Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 2000 and for the Unaudited Three-Month Periods Ended March 31, 2001 and 2000, and

       3. Note to Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 2000 and for the Unaudited Three-Month Periods Ended March 31, 2001 and 2000.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of T REIT, Inc.:

         We have audited the accompanying historical statement of revenues and direct operating expenses (the "historical statement") of Pahrump Valley Junction Shopping Center (the "Property") for the year ended December 31, 2000. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

                We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying historical statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and are not intended to be a complete presentation of the Property's revenues and expenses.

         In our opinion, the December 31, 2000 historical statement presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Property for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

         The accompanying historical statements of revenues and direct operating expenses for the three-month periods ended March 31, 2001 and 2000 were not audited by us and, accordingly, we express no opinion or any other form of assurance on them.

/s/ Squar, Milner, Reehl & Williamson, LLP

April 6, 2001
Newport Beach, California

                     PAHRUMP VALLEY JUNCTION SHOPPING CENTER
                        HISTORICAL STATEMENTS OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                         For the Year Ended December 31, 2000
     And for the Unaudited Three-Month Periods Ended March 31, 2001 and 2000

                                                    For the Three Months Ended         For the Year

                                                       March 31 (unaudited)               Ended
                                                  -------------------------------
                                                                                       December 31,

                                                       2001              2000              2000
                                                  --------------    --------------    --------------
REVENUES
   Rental income, net                              $    464,121      $    463,105      $  1,852,253
   Expense reimbursements                                56,093            51,474           195,829
                                                   ------------      ------------      ------------
                                                        520,214           514,579         2,048,082

DIRECT OPERATING EXPENSES
   Utilities                                              7,259             7,800            32,004
   Insurance                                              5,302             5,231            20,924
   Property taxes and assessments                        19,563            19,563            78,253
   Repair and maintenance                                12,461            14,200            65,464
   General and administrative                                 -                 -             1,132
                                                   ------------      ------------      ------------
     Total direct operating expenses                     44,585            46,794           197,777
                                                   ------------      ------------      ------------

EXCESS OF REVENUES OVER DIRECT
  OPERATING EXPENSES                               $    475,629      $    467,785      $  1,850,305
                                                   ============      ============      ============

See accompanying notes to historical statements of revenues and direct operating expenses

                   THE PAHRUMP VALLEY JUNCTION SHOPPING CENTER
                 NOTES TO THE HISTORICAL STATEMENTS OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 2000

NOTE 1 - Basis of Presentation

The historical statements of revenues and direct operating expenses relate to Pahrump Valley Junction Shopping Center (the "Property"), which was acquired by T REIT, Inc. on May 11, 2001 from an unaffiliated third party. The Property is located in Pahrump, Nevada.

         Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statement of revenues and direct operating expenses relate to the operations of the Property and have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statements. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, management fees, depreciation and amortization of the Property. Consequently, the excess of revenues over direct operating expenses as presented is not intended to be either a complete presentation of the Property's historical revenues and expenses or comparable to the proposed future operations of the Property.

The Property contains approximately 106,000 of net rentable square feet and has sixteen leaseable units. As of December 31, 2000, Albertsons occupied 59% of the total square footage and its annual rental income of approximately $1,128,000 represented approximately 61% of the Property's annual rental income. Sav-On Drug occupied approximately 16% of the total square footage and its annual rental income of approximately $277,000 represented approximately 15% of the property's annual rental income.

In the opinion of management, all adjustments considered necessary for a fair presentation of the historical statements of revenues and direct operating expenses for the unaudited three-month periods ended March 31, 2001 and 2000 have been included, and all such adjustments are of a normal recurring nature. The excess of revenues over direct operating expenses for the unaudited three-month period ended March 31, 2001 is not necessarily indicative of the excess revenues over direct operating expenses that can be expected for the year ending December 31, 2001.

NOTE 2 - Future Minimum Rental Income

Future minimum rents to be received under non-cancelable operating leases with tenants for the years ending December 31 are:

                    Year               Rent
                --------------    ----------------
                 2001               $ 1,843,979
                 2002               $ 1,807,040
                 2003               $ 1,736,203
                 2004               $ 1,622,670
                 2005               $ 1,583,916
                 Thereafter         $24,731,611


NOTE 3 - Contingent Rent

Pursuant to Ports of Subs and Round Table Pizza lease agreements, both tenants are to pay monthly percentage rental in the amount of 5.5% and 6% of tenant's gross sales in excess of guaranteed minimum monthly rental, respectively. Gross sales include receipts from sales, services and rentals made in, upon or from the premises. The agreements also provide for that the tenants shall keep complete and proper books and records for the landlord to examine at any and all times. No percentage rental was received during 2000.

                         AUDITED FINANCIAL STATEMENT OF
                             THE TRADEMARK BUILDING


     We filed a Form 8-K dated September 19, 2001 with regard to the acquisition of The Trademark Building in Reno, Nevada without the requisite financial information. Accordingly, we filed a Form 8-K/A on November 13, 2001 to include the following financial information:

     1.   Independent Auditor's Report,

     2. Historical Statements of Revenue and Direct Operating Expenses For The Year Ended December 31, 2000 and For The Unaudited Six-Month Periods Ended June 30, 2001 and 2000, and

     3. Notes to Historical Statements of Revenue and Direct Operating Expenses For The Year Ended December 31, 2000 and For The Unaudited Six-Month Periods Ended June 30, 2001 and 2000.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of T REIT, Inc.:

We have audited the accompanying historical statement of revenues and direct operating expenses (the "historical statement") of the Trademark Building (the "Property") for the year ended December 31, 2000. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the December 31, 2000 historical statement presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Property for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying historical statements of revenues and direct operating expenses for the six-month periods ended June 30, 2001 and 2000 were not audited by us and, accordingly, we express no opinion or any other form of assurance on them.

/s/ Squar, Milner, Reehl & Williamson, LLP

October 30, 2001
Newport Beach, California

                             THE TRADEMARK BUILDING
                        HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 2000
      And for the Unaudited Six-Month Periods Ended June 30, 2001 and 2000


                                                                    For the Six Months Ended
                                                                       June 30 (unaudited)                For the Year
                                                              --------------------------------------         Ended
                                                                                                          December 31,
                                                                    2001                 2000                 2000
                                                              ---------------      ----------------      --------------
REVENUES
   Rental income                                              $       410,845      $       410,845       $      821,690
   Tenant reimbursements                                               33,463               33,463               66,926
                                                              ---------------      ---------------       --------------
                                                                      444,308              444,308              888,616

DIRECT OPERATING EXPENSES
   Insurance                                                            3,631                2,739                5,477
   Property taxes and assessments                                      33,676               33,682               67,543
                                                              ---------------      ---------------       --------------
     Total direct operating expenses                                   37,307               36,421               73,020
                                                              ---------------      ---------------       --------------

EXCESS OF REVENUES OVER DIRECT
  OPERATING EXPENSES                                          $       407,001      $       407,887       $      815,596
                                                              ===============      ===============       ==============

See accompanying notes to historical statements of revenues and direct operating expenses.

                             THE TRADEMARK BUILDING
                   NOTES TO HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 2000
      And for the Unaudited Six-Month Periods Ended June 30, 2001 and 2000


NOTE 1 - Basis of Presentation

The historical statements of revenues and direct operating expenses (the "historical statements") reflect operations of the Trademark Building (the "Property"). On September 4, 2001, T REIT-Reno Trademark, LLC, a wholly owned subsidiary of T REIT, Inc. (the "Company"), and NNN Reno Trademark, LLC, an affiliated entity, acquired 40% and 60% undivided tenancy-in-common interests in the Property, respectively, from an unaffiliated third party. The Property is located in Reno, Nevada.

The accompanying historical statements reflect the operating revenues and expenses of the entire Property. Because the Company does not control the Property, it will account for its 40% tenancy-in-common interest as an investment in unconsolidated real estate using the equity method of accounting on the Company's consolidated financial statements.

Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statements of revenues and direct operating expenses relate to the operations of the Property and have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statements. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, management fees, depreciation and amortization of the Property. The single tenant property is occupied under a triple net lease and, accordingly, certain Property expenses are the responsibility of the tenant and are not reflected in the historical statements. Consequently, the excess of revenues over direct operating expenses, as presented, is not intended to be either a complete presentation of the Property's historical revenues and expenses or comparable to the proposed future operations of the Property.

The Property contains approximately 75,000 of net rentable square feet and is leased on a triple net basis to Memec, Inc., a subsidiary of Schroder Ventures, a European investment group, under an operating lease which currently expires on January 31, 2013, unless extended or terminated earlier in accordance with its terms.

In the opinion of management, all adjustments considered necessary for a fair presentation of the historical statements of revenues and direct operating expenses for the unaudited six-month periods ended June 30, 2001 and 2000 have been included, and all such adjustments are of a normal recurring nature. The excess of revenues over direct operating expenses for the unaudited six-month period ended June 30, 2001 is not necessarily indicative of the excess revenues over direct operating expenses that can be expected for the year ending December 31, 2001.

                             THE TRADEMARK BUILDING
                   NOTES TO HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 2000
      And for the Unaudited Six-Month Periods Ended June 30, 2001 and 2000

NOTE 2 - Future Minimum Rental Income

The following table represents future minimum rents to be received under the non-cancelable operating lease for the years ending December 31:

                Year                                       Rent
         --------------------                         ---------------
                2001                                  $    821,690
                2002                                  $    821,690
                2003                                  $    821,690
                2004                                  $    821,690
                2005                                  $    821,690
             Thereafter                               $  5,820,123


                            PRIOR PERFORMANCE TABLES

The following updated prior performance tables are included herein:

         Table I  --  Experience in Raising and Investing Funds
         Table II  --  Compensation to Sponsor
         Table III  --  Annual Operating Results
         Table IV -- Results of completed programs has been omitted since none of the programs have been complete.
         Table V -- Sales or disposals of properties.

         Additional information relating to the acquisition of properties by prior programs is contained in Table VI, which is included in the registration statement, as amended, which our Company has filed with the Securities and Exchange Commission.

                                     TABLE I
              EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                                December 31, 2000

                                                                                            Truckee       Yerington
                                                             Telluride                    River Office    Shopping        Market
                                                            Barstow, LLC   WREIT, INC.     Tower, LLC    Center, LLC   Center, LLC
                                                            -----------------------------------------------------------------------
Dollar Amount Offered                                       $ 1,620,000   $  50,000,000   $  5,550,000   $ 1,625,000   $ 1,000,000
                                                            =======================================================================
Dollar Amount Raised                                          1,620,000      14,051,000      5,550,000     1,599,063     1,000,000
                                                            =======================================================================
Percentage Amount Raised                                          100.0%           28.1%         100.0%         98.4%        100.0%
                                                            =======================================================================
Less Offering Expenses:
    Selling Commissions & Discounts Retained by Affiliates         10.0%           8.0%           10.0%         10.0%         10.0%
    Organization & Offering Expenses (1)                            2.5%           4.5%            3.0%          4.9%          3.0%
    Due Diligence Allowance (2)                                     1.5%           0.5%            0.5%          0.5%          0.5%
Reserves                                                            3.6%           1.5%            3.7%          7.8%          2.0%
                                                            -----------------------------------------------------------------------
Percent Available for Investment                                   82.4%          85.5%           82.8%         76.8%         84.5%
Acquisition Cost:
    Cash Down Payment                                              75.6%          83.0%           73.7%         70.3%         72.5%
    Loan Fees                                                       5.3%           2.5%            5.1%          2.0%          0.0%
    Acquisition Fees Paid to Affiliates                             1.5%           0.0%            4.0%          4.5%          4.5%
                                                            -----------------------------------------------------------------------
    Total Acquisition Cost                                         82.4%          85.5%           82.8%         76.8%         77.0%
                                                            =======================================================================

Percent Leveraged                                                    71%            75%             75%           75%           69%

Date Offering Began                                                        01-Jun-98   01-Jul-98   21-Aug-98   15-Dec-98   16-Sep-99
Date Offering Ended                                                        16-Dec-98   27-Apr-00   15-Jul-99   31-Aug-99   16-Nov-99


Length of Offering (days)                                                        198         666         328         260          45

Number of Days to Invest 90% of Amount Available for Investment
(Measured from Beginning of Offering)
                                                                                  46         N/A         102          83          45

Number of Investors

                                                                                  14         330          68          11          20


(1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2) Nonaccountable due diligence reimbursement to Selling Group

              EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                                December 31, 2000

                                                                              NNN        NNN              NNN             NNN
                                                               NNN          Town &    `A' Credit     Redevelopment      Exchange
                                                         Fund VIII, LLC  Country, LLC  TIC, LLC        Fund, LLC     Fund III, LLC
                                                       ---------------------------------------------------------------------------
Dollar Amount Offered                                   $  8,000,000    $ 7,200,000  $ 2,500,000    $  8,000,000     $  6,300,000
                                                       ==========================================================================
Dollar Amount Raised                                       8,000,000      7,200,000    2,480,000       7,579,528        6,300,000
                                                       ==========================================================================
Percentage Amount Raised                                       100.0%         100.0%        99.2%           94.7%           100.0%
                                                       ==========================================================================

Less Offering Expenses:
    Selling Commissions & Discounts Retained by
       Affiliates                                               10.0%          10.0%        10.0%           10.0%            10.0%
    Organization & Offering Expenses (1)                         3.0%           3.0%         3.5%            3.5%             3.5%
    Due Diligence Allowance (2)                                  0.5%           0.5%         0.5%            0.5%             0.5%
Reserves                                                         8.9%           2.0%         6.1%            9.5%            10.5%
                                                       --------------------------------------------------------------------------
Percent Available for Investment                                77.6%          84.5%        79.9%           76.5%            75.5%
Acquisition Cost:
    Cash Down Payment                                           70.7%          74.3%        73.8%           69.5%            69.0%
    Loan Fees                                                    2.4%           5.7%         2.1%            2.5%             2.0%
    Acquisition Fees Paid to Affiliates                          4.5%           4.5%         4.0%            4.5%             4.5%
                                                       --------------------------------------------------------------------------
    Total Acquisition Cost                                      77.6%          84.5%        79.9%           76.5%            75.5%
                                                       ==========================================================================

Percent Leveraged                                                 75%            75%          75%             69%              77%

Date Offering Began                                         22-Feb-99      10-May-99    10-Aug-99       27-Aug-99        15-Sep-99
Date Offering Ended                                         07-Mar-00      29-Mar-00    12-Jul-00       05-Jun-00        31-May-00


Length of Offering (days)                                         379            324          337             283              259

Number of Days to Invest 90% of Amount Available for
       Investment
(Measured from Beginning of Offering)                             180             43          295             258              259


Number of Investors                                               115             63           29             153               27

 (1)Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

 (2)Nonaccountable due diligence reimbursement to Selling Group

              EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                                December 31, 2000


                                                                       NNN Tech                         NNN             NNN Kiwi
                                                                      Fund, LLC        T REIT       Westway, LLC    Associates, LLC
                                                                  ------------------------------------------------------------------
Dollar Amount Offered                                              $  3,700,000    $  100,000,000    $  3,300,000  $   2,800,000
                                                                  ==================================================================
Dollar Amount Raised                                                  3,698,750         6,573,787       3,228,250      2,481,352
                                                                  ==================================================================
Percentage Amount Raised                                                  100.0%              6.6%           97.8%          88.6%
                                                                  ==================================================================
Less Offering Expenses:
     Selling Commissions                                                    8.0%              8.0%            8.0%           8.0%
     Marketing Support & Due Diligence Reimbursement                        2.0%              1.5%            2.0%           2.0%
     Organization & Offering Expenses (1)                                   3.5%              2.5%            3.5%           3.5%
     Due Diligence Allowance (2)                                            0.5%              0.0%            0.5%           0.5%
Reserves                                                                    8.2%              0.0%            5.4%           4.8%
                                                                  ------------------------------------------------------------------
Percent Available for Investment                                           77.8%             88.0%           80.6%          81.2%
Acquisition Cost:
     Cash Down Payment                                                     68.9%               56%           73.9%          74.7%
     Loan Fees                                                              4.4%               --             2.2%           2.0%
     Acquisition Fees Paid to Affiliates                                    4.5%               --             4.5%           4.5%
                                                                  ------------------------------------------------------------------
     Total Acquisition Cost                                                77.8%              0.0%           80.6%          81.2%
                                                                  ==================================================================

Percent Leveraged                                                            75%               76%             75%            75%

Date Offering Began                                                   21-Feb-00         22-Feb-00       26-Apr-00      09-Jun-00
Date Offering Ended                                                   20-Jun-00              Open            Open           Open


Length of Offering (days)                                                   120              Open            Open           Open

Number of Days to Invest 90% of Amount Available for Investment
(Measured from Beginning of Offering)                                       116               N/A             162            N/A


Number of Investors                                                          26               279              32             20

   (1)Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

   (2)Nonaccountable due diligence reimbursement to Selling Group

              EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                                December 31, 2000

                                                                          NNN             NNN             NNN               NNN
                                                                       2000 Value    Rocky Mountain     2004 Notes       2005 Notes
                                                                        Fund, LLC     Exchange, LLC    Program, LLC     Program, LLC
                                                                     ---------------------------------------------------------------
Dollar Amount Offered                                                $ 6,000,000      $ 2,670,000      $ 5,000,000      $ 6,000,000
                                                                     ===============================================================
Dollar Amount Raised                                                   2,717,000        2,589,900        1,064,000          635,000
                                                                     ===============================================================
Percentage Amount Raised                                                    45.3%            97.0%            21.3%            10.6%
                                                                     ===============================================================
Less Offering Expenses:
     Selling Commissions                                                     9.5%             8.5%             8.0%             8.0%
     Marketing Support & Due Diligence Reimbursement                         0.0%             2.0%             1.5%             1.5%
     Organization & Offering Expenses (1)                                    4.0%             4.0%             1.5%             1.5%
     Due Diligence Allowance (2)                                             0.5%             0.0%             0.0%             0.0%
Reserves                                                                     5.4%             4.5%             0.0%             0.0%
                                                                     ---------------------------------------------------------------
Percent Available for Investment                                            80.6%            81.0%            89.0%            89.0%
Acquisition Cost:
     Cash Down Payment                                                      73.9%            74.5%
     Loan Fees                                                               2.2%             2.0%
     Acquisition Fees Paid to Affiliates                                     4.5%             4.5%
                                                                     ---------------------------------------------------------------
     Total Acquisition Cost                                                 80.6%            81.0%             0.0%             0.0%
                                                                     ===============================================================

Percent Leveraged                                                             N/A              N/A             N/A               N/A

Date Offering Began                                                     15-Jul-00        25-Jul-00       29-Aug-00         15-Sep-00
Date Offering Ended                                                          Open             Open            Open              Open

Length of Offering (days)                                                    Open             Open            Open              Open

Number of Days to Invest 90% of Amount Available for Investment
(Measured from Beginning of Offering)                                         N/A              128             N/A               N/A

Number of Investors                                                            43                9              22                12

                                       S-74

  (1)Includes legal, accounting, printing and other offering expenses, including amounts for the Reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

  (2)Nonaccountable due diligence reimbursement to Selling Group

                                    TABLE II
                       COMPENSATION TO SPONSOR (UNAUDITED)
                                December 31, 2000

                                                                                         Truckee      Yerington
                                                        Telluride                     River Office     Shopping
                                                      Barstow, LLC     WREIT, IN       Tower, LLC    Center, LLC
                                                      -----------------------------------------------------------
Date Offering Commenced                                  01-Jun-98       01-Jul-98       21-Aug-98      15-Dec-98
Dollar Amount Raised
 to Sponsor From Proceeds of Offering                   $1,620,000      $14,051,000     $5,550,000     $1,599,063
                                                      ===========================================================

Amounts Paid to Sponsor from Proceeds of Offering:
 Selling Commissions to Selling Group Members           $  162,000      $ 1,124,080     $  529,948     $  159,906
 Organization & Marketing Expenses                          64,000          632,295        166,500         78,354
 Due Diligence Allowance                                        --          210,765         30,000          7,995
 Acquisition Fees                                           25,000               --        220,000         75,000
                                                      -----------------------------------------------------------
                                            Totals      $  251,000      $ 1,967,140     $  946,448     $  321,255
                                                      ===========================================================

Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor                   $  618,164      $ 2,277,276     $1,770,005     $  648,181
                                                      ===========================================================

Amounts Paid to Sponsor from Operations - Year 1998
 Property Management Fees                               $   27,506      $    26,103     $    9,390     $       --
 Asset Management Fees                                      14,550           26,932          6,781             --
 Leasing Commissions                                            --               --             --             --
                                                      -----------------------------------------------------------
                                            Totals      $   42,056      $    53,035     $   16,171     $       --
                                                      ===========================================================

Amounts Paid to Sponsor from Operations - Year 1999
 Property Management Fees                               $   39,936      $   193,174     $  129,204     $   17,599
 Asset Management Fees                                      41,741          119,017         80,500          6,264
 Leasing Commissions                                         5,040           34,360        212,925             --
                                                      -----------------------------------------------------------
                                            Totals      $   86,717      $   346,551     $  422,629     $   23,863
                                                      ===========================================================

Amounts Paid to Sponsor from Operations - Year 2000

Property Management Fees                     $ 31,976    $172,875    $ 95,941    $ 28,043
Asset Management Fees                           8,421     123,475          --       8,291
Leasing Commissions                             2,074      29,021      45,922          --
                                             --------------------------------------------
                                    Totals   $ 42,471    $325,371    $141,863    $ 36,334
                                             ============================================

                      COMPENSATION TO SPONSOR (UNAUDITED)
                               December 31, 2000

                                                                            NNN            NNN           NNN             NNN
                                                            NNN           Town &       'A' Credit      Exchange     Redevelopment
                                                      Fund VIII, LLC   Country, LLC     TIC, LLC    Fund III, LLC     Fund, LLC
                                                     ----------------------------------------------------------------------------
Date Offering Commenced                                  22-Feb-99       10-May-99      10-Aug-99      15-Sep-99      27-Aug-99
Dollar Amount Raised
 to Sponsor From Proceeds of Offering                   $8,000,000      $7,200,000     $2,480,000     $6,300,000     $7,579,528
                                                        =======================================================================

Amounts Paid to Sponsor from Proceeds of Offering:
 Selling Commissions to Selling Group Members           $  800,000      $  720,000     $  248,000     $  630,000     $  757,953
 Organization & Marketing Expenses                         240,000         216,000         86,800        220,500        265,283
 Due Diligence Allowance                                    40,000          36,000         12,400         31,500         37,898
 Acquisition Fees                                          360,000         324,000         99,200        283,500        341,079
                                                        -----------------------------------------------------------------------
                                            Totals      $1,440,000      $1,296,000     $  446,400     $1,165,500     $1,402,213
                                                        =======================================================================

Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor                   $1,133,794      $  616,850     $  345,024     $  848,886     $2,876,662
                                                        =======================================================================

Amounts Paid to Sponsor from Operations - Year 1998
 Property Management Fees
 Asset Management Fees
 Leasing Commissions
                                                        -----------------------------------------------------------------------
                                            Totals             N/A             N/A            N/A            N/A            N/A
                                                        =======================================================================

Amounts Paid to Sponsor from Operations - Year 1999
 Property Management Fees                               $   74,766      $   86,309     $    7,885     $    8,701     $    7,164
 Asset Management Fees                                     155,585          80,000         11,343         10,983         14,234
 Leasing Commissions                                        56,146          52,618             --             --             --
                                                        -----------------------------------------------------------------------
                                            Totals      $  286,497      $  218,927     $   19,228     $   19,684     $   21,398
                                                        =======================================================================

Amounts Paid to Sponsor from Operations - Year 2000

Property Management Fees                            $ 130,984    $ 40,467    $ 38,567    $ 61,999    $ 90,636
Asset Management Fees                                 138,938      26,800          --     178,313     174,420
Leasing Commissions                                    25,591      18,394       1,980      20,748      20,000
                                                    ---------------------------------------------------------
                                           Totals   $ 295,513    $ 85,661    $ 40,547    $261,060    $285,056
                                                    =========================================================

                       COMPENSATION TO SPONSOR (UNAUDITED)
                                December 31, 2000

                                                           NNN Tech                                 NNN                 NNN Kiwi
                                                           Fund, LLC          T REIT            Westway, LLC         Associates, LLC
                                                          --------------------------------------------------------------------------
Date Offering Commenced                                    21-Feb-00          22-Feb-00             26-Apr-00            09-Jun-00
Dollar Amount Raised
 to Sponsor From Proceeds of Offering                     $ 3,698,750        $ 6,573,787           $ 3,228,250          $ 2,481,352
                                                          ==========================================================================

Amounts Paid to Sponsor from Proceeds of Offering:
 Selling Commissions                                      $   369,875        $   525,903           $   258,260          $   198,508
 Marketing Support & Due Diligence Reimbursement                   --             98,607                64,565               49,627
 Organization & Offering Expenses                             110,963            164,345               112,989               86,847
 Due Diligence Allowance                                       18,494                 --                16,141               12,407
 Acquisition Fees                                             166,444                 --               174,326              119,105
                                                          --------------------------------------------------------------------------
                                                   Totals $   665,776        $   788,855           $   626,281          $   466,494
                                                          ==========================================================================

Dollar Amount of Cash Generated from Operations

 Before Deducting Payments to Sponsor                     $   393,668        $   (16,345)          $   191,237          $   106,388
                                                          ==========================================================================

Amounts Paid to Sponsor from Operations - Year 1998
 Property Management Fees
 Asset Management Fees
 Leasing Commissions
                                                          --------------------------------------------------------------------------
                                                   Totals         N/A                N/A                   N/A                  N/A
                                                          ==========================================================================

Amounts Paid to Sponsor from Operations - Year 1999
 Property Management Fees
 Asset Management Fees
 Leasing Commissions
                                                          --------------------------------------------------------------------------
                                                   Totals         N/A                N/A                   N/A                  N/A
                                                          ==========================================================================

Amounts Paid to Sponsor from Operations - Year 2000
 Property Management Fees                                 $ 49,820        $   --        $  7,296         $ 12,602
 Asset Management Fees                                       7,250            --          20,794           26,121
 Leasing Commissions                                         8,459            --              --               --
                                                          -------------------------------------------------------
                                                   Totals $ 65,529        $   --        $ 28,090         $ 38,723
                                                          =======================================================

                       COMPENSATION TO SPONSOR (UNAUDITED)
                                December 31, 2000

                                                         NNN             NNN             NNN             NNN
                                                      2000 Value    Rocky Mountain    2004 Notes     2005 Notes       Total All
                                                      Fund, LLC      Exchange, LLC   Program, LLC   Program, LLC       Programs
                                                    -------------------------------------------------------------------------------
Date Offering Commenced                                 15-Jul-00       25-Jul-00       29-Aug-00     15-Sep-00
Dollar Amount Raised
to Sponsor From Proceeds of Offering                $  2,717,000     $ 2,589,900     $ 1,064,000    $  635,000     $    77,367,630
                                                    ===============================================================================

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions                                 $    258,115        $220,142     $    85,120    $        -     $     7,147,810
Marketing Support & Due Diligence Reimbursement                -          51,798          15,960             -             280,557
Organization & Offering Expenses                         108,680         103,596          15,960             -            2,722,11
Due Diligence Allowance                                   13,585               -              -                            472,185
Acquisition Fees                                         122,265         116,546              -                          2,426,465
                                                    -------------------------------------------------------------------------------
                                             Totals $    502,645     $   492,082     $   117,040    $       --     $    13,049,129
                                                    ===============================================================================

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor                $    (41,510)    $    80,965     $     1,515    $    1,406          11,858,761
                                                    ===============================================================================

Amounts Paid to Sponsor from Operations - Year 1998
Property Management Fees                                                                                           $        62,999
Asset Management Fees                                                                                                       48,263
Leasing Commissions                                                                                                             --
                                                    -------------------------------------------------------------------------------
                                             Totals          N/A             N/A             N/A           N/A     $       111,262
                                                    ===============================================================================

Amounts Paid to Sponsor from Operations - Year 1999
Property Management Fees                                                                                           $       564,738
Asset Management Fees                                                                                                      519,667
Leasing Commissions                                                                                                        361,089
                                                    -------------------------------------------------------------------------------
                                             Totals          N/A             N/A             N/A           N/A     $     1,445,494
                                                    ===============================================================================

Amounts Paid to Sponsor from Operations - Year 2000

  Property Management Fees                                                                                           $      761,206
  Asset Management Fees                                                                                                     712,823
  Leasing Commissions                                                                                                       172,189
                                                -----------------------------------------------------------------------------------
                                         Totals $      --     $       --          $       --       $       --        $    1,646,218
                                                ====================================================================================

                                    TABLE III
              1998 OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                              Telluride                  Truckee River Office     Total
                                                            Barstow, LLC    WREIT, INC.      Tower, LLC       All Programs
                                                          ------------------------------------------------------------------
Gross Revenues                                             $   497,240           594,158          195,692         1,287,090
Profit on Sale of Properties                                        --                --               --                --
Less:
        Operating Expenses                                     209,494           258,680           42,840           511,014
        Interest Expense                                       177,908           208,078           88,346           474,332
        Depreciation & Amortization                             47,183            77,537           15,417           140,137
                                                          ------------------------------------------------------------------
Net Income - GAAP Basis                                    $    62,655         $  49,863           49,089        $  161,607
                                                          ==================================================================
Taxable Income From:
        Operations                                              62,655            49,863           49,089           161,607
        Gain on Sale                                                                  --             --                  --
Cash Generated From:                                                                                                     --
        Operations                                             109,838           127,400           64,506           301,744
        Sales                                                       --                --               --                --
        Refinancing                                                 --                --               --                --
                                                          ------------------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing        $   109,838         $ 127,400         $ 64,506        $  301,744
                                                          ==================================================================
Less:   Cash Distributions to Investors From:
        Operating Cash Flow                                     77,052            89,971               --           167,023
        Sales & Refinancing                                                           --                                 --
        Other                                                                         --                                 --
                                                          ------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions            32,786            37,429           64,506           134,721
Less: Special Items (not including Sales & Refinancing)                               --
                                                          ------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                  $    32,786         $  37,429         $ 64,506        $  134,721
                                                          ==================================================================
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
       Ordinary Income (Loss)
       -- from operations                                  $     38.68         $   14.73         $   8.84        $    62.25
       -- from recapture                                                              --                                 --
       Capital Gain (Loss)                                                            --                                 --

                 OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                                               Truckee         Yerington
                                                            Telluride                       River Office       Shopping
                                                          Barstow, LLC      WREIT, INC.       Tower, LLC      Center, LLC.
                                                        ---------------------------------------------------------------------
Gross Revenues                                           $      721,168      $  4,726,712        $ 2,598,280    $    393,367
Profit on Sale of Properties                                          -
Less: Operating Expenses                                        366,116         1,904,986            999,301          90,371
        Interest Expense                                        244,781         2,305,776            924,827         188,529
        Depreciation & Amortization                              97,330           707,842            366,688          67,598
                                                        ---------------------------------------------------------------------
Net Income (Loss) - GAAP Basis                           $       12,941      $   (191,892)       $   307,464    $     46,869
                                                        =====================================================================
Taxable Income From:
        Operations                                               12,941          (191,892)           307,464          46,869
        Gain on Sale                                                 --                --                 --              --
Cash Generated From:
        Operations                                              110,271           515,950            674,152         114,467
        Sales                                                        -                  -                 -
        Refinancing                                                  -            526,326                 -
                                                        ---------------------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing      $      110,271      $  1,042,276        $   674,152    $    114,467
                                                        =====================================================================
Less:  Cash Distributions to Investors From:
        Operating Cash Flow                              $      172,748      $    543,543        $   420,271    $    106,326
        Sales & Refinancing                                          --                --                 --              --
        Other                                                        --                --                 --              --
                                                        ---------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions            (62,477)          498,733            253,881           8,141
Less: Special Items (not including Sales & Refinancing)                                -
                                                        ---------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
        and Special Items                                $      (62,477)     $    498,733        $   253,881    $      8,141
                                                        =====================================================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
       Ordinary Income (Loss)
       -- from operations                                $         7.99      $    (13.66)        $      5.40    $      29.31



        -- from recapture                                            --                --                 --              --
        Capital Gain (Loss)                                          --                --                 --              --
Cash Distributions to Investors
       Sources (on GAAP basis)
        -- Investment Income                                         --                --                 --              --
        -- Return of Capital                                         --                --                 --              --
        Sources (on Cash basis)
        -- Sales                                                     --                --                 --              --
        -- Refinancing                                               --                --                 --              --
        -- Operations                                    $       106.63      $      38.68        $     75.72    $      66.49


                 OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                              NNN             NNN          NNN             NNN
                                              NNN            Town &       `A' Credit     Exchange     Redevelopment      Total
                                          Fund VIII, LLC  Country, LLC     TIC, LLC   Fund III, LLC     Fund, LLC    All Programs
                                          ----------------------------------------------------------------------------------------
Gross Revenues                            $   1,821,793    $  1,727,435   $   157,783   $   119,731   $  2,149,377   $  14,415,646
Profit on Sale of Properties                                                                                                     -
Less: Operating Expenses                        896,924         404,167        51,239        14,938         46,345       4,774,387
      Interest Expense                          504,872         924,805        34,049        48,819         14,644       5,191,102
      Depreciation & Amortization               227,102         284,211        17,127                       21,056       1,788,954
                                          ----------------------------------------------------------------------------------------
Net Income - GAAP Basis                   $     192,895    $    114,252   $    55,368   $    55,974   $  2,067,332   $   2,661,203
                                          ========================================================================================
Taxable Income From:
        Operations                              192,895         114,252        55,368        55,974      2,067,332       2,661,203
        Gain on Sale                                 --              --            --            --             --              --
Cash Generated From:
        Operations                              419,997         398,463        72,495        55,974      2,088,388       4,450,157
        Sales                                        --              --            --            --             --              --
        Refinancing                                  --              --            --            --             --         526,326
                                          ----------------------------------------------------------------------------------------
Cash Generated From Operations, Sales
& Refinancing                             $     419,997    $    398,463   $    72,495   $    55,974   $  2,088,388   $   4,976,483
                                          ========================================================================================
Less:  Cash Distributions to Investors
       From:
        Operating Cash Flow               $     210,592    $     73,253   $     8,927   $        --   $        286       1,635,946
        Sales & Refinancing                          --              --            --            --             --              --
        Other                                        --              --            --            --             --              --
                                          ----------------------------------------------------------------------------------------
Cash Generated (Deficiency) after
Cash Distributions                              209,405         225,210        63,568        55,974      2,088,102       3,340,537
  Special Items (not including
Less: Sales & Refinancing)                           --              --            --            --             --              --
                                          ----------------------------------------------------------------------------------------
Cash Generated (Deficiency) after
Cash Distributions                                   --              --            --            --             --              --
        and Special Items                 $     209,405    $    225,210   $    63,568   $    55,974   $  2,088,102       3,340,537
                                          ========================================================================================

Tax and Distribution Data Per $1,000
Invested                                                                                                            --
Federal Income Tax Results:                                                                                         --
       Ordinary Income (Loss)
       -- from operations                    $  24.11    $  15.87     $  22.33     $  8.88      $  272.75    $  422.98
       -- from recapture                           --          --           --          --             --           --
       Capital Gain (Loss)
Cash Distributions to Investors                    --          --           --          --             --           --
       Sources (on GAAP basis)
       -- Investment Income                        --          --           --          --             --           --
       -- Return of Capital                        --          --           --          --             --           --
       Sources (on Cash basis)                                                                                      --
       -- Sales                                                                                                     --
       -- Refinancing                                                                                               --
       -- Operations                         $  26.32    $  24.06     $   3.60     $    --      $    0.04    $  341.56

                 OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                                      Truckee         Yerington
                                                              Telluride                             River Office       Shopping
                                                            Barstow, LLC         WREIT, INC.         Tower, LLC       Center, LLC.
                                                            -----------------------------------------------------------------------
Gross Revenues                                              $     803,386       $    5,273,301     $    2,475,984     $     552,572
Profit on Sale of Properties                                           --            2,129,054                 --                --
Less:  Operating Expenses                                         333,226            2,059,845            780,235           125,306
       Interest Expense                                           243,349            2,445,182          1,223,147           255,493
       Depreciation & Amortization                                103,333              805,225            495,568            94,293
                                                            -----------------------------------------------------------------------
Net Income - GAAP Basis                                     $     123,478       $    2,092,103     $      (22,966)    $      77,480
                                                            =======================================================================
Taxable Income From:
       Operations                                                 123,478       $      (36,913)    $      (22,996)           77,480
       Gain on Sale                                                    --            2,129,016                 --                --
Cash Generated From:                                                                   768,312            472,602
       Operations                                                 226,811                  ---                ---           171,773
       Sales                                                           --            2,129,016                 --                --
       Refinancing                                                     --                   --                 --                --
                                                            -----------------------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing         $     226,811       $    2,897,328     $      472,602     $     171,773
                                                            =======================================================================
Less:  Cash Distributions to Investors From:
       Operating Cash Flow                                  $     205,709       $      768,312                ---           164,301
       Sales & Refinancing                                             --            2,129,016                 --                --
       Other                                                           --            2,998,223             64,839                --
                                                             ----------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions               21,102       $   (2,998,223)           (64,839)            7,472
Less:  Special Items (not including Sales & Refinancing)               --                   --                 --                --
                                                             ----------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions                   --                   --                 --                --
                                                             ------------       --------------     --------------     -------------
       and Special Items                                     $     21,102       $   (2,857,566)    $      (64,839)    $       7,472
                                                             ======================================================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
  Ordinary Income (Loss)
  -- from operations                                  $  76.22     $ 149.89      $ (4.14)     $  48.45
  -- from recapture                                         --     $ 151.52          ---            --
  Capital Gain (Loss)
Cash Distributions to Investors
  Sources (on GAAP basis)                                   --           --           --            --
  -- Investment Income                                      --           --           --            --
  -- Return of Capital                                $     --          ---      $ 11.68      $     --
  Sources (on Cash basis)                                   --     $ 213.38           --            --
  -- Sales                                                  --     $ 151.52           --            --
  -- Refinancing                                            --           --           --            --
  -- Operations                                       $ 126.98     $  54.68      $ 85.15      $ 102.75

                 OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                              NNN            NNN          NNN             NNN
                                                                NNN          Town &      `A' Credit     Exchange      Redevelopment
                                                          Fund VIII, LLC  Country, LLC     TIC, LLC    Fund III, LLC    Fund, LLC
                                                          --------------------------------------------------------------------------
Gross Revenues                                               $ 3,690,879    $ 3,566,136    $  926,128     $ 2,462,661   $ 3,189,950
Profit on Sale of Properties
Less:  Operating Expenses                                    $ 2,218,789      1,130,517       267,829         990,918     1,423,608
       Interest Expense                                      $ 1,432,024      2,521,820       445,545         959,575     1,287,181
       Depreciation & Amortization                               305,629        716,017       147,875         336,574       212,247
                                                          --------------------------------------------------------------------------
Net Income - GAAP Basis                                      $  (265,563)   $  (802,218)   $   64,879     $   175,594   $   266,914
                                                          ==========================================================================
Taxable Income From:
       Operations                                            $  (265,563)      (802,218)       64,879         175,594   $   266,914
       Gain on Sale                                                   --             --            --              --            --
Cash Generated From:
       Operations                                            $    40,066        (86,201)      212,754         512,168   $   479,161
       Sales                                                          --             --            --              --            --
       Refinancing                                                    --             --            --              --            --
                                                          --------------------------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing                   --    $   (86,201)   $  212,754     $   512,168       479,161
                                                          ==========================================================================
Less:  Cash Distributions to Investors From:
       Operating Cash Flow                                   $    40,066    $        --    $  135,334     $   453,523   $   479,161
       Sales & Refinancing Other                                 607,265        512,827            --              --        80,670
Cash Generated (Deficiency) after Cash Distributions             607,265       (599,028)       77,420     $    58,645       (80,670)
Less:  Special Items (not including Sales & Refinancing)                             --            --              --            --

                                                          --------------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
       and Special Items                                     $   607,265    $  (599,028)   $   77,420     $    58,645   $   (80,670)
                                                          ==========================================================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
  Ordinary Income (Loss)
   -- from operations                               $ (33.20)    $ (111.42)    $ 26.16    $ 27.87    $ 35.22
   -- from recapture                                      --            --          --         --         --
  Capital Gain (Loss)                                     --            --          --         --         --
Cash Distributions to Investors
  Sources (on GAAP basis)
  -- Investment Income
  -- Return of Capital                              $  75.91     $   71.23     $     -    $     -    $ 10.64
  Sources (on Cash basis)
  -- Sales                                                --            --          --         --         --
  -- Refinancing                                          --            --          --         --         --
  -- Operations                                     $   5.01     $       -     $ 54.57    $ 71.99    $ 63.22

                 OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                             NNN Tech                          NNN          NNN Kiwi
                                                             Fund, LLC       T REIT       Westway, LLC  Associates, LLC
                                                            -----------------------------------------------------------
Gross Revenues                                              $1,111,917     $  298,621      $  565,153      $  475,950
Profit on Sale of Properties                                        --             --              --              --
Less: Operating Expenses                                       400,408        192,826         186,988         188,497
       Interest Expense                                        383,370        168,205         215,018         219,788
       Depreciation & Amortization                             207,023         38,373          38,716          73,998
                                                            ---------------------------------------------------------
Net Income - GAAP Basis                                     $  121,116     $ (100,758)     $  124,431      $   (6,333)
                                                            =========================================================
Taxable Income From:
       Operations                                              121,116       (100,753)        124,431          (6,333)
       Gain on Sale                                                 --             --              --              --
Cash Generated From:
       Operations                                              328,139        (62,410)        163,147          67,665
       Sales                                                        --             --              --              --
       Refinancing                                                  --             --              --              --
                                                            ---------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing         $  328,139     $  (62,410)     $  163,147      $   67,665
                                                            =========================================================
Less: Cash Distributions to Investors From:
      Operating Cash Flow                                   $  157,118     $       --      $   92,210      $   67,665
       Sales & Refinancing
       Other                                                        --        149,248              --          23,252
                                                            ---------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions           171,021       (211,658)         70,937         (23,252)
Less: Special Items (not including Sales & Refinancing)
                                                            ---------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions
       and Special Items                                    $  171,021     $ (211,658)     $   70,937      $  (23,252)
                                                            =========================================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
  Ordinary Income (Loss)
  -- from operations                                $  32.75    $ (15.33)   $ 38.54    $  (2.55)
  -- from recapture                                       --          --         --          --
  Capital Gain (Loss)                                     --          --         --          --
Cash Distributions to Investors
  Sources (on GAAP basis)
  -- Investment Income                                    --          --         --          --
  -- Return of Capital                                    --    $  22.70         --    $   9.37
  Sources (on Cash basis)
  -- Sales                                                --          --         --          --
  -- Refinancing                                          --          --         --          --
  -- Operations                                     $  42.48    $     --    $ 28.56    $  27.27

                 OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                               NNN            NNN            NNN            NNN
                                                           2000 Value   Rocky Mountain   2004 Notes     2005 Notes         Total
                                                            Fund, LLC    Exchange, LLC  Program, LLC   Program, LLC    All Programs
                                                          --------------------------------------------------------------------------
Gross Revenues                                             $    8,356      $ 109,173      $   1,515      $   1,406     $ 25,513,088
Profit on Sale of Properties                                       --             --             --             --        2,129,054
Less: Operating Expenses                                        5,166         14,777             --             --       10,318,915
      Interest Expense                                         16,710         13,431             --             --       11,829,838
      Depreciation & Amortization                                  --         17,493             --             --        3,592,364
                                                           ------------------------------------------------------------------------
Net Income - GAAP Basis                                    $  (13,500)     $  63,472      $   1,515      $   1,406     $  1,901,025
                                                           ========================================================================
Taxable Income From:
      Operations                                              (13,500)        63,472          1,515          1,406         (227,991)
      Gain on Sale                                                 --             --             --             --        2,129,016
Cash Generated From:
      Operations                                              (13,500)        80,965          1,515          1,406        3,364,373
      Sales                                                        --             --             --             --        2,129,016
      Refinancing                                                  --             --             --             --               --
                                                           ------------------------------------------------------------------------
Cash Generated From Operations, Sales & Refinancing        $  (13,500)     $  80,965      $   1,515      $   1,406     $  5,493,389
                                                           ========================================================================
Less: Cash Distributions to Investors From:
      Operating Cash Flow                                  $       --      $  17,266      $      --      $      --        3,053,267
      Sales & Refinancing                                          --             --             --             --        2,129,016
      Other                                                     7,907             --         27,031          2,681        4,473,943
                                                           ------------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions          (21,407)        63,699        (25,516)        (1,275)      (4,162,837)
Less: Special Items (not including Sales & Refinancing)            --             --             --             --               --
                                                           ------------------------------------------------------------------------
Cash Generated (Deficiency) after Cash Distributions               --             --             --             --               --
      and Special Items                                    $  (21,407)     $  63,699      $ (25,516)     $  (1,275)    $ (4,162,837)
                                                           ========================================================================

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
  Ordinary Income (Loss)
  -- from operations                                  $ (2.91)   $ 24.51   $   1.42   $  2.21   $  290.65
  -- from recapture                                        --         --         --        --   $  151.52
  Capital Gain (Loss)                                      --         --         --        --          --
Cash Distributions to Investors
  Sources (on GAAP basis)
  -- Investment Income                                     --         --         --        --   $      --
  -- Return of Capital                                $  2.91    $    --   $  25.40   $  4.22   $  447.45
  Sources (on Cash basis)
  -- Sales                                                 --         --         --        --   $  151.52
  -- Refinancing                                           --         --         --        --          --
  -- Operations                                       $    --    $  6.67   $     --   $    --   $  669.32

                 OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                         Selling Price, net of closing costs

----------------------------------------------------------------------------------------------------------------------

                                                   Cash         Selling
                                                 Received     Commissions,                    Secured
                                                  net of        paid or                        Notes          Net
                                       Date       Closing      payable to     Mortgage at   Received at     Selling
     Property        Data Acquired    of Sale      Costs       Triple Net    time of sale       Sale         Price
-------------------- --------------- ---------- ------------ --------------- -------------- ------------- ------------
    Crossroads          8/31/98       8/29/00   11,402,196      $80,000       $11,270,774       $--       $4,517,804
 Shopping Center,
        LLC

    Huron Mall
 Shopping Center,
        LLC             3/31/99       4/14/00    3,500,000       -----            160,000        --        3,340,000



                     Cost of Properties including closing costs
                            and other cash expenditures
-----------------------------------------------------------------



                      Original      Partnership       Total
                      Mortgage        Capital
     Property         Financing      Invested
---------------------------------- -------------- ---------------
    Crossroads       $11,396,698    $3,144,097     $14,300,000
 Shopping Center,
        LLC

    Huron Mall
 Shopping Center,
        LLC            1,440,000       860,959       2,300,959


                              Excess
                          (deficiency) of
                        property operating        Amount of
                        cash receipts over   subsidies included
                         cash expenditures    in operating cash                        Ordinary income
                                                  receipts        Total taxable gain   from sale
       Property                                                        from sale
----------------------- -------------------- -------------------- -------------------- ----------------
Crossroads Shopping         $  138,606               $ --              $ 927,911         $ 927,911
Center, LLC

Huron Mall Shopping        (113,147.00)              $ --              1,201,143         1,201,143
Center, LLC

                                       S-97

                                                                       EXHIBIT A

                                  T REIT, INC.

                                 REPURCHASE PLAN

         The Board of Directors (the "Board") of T REIT, Inc., a Virginia corporation (the "Company"), has adopted and elected to implement a stock repurchase plan (the "Repurchase Plan") by which shares of the Company's Common Stock ("Shares") may be repurchased by the Company from shareholders subject to certain conditions and limitations. The date of this Repurchase Plan is May 24, 2001.

         1.  Repurchase of Shares.  The Company may, at its option, repurchase
             --------------------
Shares presented to the Company for cash to the extent it has sufficient proceeds to do so. Any and all Shares repurchased by the Company shall be permanently retired and will not be available for reissuance.

         2.  Repurchase Price.
             ----------------

             (a) During Public Offerings. For any period during which the Company is engaged in a public offering of Shares, the repurchase price for Shares shall be equal to the current offering price, less a discount for payment of selling commissions, due diligence and marketing support, and other applicable fees and expenses, such that the repurchase price shall approximate the per Share net proceeds received by the Company in the public offering.

             (b) Non-Offering Periods. For periods during which the Company is not engaged in a public offering of Shares, the repurchase price for Shares will be determined by the Company, in its sole discretion, based on the value of the Company's underlying assets, as determined periodically. Accordingly, the purchase price for Shares paid during such periods will vary over time. The Board will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with shareholders.

         3.  Funding of Repurchase Plan.  The Company is permitted, for the
             --------------------------
purpose of repurchasing Shares, to use offering proceeds from public offerings of its Shares, as well as proceeds from its Reinvestment Plan.

             (a) Reinvestment Plan. The full amount of the proceeds from the Reinvestment Plan attributable to any quarter may be used by the Company to repurchase Shares presented during that quarter.

             (b) Offering Proceeds. The amount of proceeds from a concurrent public offering of Shares available for repurchasing Shares will be limited to $100,000 per calendar quarter, subject to certain carry-forward provisions described below.

             (c) Excess Available Funds. In the event that the proceeds from the Reinvestment Plan plus the amount of available funds from a concurrent public offering exceed the amount needed to repurchase the Shares for which repurchase requests have been submitted in a particular quarter, the Company may (but shall not be obligated to) carry over such excess amount to the subsequent calendar quarter(s) for use in addition to the amount of proceeds available from the Reinvestment Plan and available funds from the concurrent public offering otherwise available for repurchases during that subsequent quarter(s).

             (d) Insufficient Available Funds. In the event that the proceeds from the Reinvestment Plan plus the amount of available funds from a concurrent offering are insufficient in amount to repurchase all of the Shares for which repurchase requests have been submitted in a particular quarter (or in the event, honoring all repurchase requests would violate the Percentage Limitation described in subparagraph 3(e) below), the Company shall repurchase only those Shares for which it has available funds (and which would not violate the Percentage Limitation), in order of the receipt of the repurchase requests. A shareholder whose Shares are not repurchased due to insufficient proceeds or because of the Percentage Limitation in that quarter will have his request retained until the next quarter, and his Shares will be repurchased before any subsequently received requests for repurchase are honored. A shareholder whose Shares are not repurchased may withdraw his request for repurchase by notifying the Repurchase Agent (as defined below) in writing before the last day of the second month in the subsequent quarter. The Company cannot guarantee that it will be able to repurchase all Shares for which a repurchase request is received.

             (e) Percentage Limitation. To the extent the Company has funds available from sources described in subparagraphs 3(a), 3(b) and 3(c) above, the Company may effect repurchases of Shares; provided, however, at no time during any consecutive 12-month period may the number of Shares repurchased by the Company under this Repurchase Plan exceed 5% of the number of Shares outstanding at the beginning of such 12-month period.

         4.  Shareholder Requirements.  Any shareholder may elect to participate
             ------------------------
in the Repurchase Plan with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

             (a) Holding Period. Only Shares that have been held by the presenting shareholder for more than one (1) year are eligible for repurchase by the Company.

             (b) Minimum -- Maximum. A shareholder must present for repurchase a minimum of 25%, and a maximum of 100%, of the Shares owned by the shareholder on the date of presentment. Fractional shares may not be presented for repurchase unless the shareholder is presenting 100% of his Shares.

             (c) No Encumbrances. All Shares presented for repurchase must be owned by the shareholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

             (d) Stock Repurchase Form. The presentment of Shares must be accompanied by a completed Stock Repurchase Request form, a copy of which is attached hereto as Exhibit "A". All Share certificates must be properly
                   ----------
endorsed.


             (e) Deadline for Presentment. The Company will repurchase Shares on or about the last day of each calendar quarter. All Shares presented and all completed Stock Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to
                           ------
have such Shares eligible for repurchase in that same quarter.

         5.    Repurchase Agent. All repurchases will be effected on behalf of
               ----------------
the Company by a registered broker-dealer (the "Repurchase Agent"), who shall contract with the Company for such services. All record keeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

         6.    Termination of Plan.  This Repurchase Plan shall terminate or be
               -------------------
suspended, as the case may be, and the Company will not accept Shares for repurchase upon the occurrence of any of the following:

               (a) In the event the Shares are listed on any national securities exchange, or are the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network, or are subject of bona fide quotes in the pink sheets; or

               (b) In the event the Board determines it to be in the best interest of the Company to suspend or terminate the Repurchase Plan.

         7.    Amendment.  This Repurchase Plan may be amended in whole or in
               ---------
part by the Board, in its sole discretion, at any time or from time to time.

         8.    Miscellaneous.
               -------------

               (a) Advisor Ineligible. The Advisor to the Company shall not be permitted to participate in the Repurchase Plan.

               (b) Liability. Neither the Company nor the Repurchase Agent shall have any liability to any shareholder for the value of the shareholder's Shares, the repurchase price of the shareholder's Shares, or for any damages resulting from the shareholder's presentation of this Shares or the repurchase of the Shares under this Repurchase Plan, except as result from the Company's or the Repurchase Agent's gross negligence, recklessness, or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a shareholder may have under federal or state securities laws.

               (c) Taxes. Shareholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company's repurchase of Shares.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30 is incorporated by reference to Item 7A of the Registrant's Form 10-K filed with the Commission on April 2, 2001, Commission File No. 333-77229.

Items 31 through 35 and Item 37 of Part II are incorporated by reference to the Registrant's Registration Statement, as amended to date, Commission File No. 333-77229.

Item 36. Financial Statements and Exhibits

     (a) Index to Financial Statements

         The following financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 10 to the
Prospectus:

                  Audited Financial Statements
                  ----------------------------

                  (1)      Independent Auditors' Report,

                  (2)      Consolidated Balance Sheet as of December 31, 2000,

                  (3)      Consolidated Statement of Operations for the Year
                            Ended December 31, 2000,

                  (4)      Consolidated Statements of Shareholders' Equity for
                            the Year Ended December 31, 2000,

                  (5)      Consolidated Statements of Cash Flows for the Year
                            Ended December 31, 2000, and

                  (6)      Notes to Consolidated Financial Statements.

         The following financial statements relating to the acquisition of the Christie Street property are filed as part of this Registration Statement and are included in Supplement No. 10 to the Prospectus:

                  (1)      Independent Auditors' Report,

                  (2)      Historical Statements of Revenues and Direct
                            Operating Expenses For the Year Ended December 31, 1999 and for the Unaudited Nine-Month Periods Ended September 30, 2000 and 1999, and

                  (3)      Note to Historical Statements of Revenues and Direct
                            Operating Expenses For the Year Ended December 31, 1999 and for the Unaudited Nine-

         Month Periods Ended September 30, 2000 and 1999.

         The following financial statements relating to the acquisition of the Northstar Crossing property are filed as part of this Registration Statement and are included in Supplement No. 10 to the Prospectus:

                  (1)      Independent Auditors' Report,

                  (2)      Historical Statements of Revenues and Direct
                            Operating Expenses For the Year Ended December 31, 1999 and for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999, and

                  (3)      Notes to Historical Statements of Revenues and Direct
                            Operating Expenses for the Year Ended December 31, 1999 and for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999.

         The following financial statements relating to the acquisition of the Thousand Oaks property are filed as part of this Registration Statement and are included in Supplement No. 10 to the Prospectus:

                  (1)      Independent Auditors' Report,

                  (2)      Historical Statements of Revenues and Direct
                            Operating Expenses For the Year Ended December 31, 1999 and for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999, and

                  (3)      Notes to Historical Statements of Revenues and Direct
                            Operating Expenses for the Year Ended December 31, 1999 and for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999.

         The following financial statements relating to the acquisition of the Pahrump Valley Junction Shopping Center property are filed as part of this Registration Statement and are included in Supplement No. 10 to the Prospectus:

                  (1)      Independent Auditors' Report,

                  (2)      Historical Statements of Revenues and Direct
                            Operating Expenses For the Year Ended December 31, 2000 And for the Unaudited Three-Month Periods Ended March 31, 2001 and 2000, and

                  (3)      Notes to Historical Statements of Revenues And
                            Direct Operating Expenses For the Year Ended
                            December 31, 2000 And for the Unaudited Three-Month Periods Ended March 31, 2001 and 2000.

     (b) Exhibits:  (See Exhibit Index)

Item
 No.               Description
 --                -----------


1.1 Dealer Manager Agreement between T REIT, Inc. and NNN Capital Corp. (included as Exhibit 1.1 to Amendment No. 2 the Company's Registration Statement on Form S-11 filed on October 13, 1999 (File No. 333-77229) and incorporated herein by this reference)

1.2 Form of Participating Broker-Dealer Agreement (included as Exhibit 1.2 to Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on October 13, 1999 (File No. 333-77229) and incorporated herein by this reference)

3.1 Articles of Incorporation of the Company (included as Exhibit 3.1 to the Company's Registration Statement on Form S-11 filed on April 28, 1999 (File No. 333-77229) and incorporated herein by this reference)

3.2 Form of Amended and Restated Articles of Incorporation of the Company (included as Exhibit 3.2 to Amendment No. 3 to the Company's Registration Statement on Form S-11 filed on November 22, 1999 (File No. 333-77229) and incorporated herein by this reference)

3.3 Form of By-Laws of the Company (included as Exhibit 3.3 to the Company's Registration Statement on Form S-11 filed on April 28, 1999 (File No. 333-77229) and incorporated herein by this reference)

3.4 Form of Amended By-Laws of the Company (included as Exhibit 3.4 to Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on July 17, 2001 (File No. 333-77229) and incorporated herein by this reference.)

4.1 Form of Share Certificate (included as Exhibit 4.1 to Amendment No. 4 to the Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

5.1 Opinion of Hunton & Williams (included as Exhibit 5.1 to Amendment No. 4 to the Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

8.1 Opinion of Hunton & Williams as to Tax Matters (included as Exhibit 8.1 to Amendment No. 4 to the Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

10.1     Form of Agreement of Limited Partnership of T REIT, L.P. (included as
         Exhibit 10.1 to Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on October 13, 1999 (File No. 333-77229) and incorporated herein by this reference)

10.2 Dividend Reinvestment Program (included as Exhibit C to the Company's Prospectus filed as part of the Company's Registration Statement on Form S-11 on April 28, 1999 (File No. 333-77229) and incorporated herein by this reference)

10.3 Independent Director Stock Option Plan (included as Exhibit 10.3 to Amendment No. 4 to the Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

10.4 Employee and Officer Stock Option Plan (included as Exhibit 10.4 to Amendment No. 4 to the Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

10.5     Advisory Agreement between the Company and the Advisor (included as
         Exhibit 10.5 to Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on October 13, 1999 (File No. 333-77229) and incorporated herein by this reference)

10.6     Purchase and Sale Agreement, dated June 5, 2000, by and between Robert
         C. Parker and Carolyn De La Fuente Parker and Triple Net Properties, LLC (included as Exhibit 10.1 to Form 10-Q filed by the Registrant with the SEC on November 14, 2000 and incorporated herein by this reference)

10.7 Purchase and Sale Agreement, dated October 25, 2000, by and between CMF Capital Company, L.L.C. and T REIT, L.P. (included as Exhibit 10.1 to Form 8-K filed by the Registrant with the SEC on November 13, 2000 and incorporated herein by this reference)

10.8 Purchase and Sale Agreement, dated October 26, 2000, by and between CMF Capital Company, L.L.C. and T REIT, L.P. (included as Exhibit 10.1 to Form 8-K filed by the Registrant with the SEC on December 20, 2000 and incorporated herein by this reference)

10.9 Purchase and Sale Agreement, dated August 24, 2000, as amended, by and between Drummer Boy Holdings, LLC and Triple Net Properties, LLC (included as Exhibit 10.9 to Post Effective Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on July 17, 2001 (File No. 333-77229) and incorporated herein by this reference.)

10.10 First Amendment to Advisory Agreement between the Company and the Advisor (included as Exhibit 10.10 to Post-Effective Amendment No. 2 to the Company's Registration Statement filed on Form S-11 on July 17, 2001 (File No. 333-77229) and incorporated herein by this reference.)

10.11 Purchase and Sale Agreement, dated April 16, 2001, by and between Kilroy Realty, L.P. and Triple Net Properties, LLC (included as Exhibit
         10.11 to Post Effective Amendment No. 3 to the Company's Registration Statement on Form S-11 filed on October 19, 2001 (File No. 333-77229) and incorporated herein by reference)

 23.1 Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1 to Amendment No. 4 to the Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

 23.2    Consent of Haskell & White LLP

 23.3    Consent of Squar, Milner, Reehl & Williamson, LLP

 24.1 Powers of Attorney (included on signature page to Amendment No. 1 to the Company's Registration Statement on Form S-11 filed on July 23, 1999 (File No. 333-77229) and incorporated herein by this reference)

 99.1 Consent of Warren H. James to be named as a director (included as Exhibit 99.2 to Amendment No. 1 to the Company's Registration Statement on Form S-11 filed on July 23, 1999 (File No. 333-77229) and incorporated herein by this reference)

99.2 Consent of James R. Nance to be named as a director (included as Exhibit 99.3 to Amendment No. 1 to the Company's Registration Statement on Form S-11 filed on July 23, 1999 (File No. 333-77229) and incorporated herein by this reference)

                           Prior Performance Table VI
                     Acquisitions of Properties by Programs
                                December 31, 2000

Program                                                  Telluride Barstow, LLC
Name, location, type of property                         Barstow Road Shopping Center
                                                         Barstow, California
                                                         Retail shopping center
Gross leasable square footage                                            77,950
Date of purchase:                                        May 1, 1998
Mortgage financing at date of purchase                   $            3,300,000
Cash down payment                                        $            1,325,000
Contract purchase price plus acquisition fee             $            4,625,000
Other cash expenditures expensed                         $                9,722
Other cash expenditures capitalized                      $              107,485
Total acquisition cost                                   $            4,742,207

Program:                                                 Western Real Estate Investment Trust, Inc.
Name, location, type of property                         Kress Energy Center
                                                         Wichita, Kansas
                                                         Office Building
Gross leasable square footage                                            57,693
Date of purchase:                                        July 13, 1998
Mortgage financing at date of purchase                   $              925,000
Cash down payment                                        $              925,000
Contract purchase price plus acquisition fee             $            1,850,000
Other cash expenditures expensed                         $                7,439
Other cash expenditures capitalized                      $               24,284
Total acquisition cost                                   $            1,881,723

Program:                                                 Western Real Estate Investment Trust, Inc.
Name, location, type of property                         Phelan Village Shopping Center
                                                         Phelan, California
                                                         Retail Shopping Center
Gross leasable square footage                                            93,851
Date of purchase:                                        Oct. 16, 1998
Mortgage financing at date of purchase                   $            3,625,000
Cash down payment                                        $            1,320,600
Contract purchase price plus acquisition fee             $            4,945,600
Other cash expenditures expensed                         $               14,273
Other cash expenditures capitalized                      $              111,032
Total acquisition cost                                   $            5,070,905

Program:                                                 Western Real Estate Investment Trust, Inc.
Name, location, type of property                         Century Plaza East Shopping Center
                                                         Lancaster, California
                                                         Retail Shopping Center

Gross leasable square footage                                           121,192
Date of purchase:                                        Nov. 3, 1998
Mortgage financing at date of purchase                   $            6,937,000
Cash down payment                                        $            2,163,000
Contract purchase price plus acquisition fee             $            9,100,000
Other cash expenditures expensed                         $               18,746
Other cash expenditures capitalized                      $              131,793
Total acquisition cost                                   $            9,250,539

Program:                                                 Western Real Estate Investment Trust, Inc.
Name, location, type of property                         Bryant Ranch Shopping Center
                                                         Yorba Linda, California
                                                         Retail Shopping Center
Gross leasable square footage                                            93,892
Date of purchase:                                        Dec. 18, 1998
Mortgage financing at date of purchase                   $            7,950,000
Cash down payment                                        $            1,590,000
Contract purchase price plus acquisition fee             $            9,540,000
Other cash expenditures expensed                         $                  642
Other cash expenditures capitalized                      $              127,031
Total acquisition cost                                   $            9,667,673

Program:                                                 Western Real Estate Investment Trust, Inc.
Name, location, type of property                         Huron Mall Shopping Center
                                                         Huron, South Dakota
                                                         Retail Shopping Center
Gross leasable square footage                                           208,650
Date of purchase:                                        March 31, 1999
Mortgage financing at date of purchase                   $            1,440,000
Cash down payment                                        $              360,000
Contract purchase price plus acquisition fee             $            1,800,000
Other cash expenditures expensed                         $           (24,278.00)
Other cash expenditures capitalized                      $            30,958.78
Total acquisition cost                                   $            1,806,681

Program:                                                 Western Real Estate Investment Trust, Inc.
Name, location, type of property                         Crossroads Shopping Center
                                                         Kona, Hawaii
                                                         Retail Shopping Center
Gross leasable square footage                                            74,974
Date of purchase:                                        July 29, 1999
Mortgage financing at date of purchase                   $           13,605,097
Cash down payment                                        $              800,000
Contract purchase price plus acquisition fee             $           14,300,000
Other cash expenditures expensed                         $            83,598.00
Other cash expenditures capitalized                      $           234,695.00
Total acquisition cost

Program:                                                Truckee River Office Tower, LLC
Name, location, type of property                        Truckee River Office Tower
                                                        Reno, Nevada
                                                        Office Building
Gross leasable square footage                                           137,572
Date of purchase:                                       December 1, 1998
Mortgage financing at date of purchase                  $            12,000,000
Cash down payment                                       $             4,030,000
Contract purchase price plus acquisition fee            $            16,030,000
Other cash expenditures expensed                        $                 9,715
Other cash expenditures capitalized                     $               320,904
Total acquisition cost                                  $            16,360,619

Program:                                                Yerington Shopping Center, LLC.
Name, location, type of property                        Yerington Shopping Center
                                                        Yerington, Nevada
                                                        Retail Shopping Center
Gross leasable square footage                                            55,531
Date of purchase:                                       March 8, 1999
Mortgage financing at date of purchase                  $             3,316,297
Cash down payment                                       $             1,105,433
Contract purchase price plus acquisition fee            $             4,421,730
Other cash expenditures expensed                        $                 1,542
Other cash expenditures capitalized                     $                66,404
Total acquisition cost                                  $             4,489,676

Program:                                                NNN Fund VIII, LLC
Name, location, type of property                        Belmont Shopping Center
                                                        Pueblo, Colorado
                                                        Retail Shopping Center
Gross leasable square footage                                            81,289
Date of purchase:                                       June 11, 1999
Mortgage financing at date of purchase                  $             2,840,000
Cash down payment                                       $               664,879
Contract purchase price plus acquisition fee            $             3,504,879
Other cash expenditures expensed                        $                     -
Other cash expenditures capitalized                     $               159,399
Total acquisition cost                                  $             3,664,278

Program:                                                NNN Fund VIII, LLC
Name, location, type of property                        Village Fashion Centre
                                                        Wichita, Kansas
                                                        Retail Shopping Center
Gross leasable square footage                                           129,973
Date of purchase:                                       June 18, 1999
Mortgage financing at date of purchase                  $             7,200,000

Cash down payment                                           $         1,600,000
Contract purchase price plus acquisition fee                $         8,800,000
Other cash expenditures expensed                            $                 -
Other cash expenditures capitalized                         $           283,555
Total acquisition cost                                      $         9,083,555

Program:                                                    NNN Town & Country, LLC
Name, location, type of property                            Town & Country Shopping Center
                                                            Sacramento, California
                                                            Retail Shopping Center
Gross leasable square footage                                           239,645
Date of purchase:                                           July 1, 1999
Mortgage financing at date of purchase                      $        25,775,000
Cash down payment                                           $         6,225,000
Contract purchase price plus acquisition fee                $        32,000,000
Other cash expenditures expensed                            $
Other cash expenditures capitalized                         $           397,639
Total acquisition cost                                      $        32,397,639

Program:                                                    NNN Fund VIII, LLC
Name, location, type of property                            Palm Court
                                                            Fontana, California
                                                            Retail Shopping Center
Gross leasable square footage                                           266,641
Date of purchase:                                           August 3, 1999
Mortgage financing at date of purchase                      $         7,116,000
Cash down payment                                           $         1,872,000
Contract purchase price plus acquisition fee                $         8,988,000
Other cash expenditures expensed                            $            32,960
Other cash expenditures capitalized                         $           213,303
Total acquisition cost                                      $         9,234,263

Program:                                                    NNN `A' Credit TIC, LLC
Name, location, type of property                            Pueblo Shopping Center
                                                            Pueblo, Colorado
                                                            Retail Shopping Center
Gross leasable square footage                                           106,264
Date of purchase:                                           November 3, 1999
Mortgage financing at date of purchase                      $         5,306,300
Cash down payment                                           $         1,784,843
Contract purchase price plus acquisition fee                $         7,091,143
Other cash expenditures expensed/(credited)                 $                 -
Other cash expenditures capitalized                         $                 -
Total acquisition cost                                      $         7,091,143

Program:                                                    NNN Redevelopment Fund, LLC
Name, location, type of property                            Bank One Building

                                                       Colorado Springs, Colorado
                                                       Office Building

Gross leasable square footage                                          129,427
Date of purchase:                                      November 22, 1999
Mortgage financing at date of purchase                 $             6,000,000
Cash down payment                                      $             2,730,000
Contract purchase price plus acquisition fee           $             8,730,000
Other cash expenditures expensed/(credited)            $              (251,013)
Other cash expenditures capitalized                    $               115,067
Total acquisition cost                                 $             8,594,054

Program:                                               NNN Exchange Fund III, LLC
Name, location, type of property                       County Fair
                                                       Woodland, California
                                                       Retail

Gross leasable square footage                                          403,063
Date of purchase:                                      December 15, 1999
Mortgage financing at date of purchase                 $            11,835,000
Cash down payment                                      $             4,015,000
Contract purchase price plus acquisition fee           $            15,850,000
Other cash expenditures expensed/(credited)            $               (65,974)
Other cash expenditures capitalized                    $               273,483
Total acquisition cost                                 $            16,057,509

Program:                                               NNN Tech Fund, LLC
Name, location, type of property                       Moreno Corporate Center
                                                       Moreno Valley, California
                                                       Office, Retail, Industrial

Gross leasable square footage                                          226,053
Date of purchase:                                      June 16, 2000
Mortgage financing at date of purchase                 $             8,425,000
Cash down payment                                      $             3,341,500
Contract purchase price plus acquisition fee           $            11,766,500
Other cash expenditures expensed/(credited)            $              (106,440)
Other cash expenditures capitalized                    $               369,487
Total acquisition cost                                 $            12,029,547

Program:                                               Western Real Estate Investment Trust, Inc.
Name, location, type of property                       Brookings Mall
                                                       Brookings South Dakota
                                                       Retail

Gross leasable square footage                                          142,826
Date of purchase:                                      May 1, 2000
Mortgage financing at date of purchase                 $               962,330
Cash down payment                                      $             3,187,670
Contract purchase price plus acquisition fee           $             4,150,000
Other cash expenditures expensed/(credited)            $               (84,512)

Other cash expenditures capitalized                      $         3,875
Total acquisition cost                                   $     4,069,363

Program:                                                 NNN Westway Shopping Center, LLC
Name, location, type of property                         Westway Shopping Center
                                                         Wichita, Kansas
                                                         Retail

Gross leasable square footage                                    220,010
Date of purchase:                                        August 8, 2000
Mortgage financing at date of purchase                   $     7,125,000
Cash down payment                                        $     2,573,500
Contract purchase price plus acquisition fee             $     9,698,500
Other cash expenditures expensed/(credited)              $       (40,757)
Other cash expenditures capitalized                      $       372,775
Total acquisition cost                                   $    10,030,518

Program:                                                 Kiwi Associates, LLC
Name, location, type of property                         Orange Street Plaza
                                                         Redlands, California
                                                         Retail

Gross leasable square footage                                    127,443
Date of purchase:                                        July 14, 2000
Mortgage financing at date of purchase                   $     6,500,000
Cash down payment                                        $     1,826,000
Contract purchase price plus acquisition fee             $     8,326,000
Other cash expenditures expensed/(credited)              $        15,305
Other cash expenditures capitalized                      $       381,984
Total acquisition cost                                   $     8,723,289

Program:                                                 T REIT
Name, location, type of property                         Christie Street
                                                         Lufkin, Txeas
                                                         Office

Gross leasable square footage                                     17,141
Date of purchase:                                        September 26, 2000
Mortgage financing at date of purchase                   $       750,000
Cash down payment                                        $       500,000
Contract purchase price plus acquisition fee             $     1,250,000
Other cash expenditures expensed/(credited)              $        (3,333)
Other cash expenditures capitalized                      $         1,839
Total acquisition cost                                   $     1,248,506

Program:                                                 T REIT
Name, location, type of property                         Northstar Shopping Center
                                                         Garland, Texas
                                                         Retail

Gross leasable square footage                                     67,500

Date of purchase:                                        October 26, 2000
Mortgage financing at date of purchase                   $        2,695,000
Cash down payment                                        $        1,235,000
Contract purchase price plus acquisition fee             $        3,930,000
Other cash expenditures expensed/(credited)              $            5,313
Other cash expenditures capitalized                      $            1,070
Total acquisition cost                                   $        3,936,383

Program:                                                T REIT
Name, location, type of property                        Plaza Del Ray Shopping Center
                                                        Seguin, Texas
                                                        Retail

Gross leasable square footage                                       126,322
Date of purchase:                                       November 17, 2000
Mortgage financing at date of purchase                  $         3,995,000
Cash down payment                                       $         1,055,000
Contract purchase price plus acquisition fee            $         5,050,000
Other cash expenditures expensed/(credited)             $           (12,936)
Other cash expenditures capitalized                     $             8,924
Total acquisition cost                                  $         5,045,988

Program:                                                T REIT
Name, location, type of property                        Seguin Corners
                                                        Seguin, Texas
                                                        Retail

Gross leasable square footage                                        21,000
Date of purchase:                                       November 22, 2000
Mortgage financing at date of purchase                  $         1,735,000
Cash down payment                                       $           715,000
Contract purchase price plus acquisition fee            $         2,450,000
Other cash expenditures expensed/(credited)             $            (4,062)
Other cash expenditures capitalized                     $            16,642
Total acquisition cost                                  $         2,462,580


Program:                                                T REIT
Name, location, type of property                        Thousand Oaks Shopping Center
                                                        San Antonio, Texas
                                                        Retail

Gross leasable square footage                                       162,864
Date of purchase:                                       December 6, 2000
Mortgage financing at date of purchase                  $        10,837,500
Cash down payment                                       $         2,162,500
Contract purchase price plus acquisition fee            $        13,000,000
Other cash expenditures expensed/(credited)             $           (55,894)
Other cash expenditures capitalized                     $           138,795
Total acquisition cost                                  $        13,082,901

Program:                                           NNN Rocky Mountain, LLC
Name, location, type of property                   Galena Street Building
                                                   Denver, Colorado
                                                   Office

Gross leasable square footage                                  71,298
Date of purchase:                                  November 30, 2000
Mortgage financing at date of purchase             $        5,275,000
Cash down payment                                  $        2,070,150
Contract purchase price plus acquisition fee       $        7,345,150
Other cash expenditures expensed/(credited)        $           10,128
Other cash expenditures capitalized                $          404,555
Total acquisition cost                             $        7,759,833

Program:                                           NNN 2000 Value Fund, LLC
Name, location, type of property                   Bowling Green Financial Park
                                                   Sacramento, California
                                                   Office

Gross leasable square footage                                 234,551
Date of purchase:                                  December 28, 2000
Mortgage financing at date of purchase             $       12,290,000
Cash down payment                                  $        3,966,500
Contract purchase price plus acquisition fee       $       16,256,500
Other cash expenditures expensed/(credited)        $           11,053
Other cash expenditures capitalized                $          598,795
Total acquisition cost                             $       16,866,348

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 4, 2001.

                  T REIT, Inc.


                  By:  /s/  Anthony W. Thompson
                       ------------------------
                       Anthony W. Thompson,
                       President, Chief Executive Officer, and Director



Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 5 to the Registration Statement has been signed below on December 4, 2001 by the following persons in the capacities indicated:



         /s/ Anthony W. Thompson
         -----------------------
         Anthony W. Thompson,
         President, Chief Executive Officer and Director (Principal Executive Officer)


         /s/ Jack R. Maurer
         ------------------
         Jack R. Maurer,
         Secretary and Treasurer (Principal Financial Officer)


         /s/ Warren H. James
         -------------------
         Warren H. James,
         Independent Director


         /s/ James R. Nance
         ------------------
         James R. Nance,
         Independent Director

                                  Exhibit Index
                                  -------------
Item
 No.                 Description
 --                  -----------


1.1 Dealer Manager Agreement between T REIT, Inc. and NNN Capital Corp. (included as Exhibit 1.1 to Amendment No. 2 the Company's Registration Statement on Form S-11 filed on October 13, 1999 (File No. 333-77229) and incorporated herein by this reference)

1.2 Form of Participating Broker-Dealer Agreement (included as Exhibit 1.2 to Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on October 13, 1999 (File No. 333-77229) and incorporated herein by this reference)

3.1 Articles of Incorporation of the Company (included as Exhibit 3.1 to the Company's Registration Statement on Form S-11 filed on April 28, 1999 (File No. 333-77229) and incorporated herein by this reference)

3.2 Form of Amended and Restated Articles of Incorporation of the Company (included as Exhibit 3.2 to Amendment No. 3 to the Company's Registration Statement on Form S-11 filed on November 22, 1999 (File No. 333-77229) and incorporated herein by this reference)

3.3 Form of By-Laws of the Company (included as Exhibit 3.3 to the Company's Registration Statement on Form S-11 filed on April 28, 1999 (File No. 333-77229) and incorporated herein by this reference)

3.4 Form of Amended By-Laws of the Company (included as Exhibit 3.4 to Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on July 17, 2001 (File No. 333-77229) and incorporated herein by this reference.)

4.1 Form of Share Certificate (included as Exhibit 4.1 to Amendment No. 4 to the Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

5.1 Opinion of Hunton & Williams (included as Exhibit 5.1 to Amendment No. 4 to the Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

8.1 Opinion of Hunton & Williams as to Tax Matters (included as Exhibit 8.1 to Amendment No. 4 to the Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

10.1     Form of Agreement of Limited Partnership of T REIT, L.P. (included as
         Exhibit 10.1 to Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on October 13, 1999 (File No. 333-77229) and incorporated herein by this reference)

10.2 Dividend Reinvestment Program (included as Exhibit C to the Company's Prospectus filed as part of the Company's Registration Statement on Form S-11 on April 28, 1999 (File No. 333-77229) and incorporated herein by this reference)

10.3 Independent Director Stock Option Plan (included as Exhibit 10.3 to Amendment No. 4 to the Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

10.4 Employee and Officer Stock Option Plan (included as Exhibit 10.4 to Amendment No. 4 to the Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

10.5     Advisory Agreement between the Company and the Advisor (included as
         Exhibit 10.5 to Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on October 13, 1999 (File No. 333-77229) and incorporated herein by this reference)

10.6     Purchase and Sale Agreement, dated June 5, 2000, by and between Robert
         C. Parker and Carolyn De La Fuente Parker and Triple Net Properties, LLC (included as Exhibit 10.1 to Form 10-Q filed by the Registrant with the SEC on November 14, 2000 and incorporated herein by this reference)

10.7 Purchase and Sale Agreement, dated October 25, 2000, by and between CMF Capital Company, L.L.C. and T REIT, L.P. (included as Exhibit 10.1 to Form 8-K filed by the Registrant with the SEC on November 13, 2000 and incorporated herein by this reference)

10.8 Purchase and Sale Agreement, dated October 26, 2000, by and between CMF Capital Company, L.L.C. and T REIT, L.P. (included as Exhibit 10.1 to Form 8-K filed by the Registrant with the SEC on December 20, 2000 and incorporated herein by this reference)

10.9 Purchase and Sale Agreement, dated August 24, 2000, as amended, by and between Drummer Boy Holdings, LLC and Triple Net Properties, LLC (included as exhibit 10.9 to Post Effective Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on July 17, 2001 (File No. 333-77229) and incorporated herein by this reference.)

 .
10.10 First Amendment to Advisory Agreement between the Company and the Advisor (included as Exhibit 10.10 to Post-Effective Amendment No. 2 to the Company's Registration Statement filed on Form S-11 on July 17, 2001 (File No. 333-77229) and incorporated herein by this reference.)

10.11 Purchase and Sale Agreement, dated April 16, 2001, by and between Kilroy Realty, L.P. and Triple Net Properties, LLC (included as Exhibit
         10.11 to Post Effective Amendment No. 3 to the Company's Registration Statement filed on Form S-11 on October 19, 2001 (File No. 333-77229) and incorporated herein by reference)

23.1 Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1 to Amendment No. 4 to the Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

23.2     Consent of Haskell & White

23.3     Consent of Squar, Milner, Reehl & Williamson, LLP

24.1 Powers of Attorney (included on signature page to Amendment No. 1 to the Company's Registration Statement on Form S-11 filed on July 23, 1999 (File No. 333-77229) and incorporated herein by this reference)

99.1 Consent of Warren H. James to be named as a director (included as Exhibit 99.2 to Amendment No. 1 to the Company's Registration Statement on Form S-11 filed on July 23, 1999 (File No. 333-77229) and incorporated herein by this reference)

99.2 Consent of James R. Nance to be named as a director (included as Exhibit 99.3 to Amendment No. 1 to the Company's Registration Statement on Form S-11 filed on July 23, 1999 (File No. 333-77229) and incorporated herein by this reference)